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INDEX TO FINANCIAL STATEMENTS

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-211367

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Subject to Completion, dated January 31, 2018

PRELIMINARY PROSPECTUS SUPPLEMENT
(to Prospectus Dated September 2, 2016)

TRANSMONTAIGNE PARTNERS L.P.
TLP FINANCE CORP.

$300,000,000

        % Senior Notes Due 2026

TransMontaigne Partners L.P., or the Partnership, and TLP Finance Corp., a wholly owned subsidiary of the Partnership, are offering $300,000,000 aggregate principal amount of        % senior notes due 2026, or the "notes". Interest on the notes is payable on                and                of each year, beginning on                        , 2018. The notes will mature on                        , 2026.

We may redeem some or all of the notes at any time on or after                        , 2021 at the redemption prices set forth and as described under the caption "Description of Notes — Optional Redemption," and we may redeem some or all of the notes at any time prior to                        , 2021, at a price equal to 100% of the aggregate principal amount of the notes redeemed, plus a "make-whole" premium and accrued and unpaid interest to, but not including, the redemption date as described herein. In addition, before                        , 2021, we may redeem up to 35% of the aggregate principal amount of outstanding notes at the redemption price equal to        % of the aggregate principal amount of the notes redeemed with an amount equal to the net cash proceeds from certain equity offerings. If we sell certain of our assets or experience specific kinds of changes of control, we may be required to repurchase all or a portion of the notes.

The notes will be the senior unsecured obligations of the Partnership and TLP Finance Corp., which has no material assets and was formed for the sole purpose of being a co-issuer of some of our indebtedness, including the notes. The notes will be guaranteed on a senior unsecured basis by each of our existing wholly owned domestic subsidiaries and future wholly owned domestic subsidiaries that guarantee obligations under our revolving credit facility. The notes and the guarantees will rank equally in right of payment with all of our and the guarantors' existing and future unsecured senior indebtedness, but will be effectively subordinated to any of our or their existing or future secured indebtedness, including indebtedness under our revolving credit facility, to the extent of the value of the collateral securing such indebtedness and structurally subordinated to any indebtedness of our subsidiaries that do not guarantee the notes.

Investing in the notes involves risk. Please read "Risk Factors" on page S-25 of this prospectus supplement and on page 8 of the accompanying prospectus before you make an investment in our securities.

	Per Note		Total
Public to the Public(1)		%	$
Underwriting Discounts and Commissions(2)		%	$
Proceeds to TransMontaigne Partners L.P. (before expenses)(1)		%	$

(1)
Plus accrued interest from                        , 2018, if settlement occurs after such date.

(2)
Please read "Underwriting (Conflicts of Interest)" for a description of all compensation payable in connection with this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

We expect that the delivery of the notes will be made to investors in book-entry form through the facilities of The Depository Trust Company on or about                    , 2018.

Joint Book-Running Managers

RBC CAPITAL MARKETS	BOFA MERRILL LYNCH

CITIGROUP	CREDIT SUISSE	MUFG	WELLS FARGO SECURITIES

Co-Managers

ABN AMRO	BMO CAPITAL MARKETS

PNC CAPITAL MARKETS LLC	US BANCORP
BBVA

The date of this prospectus supplement is                        , 2018.

Martinez
Richmond
Denver
Mt. Vernon
Cushing
Oklahoma City
Rogers
Cape Giradeau
Greenville
Arkansas City
Mississippi River
East Liverpool
Greater Cincinnati
New Albany
Evansville
Louisville
Owensboro
Henderson
Paducah
Ohio River
Fairfax
Richmond
Norfolk
Montvale
Greensboro
Selma
Charlotte
Spartanburg
Lookout Mtn.
Belton
Athens
Rome
Doraville
Griffin
Birmingham
Macon
Meridian
Americus
Albany
Collins
Bainbridge
Baton Rouge Dock
Purvis
Pensacola
Jacksonville
Cape Canaveral
Tampa
Port Manatee
Ft. Lauderdale
Miami
Bostco Investment
Brownsville Complex
Frontera Investment
Matamoros
Southeast
Gulf Coast
West Coast
River
Midwest
Brownsville 1
Frontera JV 1
Bostco JV 2

Notes: Dotted lines indicate third party pipelines. [1] Brownsville Complex is comprised of both the Frontera Joint Venture and the TLP assets. Capacity includes ~1.5 MMBbl owned by Frontera Joint Venture. [2] Reflects total active storage capacity of Bostco. TLP owns a 42.5% interest in BOSTCO. Information as of 9/30/2017.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus, the information in this prospectus supplement controls. Before you invest in the notes, you should carefully read this prospectus supplement, along with the accompanying prospectus, in addition to the information contained in the documents we refer to under the headings "Where You Can Find More Information" and "Incorporation by Reference of Information Filed with the SEC" in this prospectus supplement and the accompanying prospectus.

        Neither we nor the underwriters have authorized anyone to provide you with information that is different from that contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or any "free writing prospectus" we may authorize to be delivered to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy the notes in any jurisdiction where such offer or sale would be unlawful. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we may authorize to be delivered to you, including any information incorporated by reference, is accurate as of any date other than their respective dates. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

MARKET AND INDUSTRY DATA

        Market and industry data and forecasts used in this prospectus supplement and in the documents incorporated by reference herein have been obtained from independent industry sources as well as from research reports prepared for other purposes. Although we believe these third-party sources to be reliable, we have not independently verified the data obtained from these sources and we cannot assure you of the accuracy or completeness of the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus supplement.

S-ii

SUMMARY

        This summary highlights information contained elsewhere in this prospectus supplement or the accompanying prospectus. It does not contain all of the information that you should consider before investing in the notes described herein. You should read the entire prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein, any free writing prospectus that we may authorize to be provided to you and the other documents to which we refer for a more complete understanding of our business and this offering. You should read the "Risk Factors" beginning on page S-27 of this prospectus supplement and on page 8 of the accompanying prospectus for more information about important risks that you should consider before purchasing notes in this offering.

        Unless the context requires otherwise, references to "we," "us," "our," "TransMontaigne Partners" or the "Partnership" are intended to mean TransMontaigne Partners L.P. and our wholly owned and controlled operating subsidiaries. References to "TransMontaigne GP" or "our general partner" are intended to mean TransMontaigne GP L.L.C., our general partner. References to "ArcLight" are intended to mean ArcLight Energy Partners Fund VI, L.P. and its subsidiaries other than TransMontaigne GP, us and our subsidiaries.

TransMontaigne Partners L.P.

        We are a terminaling and transportation partnership with assets and operations in the United States along the Gulf Coast, in the Midwest, in Houston and Brownsville, Texas, along the Mississippi and Ohio Rivers, in the Southeast and on the West Coast. We provide integrated terminaling, storage, transportation and related services for customers engaged in the distribution and marketing of light refined petroleum products, heavy refined petroleum products, crude oil, chemicals, fertilizers and other liquid products. Light refined products include gasolines, diesel fuels, heating oil and jet fuels. Heavy refined products include residual fuel oils and asphalt. We do not purchase or market products that we handle or transport. Therefore, we do not have direct exposure to changes in commodity prices, except for the value of refined product gains and losses arising from terminaling services agreements with certain customers, which accounts for a small portion of our revenue.

        We use our owned and operated terminaling facilities to, among other things: receive refined products from the pipeline, ship, barge or railcar making delivery on behalf of our customers and transfer those refined products to the tanks located at our terminals; store the refined products in our tanks for our customers; monitor the volume of the refined products stored in our tanks; distribute the refined products out of our terminals in vessels or truckloads using truck racks and other distribution equipment located at our terminals, including pipelines; heat residual fuel oils and asphalt stored in our tanks; and provide other ancillary services related to the throughput process.

        We own and operate a highly contracted, diversified asset platform of 49 storage terminals across the United States. We also own interest in the Frontera and BOSTCO joint ventures, which we describe in greater detail below, and these joint ventures own two additional terminals in Texas. The approximate aggregate active storage capacity at our owned and joint venture terminal facilities as of September 30, 2017 on a pro forma basis giving effect to the West Coast Acquisition (defined below) are as follows:

	Number of Terminals	Active Capacity (MMBbl)	% of Total Active Capacity	% of Capacity Contracted
Our Terminals by Region:
Gulf Coast	8	6.9	18.3%	97.0%
Midwest	4	1.6	4.3%	100.0%
Brownsville	1	0.9	2.4%	89.0%
River	12	2.7	7.2%	54.0%
Southeast	22	11.9	31.6%	100.0%
West Coast	2	5.0	13.3%	81.0%
Frontera Joint Venture	1	1.5	4.0%	100.0%
BOSTCO Joint Venture	1	7.1	18.9%	100.0%

Total	51	37.6	100.0%	93.4%

        Our owned and operated facilities are 93% contracted (on an active capacity basis) and located in six distinct and strategic geographic regions, which we refer to as our Gulf Coast, Midwest, Brownsville, River, Southeast and West Coast facilities. In addition, we have unconsolidated investments in BOSTCO and Frontera (each defined below). Our asset base represents a critical link in the refined products distribution chain.

  •
  Gulf Coast.  Our Gulf Coast facilities consist of eight refined product terminals and is the largest terminal network in Florida. These facilities are currently 97% contracted (on an active capacity basis) and have approximately 6.9 million barrels of aggregate active storage capacity in ports including Fort Lauderdale, Miami and Cape Canaveral, which are among the busiest cruise ship ports in the nation.

  •
  Midwest.  Our Midwest facilities consist of a 67-mile, interstate refined products pipeline between Missouri and Arkansas, which we refer to as the Razorback pipeline. The facilities, currently 100% contracted (on an active capacity basis), include three refined product terminals and one crude oil terminal with approximately 1.6 million barrels of aggregate active storage capacity. Our Rogers facility is the only refined products terminal located in Northeast Arkansas.

  •
  Brownsville.  Our Brownsville facilities consist of a refined product terminal with approximately 0.9 million barrels of aggregate active storage capacity. This facility is approximately 89% contracted (on an active capacity basis). In addition, we own a refined product terminal in Matamoros, Mexico and own and operate a pipeline, which we refer to as the Diamondback pipeline, that connects our and Frontera's Brownsville facilities to our Matamoros terminal. Operations on the Diamondback pipeline are expected to be shut down in the first quarter of 2018; however, we expect to recommission the Diamondback pipeline and resume operations at a future date.

  •
  River.  Our River facilities are composed of 12 refined product terminals located along the Mississippi and Ohio Rivers with approximately 2.7 million barrels of aggregate active storage capacity. Our River facilities also include a dock facility in Baton Rouge, Louisiana, which is the only direct waterborne connection between the Colonial pipeline and Mississippi River waterborne transportation.

  •
  Southeast.  Our Southeast facilities, currently 100% contracted (on an active capacity basis), consist of 22 refined product terminals located along the Colonial and Plantation pipelines in Alabama, Georgia, Mississippi, North Carolina, South Carolina and Virginia with an aggregate active storage capacity of approximately 11.9 million barrels. The Collins terminal, currently going through expansions, is the only independent terminal capable of storing and redelivering product to, from and between the Colonial and Plantation pipelines.

  •
  West Coast.  Our West Coast facilities consist of two refined product terminals with approximately 5.0 million barrels of active storage capacity and are currently 81% contracted (on an active capacity basis). The facilities are strategically located in close proximity to three San Francisco Bay refineries and the origin of the North California products pipeline distribution system. We acquired the West Coast facilities in December 2017 (the "West Coast Acquisition") and entered into an agreement with the seller to continue operating the facilities until the required governmental permits were received. We have now received all governmental permits and expect to commence operations of these facilities by mid-February 2018.

  •
  Investment in Frontera.  We are a 50% owner of, and operate, Frontera Brownsville LLC ("Frontera"), a joint venture between us and P.M.I. Services North America Inc., an indirect subsidiary of Petroleos Mexicanos, or PEMEX, the Mexican state-owned petroleum company, at our Brownsville, Texas terminal. Frontera has approximately 1.5 million barrels of aggregate active storage capacity.

  •
  Investment in BOSTCO.  We own a 42.5% Class A ownership interest in Battleground Oil Specialty Terminal Company LLC ("BOSTCO"), which we acquired in 2012 from Kinder Morgan Battleground Oil, LLC, a wholly owned subsidiary of Kinder Morgan, Inc. BOSTCO is a terminal facility located in the Houston Ship Channel designed to handle residual fuel, feedstocks, distillates and other black oils. BOSTCO has fully subscribed capacity of approximately 7.1 million barrels and provides access to expansive refinery complex and export markets.

        We derive revenue from our terminal and pipeline transportation operations by charging fees for providing integrated terminaling, transportation and related services. For the nine months ended September 30, 2017, on a pro forma basis giving effect to the West Coast Acquisition, 94% of our revenue was generated from fee-based contracts. The remaining 6% of our revenue for the same period was based on product and volumes gains including butane blending fees. The fees we charge and our other sources of revenue are composed of:

  •
  Terminaling Services Fees.  We generate terminaling services fees by receiving, storing and distributing products for our customers. Terminaling services fees include throughput fees based on the volume of product distributed from the facility, injection fees based on the volume of product injected with additive compounds and storage fees based on a rate per barrel of storage capacity per month.

  •
  Pipeline Transportation Fees.  We earn pipeline transportation fees at our Diamondback pipeline based on the volume of product transported and the distance from the origin point to the delivery point. We earn pipeline transportation fees at our Razorback pipeline based on an allocation of the aggregate fees charged under the capacity agreement with our customer who has contracted for 100% of our Razorback system. FERC regulates the tariff on these pipelines.

  •
  Management Fees and Reimbursed Costs.  We manage and operate certain tank capacity at our Port Everglades South terminal for a major oil company and receive a reimbursement of its proportionate share of operating and maintenance costs. We manage and operate Frontera and receive a management fee based on our costs incurred. We also currently manage and operate for an affiliate of PEMEX, Mexico's state-owned petroleum company, a bi-directional products pipeline connected to our Brownsville, Texas terminal facility and receive a management fee and reimbursement of costs, but this operating arrangement will expire at the end of the first quarter of 2018, after which a third party will take operatorship of the pipeline.

  •
  Other Revenue.  We provide ancillary services including heating and mixing of stored products, product transfer, railcar handling, butane blending, wharfage and vapor recovery. Pursuant to terminaling services agreements with certain throughput customers, we are entitled to the volume of net product gained resulting from differences in the measurement of product volumes received and distributed at our terminaling facilities.

        For the nine months ended September 30, 2017, on a pro forma basis giving effect to the West Coast Acquisition, approximately 70% of our revenue was generated from terminaling service fees with firm commitments. We refer to the fixed amount of revenue recognized pursuant to our terminaling services agreements as being "firm commitments." Revenue recognized in excess of firm commitments and revenue recognized based solely on the volume of product distributed or injected are referred to as "variable." The "firm commitments" and "variable" revenue included in terminaling services fees were as follows (in thousands):

	Firm Commitments and Variable Revenue
	Nine Months Ended September 30,		Year ended December 31,
	2017(1)	2016	2016(1)	2015
Firm commitments:
External customers	$122,320	$105,539	$142,850	$104,470
Affiliates	1,139	2,531	2,857	31,856

Total	123,459	108,070	145,707	136,326

Variable:
External customers	$11,121	$9,795	13,116	7,387
Affiliates	5	260	263	2,992

Total	11,126	10,055	13,379	10,379

Terminaling services fees	$134,585	$118,125	$159,086	$146,705

(1)
Pro forma to give effect to the West Coast Acquisition.

        Almost 60% of our terminaling services agreements featuring "firm commitments" have at least three years in remaining duration. The remaining terms on the terminaling services agreements that generated "firm commitments" for the nine months ended September 30, 2017 were as follows (in thousands):

Less than 1 year remaining(1)	$14,352	11%
1 year or more, but less than 3 years remaining	36,385	30%
3 years or more, but less than 5 years remaining	44,089	36%
5 years or more remaining	28,633	23%

Total firm commitments for the nine months ended September 30, 2017	$123,459	100%

(1)
Of the agreements with less than one year remaining, approximately 73% have been previously renewed at least once pursuant to automatic renewal provisions in the agreement.

Significant Customer Relationships

        We have a number of important customer relationships from which we expect to derive a substantial majority of our revenue for the foreseeable future. These relationships include:

Customer	Location
NGL Energy Partners LP	Gulf Coast and Southeast facilities
Castleton Commodities International LLC	Midwest and Southeast facilities
RaceTrac Petroleum Inc.	Gulf Coast and Southeast facilities
Valero Marketing and Supply Company	River and West Coast facilities
Glencore Ltd.	Gulf Coast facilities
Chevron Corporation	West Coast facilities
Andeavor	West Coast facilities
PMI Trading Ltd.	Brownsville facilities
Trafigura	Gulf Coast facilities
United States Government	Gulf Coast and Southeast facilities
ExxonMobil Oil Corporation	Gulf Coast facilities
Magellan Pipeline Company, L.P.	Midwest facilities
Motiva Enterprises LLC	Gulf Coast facilities
World Fuel Services Corporation	Gulf Coast facilities

        We have maintained a longstanding presence in six strategic markets in the U.S., which has enabled us to develop long-term, highly integrated relationships with a customer base comprising high-quality refining, refining logistics and merchant trading companies. We have benefited from long-term relationships with our key customers. As of January 29, 2018, the average length of our relationships with our 20 largest customers in terms of revenue is approximately 8 years with some relationships extending beyond 25 years.

        The relative cost of bulk liquid storage as a percentage of total production cost of the product stored provides limited incentive for customers to forego storage even during challenging economic conditions. Our storage agreements are generally either fixed-term contracts or fixed-term contracts with evergreen renewal provisions. In addition, the majority of our contracts have annual price escalation clauses based on an inflation index or an agreed-upon schedule. The remainder of our revenue is generated from management fees and product movement/throughput fees and a range of value-added ancillary services including heating and mixing of stored products, product transfer, railcar handling, butane blending and vapor recovery.

        Our top 20 customers represented 91% of total revenue for the nine months ended September 30, 2017 on a pro forma basis giving effect to the West Coast Acquisition. Our high-quality customer base includes many of the largest, most-recognizable refining, refining logistics and merchant trading companies in the world. Our fee-for-service business model is underpinned by multi-year firm commitment contracts, providing stability in our revenue and Consolidated EBITDA. On a pro forma basis giving effect to the West Coast Acquisition, approximately 89% of our current firm commitment contracts have more than one year in remaining duration, with approximately 60% of contracts having at least three years in remaining duration and a revenue-weighted average remaining life of approximately 3.1 years as of September 30, 2017. In addition, renewal rates under our evergreen contracts have historically been high.

Our Relationship with our General Partner and its Affiliates

        We are controlled by our general partner, TransMontaigne GP, which is a wholly owned indirect subsidiary of ArcLight. ArcLight is a private equity firm focused on North American and Western European energy assets. ArcLight has invested approximately $19 billion in over 100 transactions since its inception in 2001. Headquartered in Boston, with an additional office in Luxembourg, the firm's investment team brings extensive energy expertise, industry relationships and specialized value creation capabilities to its portfolio. ArcLight bases its investments on fundamental asset values and execution of defined growth strategies with a focus on cash flow generating assets and service companies with conservative capital structures. In addition to indirectly owning our general partner and thereby indirectly controlling our partnership, ArcLight indirectly owns our incentive distribution rights and, as of January 31, 2018, owns approximately 3.2 million of our common units, representing an approximate 20% limited partner interest in us.

Recent Developments

  West Coast Acquisition

        On December 15, 2017, we acquired the Martinez Terminal and Richmond Terminal (collectively, the "West Coast Facilities") from Plains Products Terminals LLC ("Plains"), a wholly owned subsidiary of Plains All American Pipeline, L.P., for a total purchase price of $275 million. The West Coast Facilities are two waterborne refined product and crude oil terminals located in the San Francisco Bay Area refining complex with a total of 64 storage tanks with approximately 5.0 million barrels of active storage capacity and 5.4 million barrels of aggregate storage capacity. The West Coast Facilities have access to domestic and international crude oil and refined products markets through marine, pipeline, truck and rail logistics capabilities. We funded the purchase price for the West Coast Acquisition with borrowings under our revolving credit facility.

  Increase of Commitment under Revolving Credit Facility

        In connection with our West Coast Acquisition, we entered into an amendment to our revolving credit facility on December 14, 2017, which increased the lender commitments under our revolving credit facility from $600 million to $850 million (the "Credit Facility Amendment"). The lender commitments may be further increased under certain conditions to $1.1 billion through an accordion feature.

  Cash Distributions

        On January 16, 2018, we declared a distribution of $0.77 per unit for the period from October 1, 2017 through December 31, 2017, representing a $0.015 increase over the previous quarter. The distribution is payable on February 8, 2018 to unitholders of record on January 31, 2018.

  Preliminary Financial and Operational Results for the Quarter and Year Ended 2017

        Our preliminary estimate for fourth-quarter revenue is between $45 million and $50 million, and our preliminary estimate for year-end revenue is between $181 million and $186 million. Our preliminary estimate for fourth-quarter net income is between $8 million and $13 million, and our preliminary estimate for year-end net income is between $46 million and $51 million. Our preliminary estimate for fourth-quarter Consolidated EBITDA is between $25 million and $30 million, and our preliminary estimate for year-end Consolidated EBITDA is between $106 million and $111 million. We have not completed our quarter-end and year-end closing for the quarter and year ended December 31, 2017, and our auditors have not reviewed financial information for such periods. Therefore, the estimates included in this paragraph represent our preliminary expectations and may be subject to material revisions as we finalize our results and complete the review.

        Consolidated EBITDA is a non-GAAP financial measure and should not be construed as an alternative to, or more meaningful than, GAAP financial information. See "Non-GAAP Financial Measures" for the definition of Consolidated EBITDA, additional qualifications regarding the use of Consolidated EBITDA and a reconciliation of Consolidated EBITDA to net earnings, the most directly comparable GAAP financial measure. At this time, it is impracticable to provide a reconciliation of estimated Consolidated EBITDA to estimated net earnings.

Business Strategies

        Our primary business objective is to expand our asset base, enhance the stability of our business and infrastructure, and to increase utilization of our existing infrastructure. We intend to accomplish this by executing the following strategies:

        Generate stable cash flows through the use of long-term contracts with our customers.    We intend to continue to generate stable and predictable cash flows by capitalizing on our high quality, well positioned and geographically diverse asset base, which is critical infrastructure for our customers. In addition, we seek to continue to enhance the stability of our business by focusing on our highly contracted assets, long-term relationships with high quality customers, fee-based cash flows and multi-year minimum revenue commitments. We generate revenue from customers who pay us fees based on the volume of terminal capacity contracted for, volume of refined products throughput at our terminals or volume of refined products transported in our pipelines. As of September 30, 2017, on a pro forma basis giving effect to the West Coast Acquisition, 23% of our contracts had a duration of longer than five years, 36% had a duration of between three to five years, 30% had a duration of one to three years and 11% had a duration of less than one year.

        Attract additional volumes to our systems.    We intend to attract new volumes of refined products, crude oil and specialty chemicals to our systems and terminals from existing and new customers by leveraging our asset base, continuing to provide superior customer service and through aggressively marketing our services to additional customers in our areas of operation. We have available capacity at certain terminal locations; as a result, we can accommodate additional volumes at a minimal incremental cost.

        Capitalize on organic growth opportunities associated with our existing assets.    We continually seek to identify and evaluate economically attractive organic expansion and asset enhancement opportunities that leverage our existing asset footprint and strategic relationships with our customers. We intend to focus on projects that can be completed at a relatively low cost and that have potential for attractive returns. For example, during the first quarter of 2016, we began construction to expand the capacity at this terminal by an additional 2.0 million barrels, at an expected cost of approximately $75 million. This new tank capacity was placed into service in various stages beginning in the fourth quarter of 2016 through the second quarter of 2017, increasing the terminal's active storage capacity to approximately 5.4 million barrels as of September 30, 2017.

        In addition, during 2015 we purchased land adjacent to our Collins/Purvis bulk storage terminal, obtained an air permit for an additional 5.0 million barrels of capacity for future construction at our Collins terminal, and we are in active discussions with several potential customers regarding this potential future capacity.

        Pursue strategic and accretive acquisitions, including acquisitions from ArcLight and its affiliates in drop down transactions.    We plan to pursue accretive acquisitions of high quality, critical energy infrastructure assets, including drop down transactions from ArcLight, which controls our general partner, and its affiliates, that are complementary to our existing asset base or that provide attractive returns in new operating regions or business lines. We will pursue acquisitions in our areas of operation that we believe will allow us to realize operational efficiencies by capitalizing on our existing infrastructure, personnel and customer relationships. We will also seek acquisitions in new geographic areas or new but related business lines to the extent that we believe we can utilize our operational expertise to enhance our business with these acquisitions.

        Our Collins/Purvis bulk storage terminal offers strategic access to the Colonial and Plantation Pipeline systems.    Our Collins/Purvis terminal is strategically located for the bulk storage market and is the only independent terminal capable of receiving from, delivering to, and transferring refined petroleum products between the Colonial and Plantation pipeline systems. Beginning in the fourth quarter of 2016 through the second quarter of 2017, we placed an additional 2.0 million barrels of new storage capacity into service at our Collins terminal and we are in active discussions with several potential customers for construction of up to an additional 5.0 million barrels of storage capacity.

        Maintain a disciplined financial policy.    We will continue to pursue a disciplined financial policy by maintaining a prudent capital structure, managing our exposure to interest rate risk and conservatively managing our cash reserves. We believe this conservative capital structure will allow us to consider attractive growth projects and acquisitions even in challenging commodity price or capital market environments.

Competitive Strengths

        We believe that we are well positioned to successfully execute our business strategies using the following competitive strengths:

        Long-term, fee-based contracts with firm commitments support stable and predictable cash flow.    On a pro forma basis giving effect to the West Coast Acquisition, approximately 91% of our revenue for the nine months ended September 30, 2017 came from our top 20 customers. Almost 60% of our firm commitment contracts are for greater than three years. The average remaining firm commitment contract duration for our top 20 customers is 3.1 years. Following the West Coast Acquisition, approximately 70% of our total revenue comes from firm commitment payment arrangements, providing us a steady and reliable stream of cash flows.

        Our long-term relationships with our high-quality, creditworthy customers provide us with stable cash flows.    We have strong relationships with high-quality, creditworthy counterparties. Our highly contracted assets are generally utilized by long tenured customers and have high contract renewal rates. Our actual revenue for a given year is higher than our contractual commitments because certain of our terminaling services agreements with customers do not contain minimum revenue commitments and because our customers often use other ancillary services in addition to the services covered by the minimum revenue commitments. We believe that the fee-based nature of our business, our minimum revenue commitments from our customers, the long-term nature of our contracts with many of our customers and our lack of material direct exposure to changes in commodity prices (except for the value of refined product gains and losses arising from terminaling services agreements with certain customers) will provide us with stable cash flows.

        We have a high quality, well positioned and diversified asset base.    We believe that our substantial and geographically diverse asset base will provide us with stable cash flows. Our terminals and truck loading racks with blending capabilities have substantial connectivity to major liquids pipelines in the Northeast, Southeast, Gulf Coast, Midwest and West Coast regions and provide critical services to our customers. We have high utilization of our existing storage capacity, which enables us to focus on expanding our terminal capacity and acquiring additional terminal capacity for our current and future customers.

        We have minimal direct commodity price risk.    Our highly contracted terminaling and transportation asset base mitigates volatility in our cash flows by limiting our direct exposure to commodity prices. Our throughput and related services fees in these businesses primarily provide us with fee-based cash flows and multi-year minimum revenue commitments. For the nine months ended September 30, 2017, on a pro forma basis giving effect to the West Coast Acquisition, 94% of our revenue was generated from fee-based contracts. The remaining 6% of our revenue for the same period was based on product and volumes gains including butane blending fees.

        Relationship with ArcLight.    ArcLight is a private equity firm focused on North American and Western European energy assets. ArcLight has invested approximately $19 billion in over 100 transactions since its inception in 2001. Headquartered in Boston, Massachusetts with an additional office in Luxembourg, the firm's investment team brings extensive energy expertise, industry relationships and specialized value creation capabilities to TransMontaigne Partners. ArcLight controls our general partner and has a proven track record of investments across the energy industry value chain. ArcLight bases its investments on fundamental asset values and execution of defined growth strategies with a focus on cash flow generating assets and service companies with conservative capital structures. We believe our growth strategy will benefit from this relationship.

        Experienced management team.    Our management team has substantial experience in the management and operation of terminals and other midstream assets. Our management team averages over 24 years in the energy industry.

        The West Coast Facilities are strategically located within the San Francisco Bay Area refining complex.    The West Coast Facilities consist of two waterborne refined products terminals with extensive connectivity to domestic and international crude oil and refined product markets via marine, pipeline, truck and rail logistics capabilities. The San Francisco Bay Area refining complex is one of the largest refining complexes in North America with aggregate refining capacity of greater than 830 MBbl/d, accounting for nearly one-third of total PADD V refining capacity.

Our Organizational and Ownership Structure

        We conduct our operations through, and our operating assets are owned by, our subsidiaries. TransMontaigne GP L.L.C., which is an indirect wholly owned subsidiary of Gulf TLP Holdings, LLC ("Gulf TLP Holdings"), is our general partner and has sole responsibility for conducting our business and managing our operations. Gulf TLP Holdings is an indirect wholly owned subsidiary of ArcLight.

        The following diagram depicts our organization and ownership structure after giving effect to this offering.

Principal Executive Offices

        Our principal executive offices are located at 1670 Broadway, Suite 3100, Denver, Colorado 80202 and our telephone number at that location is (303) 626-8200.

THE OFFERING

        The following summary contains basic information about the notes and is not intended to be complete. For a more complete understanding of the notes, please refer to the section in this prospectus supplement entitled "Description of Notes" and the section in the accompanying base prospectus entitled "Description of Our Debt Securities."

Issuers	TransMontaigne Partners L.P. and TLP Finance Corp.
Notes Offered	$300,000,000 aggregate principal amount of % Senior Notes due 2026.
Maturity Date	, 2026.
Issue Price	% plus accrued interest, if any, from , 2018.
Interest	% per annum (calculated using a 360-day year).
Interest Payment Dates	Each and , commencing , 2018.
Maturity Date	, 2026.
Guarantees

The notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of our existing wholly owned domestic subsidiaries and our future wholly owned domestic subsidiaries, in each case that guarantee obligations under our revolving credit facility. The guarantees will also be subject to release in certain circumstances. See "Description of Notes — Note Guarantees."

Ranking	The notes and the guarantees will be senior unsecured obligations of the issuers and the guarantors and will rank:
• pari passu in right of payment with all existing and future unsecured senior indebtedness of the issuers and the guarantors;

•

effectively junior to any secured indebtedness of the issuers or the guarantors, including the issuers' indebtedness under the credit facility and the guarantors' guarantees of indebtedness under the credit facility, to the extent of the value of the collateral securing such debt;

• senior in right of payment to any future subordinated indebtedness of the issuers or the guarantors; and
• structurally subordinated in right of payment to all indebtedness and other liabilities of the Issuers' or the guarantors' subsidiaries (other than TLP Finance Corp.) that are not guarantors.

As of September 30, 2017, we had $302.0 million of indebtedness outstanding under our revolving credit facility, all of which is secured. As of September 30, 2017, our non-guarantor subsidiaries had no indebtedness outstanding. As of September 30, 2017, after giving effect to this offering, the application of the estimated net proceeds from this offering as described under "Use of Proceeds," the completion of the West Coast Acquisition and the impact of the Credit Facility Amendment, we would have had $586.8 million of total indebtedness outstanding.

Optional Redemption

At any time prior to                        , 2021, we may redeem up to 35% of the aggregate principal amount of the notes at a redemption price equal to            % of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, with an amount of cash not greater than the net cash proceeds from certain equity offerings.

In addition, we may redeem all or part of the notes on or after                    , 2021 at the redemption prices set forth in this prospectus supplement, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The redemption prices are described under "Description of Notes — Optional Redemption."

At any time prior to , 2021, we may also redeem all or a part of the notes, at a make-whole premium plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
Offer to Repurchase

If we or our restricted subsidiaries experience a change of control, or in connection with certain asset sales, we may be required to offer to repurchase the notes at the prices set forth under "Description of Notes — Repurchase at the Option of Holders."

Change of Control

If a change of control (as defined under "Description of Notes — Certain Definitions") occurs, we will offer to each holder of notes to repurchase all or a portion of such holder's notes at a purchase price equal to 101% of the principal amount of the notes, plus accrued interest, if any, to, but excluding, the date of purchase. See "Description of Notes — Repurchase at the Option of Holders — Change of Control."

Certain Covenants	The indenture governing the notes will contain covenants that will limit our ability and the ability of our restricted subsidiaries to, among other things:
• incur additional indebtedness and issue disqualified equity;
• make investments;
• sell assets;
• incur certain liens;
• pay distributions or dividends on equity or purchase, redeem or otherwise acquire equity;
• enter into transactions with affiliates; and
• consolidate, merge or sell all or substantially all of our assets.
These covenants will be subject to important exceptions and qualifications, which are described under the heading "Description of Notes" in this prospectus supplement.

At any time after the notes are rated investment grade by both Moody's and S&P (provided at such time no default or event of default has occurred and is continuing under the indenture), many of the foregoing covenants will terminate. See "Description of Notes — Certain Covenants — Termination of Covenants."

Use of Proceeds

We estimate that we will receive net proceeds from this offering of approximately $294 million (after deducting underwriting discounts and commissions and estimated expenses). We plan to use the net proceeds of this offering to repay existing indebtedness under our revolving credit facility, for general partnership purposes and to pay transaction fees and expenses.

Risk Factors

You should carefully read and consider the information set forth under the heading "Risk Factors" on page S-27 of this prospectus supplement and all other information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference, before deciding to invest the notes.

OUR SUMMARY HISTORICAL FINANCIAL AND OPERATIONAL DATA

        The summary income statement and cash flow data for the fiscal years ended December 31, 2016, 2015 and 2014 and the summary balance sheet data as of December 31, 2016 and 2015 have been derived from our audited historical consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2016. The summary income statement and cash flow data for the nine months ended September 30, 2017 and 2016 and the summary balance sheet data as of September 30, 2017 have been derived from our unaudited consolidated financial statements and the notes thereto included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017.

        You should read the information below in conjunction with our historical financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this prospectus supplement and the other information, including the financial statements, included elsewhere or incorporated by reference into this prospectus supplement and the accompanying base prospectus. Consolidated EBITDA is a non-GAAP financial measure and should not be construed as an alternative to, or more meaningful than, GAAP financial information. See "Non-GAAP Financial Measures" for the definition of Consolidated EBITDA, additional qualifications regarding the use of Consolidated EBITDA and a reconciliation of Consolidated EBITDA to net earnings, the most directly comparable GAAP financial measure.

	Nine Months Ended September 30,		Year Ended December 31,
	2017	2016	2016	2015	2014
	(in thousands, other than per unit amounts)
Income Statement Data:
Revenue:
External customers	$130,442	$115,570	$156,506	$109,557	$75,909
Affiliates	5,221	6,830	8,418	42,953	74,153

Total Revenue	$135,663	$122,400	$164,924	$152,510	$150,062

Operating costs and expenses and other:
Direct operating costs and expenses	(50,214)	(50,657)	(68,415)	(64,033)	(66,183)
General and administrative expenses	(13,298)	(10,929)	(14,823)	(14,857)	(14,662)
Insurance expenses	(3,007)	(2,776)	(4,081)	(3,756)	(3,711)
Equity-based compensation expense	(2,713)	(2,664)	(2,540)	(1,303)	(1,500)
Depreciation and amortization	(26,379)	(24,168)	(32,383)	(30,650)	(29,522)
Earnings from unconsolidated affiliates	6,564	6,940	10,029	11,948	4,443

Total operating costs and expenses and other	(89,047)	(84,254)	(112,213)	(102,651)	(111,135)

Operating income	46,616	38,146	52,711	49,859	38,927
Other expenses:
Interest expense	(7,333)	(6,627)	(7,787)	(7,396)	(5,489)
Amortization of deferred financing costs	(885)	(614)	(818)	(774)	(975)

Total other expenses	(8,218)	(7,241)	(8,605)	(8,170)	(6,464)

Net earnings	38,398	30,905	44,106	41,689	32,463
Less-earnings allocable to general partner interest including incentive distribution rights	(9,218)	(6,727)	(9,340)	(7,506)	(7,167)

Net earnings allocable to limited partners	29,180	24,178	34,766	34,183	25,296

Net earnings per limited partnership unit — basic (in dollars per unit)	$1.79	$1.49	$2.14	$2.12	$1.57

Net earnings per limited partnership unit — diluted (in dollars per unit)	$1.79	$1.49	$2.14	$2.12	$1.57

Cash Flow Data:
Net cash provided by operating activities	$83,789	$65,809	$79,107	$87,480	$60,929
Net cash provided by (used in) investing activities	(39,472)	(48,330)	(69,089)	(34,153)	(50,702)
Net cash provided by (used in) financing activities	(40,057)	(17,719)	(10,106)	(55,950)	(10,186)
Distributions paid to common unitholders	(35,134)	(32,916)	(44,211)	(42,897)	(42,561)
Cash distributions per common unit attributable to period	$2.22	$2.07	$2.78	$2.665	$2.655

	At September 30,	At December 31,
	2017	2016	2015
	(in thousands)
Cash and cash equivalents	$4,853	$593	$681
Accounts receivable	10,303	9,297	5,973
Property, plant and equipment, net	426,467	416,748	388,423

Total assets	701,895	689,694	656,687
Total current liabilities	27,075	21,926	21,985
Long-term debt (less current portion and unamortized debt issuance costs)	302,000	291,800	248,000

Partners' equity	$369,409	$372,734	$383,971

Other Financial Data

	Nine Months Ended September 30,		Year Ended December 31,
	2017	2016	2016	2015	2014
Consolidated EBITDA (in thousands)(1)	$81,529	$70,701	$96,189	$89,621	$74,780
Distributable cash flow(1)	69,551	56,659	75,915	70,671	65,707
Total segment net margin
Gulf Coast Terminals	30,638	25,077	33,758	34,561	35,783
Midwest Terminals and Pipeline System	5,926	6,001	7,981	8,422	8,679
Brownsville Terminals	7,847	11,034	14,147	13,551	7,186
River Terminal	3,220	3,578	4,621	3,068	1,332
Southeast Terminals	37,818	26,053	36,002	28,875	30,899
West Coast Terminals	23,701	19,104	25,661	22,073	N/A

(1)
Consolidated EBITDA and distributable cash flow are non-GAAP financial measures. See "Non-GAAP Financial Measures" for the definitions of Consolidated EBITDA and distributable cash flow, additional qualifications regarding the use of Consolidated EBITDA and distributable cash flow and a reconciliation of Consolidated EBITDA to net earnings, and distributable cash flow to net cash provided by operating activities, the most directly comparable GAAP financial measures.

WEST COAST FACILITIES' SUMMARY HISTORICAL FINANCIAL DATA

        The following table reflects combined historical financial information relating to the West Coast Facilities. The summary income statement and cash flow data for the fiscal years ended December 31, 2016 and 2015 and the summary balance sheet data as of December 31, 2016 and 2015 have been derived from the audited historical combined financial statements and the notes thereto included elsewhere in this prospectus supplement. The summary income statement and cash flow data for the nine months ended September 30, 2017 and 2016 and the summary balance sheet data as of September 30, 2017 have been derived from the unaudited combined financial statements and the notes thereto included elsewhere in this prospectus supplement. You should read the information below in conjunction with such historical financial statements and related notes appearing elsewhere in this prospectus supplement and the other information, including the financial statements, incorporated by reference into this prospectus supplement and the accompanying base prospectus.

	Nine Months Ended September 30,		Year Ended December 31,
	2017	2016	2016	2015
	(in thousands, other than per unit amounts)
Income Statement Data:
Revenues	$32,661	$29,961	$40,681	$36,626
Operating costs and expenses and other:
Purchases and related costs	(3)	(170)	(170)	(64)
Operating expenses	(8,957)	(10,687)	(14,850)	(14,489)
General and administrative expenses	(1,856)	(1,588)	(2,761)	(2,066)
Depreciation and amortization	(3,804)	(3,764)	(5,027)	(4,885)

Total operating costs and expenses and other	(14,620)	(16,209)	(22,808)	(21,504)

Operating income	18,041	13,752	17,873	15,122
Other income	34	33	33	31

Net income	18,075	13,785	17,906	15,153
Cash Flow Data:
Net cash provided by operating activities	$22,459	$18,389	$24,184	$20,338
Net cash (used in) investing activities	(1,825)	(1,239)	(2,301)	(5,360)
Net cash (used in) financing activities	(20,634)	(17,150)	(21,883)	(14,978)

	At September 30,	At December 31,
	2017	2016	2015
	(in thousands)
Balance Sheet Data:
Accounts receivable	$2,708	$2,218	$2,186
Property and equipment, net	227,228	229,292	231,331

Total assets	234,223	236,472	239,321
Total liabilities	2,592	2,282	1,154

Partners' equity	$231,631	$234,190	$238,167

 Other Data

	Nine Months Ended September 30,		Year Ended December 31,
	2017	2016	2016	2015
Adjusted EBITDA (in thousands)(1)	$23,778	$19,295	$25,347	$21,838

(1)
Adjusted EBITDA is a non-GAAP financial measure. See "Non-GAAP Financial Measures" for the definition of Adjusted EBITDA, additional qualifications regarding the use of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure.

SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA

        The summary unaudited pro forma condensed consolidated financial and other information presented below reflect the pro forma effect of the West Coast Acquisition and related transactions, including our Credit Facility Amendment. The summary unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2017 and the year ended December 31, 2016 assume the West Coast Acquisition and related transactions occurred at January 1, 2016. The summary unaudited pro forma balance sheet data as of September 30, 2017 assumes the West Coast Acquisition and related transactions occurred as of September 30, 2017. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. The summary unaudited pro forma condensed consolidated financial information is for informational purposes only and does not purport to project the results of operations for any future period.

        You should read the summary unaudited pro forma condensed consolidated financial and other information of the Partnership below in conjunction with the information under the captions "Capitalization," and "Summary — Recent Developments — West Coast Acquisition" in this prospectus supplement and the unaudited pro forma condensed consolidated financial information of the Partnership, our audited and unaudited financial statements and the West Coast Facilities' audited and unaudited financial statements included elsewhere in this prospectus.

	Pro Forma Consolidated
	Nine Months Ended September 30, 2017	Year Ended December 31, 2016
	(in thousands, other than per unit amounts)
Income Statement Data:
Revenue:
External Customers	$163,103	$197,187
Affiliates	5,221	8,418

Total Revenue	168,324	205,605

Operating costs and expenses and other:
Direct operating costs and expenses	(58,889)	(83,042)
General and administrative expenses	(13,540)	(15,563)
Insurance expenses	(3,007)	(4,081)
Equity-based compensation expense	(2,713)	(2,540)
Depreciation and amortization	(35,156)	(44,086)
Earnings from unconsolidated affiliates	6,564	10,029

Total operating costs and expenses and other	(106,741)	(139,283)

Operating income	61,583	66,322
Other expenses:
Interest expense	(14,824)	(17,776)
Amortization of deferred financing costs	(1,122)	(1,630)

Total other expenses	(15,946)	(19,406)

Other income	34	33

Net earnings	45,670	46,949
Less-earnings allocable to general partner interest including incentive distribution rights	(9,218)	(9,340)

Net earnings allocable to limited partners	$36,452	$37,609

Net earnings per limited partnership unit — basic (in dollars per unit)	$2.24	$2.32

Net earnings per limited partnership unit — diluted (in dollars per unit)	$2.24	$2.32

Pro Forma Consolidated
As of September 30, 2017
(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$4,853
Accounts receivable	10,303
Property, plant and equipment, net	684,345

Total assets	980,217
Total current liabilities	27,523
Long-term debt	580,793

Partners' equity	$368,270

Other Financial Data

	Pro Forma Consolidated
	Nine months ended September 30, 2017	Year Ended December 31, 2016
Consolidated EBITDA (in thousands)(1)	$105,307	$121,536

(1)
Consolidated EBITDA is a non-GAAP financial measure. See "Non-GAAP Financial Measures" for the definition of Consolidated EBITDA, additional qualifications regarding the use of Consolidated EBITDA and a reconciliation of Consolidated EBITDA to net earnings, the most directly comparable GAAP financial measure.

NON-GAAP FINANCIAL MEASURES

        This prospectus supplement contains references to our Consolidated EBITDA, our pro forma Consolidated EBITDA and our distributable cash flow and Adjusted EBITDA attributable to the West Coast Facilities. Consolidated EBITDA, distributable cash flow and Adjusted EBITDA are non-GAAP financial measures. We define Consolidated EBITDA as net earnings (the most directly comparable financial measure that complies with U.S. generally accepted accounting principles ("GAAP") excluding interest expense, income taxes, depreciation and amortization, earnings and distributions from unconsolidated affiliates, equity-based compensation and other non-cash charges, gains or losses on the sale of assets and other items which do not affect the underlying cash flows produced by our businesses. Consolidated EBITDA is a non-GAAP, supplemental financial measure presented here because it is a widely accepted financial indicator used to compare partnership performance. Further, Consolidated EBITDA is calculated consistently with the provisions of our credit facility and is a financial performance used in the calculation of our leverage ratio requirement. We believe that these measures provide investors with an enhanced perspective of the operating performance of our assets, the cash we are generating and our ability to make distributions to our unitholders and our general partner. We define Adjusted EBITDA as the net income of the West Coast Facilities before interest, taxes, depreciation and amortization and certain related party expenses. Adjusted EBITDA is presented here because it is a widely accepted financial indicator and used to compare performance of the acquired assets. Distributable cash flow is derived from net cash flow from operating activities plus or minus changes in assets and liabilities, less maintenance capital expenditures net of reimbursements and other adjustments not expected to settle in cash. We believe this revision is a more appropriate reflection of a liquidity measure by which users of our financial statements can assess our ability to generate cash.

        Consolidated EBITDA, distributable cash flow and Adjusted EBITDA have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. For example, these measures:

  •
  do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;

  •
  do not reflect changes in, or cash requirements for, our working capital needs;

  •
  do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; and

  •
  do not reflect the effect of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

        Consolidated EBITDA, distributable cash flow and Adjusted EBITDA should not be considered as alternatives to net income, operating income, cash flow from operating activities or any other measure of financial performance presented in accordance with GAAP. Our Consolidated EBITDA and distributable cash flow and Adjusted EBITDA attributable to the West Coast Facilities may not be comparable to Consolidated EBITDA, distributable cash flow or Adjusted EBITDA similarly titled financial metrics of other entities, as other entities may not calculate Consolidated EBITDA, distributable cash flow or Adjusted EBITDA in the same manner as we do. Our management compensates for the limitations of Consolidated EBITDA, distributable cash flow and Adjusted EBITDA as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating this knowledge into management's decision-making processes.

Our Consolidated EBITDA and Distributable Cash Flow Reconciliation

	Nine Months Ended September 30,		Years Ended December 31,
	2017	2016	2016	2015	2014
	(in thousands)
Net earnings	$38,398	$30,905	$44,106	$41,689	$32,463
Depreciation and amortization	26,379	24,168	32,383	30,650	29,522
Earnings from unconsolidated affiliates	(6,564)	(6,940)	(10,029)	(11,948)	(4,443)
Distributions from unconsolidated affiliates	13,096	12,663	17,861	19,649	10,053
Equity-based compensation	2,713	2,664	3,263	1,411	721
Settlement of tax withholding on equity-based compensation	(711)	—	—	—	—
Interest expense	7,333	6,627	7,787	7,396	5,489
Amortization of deferred financing costs	885	614	818	774	975

Consolidated EBITDA	$81,529	$70,701	$96,189	$89,621	$74,780

	Nine Months Ended September 30,		Year Ended December 31,
	2017	2016	2016	2015	2014
Net Cash provided by Operating activities	$83,789	$65,809	$79,107	$87,480	60,929
Changes in assets and liabilities	(9,248)	(1,606)	8,703	(6,523)	5,925
Maintenance capital expenditures	(5,237)	(8,089)	(12,931)	(12,438)	(3,427)
Amortization of deferred debt issuance costs	(885)	(614)	(818)	(774)	(975)
Reserve reversal	1,132	1,159	1,854	2,926	3,255

Distributable Cash Flow	$69,551	$56,659	$75,915	$70,671	65,707

The West Coast Facilities' Adjusted EBITDA Reconciliation

	Nine Months Ended September 30,		Year Ended December 31,
	2017	2016	2016	2015
Net income	$18,075	$13,785	$17,906	$15,153
Depreciation and amortization	3,804	3,764	5,027	4,885
Related party general and administrative expenses	1,614	1,425	2,021	1,578
Related party operating expenses	285	321	393	222

Adjusted EBITDA	$23,778	$19,295	$25,347	$21,838

 Our Pro Forma Consolidated EBITDA Reconciliation

	Nine months ended	Year Ended
	September 30, 2017	December 31, 2016
Net Earnings	$45,670	$46,949
Depreciation and amortization	35,156	44,086
Earnings from unconsolidated affiliates	(6,564)	(10,029)
Distributions from unconsolidated affiliates	13,096	17,861
Equity-based compensation	2,713	3,263
Settlement of tax withholding on equity-based compensation	(711)	—
Interest Expense	14,824	17,776
Amortization of deferred financing costs	1,122	1,630

Consolidated EBITDA	$105,307	$121,536

RISK FACTORS

        An investment in our notes involves risks. You should carefully consider all of the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference as provided under "Incorporation by Reference of Information Filed with the SEC," including the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2016, and the risk factors described under "Risk Factors" in the accompanying prospectus. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected and you could lose all or part of your investment. Please also read "Cautionary Statement Regarding Forward-Looking Information."

Risks Relating to the Notes

         We have a holding company structure in which our subsidiaries conduct our operations and own our operating assets, and our ability to make payments on our indebtedness depends on the performance of these entities and their ability to distribute funds to us.

        We are a holding company, and our operating subsidiaries conduct all of our operations and own all of our operating assets. We have no significant assets other than our interest in our operating subsidiaries. As a result, our ability to make required payments on the notes depends on the performance of our operating subsidiaries and their ability to distribute funds to us. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, our revolving credit facility, the terms of debt and other agreements to which they are a party and applicable state limited liability company laws and other laws and regulations. If we are unable to obtain the funds necessary to pay the principal amount at maturity of the notes, or to repurchase the notes upon the occurrence of a change of control, we may be required to adopt one or more alternatives, such as a refinancing of the notes or a sale of assets. We may not be able to refinance the notes or sell assets on acceptable terms, or at all.

         We may be unable to service our indebtedness, including the notes.

        Our ability to make scheduled payments on and to refinance our indebtedness, including the notes offered hereby and our revolving credit facility, depends on and is subject to our financial and operating performance, which in turn is affected by general and regional economic, financial, competitive, business and other factors beyond our control, including the availability of financing through banking and capital markets. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to service our debt, including the notes, to refinance our debt or to fund our other liquidity needs. If we are unable to meet our debt obligations or to fund our other liquidity needs, we will need to restructure or refinance all or a portion of our debt, including the notes, which could cause us to default on our debt obligations and impair our liquidity. Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants which could further restrict our business operations.

         Our partnership agreement limits our ability to accumulate cash, which may limit cash available to service the notes or to repay them at maturity.

        Our partnership agreement requires us to distribute 100% of our available cash to our unitholders of record and our general partner on a quarterly basis. Available cash is generally all of our cash on hand at the end of each quarter, after payment of fees and expenses and the establishment of cash reserves by our general partner. Our general partner determines the amount and timing of cash distributions and has broad discretion to establish and make additions to our reserves or the reserves of our operating subsidiaries in amounts our general partner determines to be necessary or appropriate:

  •
  to provide for the proper conduct of our business and the businesses of our operating subsidiaries (including reserves for future capital expenditures and for our anticipated future credit needs);

  •
  to provide funds for distributions to our unitholders and our general partner for any one or more of the next four calendar quarters; or

  •
  to comply with applicable law or any of our loan or other agreements.

        Depending on the timing and amount of our cash distributions to unitholders and because we are not required to accumulate cash for the purpose of meeting obligations to holders of any notes, such distributions could significantly reduce the cash available to us in subsequent periods to make payments on the notes.

         The notes and the guarantees will be unsecured and effectively subordinated to our and the guarantors' existing and future secured indebtedness.

        The notes and the guarantees will be general unsecured obligations ranking effectively junior in right of payment to all of the Issuers' existing and future secured indebtedness and that of each guarantor (to the extent of the value of the assets securing such indebtedness). Additionally, the indenture governing the notes permits us to incur additional secured indebtedness in the future. As of September 30, 2017, after giving effect to this offering, the application of the estimated net proceeds from this offering as described under "Use of Proceeds," the completion of the West Coast Acquisition and the impact of the Credit Facility Amendment, we would have had approximately $286.8 million of senior indebtedness outstanding under our revolving credit facility, and we would have had approximately $563.2 million of remaining borrowing capacity under our revolving credit facility. In the event that either of the Issuers or a guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any indebtedness that ranks ahead of the notes and the guarantees will be entitled to be paid in full from the Issuers' assets or the assets of the guarantor, as applicable, before any payment may be made with respect to the notes or the affected guarantees. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events or in the event of the liquidation, dissolution, reorganization, bankruptcy or similar proceeding of the business of a non-guarantor subsidiary, as described below, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of secured indebtedness.

         The notes will be structurally subordinated to all obligations of our subsidiaries that do not guarantee the notes.

        The notes will be structurally subordinated to the indebtedness and other liabilities of any of our subsidiaries that do not guarantee the notes. Our non-guarantor subsidiaries currently have no indebtedness and account for an immaterial portion of our assets and revenues, but such non-guarantor subsidiaries may incur indebtedness or account for a more significant portion of our assets and revenues in future periods. In addition, under certain circumstances, the guarantees of our existing subsidiary guarantors may be released in the future. Such non-guarantor subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes, or to make any funds available therefor, whether by loans, distributions or other payments. Any right that we or the guarantors have to receive any assets of any such non-guarantor subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of notes to realize proceeds from the sale of any of those subsidiaries' assets, will be effectively subordinated to the claims of those subsidiaries' creditors, including trade creditors and holders of preferred equity interests of those subsidiaries. Accordingly, in the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

         Our leverage may limit our ability to borrow additional funds, comply with the terms of our indebtedness or capitalize on business opportunities.

        As of September 30, 2017, after giving effect to this offering, the application of the estimated net proceeds from this offering as described under "Use of Proceeds," the completion of the West Coast Acquisition and the impact of the Credit Facility Amendment, our total outstanding long-term debt, including current maturities, would have been approximately $586.8 million. See "Capitalization." Various limitations in our revolving credit agreement and the indenture governing the notes offered hereby may reduce our ability to incur additional debt, to engage in certain transactions and to capitalize on business opportunities. Any subsequent refinancing of our current indebtedness or any new indebtedness could have similar or greater restrictions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources" in our Form 10-Q for the quarterly period ended September 30, 2017.

        Our leverage could have important consequences to investors in the notes offered hereby. We will require substantial cash flow to meet our payment obligations with respect to the notes and our other indebtedness. Our ability to make scheduled payments, to refinance our obligations with respect to our indebtedness or our ability to obtain additional financing in the future will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors. We believe that we will have sufficient cash flow from operations and available borrowings under our revolving credit facility to service our indebtedness. However, a significant downturn in our business or other development adversely affecting our cash flow could materially impair our ability to service our indebtedness. If our cash flow and capital resources are not sufficient to fund our debt service obligations, we may be forced to refinance all or a portion of our debt or sell assets. We cannot assure you that we would be able to refinance our existing indebtedness or sell assets on terms that are commercially reasonable, or at all.

        The instruments governing our debt contain restrictive covenants that may prevent us from engaging in certain transactions. The agreements governing our debt generally require us to comply with various affirmative and negative covenants including the maintenance of certain financial ratios and restrictions on incurring additional debt, entering into mergers, consolidations and sales of assets, making investments and granting liens. Our leverage may adversely affect our ability to fund future working capital, capital expenditures and other general partnership requirements, future acquisitions, construction or development activities, or to otherwise fully realize the value of our assets and opportunities because of the need to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness or to comply with any restrictive terms of our indebtedness. Our leverage may also make our results of operations more susceptible to adverse economic and industry conditions by limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate and may place us at a competitive disadvantage as compared to our competitors that have less debt.

         Despite our current level of indebtedness, the indenture will permit us and our subsidiaries to incur substantially more indebtedness.

        We and our subsidiaries may be able to incur substantial indebtedness in the future. The terms of the revolving credit facility and the terms of the indenture governing the notes offered hereby will not fully prohibit us from doing so. If we incur any additional indebtedness that ranks equally with the notes offered hereby, the holders of that debt will be entitled to share ratably with the holders of the notes offered hereby in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of the Partnership. If new debt is added to our current debt levels, the related risks we face will increase.

         Many of the covenants in the indenture will terminate if the notes are rated investment grade by each of Moody's and Standard & Poor's.

        Many of the covenants in the indenture governing the notes will no longer apply to us if the notes are rated investment grade by Moody's and Standard & Poor's, provided at such time no default or event of default has occurred and is continuing under the indenture governing the notes. These covenants will restrict, among other things, our ability to pay distributions, incur debt, and to enter into certain other transactions. There can be no assurance that the notes will ever be rated investment grade, or that if they are rated investment grade, that the notes will maintain these ratings. However, termination of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. See "Description of Notes — Certain Covenants — Termination of Covenants."

         Federal and state statutes allow courts, under specific circumstances, to void the notes and the guarantees and require noteholders to return payments received from us or our guarantors.

        Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, the notes and the guarantees could be voided, or claims in respect of the notes or the guarantees could be subordinated to all other debts of ours or any guarantor, if, among other things, we or the guarantor, at the time the indebtedness evidenced by the notes or the guarantees was incurred:

  •
  received less than reasonably equivalent value or fair consideration for the incurrence of the indebtedness; and

  •
  were insolvent or rendered insolvent by reason of the incurrence of the indebtedness; or

  •
  were engaged, or about to engage, in a business or transaction for which our or the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that we would incur, debts beyond our ability to pay such debts as they matured.

        In addition, any payment by us or a guarantor pursuant to its guarantee could be voided and required to be returned to us or the guarantor, or to a fund for the benefit of our creditors or the creditors of the guarantor. In any such case, your right to receive payments in respect of the notes from us or such guarantor would be effectively subordinated to all of our or its indebtedness and other liabilities.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, we or a guarantor would be considered insolvent if:

  •
  the sum of our or its debts, including contingent liabilities, was greater than the fair saleable value of all of our or its assets; or

  •
  if the present fair saleable value of our or its assets were less than the amount that would be required to pay our or its probable liability on our or its total existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

  •
  we or it could not pay our or its debts as they become due.

         We may not have the funds necessary to finance the repurchase of the notes in connection with a change of control offer required by the indenture.

        Upon the occurrence of specific kinds of change of control events, the indenture governing the notes will require the Issuers to make an offer to repurchase all such notes at 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. However, it is possible that we will not have sufficient funds, or the ability to raise sufficient funds, at the time of the change of control to make the required repurchase of the notes. Upon a change of control event, we may be required immediately to repay the outstanding principal, any accrued interest on and any other amounts owed by us under our revolving credit facility and other indebtedness. In addition, restrictions under our revolving credit facility may not allow us to make a repurchase upon a change of control triggering event. If we could not refinance our revolving credit facility or otherwise obtain a waiver from the holders of such debt, we would be prohibited from repurchasing the notes, which would constitute an event of default under the indenture. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indenture. Because the definition of change of control under our revolving credit facility will differ from that under the indenture, there may be a change of control and resulting default under our revolving credit facility at a time when no change of control has occurred under the indenture. Please read "Description of Notes — Repurchase at the Option of Holders — Change of Control."

         If an active trading market does not develop for the notes you may not be able to resell them.

        Prior to this offering, there was no trading market for the notes, and we cannot assure you that an active trading market will develop. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all. Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. We have been informed by certain of the underwriters that they currently intend to make a market in the notes after this offering is completed. However, the underwriters are not obligated to make a market in the notes, and may cease their market-making activities at any time. We do not intend to apply to list the notes on any securities exchange.

         Our tax treatment depends on our status as a partnership for federal income tax purposes. If the U.S. Internal Revenue Service ("IRS") were to treat us as a corporation for federal income tax purposes, or otherwise subject us to entity-level taxation, it would reduce the amount of cash available for payment of principal and interest on the notes.

        If we were treated as a corporation for federal income tax purposes, we would pay federal income tax on our taxable income at the corporate tax rate, which is currently a maximum of 21%, and would likely pay state income tax at varying rates. Treatment of us as a corporation would result in a material reduction in our anticipated cash flow, which could materially and adversely affect our ability to make payments on the notes.

        Current law may change so as to cause us to be treated as a corporation for federal income tax purposes or otherwise subject us to entity-level taxation. For example, from time to time the U.S. government considers substantive changes to the existing federal income tax laws that affect publicly traded partnerships. We are unable to predict whether any such changes or any other proposals will ultimately be enacted. Moreover, any modification to the federal income tax laws and interpretations thereof may or may not be applied retroactively. Any such changes could negatively impact our ability to make payments on the notes. At the state level, changes in current state law may subject us to additional entity-level taxation by individual states. States are evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise and other forms of taxation. Imposition of any such taxes may materially reduce the cash available to make payments on the notes.

         Changes in tax laws, including recently enacted U.S. tax reform legislation, could adversely affect our business or an investment in the notes.

        Congress may enact changes to tax laws at any time and in a manner that may adversely affect our business or an investment in the notes. Recently enacted tax legislation made significant changes to U.S. federal tax laws, including by, among other things, providing a deduction for pass through business income, limiting interest deductions, reducing the U.S. corporate income tax rate, and altering the expensing of capital expenditures. Our analysis and interpretation of this legislation is preliminary and ongoing, and it is not currently clear how these recently enacted changes will affect us or how the capital markets will respond to this legislation. This legislation and future changes in tax laws could adversely affect our business (including the cost of future borrowings), financial condition or results of operations and thus could materially impact your investment in the notes.

Risks Related to the West Coast Acquisition

         Any acquisition we complete, including the West Coast Acquisition, is subject to substantial risks that could adversely affect our financial condition and results of operations and reduce our ability to make distributions to unitholders.

        Any acquisition we complete, including the West Coast Acquisition, involves potential risks, including, among other things:

  •
  the validity of our assumptions about revenues, capital expenditures and operating costs of the acquired business or assets, as well as assumptions about achieving synergies with our existing business;

  •
  the validity of our assessment of environmental liabilities, including legacy liabilities;

  •
  a significant increase in our interest expense and financial leverage resulting from the additional debt incurred to finance a portion of the acquisition consideration, which could offset any benefits to our unitholders from such acquisition and could be exacerbated by volatility in the credit or debt capital markets;

  •
  a failure to realize anticipated benefits, such as enhanced competitive position or new customer relationships;

  •
  a decrease in our liquidity by using a significant portion of our cash on hand or borrowing capacity to finance the acquisition;

  •
  the time and expense to integrate the acquired business or assets into our existing business; and

  •
  the incurrence of other significant charges, such as impairment of goodwill or other intangible assets, asset devaluation or restructuring charges.

         We may not have accurately estimated the benefits to be realized from the West Coast Acquisition.

        The expected benefits from our recently completed West Coast Acquisition may not be realized if our estimates of the potential net cash flows associated with the assets are materially inaccurate or if we failed to identify operating problems or liabilities prior to closing. We performed inspections of assets acquired, which we believe to be generally consistent with industry practices. However, the accuracy of our assessments of the assets and our estimates are inherently uncertain. There could also be environmental or other problems that were not observable even when the inspection were undertaken. If problems are identified in the future, the purchase agreement entered into in connection with the West Coast Acquisition (the "Purchase Agreement") provides for limited recourse against Plains.

        In addition, our estimate of the required working capital for the West Coast Facilities business and targeted working capital set forth in the Purchase Agreement may not be sufficient for actual working capital needs of the West Coast Facilities business. If our estimate and the targeted working capital was lower than the actual needs of the acquired business, we may be required to fund such additional working capital needs out of other operating cash flows or borrowings under our revolving credit facility.

         The West Coast Acquisition could expose us to potential significant liabilities.

        In connection with the West Coast Acquisition, we assumed certain liabilities, including unknown and contingent liabilities, associated with the acquired assets, including certain environmental liabilities and obligations arising in connection with or relating to the business, purchased assets, facilities or real property of the West Coast Facilities. Although Plains has agreed to indemnify us on a limited basis against some of these liabilities, a significant portion of these indemnification obligations will expire within specified time periods after the date the West Coast Acquisition was completed without any claims having been asserted by us, and these obligations are subject to limits. Plains' indemnity obligations are capped at 15% of the total purchase price, with the exception of certain indemnification obligations in relation to fundamental representations.

        We may not be able to collect on such indemnification because of disputes with Plains or their inability to pay at the time such indemnification is sought. Moreover, there is a risk that we could ultimately be liable for unknown obligations related to the West Coast Acquisition, which could materially adversely affect our financial condition, results of operations or cash flows.

USE OF PROCEEDS

        We estimate that we will receive net proceeds from this offering of approximately $294.0 million, after deducting underwriting discounts and commissions and estimated offering expenses. We plan to use the net proceeds from this offering to repay existing indebtedness under our revolving credit facility, for general partnership purposes, and to pay transaction fees and expenses.

        As of January 29, 2018, the outstanding balance of borrowings under our revolving credit facility was $589.4 million (including $0.4 million outstanding letters of credit). Borrowings under our revolving credit facility bear interest at an interest rate equal to, at our option, either a base rate or LIBOR, plus the applicable margin. The weighted average interest rate was 3.5% for the three months ended September 30, 2017. Our revolving credit facility matures in March 2022. Proceeds from our revolving credit facility were used primarily to fund our working capital requirements, distributions to unitholders, approved capital projects and the acquisition of the West Coast Facilities.

        Affiliates of each of the underwriters are lenders under our revolving credit facility and, as a result, may receive a portion of the net proceeds from this offering in connection with the use of proceeds described above. See "Underwriting (Conflicts of Interest) — Other Relationships."

CAPITALIZATION

        The following table sets forth our cash and capitalization as of September 30, 2017 on:

  •
  an historical basis;

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  an as adjusted basis to give effect to the Credit Facility Amendment and the completion of the West Coast Acquisition; and

  •
  an as further adjusted basis to give effect to this offering and the application of the net proceeds therefrom.

        You should read the following table in conjunction with "Summary Historical Financial Data," our consolidated financial statements and related notes, our pro forma condensed consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus supplement and contained in our filings with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement.

	As of September 30, 2017
	Historical	As Adjusted	As Further Adjusted
	(in thousands)
Cash and cash equivalents(1)	$4,853	$4,853	$4,853

Long-term debt:
Revolving credit facility(2)	302,000	580,793	286,793
Senior notes offered hereby	—	—	300,000
Other liabilities:	30,486	31,154	31,154
Partners' equity:
Common unitholders	316,090	314,951	314,951
General partner interest	53,319	53,319	53,319

Total partners' equity	369,409	368,270	368,270

Total capitalization	$701,895	$980,217	$986,217

(1)
On January 29, 2018, we had approximately $2.5 million of cash and cash equivalents.

(2)
As of September 30, 2017, our revolving credit facility provided for borrowings (including letters of credit) of up to $600 million. As of December 14, 2017, we amended our revolving credit facility to provide for borrowings (including letters of credit) of up to $850 million. At our request, our maximum borrowing line of credit may be increased by an additional $250 million, subject to the approval of the administrative agent and the receipt of additional commitments from one or more lenders. On January 29, 2018, we had outstanding borrowings of approximately $589.4 million under our revolving credit facility (including $0.4 outstanding letters of credit).

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the historical ratios of earnings to fixed charges for us for each of the periods indicated.

	Nine Months Ended September 30, 2017
		Year Ended December 31,
		2016(1)	2015(2)	2014	2013	2012
Ratio of Earnings to Fixed Charges	5.8x	6.0x	6.2x	5.1x	4.9x	10x

OUR MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion is intended to analyze major elements of our consolidated financial statements and provide insight into important areas of management's focus. This section should be read in conjunction with our consolidated financial statements and accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 2016 and elsewhere in this prospectus supplement and our unaudited financial statements from the most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2017. This section reflects our financial condition and results of operations as of September 30, 2017, and does not reflect all changes after that date.

        Statements in the following discussion may include forward-looking statements. These forward-looking statements involve risks and uncertainties. See "Cautionary Statement Regarding Forward Looking Statement," for additional discussion of these factors and risks.

Overview

        We are a refined petroleum products terminaling and pipeline transportation company formed in February 2005 as a Delaware limited partnership. We are controlled by our general partner, TransMontaigne GP, which as of February 1, 2016, is a wholly-owned indirect subsidiary of ArcLight. Prior to February 1, 2016, TransMontaigne LLC, a wholly owned subsidiary of NGL Energy Partners LP ("NGL"), owned all of the issued and outstanding ownership interests of TransMontaigne GP. At September 30, 2017, our operations are composed of:

  •
  Eight refined product terminals located in Florida ("Gulf Coast terminals"), with an aggregate active storage capacity of approximately 6.9 million barrels, that provide integrated terminaling services to NGL, RaceTrac Petroleum Inc., Glencore Ltd., Trafigura, World Fuel Services Corporation, ExxonMobil Oil Corporation, United States Government, Motiva Enterprises LLC, and other distribution and marketing companies.

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  A 67-mile interstate refined products pipeline, which we refer to as the Razorback pipeline, that transports gasoline and distillates for customers of Magellan Pipeline Company, L.P. from our two refined product terminals, one located in Mount Vernon, Missouri and the other located in Rogers, Arkansas, which we refer to as our Razorback terminals. These terminals have an aggregate active storage capacity of approximately 421,000 barrels and are leased to Magellan Pipeline Company, L.P. under a ten-year capacity agreement.

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  One crude oil terminal located in Cushing, Oklahoma with an aggregate active storage capacity of approximately 1.0 million barrels that provides integrated terminaling services to Castleton Commodities International LLC.

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  One refined product terminal located in Oklahoma City, Oklahoma, with aggregate active storage capacity of approximately 0.2 million barrels, that provides integrated terminaling services to third party distribution and marketing companies.

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  One refined product terminal located in Brownsville, Texas with aggregate active storage capacity of approximately 0.9 million barrels that provides integrated terminaling services to Nieto Trading, B.V., PMI Trading Ltd. and other distribution and marketing companies.

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  A 16-mile LPG pipeline, which we refer to as the Diamondback pipeline, that extends from our Brownsville, Texas facility to the U.S./Mexico border and connects to a pipeline and storage terminal in Matamoros, Mexico, which we recently purchased from Nieto Trading, B.V.

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  A 50/50 joint venture with P.M.I Services North America Inc., an indirect subsidiary of PEMEX, for the operation of the Frontera light petroleum products terminal located in Brownsville, Texas with an aggregate active storage capacity of approximately 1.5 million barrels that provides services to PMI Trading Ltd. and other distribution and marketing companies.

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  A 42.5% Class A Member ownership interest in BOSTCO. BOSTCO is a fully subscribed, 7.1 million barrel terminal facility on the Houston Ship Channel designed to handle residual fuel, feedstocks, distillates and other black oils. The BOSTCO facility began initial commercial operations in the fourth quarter of 2013. Completion of the approximately 7.1 million barrels of storage capacity and related infrastructure occurred at the end of the third quarter of 2014.

  •
  Twelve refined product terminals located along the Mississippi and Ohio rivers ("River terminals") with aggregate active storage capacity of approximately 2.7 million barrels and the Baton Rouge, Louisiana dock facility that provide integrated terminaling services to Valero Marketing and Supply Company and other distribution and marketing companies.

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  Twenty-two refined product terminals located along the Colonial and Plantation pipelines ("Southeast terminals") with aggregate active storage capacity of approximately 11.9 million barrels that provides integrated terminaling services to NGL, Castleton Commodities International LLC and the United States Government.

        We provide integrated terminaling, storage, transportation and related services for customers engaged in the distribution and marketing of light refined petroleum products, heavy refined petroleum products, crude oil, chemicals, fertilizers and other liquid products. Light refined products include gasolines, diesel fuels, heating oil and jet fuels. Heavy refined products include residual fuel oils and asphalt.

        We do not take ownership of or market products that we handle or transport and, therefore, we are not directly exposed to changes in commodity prices, except for the value of product gains and losses arising from certain of our terminaling services agreements with our customers. The volume of product that is handled, transported through or stored in our terminals and pipelines is directly affected by the level of supply and demand in the wholesale markets served by our terminals and pipelines. Overall supply of refined products in the wholesale markets is influenced by the products' absolute prices, the availability of capacity on delivering pipelines and vessels, fluctuating refinery margins and the markets' perception of future product prices. The demand for gasoline typically peaks during the summer driving season, which extends from April to September, and declines during the fall and winter months. The demand for marine fuels typically peaks in the winter months due to the increase in the number of cruise ships originating from the Florida ports. Despite these seasonalities, the overall impact on the volume of product throughput in our terminals and pipelines is not material.

        Our customer base has diversified over the past couple of years away from affiliates to third party customers. As of December 31, 2016, affiliates are no longer our largest customers and our agreements with them do not provide a substantial amount of our revenue. Our revenue from affiliates represents approximately 5%, 28% and 49%, of our revenue for the years ended December 31, 2016, 2015 and 2014, respectively, and is primarily earned pursuant to terminaling services agreements. (See Note 2 of the notes to our consolidated financial statements).

Nature of Revenue and Expenses

        We derive revenue from our terminal and pipeline transportation operations by charging fees for providing integrated terminaling, transportation and related services. The fees we charge, our other sources of revenue and our direct costs and expenses are described below.

        Terminaling services fees.    We generate terminaling services fees by distributing and storing products for our customers. Terminaling services fees include throughput fees based on the volume of product distributed from the facility, injection fees based on the volume of product injected with additive compounds and storage fees based on a rate per barrel of storage capacity per month.

        Pipeline transportation fees.    We earn pipeline transportation fees at our Diamondback pipeline based on the volume of product transported and the distance from the origin point to the delivery point. We earn pipeline transportation fees at our Razorback pipeline based on an allocation of the aggregate fees charged under the capacity agreement with our customer who has contracted for 100% of our Razorback system. We own the Razorback and Diamondback pipelines. FERC regulates the tariff on these pipelines.

        Management fees and reimbursed costs.    We manage and operate for a major oil company certain tank capacity at our Port Everglades South, Florida terminal and receive reimbursement of their proportionate share of operating and maintenance costs. We manage and operate for an affiliate of PEMEX, Mexico's state-owned petroleum company, a bi-directional products pipeline connected to our Brownsville, Texas terminal facility and receive a management fee and reimbursement of costs. We also manage and operate the Frontera terminal facility located in Brownsville, Texas for a management fee based on our costs incurred. Frontera is an unconsolidated affiliate for which we have a 50% ownership interest.

        Other revenue.    We provide ancillary services including heating and mixing of stored products, product transfer, railcar handling, butane blending, wharfage and vapor recovery. Pursuant to terminaling services agreements with certain throughput customers, we are entitled to the volume of product gained resulting from differences in the measurement of product volumes received and distributed at our terminaling facilities. Consistent with recognized industry practices, measurement differentials occur as the result of the inherent variances in measurement devices and methodology. We recognize as revenue the net proceeds from the sale of the product gained.

        Direct operating costs and expenses.    The direct operating costs and expenses of our operations include the directly related wages and employee benefits, utilities, communications, maintenance and repairs, property taxes, rent, vehicle expenses, environmental compliance costs, materials and supplies needed to operate our terminals and pipelines.

        General and administrative expenses.    The general and administrative expenses of our operations include an administrative fee paid to the owner of TransMontaigne GP for indirect corporate overhead to cover costs of centralized corporate functions such as legal, accounting, treasury, insurance administration and claims processing, health, safety and environmental, information technology, human resources, credit, payroll, taxes, engineering and other corporate services. General and administrative expenses also include direct general and administrative expenses for third party accounting costs associated with annual and quarterly reports and tax return and Schedule K-1 preparation and distribution, legal fees, independent director fees and equity-based compensation expense under the long-term incentive plan.

        Insurance expenses.    Insurance expenses include charges for insurance premiums to cover costs of insuring activities such as property, casualty, pollution, automobile, directors' and officers' liability, and other insurable risks.

Critical Accounting Policies and Estimates

        A summary of the significant accounting policies that we have adopted and followed in the preparation of our historical consolidated financial statements is detailed in Note 1 of the notes to our consolidated financial statements. Certain of these accounting policies require the use of estimates. The following estimates, in management's opinion, are subjective in nature, require the exercise of judgment and involve complex analyses: useful lives of our plant and equipment and accrued environmental obligations. These estimates are based on our knowledge and understanding of current conditions and actions we may take in the future. Changes in these estimates will occur as a result of the passage of time and the occurrence of future events. Subsequent changes in these estimates may have a significant impact on our financial condition and results of operations.

        Useful lives of plant and equipment.    We calculate depreciation using the straight-line method, based on estimated useful lives of our assets. These estimates are based on various factors including age (in the case of acquired assets), manufacturing specifications, technological advances and historical data concerning useful lives of similar assets. Uncertainties that impact these estimates include changes in laws and regulations relating to restoration, economic conditions and supply and demand in the area. When assets are put into service, we make estimates with respect to useful lives that we believe to be reasonable. However, subsequent events could cause us to change our estimates, thus impacting the future calculation of depreciation. Estimated useful lives are 15 to 25 years for terminals and pipelines and 3 to 25 years for furniture, fixtures and equipment.

        Accrued environmental obligations.    At September 30, 2017, we have an accrued liability of approximately $1.8 million representing our best estimate of the undiscounted future payments we expect to pay for environmental costs to remediate existing conditions. Estimates of our environmental obligations are subject to change due to a number of factors and judgments involved in the estimation process, including the early stage of investigation at certain sites, the lengthy time frames required to complete remediation, technology changes affecting remediation methods, alternative remediation methods and strategies and changes in environmental laws and regulations. Changes in our estimates and assumptions may occur as a result of the passage of time and the occurrence of future events.

Results of Operations

ANALYSIS OF REVENUE

        Total revenue.    We derive revenue from our terminal and pipeline transportation operations by charging fees for providing integrated terminaling, transportation and related services. Our total revenue by category was as follows (in thousands):

	Total Revenue by Category
	Nine Months Ended September 30,		Year ended December 31,
	2017	2016	2016	2015	2014
Terminaling services fees	$107,645	$93,478	$126,090	$114,235	$111,857
Pipeline transportation fees	4,603	4,990	6,789	6,613	3,314
Management fees and reimbursed costs	6,830	6,560	8,844	7,626	7,053
Other	16,585	17,372	23,201	24,036	27,838

Revenue	$135,663	$122,400	$164,924	$152,510	$150,062

        See discussion below for a detailed analysis of terminaling services fees, pipeline transportation fees, management fees and reimbursed costs and other revenue included in the table above.

        We operate our business and report our results of operations in five principal business segments: (i) Gulf Coast terminals, (ii) Midwest terminals and pipeline system, (iii) Brownsville terminals, (iv) River terminals and (v) Southeast terminals. The aggregate revenue of each of our business segments was as follows (in thousands):

	Total Revenue by Business Segment
	Nine Months Ended September 30,		Year ended December 31,
	2017	2016	2016	2015	2014
Gulf Coast terminals	$47,423	$41,827	$56,710	$53,708	$55,209
Midwest terminals and pipeline system	8,049	8,423	11,201	11,422	11,813
Brownsville terminals	16,047	19,776	25,485	25,703	21,439
River terminals	8,115	9,612	12,578	10,194	9,308
Southeast terminals	56,029	42,762	58,950	51,483	52,293

Revenue	$135,663	$122,400	$164,924	$152,510	$150,062

        Total revenue by business segment is presented and further analyzed below by category of revenue.

        Terminaling services fees.    Pursuant to terminaling services agreements with our customers, which range from one month to several years in duration, we generate fees by distributing and storing products for our customers. Terminaling services fees include throughput fees based on the volume of product distributed from the facility, injection fees based on the volume of product injected with additive compounds and storage fees based on a rate per barrel of storage capacity per month. The terminaling services fees by business segments were as follows (in thousands):

	Terminaling Services Fees by Business Segment
	Nine Months Ended September 30,		Year ended December 31,
	2017	2016	2016	2015	2014
Gulf Coast terminals	$38,321	$33,958	$45,903	$42,049	$43,777
Midwest terminals and pipeline system	6,176	6,427	8,590	8,330	8,164
Brownsville terminals	6,003	6,176	8,234	8,037	6,280
River terminals	7,501	7,053	9,664	9,316	8,566
Southeast terminals	49,644	39,864	53,699	46,503	45,070

Terminaling services fees	$107,645	$93,478	$126,090	$114,235	$111,857

        The increase in terminaling services fees at our Gulf Coast terminals for the year ended December 31, 2016 includes an increase of approximately $1.4 million resulting from the majority of the light oil tankage at our Port Manatee, Florida terminal being offline for approximately four months during the year ended December 31, 2015 in order to complete enhancements for a new customer at this facility. The enhanced tankage at Port Manatee became available to the third party customer in July of 2015. The increase in terminaling services fees at our Gulf Coast terminals also includes an increase of approximately $1.1 million resulting from the acquisition of the Port Everglades, Florida hydrant system on January 28, 2016 and an increase of approximately $0.8 million due to re-contracting our bunker fuel capacity at Port Manatee, vacant since May 31, 2014, to third party customers. The decrease in terminaling services fees at our Gulf Coast terminals for the year ended December 31, 2015 as compared to the year ended December 31, 2014 includes a decrease of approximately $1.1 million, resulting from an affiliate terminating its bunker fuels agreement at our Fisher Island, Cape Canaveral and Port Manatee, Florida terminals effective December 31, 2013, May 31, 2014 and May 31, 2014, respectively. Towards the end of 2014 and beginning in 2015, we were able to re-contract the bunker fuel capacity at our Cape Canaveral and Fisher Island terminals to third parties at similar rates to the preceding agreements. We re-contracted our bunker fuel capacity at Port Manatee on June 4, 2016 and July 16, 2016.

        The increase in terminaling services fees at our Brownsville terminals for the year ended December 31, 2015 as compared to the year ended December 31, 2014 includes an increase of approximately $1.2 million due to additional LPG throughput resulting from the King Ranch gas plant becoming operational again in late November 2014. The plant, which was owned and operated by a third party, had been shut down since November 2013 due to a fire. The impact of the King Ranch gas plant fire is further discussed below in pipeline transportation fees. The increase in terminaling services fees at our Brownsville terminals also includes an increase of approximately $0.6 million resulting from us contracting 110,000 barrels of available capacity to a third party for a three year term commencing in May 2015. The majority of this capacity had been vacant since the first quarter of 2014.

        The increase in terminaling services fees at our Southeast terminals for the year ended December 31, 2016 includes an increase of approximately $4.6 million resulting from us entering into a new five year agreement with a third party customer for approximately 2.7 million barrels of existing capacity at our Collins/Purvis, Mississippi bulk storage terminal, commencing January 1,

2016. The new agreement replaced the previous agreement we had with the third party customer for this tankage and contains an increase to the minimum throughput fees. The increase in terminaling services fees at our Southeast terminals also includes an increase of approximately $1.3 million from us entering into a new five year agreement with a third party customer for approximately 1.2 million barrels of existing and new capacity at our Collins/Purvis, Mississippi bulk storage terminal, commencing January 1, 2016. The majority of the approximately 1.2 million barrels of capacity represents new construction placed into service in December 2016.

        Included in terminaling services fees for the years ended December 31, 2016, 2015 and 2014 are fees charged to affiliates of approximately $3.1 million, $34.8 million and $59.0 million, respectively.

        The increase in terminaling services fees for the nine months ended September 30, 2017 at our Gulf Coast terminals includes an increase of approximately $1.8 million resulting from us re-contracting our bunker fuel capacity at Port Manatee, vacant since May 31, 2014, to third party customers in June and July 2016.

        The increase in terminaling services fees at our Southeast terminals for the nine months ended September 30, 2017 includes an increase of approximately $9.3 million resulting from us entering into long-term agreements with third party customers for approximately 2.0 million barrels of new tank capacity at our Collins, Mississippi bulk storage terminal that was placed into service in various stages beginning in the fourth quarter of 2016 through the second quarter of 2017.

        Included in terminaling services fees for the nine months ended September 30, 2017 and 2016 are fees charged to affiliates of approximately $1.1 million and $2.7 million, respectively.

        Our terminaling services agreements are structured as either throughput agreements or storage agreements. Most of our throughput agreements contain provisions that require our customers to throughput a minimum volume of product at our facilities over a stipulated period of time, which results in a fixed amount of revenue to be recognized by us. Our storage agreements require our customers to make minimum payments based on the volume of storage capacity available to the customer under the agreement, which results in a fixed amount of revenue to be recognized by us. We refer to the fixed amount of revenue recognized pursuant to our terminaling services agreements as being "firm commitments." Revenue recognized in excess of firm commitments and revenue recognized based solely on the volume of product distributed or injected are referred to as "variable." The "firm commitments" and "variable" revenue included in terminaling services fees were as follows (in thousands):

	Firm Commitments and Variable Revenue
	Nine Months Ended September 30,		Year ended December 31,
	2017	2016	2016	2015	2014
Firm commitments:
External customers	$98,451	$83,603	$113,484	$75,218	$49,024
Affiliates	1,139	2,531	2,857	31,856	58,226

Total	99,590	86,134	116,341	107,074	107,250

Variable:
External customers	$8,050	$7,084	9,486	4,169	3,789
Affiliates	5	260	263	2,992	818

Total	8,055	7,344	9,749	7,161	4,607

Terminaling services fees	$107,645	$93,478	$126,090	$114,235	$111,857

        The remaining terms on the terminaling services agreements that generated "firm commitments" for the nine months ended September 30, 2017 were as follows (in thousands):

Less than 1 year remaining	$14,058
1 year or more, but less than 3 years remaining	18,835
3 years or more, but less than 5 years remaining	40,169
5 years or more remaining	26,528

Total firm commitments for the nine months ended September 30, 2017	$99,590

        Pipeline transportation fees.    We earn pipeline transportation fees at our Diamondback pipeline based on the volume of product transported and the distance from the origin point to the delivery point. We earn pipeline transportation fees at our Razorback pipeline based on an allocation of the aggregate fees charged under the capacity agreement with our customer who has contracted for 100% of our Razorback system. We own the Razorback and Diamondback pipelines. FERC regulates the tariff on these pipelines. The pipeline transportation fees by business segments were as follows (in thousands):

	Pipeline Transportation Fees by Business Segment
	Nine Months Ended September 30,		Year Ended December 31,
	2017	2016	2016	2015	2014
Gulf Coast terminals	$—	$—	$—	$—	$—
Midwest terminals and pipeline system	1,299	1,299	1,732	1,694	1,569
Brownsville terminals	3,304	3,691	5,057	4,919	1,745
River terminals	—	—	—	—	—
Southeast terminals	—	—	—	—	—

Pipeline transportation fees	$4,603	$4,990	$6,789	$6,613	$3,314

        The increase in pipeline transportation fees at our Brownsville terminals for the year ended December 31, 2015 as compared to the year ended December 31, 2014 resulted from a November 2013 fire that shut down for approximately one full year the King Ranch natural gas processing plant in Kleberg County, Texas, which was owned and operated by a third party. The plant supplied a significant amount of LPG to our third party customer who transported LPG on our Ella-Brownsville and Diamondback pipeline and contracted for the LPG storage capacity at our Brownsville terminals.

        Management fees and reimbursed costs.    We manage and operate for a major oil company certain tank capacity at our Port Everglades (South) terminal and receive reimbursement of their proportionate share of operating and maintenance costs. We manage and operate for an affiliate of Mexico's state-owned petroleum company a bi-directional products pipeline connected to our Brownsville, Texas terminal facility and receive a management fee and reimbursement of costs. We manage and operate the Frontera terminal facility located in Brownsville, Texas for a management fee based on our costs incurred. Frontera is an unconsolidated affiliate for which we have a 50% ownership interest. The management fees and reimbursed costs by business segments were as follows (in thousands):

	Management Fees and Reimbursed Costs by Business Segment
	Nine Months Ended September 30,		Year Ended December 31,
	2017	2016	2016	2015	2014
Gulf Coast terminals	$807	$861	$1,108	$897	$986
Midwest terminals and pipeline system	—	—	—	—	—
Brownsville terminals	5,472	5,455	7,326	6,729	6,067
River terminals	—	—	—	—	—
Southeast terminals	551	244	410	—	—

Management fees and reimbursed costs	$6,830	$6,560	$8,844	$7,626	$7,053

        Included in management fees and reimbursed costs for the years ended December 31, 2016, 2015 and 2014 are fees charged to affiliates of approximately $5.0 million, $4.4 million and $4.4 million, respectively.

        Included in management fees and reimbursed costs for the nine months ended September 30, 2017 and 2016 are fees charged to affiliates of approximately $3.9 million and $3.8 million, respectively.

        Other revenue.    We provide ancillary services including heating and mixing of stored products, product transfer, railcar handling, butane blending, wharfage and vapor recovery. Pursuant to terminaling services agreements with certain throughput customers, we are entitled to the volume of product gained resulting from differences in the measurement of product volumes received and distributed at our terminaling facilities. Consistent with recognized industry practices, measurement differentials occur as the result of the inherent variances in measurement devices and methodology. We recognize as revenue the net proceeds from the sale of the product gained. Other revenue is composed of the following (in thousands):

	Principal Components of Other Revenue
	Nine Months Ended September 30,		Year Ended December 31,
	2017	2016	2016	2015	2014
Product gains	$7,513	$4,173	$6,746	$7,526	$13,102
Steam heating fees	2,385	2,030	2,811	4,042	4,411
Product transfer services	652	880	1,135	1,371	1,524
Butane blending fees	2,037	940	1,810	1,360	420
Railcar handling	218	229	293	565	652
Other	3,780	9,120	10,406	9,172	7,729

Other revenue	$16,585	$17,372	$23,201	$24,036	$27,838

        For the years ended December 31, 2016, 2015 and 2014, we sold approximately 119,000, 117,000 and 140,000 barrels, respectively, of product gained resulting from differences in the measurement of product volumes received and distributed at our terminaling facilities at average prices of $57, $64 and $106 per barrel, respectively. Pursuant to our terminaling services agreement related to the Southeast terminals, we rebate our customer 50% of the proceeds we receive annually in excess of $4.2 million from the sale of product gains at our Southeast terminals. For the years ended December 31, 2016 and 2015, we have accrued a liability due to our customer of approximately $nil, representing our rebate liability. In January 2015, we paid approximately $1.8 million to our customer for the rebate due for the year ended December 31, 2014.

        The change in steam heating fees, product transfer services and railcar handling, includes a decrease of approximately $2.2 million at our Brownsville terminals resulting from a third party customer terminating its agreement at the Brownsville terminals effective February 6, 2016. We recontracted a significant portion of the associated storage capacity effective September 1, 2016, but do not expect to earn as much in ancillary services under the new agreement.

        The increase in other, included in other revenue, for the year ended December 31, 2016 includes an approximately $1.9 million one-time payment to us at our Brownsville terminals related to the settlement of litigation with our LPG customer, an approximately $1.7 million one-time payment to us at our River terminals related to property damage caused by a customer and an approximately $0.9 million one-time payment to us at our Gulf Coast terminals related to property damage caused by a customer. The increase in other, included in other revenue, for the year ended December 31, 2015 as compared to the year ended December 31, 2014 includes an approximately $2.6 million one-time early contract termination payment at our Gulf Coast terminals.

        Included in other revenue for the years ended December 31, 2016, 2015 and 2014 are amounts charged to affiliates of approximately $0.3 million, $3.7 million and $10.6 million, respectively.

        For the nine months ended September 30, 2017 and 2016, we sold approximately 120,340 and 77,650 barrels, respectively, of product gained resulting from differences in the measurement of product volumes received and distributed at our terminaling facilities at average prices of approximately $67 and $54 per barrel, respectively. Pursuant to our terminaling services agreement related to the Southeast terminals, we agreed to rebate our customer 50% of the proceeds we receive annually in excess of $4.2 million from the sale of product gains at our Southeast terminals. For the nine months ended September 30, 2017 and 2016, we have accrued a liability due to our customer of approximately $0.6 million and $nil, respectively, representing our rebate liability.

        For the nine months ended September 30, 2016 other, included in other revenue, includes an approximately $1.9 million one-time payment to us at our Brownsville terminals related to the settlement of litigation with our LPG customer, an approximately $1.7 million one-time payment to us at our River terminals related to property damage caused by a customer and an approximately $0.9 million one-time payment to us at our Gulf Coast terminals related to property damage caused by a customer.

        Included in other revenue for the nine months ended September 30, 2017 and 2016 are amounts charged to affiliates of approximately $0.2 million and $0.3 million, respectively.

        The other revenue by business segments were as follows (in thousands):

	Other Revenue by Business Segment
	Nine Months Ended September 30,		Year Ended December 31,
	2017	2016	2016	2015	2014
Gulf Coast terminals	$8,295	$7,008	$9,699	$10,762	$10,446
Midwest terminals and pipeline system	574	697	879	1,398	2,080
Brownsville terminals	1,268	4,454	4,868	6,018	7,347
River terminals	614	2,559	2,914	878	742
Southeast terminals	5,834	2,654	4,841	4,980	7,223

Other revenue	$16,585	$17,372	$23,201	$24,036	$27,838

ANALYSIS OF COSTS AND EXPENSES

        The direct operating costs and expenses of our operations include the directly related wages and employee benefits, utilities, communications, repairs and maintenance, rent, property taxes, vehicle expenses, environmental compliance costs, materials and supplies. Consistent with historical trends, repairs and maintenance expenses can vary year-to-year based on the timing of scheduled maintenance and unforeseen circumstances necessitating repairs to our terminals and pipelines. The direct operating costs and expenses of our operations were as follows (in thousands):

	Direct Operating Costs and Expenses
	Nine months ended September 30,		Year Ended December 31,
	2017	2016	2016	2015	2014
Wages and employee benefits	$18,433	$17,877	$24,119	$22,348	$22,967
Utilities and communication charges	6,288	5,719	7,677	7,607	8,075
Repairs and maintenance	8,991	11,118	15,432	14,657	17,174
Office, rentals and property taxes	7,640	7,093	9,494	9,169	9,179
Vehicles and fuel costs	534	610	838	964	1,198
Environmental compliance costs	2,098	2,951	3,403	2,618	2,642
Other	6,230	5,289	7,452	6,670	4,948

Direct operating costs and expenses	$50,214	$50,567	$68,415	$64,033	$66,183

        The direct operating costs and expenses of our business segments were as follows (in thousands):

	Direct Operating Costs and Expenses by Business Segment
	Nine months ended September 30,		Year Ended December 31,
	2017	2016	2016	2015	2014
Gulf Coast terminals	$16,785	$16,750	$22,952	$19,147	$19,426
Midwest terminals and pipeline system	2,123	2,422	3,220	3,000	3,134
Brownsville terminals	8,200	8,742	11,338	12,152	14,253
River terminals	4,895	6,034	7,957	7,126	7,976
Southeast terminals	18,211	16,709	22,948	22,608	21,394

Direct operating costs and expenses	$50,214	$50,657	$68,415	$64,033	$66,183

        General and administrative expenses include an administrative fee paid to the owner of TransMontaigne GP for indirect corporate overhead to cover costs of centralized corporate functions such as legal, accounting, treasury, insurance administration and claims processing, health, safety and environmental, information technology, human resources, credit, payroll, taxes, engineering and other corporate services. The administrative fee paid to the owner of TransMontaigne GP for the years ended December 31, 2016, 2015 and 2014 were approximately $11.4 million, $11.3 million and $11.1 million, respectively. General and administrative expenses also include direct general and administrative expenses for third party accounting costs associated with annual and quarterly reports and tax return and Schedule K-1 preparation and distribution, legal fees, independent director fees and equity-based compensation expense under the long-term incentive plan. The direct general and administrative expenses for the years ended December 31, 2016, 2015 and 2014 were approximately $3.4 million, $3.6 million and $3.5 million, respectively.

        Insurance expenses include charges for insurance premiums to cover costs of insuring activities such as property, casualty, pollution, automobile, directors' and officers' liability, and other insurable risks. Prior to October 31, 2016, we paid the owner of TransMontaigne GP for insurance policies purchased on our behalf to cover our facilities and operations. For the years ended December 31, 2016, 2015 and 2014, the insurance expense paid to the owner of TransMontaigne GP was approximately $3.1 million, $3.8 million and $3.7 million, respectively. On October 31, 2016, we contracted directly with insurance carriers for the majority of our insurance requirements. For the years ended December 31, 2016, 2015 and 2014, the expense associated with insurance contracted directly by us was $1.0 million, $nil and $nil, respectively.

        Reimbursement of bonus awards includes expense associated with us reimbursing an affiliate of TransMontaigne GP for awards granted by them to certain key officers and employees who provide service to us that vest over future service periods. We have the intent and ability to settle our reimbursement for the bonus awards by issuing additional common units, and accordingly, we account for the bonus awards as an equity award. The expenses associated with these reimbursements were approximately $2.5 million, $1.3 million and $1.5 million for the years ended December 31, 2016, 2015 and 2014, respectively. The increase in reimbursement of bonus awards expense is primarily attributable to a portion of the 2015 grants vesting upon the change in control of our general partner as a result of the ArcLight acquisition, effective February 1, 2016.

        Depreciation and amortization expenses for the years ended December 31, 2016, 2015 and 2014 were approximately $32.4 million, $30.7 million and $29.5 million, respectively.

        Interest expense for the years ended December 31, 2016, 2015 and 2014 was approximately $7.8 million, $7.4 million and $5.5 million, respectively. The increase in interest expense is primarily attributable to us no longer capitalizing interest on our investment in BOSTCO, as it was placed into service throughout the first three quarters of 2014.

        The administrative fee paid to the owner of TransMontaigne GP was approximately $9.4 million and $8.5 million for the nine months ended September 30, 2017 and 2016, respectively. The direct general and administrative expenses were approximately $3.9 million and $2.4 million for the nine months ended September 30, 2017 and 2016, respectively.

        For the nine months ended September 30, 2017 and 2016, the insurance expense paid to the owner of TransMontaigne GP was approximately $nil and $2.8 million, respectively. For the nine months ended September 30, 2017 and 2016, the expense associated with insurance contracted directly by us was approximately $3.0 million and $nil, respectively.

        The expenses associated with equity-based compensation reimbursements were approximately $2.7 million for both of the nine months ended September 30, 2017 and 2016.

        For the nine months ended September 30, 2017 and 2016, depreciation and amortization expense was approximately $26.4 million and $24.2 million, respectively. The increase in depreciation and amortization expense is primarily attributable to the new tanks placed into service at the Collins, Mississippi bulk storage terminal.

        For the nine months ended September 30, 2017 and 2016, interest expense was approximately $7.3 million and $6.6 million, respectively.

ANALYSIS OF INVESTMENTS IN UNCONSOLIDATED AFFILIATES

        At December 31, 2016, 2015 and 2014, and September 30, 2017 and 2016, our investments in unconsolidated affiliates include a 42.5% Class A ownership interest in BOSTCO and a 50% ownership interest in Frontera. BOSTCO is a terminal facility located on the Houston Ship Channel that encompasses approximately 7.1 million barrels of distillate, residual and other black oil product storage. Class A and Class B ownership interests share in cash distributions on a 96.5% and 3.5% basis, respectively. Class B ownership interests do not have voting rights and are not required to make capital investments. Frontera is a terminal facility located in Brownsville, Texas that encompasses approximately 1.5 million barrels of light petroleum product storage, as well as related ancillary facilities.

        The following tables summarize our investments in unconsolidated affiliates by percentage of ownership and carrying value, respectively:

	Nine months ended September 30,		Year Ended December 31,
	2017	2016	2016	2015	2014
BOSTCO	42.5%	42.5%	42.5%	42.5%	42.5%
Frontera	50%	50%	50%	50%	50%

	Nine months ended September 30,		Year Ended December 31,
	2017	2016	2016	2015	2014
BOSTCO	$212,518	$219,646	$217,941	$223,214	$225,920
Frontera	24,188	23,556	23,152	23,486	23,756

Total investments in unconsolidated affiliates	$236,706	$243,202	$241,093	$246,700	$249,676

        Earnings from investments in unconsolidated affiliates were as follows (in thousands):

	Nine months ended September 30,		Year Ended December 31,
	2017	2016	2016	2015	2014
BOSTCO	$3,904	$4,794	$6,933	$9,968	$3,853
Frontera	2,660	2,146	3,096	1,980	590

Total earnings from investments in unconsolidated affiliates	$6,564	$6,940	$10,029	$11,948	$4,443

        Additional capital investments in unconsolidated affiliates were as follows (in thousands):

	Nine months ended September 30,		Year Ended December 31,
	2017	2016	2016	2015	2014
BOSTCO	$145	$2,125	$2,125	$4,226	$43,635
Frontera	2,000	100	100	500	46

Additional capital investments in unconsolidated affiliates	$2,145	$2,225	$2,225	$4,726	$43,681

        Cash distributions received from unconsolidated affiliates were as follows (in thousands):

	Nine months ended September 30,		Year Ended December 31,
	2017	2016	2016	2015	2014
BOSTCO	$9,472	$10,487	$14,331	$16,900	$7,749
Frontera	3,624	2,176	3,530	2,749	2,304

Cash distributions received from unconsolidated affiliates	$13,096	$12,663	$17,861	$19,649	$10,053

Liquidity and Capital Resources

        Our primary liquidity needs are to fund our working capital requirements, distributions to unitholders, approved investments, approved capital projects and approved future expansion, development and acquisition opportunities. We expect to initially fund any investments, capital projects and future expansion, development and acquisition opportunities with undistributed cash flows from operations and additional borrowings under our credit facility. After initially funding expenditures with borrowings under our credit facility, we may raise funds through additional equity offerings and debt financings. The proceeds of such equity offerings and debt financings may then be used to reduce our outstanding borrowings under our credit facility.

        Net cash provided by (used in) operating activities, investing activities and financing activities were as follows (in thousands):

	Nine months ended September 30,		Year Ended December 31,
	2017	2016	2016	2015	2014
Net cash provided by operating activities	$83,789	$65,809	$79,107	$87,480	$60,929
Net cash used in investing activities	$(39,472)	$(48,330)	$(69,089)	$(34,153)	$(50,702)
Net cash used in financing activities	$(40,057)	$(17,719)	$(10,106)	$(55,950)	$(10,186)

        The decrease in net cash provided by operating activities from the year ended December 31, 2015 to the year ended December 31, 2016 includes a decrease in distributions received from our investment in BOSTCO, which is primarily attributable to a one-time gain resulting from a contract buy-out by one of the BOSTCO customers in April of 2015. Our share of the gain in the prior year was approximately $3.4 million, which we received in cash as a component of our third quarter 2015 distribution from BOSTCO. The change in net cash provided by operating activities was also impacted by the timing of working capital requirements and increased net margins.

        The increase in net cash used in investing activities from the year ended December 31, 2015 to the year ended December 31, 2016 includes an increase of $12.0 million for the acquisition of the Port Everglades, Florida hydrant system and an increase of approximately $25.4 million in capital expenditures, primarily related to the construction of approximately 2.0 million barrels of new storage capacity at our Collins/Purvis, Mississippi bulk storage terminal.

        The decrease in net cash used in financing activities from the year ended December 31, 2015 to the year ended December 31, 2016 includes an increase of $47.8 million in net borrowings under our credit facility to help fund the increase in investing activities.

        The increase in net cash provided by operating activities from the nine months ended September 30, 2016 to the nine months ended September 30, 2017 is primarily attributable to increased revenue related to placing approximately 2.0 million barrels of new tank capacity at our Collins, Mississippi bulk storage terminal into service in various stages beginning the fourth quarter of 2016 though the third quarter of 2017, recontracting of available storage capacity throughout the past year and the timing of working capital requirements.

        The decrease in net cash used in investing activities from the nine months ended September 30, 2016 to the nine months ended September 30, 2017 includes a decrease of $12.0 million for the acquisition of the Port Everglades, Florida hydrant system in the prior period. Management and the board of directors of our general partner have approved additional investments and expansion capital projects at our terminals that currently are, or will be, under construction with estimated completion dates that extend through the first quarter of 2018. At September 30, 2017, the remaining expenditures to complete the approved projects are estimated to be approximately $15 million, which primarily relates to the remaining construction costs associated with the approximately 2.0 million barrels of new tank capacity at our Collins, Mississippi bulk storage terminal.

        The increase in net cash used in financing activities from the nine months ended September 30, 2016 to the nine months ended September 30, 2017 includes a decrease of $12.1 million in net borrowings under our credit facility primarily related to the acquisition of the Port Everglades, Florida hydrant system in the prior period and an increase of $4.7 million in deferred financing costs related to upsizing and extending our credit facility in March 2017 and an increase of $4.4 million in distributions paid as a result of increasing our distribution 7.9% over the third quarter of last year.

        Third amended and restated senior secured credit facility.    On March 13, 2017, we entered into the third amended and restated senior secured credit facility, or the "credit facility", that provides for a maximum borrowing line of credit equal to $600 million. On December 14, 2017, we entered into an amendment to the credit facility which increased maximum borrowings to $850 million. At our request, the maximum borrowing line of credit may be increased by an additional $250 million, subject to the approval of the administrative agent and the receipt of additional commitments from one or more lenders. The terms of the credit facility include covenants that restrict our ability to make cash distributions, acquisitions and investments, including investments in joint ventures. We may make distributions of cash to the extent of our "available cash" as defined in our partnership agreement. We may make acquisitions and investments that meet the definition of "permitted acquisitions"; "other investments" which may not exceed 5% of "consolidated net tangible assets"; and additional future "permitted JV investments" up to $175 million, which may include additional investments in BOSTCO. The principal balance of loans and any accrued and unpaid interest are due and payable in full on the maturity date, March 31, 2022.

        We may elect to have loans under the credit facility bear interest either (i) at a rate of LIBOR plus a margin ranging from 1.75% to 2.75% depending on the total leverage ratio then in effect, or (ii) at the base rate plus a margin ranging from 0.75% to 1.75% depending on the total leverage ratio then in effect. We also pay a commitment fee on the unused amount of commitments, ranging from 0.375% to 0.5% per annum, depending on the total leverage ratio then in effect. Our obligations under the credit facility are secured by a first priority security interest in favor of the lenders in the majority of our assets, including our investments in unconsolidated affiliates. At September 30, 2017, our outstanding borrowings under the credit facility were $302.0 million.

        The credit facility also contains customary representations and warranties (including those relating to organization and authorization, compliance with laws, absence of defaults, material agreements and litigation) and customary events of default (including those relating to monetary defaults, covenant defaults, cross defaults and bankruptcy events). The primary financial covenants contained in the credit facility are (i) a total leverage ratio test (not to exceed 4.75 times), (ii) a senior secured leverage ratio test (not to exceed 3.75 times) in the event we issue senior unsecured notes, and (iii) a minimum interest coverage ratio test (not less than 3.0 times). These financial covenants are based on a non-GAAP, defined financial performance measure within the credit facility known as "Consolidated EBITDA." The calculation of the "total leverage ratio" and "interest coverage ratio" contained in the credit facility is as follows (in thousands, except ratios):

	Three Months Ended
					Twelve Months Ended September 30, 2017
	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017
Financial performance debt covenant test:
Consolidated EBITDA for the total leverage ratio, as stipulated in the credit facility	$25,488	$27,329	$28,819	$25,381	$107,017
Consolidated funded indebtedness					302,000

Total leverage ratio					2.82x

Consolidated EBITDA for the interest coverage ratio	25,488	27,329	28,819	25,381	107,017
Consolidated interest expense, as stipulated in the credit facility(1)	2,061	2,410	2,487	2,591	9,549
Interest coverage ratio					11.21x
Reconciliation of cash flow provided by operating activities to consolidated EBITDA:
Cash flows provided by operating activities	13,298	30,363	26,025	27,401	97,087
Consolidated interest expense	1,160	2,152	2,525	2,656	8,493
Unrealized loss (gain) on derivative instruments	901	258	(38)	(65)	1,056
Amortization of deferred revenue	(180)	51	(10)	170	31
Settlement of tax withholdings on equity-based compensation	—	(382)	(25)	(304)	(711)
Change in operating assets and liabilities	10,309	(5,113)	342	(4,477)	1,061

Consolidated EBITDA	$25,488	$27,329	$28,819	$25,381	$107,017

(1)
Consolidated interest expense, used in the calculation of the interest coverage ratio, excludes unrealized gains and losses recognized on our derivative instruments.

        If we were to fail either financial performance covenant, or any other covenant contained in the credit facility, we would seek a waiver from our lenders under such facility. If we were unable to obtain a waiver from our lenders and the default remained uncured after any applicable grace period, we would be in breach of the credit facility, and the lenders would be entitled to declare all outstanding borrowings immediately due and payable.

        Common unit offering program.    On September 2, 2016, the SEC declared effective a universal shelf registration statement, which replaced our prior shelf registration statement that previously expired. As with the prior shelf registration statement, the new shelf registration statement allows us to issue common units and debt securities. In connection with the shelf registration statement, we established a common unit offering program under which we may issue and sell common units from time to time, representing limited partner interests, up to an aggregate gross sales amount of $50 million. We intend to use the net proceeds from any equity sales pursuant to the common unit offering program, after deducting the agent's commissions and the partnership's offering expenses, for general partnership purposes, which may include, among other things, repayment of indebtedness, capital expenditures, working capital or acquisitions. To date, we have issued no common units or debt securities under the common unit offering program or the registration statement.

        Contractual obligations and contingencies.    We have contractual obligations that are required to be settled in cash. The amounts of our contractual obligations at December 31, 2016 are as follows (in thousands):

	Year ending December 31,
	2017	2018	2019	2020	2021	Thereafter
Additions to property, plant and equipment under contract	$15,972	$—	$—	$—	$—	$—
Operating leases — property and equipment	3,914	1,667	1,653	1,500	1,431	3,612
Long-term debt(1)	—	291,800	—	—	—	—
Interest expense on debt(2)	9,338	5,447	—	—	—	—

Total contractual obligations to be settled in cash	$29,224	$298,914	$1,653	$1,500	$1,431	$3,612

(1)
Subsequent to December 31, 2016, the credit facility was upsized and extended to March 31, 2022 (see Note 20 of the notes to our consolidated financial statements).

(2)
Assumes that our outstanding long-term debt at December 31, 2016 remains outstanding until its maturity date under our credit facility and we incur interest expense at the weighted average interest rate on our borrowings outstanding for the three months ended December 31, 2016, which is 3.2% per year.

        We believe that our future cash expected to be provided by operating activities, available borrowing capacity under our credit facility, and our relationship with institutional lenders and equity investors should enable us to meet our committed capital and our essential liquidity requirements for the next twelve months.

OUR BUSINESS

General

        We are a terminaling and transportation partnership with assets and operations in the United States along the Gulf Coast, in the Midwest, in Houston and Brownsville, Texas, along the Mississippi and Ohio Rivers, in the Southeast and on the West Coast. We provide integrated terminaling, storage, transportation and related services for customers engaged in the distribution and marketing of light refined petroleum products, heavy refined petroleum products, crude oil, chemicals, fertilizers and other liquid products. Light refined products include gasolines, diesel fuels, heating oil and jet fuels. Heavy refined products include residual fuel oils and asphalt. We do not purchase or market products that we handle or transport. Therefore, we do not have direct exposure to changes in commodity prices, except for the value of refined product gains and losses arising from terminaling services agreements with certain customers, which accounts for a small portion of our revenue.

        We use our owned and operated terminaling facilities to, among other things: receive refined products from the pipeline, ship, barge or railcar making delivery on behalf of our customers and transfer those refined products to the tanks located at our terminals; store the refined products in our tanks for our customers; monitor the volume of the refined products stored in our tanks; distribute the refined products out of our terminals in vessels or truckloads using truck racks and other distribution equipment located at our terminals, including pipelines; heat residual fuel oils and asphalt stored in our tanks; and provide other ancillary services related to the throughput process.

        We own and operate a highly contracted, diversified asset platform of 49 storage terminals across the United States. We also own interest in the Frontera and BOSTCO joint ventures, which we describe in greater detail below, and these joint ventures own two additional terminals in Texas. The approximate aggregate active storage capacity at our owned and joint venture terminal facilities as of September 30, 2017 on a pro forma basis giving effect to the West Coast Acquisition are as follows:

	Number of Terminals	Active Capacity (MMBbl)	% of Total Active Capacity	% of Capacity Contracted
Our Terminals by Region:
Gulf Coast	8	6.9	18.3%	97.0%
Midwest	4	1.6	4.3%	100.0%
Brownsville	1	0.9	2.4%	89.0%
River	12	2.7	7.2%	54.0%
Southeast	22	11.9	31.6%	100.0%
West Coast	2	5.0	13.3%	81.0%
Frontera Joint Venture	1	1.5	4.0%	100.0%
BOSTCO Joint Venture	1	7.1	18.9%	100.0%

Total	51	37.6	100.0%	93.4%

        We are controlled by our general partner, TransMontaigne GP, which is a wholly-owned indirect subsidiary of ArcLight. ArcLight is a private equity firm focused on North American and Western European energy assets. ArcLight has invested approximately $19 billion in over 100 transactions since its inception in 2001. Headquartered in Boston, with an additional office in Luxembourg, the firm's investment team brings extensive energy expertise, industry relationships and specialized value creation capabilities to its portfolio. ArcLight bases its investments on fundamental asset values and execution of defined growth strategies with a focus on cash flow generating assets and service companies with conservative capital structures. In addition to indirectly owning our general partner and thereby indirectly controlling our partnership, ArcLight indirectly owns our incentive distribution rights and, as of January 31, 2018, approximately 3.2 million of our common units, representing an approximate 20% limited partner interest in us.

        Our partnership has no officers or employees and all of our management and operational activities are provided by officers and employees of TLP Management Services LLC, a wholly owned subsidiary of Gulf TLP Holdings, which is a wholly owned subsidiary of ArcLight. In addition to employing all of the officers and employees who provide services to the Partnership, TLP Management Services provides payroll and maintains all employee benefits programs on behalf of our partnership.

        The following diagram depicts our organization and ownership structure after giving effect to this offering:

Industry Overview

        Refined product terminaling and transportation companies, such as TransMontaigne Partners, receive, store, blend, treat and distribute foreign and domestic cargoes to and from oil refineries, wholesalers, retailers and ultimate end-users around the country. The substantial majority of the petroleum refining that occurs in the United States is concentrated in the Gulf Coast region, which necessitates the transportation of this domestic product to other areas, such as the East

Coast, Florida, Southeast and Midwest regions of the country. Recently, an increased amount of domestic crude oil is being extracted throughout unconventional shale formations (i.e. Permian, Bakken, Eagle Ford). These shale formations are generally located in areas that are highly constrained in storage and transportation infrastructure; thereby offering the prospect of new growth and development for terminaling and transportation companies such as TransMontaigne Partners.

        Refining.    The storage and handling services of feedstocks or crude oil used in the refining process are generally handled by terminaling and transportation companies such as TransMontaigne Partners. United States based refineries refine multiple grades of feedstock or crude oil into various light refined products and heavy refined products. Light refined products include gasoline and diesel fuel, as well as propane, butane, heating oils and jet fuels. Heavy refined products include residual fuel oils for consumption in ships and power plants and asphalt. Refined products of specific grade and characteristics are substantially identical in composition from one refinery to another and are referred to as being "fungible." The refined products are initially staged at the refinery, and then shipped out either in large "batches" via pipeline or vessel or by individual truck-loads. The refineries owned by major oil companies then schedule for delivery some of their refined product output to satisfy their own retail delivery obligations, for example, at branded gasoline stations, and sell the remainder of their refined product output to independent marketing and distribution companies or traders for resale.

        Transportation.    Before an independent distribution and marketing company distributes refined petroleum products into wholesale markets, it must first schedule that product for shipment by tankers, barges, railcars or on common carrier pipelines to a liquid bulk terminal.

        Refined product is transported to marine terminals, such as our Gulf Coast terminals and Baton Rouge, Louisiana dock facility, by vessels or barges. Because there are economies of scale in transporting products by vessel, marine terminals with larger storage capacities for various commodities have the ability to offer their customers lower per-barrel freight costs to a greater extent than do terminals with smaller storage capacities.

        Refined product reaches inland terminals, such as our Southeast and Midwest terminals, primarily by common carrier pipelines. Common carrier pipelines are pipelines with published tariffs that are regulated by the FERC or state authorities. These pipelines ship fungible refined products in multiple cycles of large batches, with each batch generally consisting of product owned by several different companies. As a batch of product is shipped on a pipeline, each terminal operator along the way draws the volume of product that is scheduled for that facility as the batch passes in the pipeline. Consequently, each terminal operator must monitor the type of product in the common carrier pipeline to determine when to draw product scheduled for delivery to that terminal. In addition, both the common carrier pipeline and the terminal operator monitor the volume of product drawn to ensure that the amount scheduled for delivery at that location is actually received.

        At both inland and marine terminals, the various products are stored in tanks on behalf of our customers.

        Delivery.    Most terminals have a tanker truck loading facility commonly referred to as a "rack." Often, commercial and industrial end-users and independent retailers rely on independent trucking companies to pick up product at the rack and transport it to the end-user or retailer at its specified location. Each truck holds an aggregate of approximately 8,000 gallons (approximately 190 barrels) of various refined products in different compartments. To initiate the loading of product, the driver uses an access control card that identifies the customer purchasing the refined product, the carrier and the driver as well as the type or grade of refined products to be pumped into the truck. A computerized system electronically reviews the credentials of the carrier, including insurance and certain mandated certifications, and confirms the customer is within product allocation or credit limits. When all conditions are verified as being current and correct, the system authorizes the delivery of the refined product to the truck. As refined product is being loaded into the truck, ethanol, biodiesel or additives are injected to conform to government specifications and individual customer requirements. As part of the Renewable Fuel Standard Act, ethanol and biodiesel are often blended with the refined product across the rack to create a certain "spec" of saleable product. Additionally, if a truck is loading gasoline for retail sale by an independent gasoline station, generic additives will be added to the gasoline as it is loaded into the truck. If the gasoline is for delivery to a branded retail gasoline station, the proprietary additive compound of that particular retailer will be added to the gasoline as it is loaded. The type and amount of additive are electronically and mechanically controlled by equipment located at the truck loading rack. Generally one to two gallons of additive are injected into an 8,000 gallon truckload of gasoline.

        At marine terminals, the refined product stored in tanks may be delivered to tanker trucks over a rack in the same manner as at an inland terminal or be delivered onto large ships, ocean-going barges, or inland barges for delivery to various distribution points around the world. In addition, cruise ships and other vessels are fueled through a process known as "bunkering", either at the dock, through a pipeline, or by truck or barge. Cruise ships typically purchase approximately 6,000 to 8,000 barrels, the equivalent of up to 42 tanker truckloads, of bunker fuel per refueling. Bunker fuel is a mixture of residual fuel oil and diesel fuel. Each large vessel generally requires its own mixture of bunker fuel to match the distinct characteristics of that ship's engines and turbines. Because the mixture for each ship requires precision to mix and deliver, cruise ships often prefer to obtain their fuel from experienced terminaling companies such as TransMontaigne Partners.

Our Operations

        We are a terminaling and transportation partnership with operations in the United States along the Gulf Coast, in the Midwest, in Houston and Brownsville, Texas, along the Mississippi and Ohio Rivers, in the Southeast and on the West Coast. We use our terminaling facilities to, among other things:

  •
  receive refined products from the pipeline, ship, barge or railcar making delivery on behalf of our customers, and transfer those refined products to the tanks located at our terminals;

  •
  store the refined products in our tanks for our customers;

  •
  monitor the volume of the refined products stored in our tanks;

  •
  distribute the refined products out of our terminals in vessels, railcars or truckloads using truck racks and other distribution equipment located at our terminals, including pipelines; and

  •
  heat residual fuel oils and asphalt stored in our tanks, and provide other ancillary services related to the throughput process.

        We derive revenue from our terminal and pipeline transportation operations by charging fees for providing integrated terminaling, transportation and related services. For the nine months ended September 30, 2017, on a pro forma basis giving effect to the West Coast Acquisition, 94% of our revenue was generated from fee-based contracts. The remaining 6% of our revenue for the same period was based on product and volumes gains including butane blending fees. The fees we charge and our other sources of revenue are composed of:

  •
  Terminaling Services Fees.  We generate terminaling services fees by receiving, storing and distributing products for our customers. Terminaling services fees include throughput fees based on the volume of product distributed from the facility, injection fees based on the volume of product injected with additive compounds and storage fees based on a rate per barrel of storage capacity per month.

  •
  Pipeline Transportation Fees.  We earn pipeline transportation fees at our Diamondback pipeline based on the volume of product transported and the distance from the origin point to the delivery point. We earn pipeline transportation fees at our Razorback pipeline based on an allocation of the aggregate fees charged under the capacity agreement with our customer who has contracted for 100% of our Razorback system. FERC regulates the tariff on these pipelines.

  •
  Management Fees and Reimbursed Costs.  We manage and operate certain tank capacity at our Port Everglades South terminal for a major oil company and receive a reimbursement of its proportionate share of operating and maintenance costs. We manage and operate Frontera and receive a management fee based on our costs incurred. We also currently manage and operate for an affiliate of PEMEX, Mexico's state-owned petroleum company, a bi-directional products pipeline connected to our Brownsville, Texas terminal facility and receive a management fee and reimbursement of costs, but this operating arrangement will expire at the end of the first quarter of 2018, after which a third party will take operatorship of the pipeline.

  •
  Other Revenue.  We provide ancillary services including heating and mixing of stored products, product transfer, railcar handling, butane blending, wharfage and vapor recovery. Pursuant to terminaling services agreements with certain throughput customers, we are entitled to the volume of net product gained resulting from differences in the measurement of product volumes received and distributed at our terminaling facilities.

        For the nine months ended September 30, 2017, on a pro forma basis giving effect to the West Coast Acquisition, approximately 70% of our revenue was generated from terminaling service fees with firm commitments. We refer to the fixed amount of revenue recognized pursuant to our terminaling services agreements as being "firm commitments." Revenue recognized in excess of firm commitments and revenue recognized based solely on the volume of product distributed or injected are referred to as "variable." The "firm commitments" and "variable" revenue included in terminaling services fees were as follows (in thousands):

	Firm Commitments and Variable Revenue(1)
	Nine Months Ended September 30,		Year ended December 31,
	2017(1)	2016	2016(1)	2015
Firm commitments:
External customers	$122,320	$105,539	$142,850	$104,470
Affiliates	1,139	2,531	2,857	31,856

Total	123,459	108,070	145,707	136,326

Variable:
External customers	$11,121	$9,795	13,116	7,387
Affiliates	5	260	263	2,992

Total	11,126	10,055	13,379	10,379

Terminaling services fees	$134,585	$118,125	$159,086	$146,705

(1)
Pro forma to give effect to the West Coast Acquisition.

        Almost 60% of our terminaling services agreements featuring "firm commitments" have at least three years in remaining duration. The remaining terms on the terminaling services agreements that generated "firm commitments" for the nine months ended September 30, 2017 were as follows (in thousands):

Less than 1 year remaining(1)	$14,352	11%
1 year or more, but less than 3 years remaining	36,385	30%
3 years or more, but less than 5 years remaining	44,089	36%
5 years or more remaining	28,633	23%

Total firm commitments for the nine months ended September 30, 2017	$123,459	100%

(1)
Of the agreements with less than one year remaining, approximately 73% have been previously renewed at least once pursuant to automatic renewal provisions in the agreement.

        Further detail regarding our financial information can be found in our historical financial statements and related notes appearing elsewhere in this prospectus supplement or the incorporated documents.

        Our owned and operated facilities are 93% contracted (on an active capacity basis) and located in six distinct and strategic geographic regions, which we refer to as our Gulf Coast, Midwest, Brownsville, River, Southeast and West Coast facilities. In addition, we have unconsolidated investments in BOSTCO and Frontera. The approximate aggregate active storage capacity as of September 30, 2017 of our terminals and the terminals owned by the BOSTCO and Frontera are as follows:

Active Storage Capacity (shell Bbls)
Locations
Gulf Coast Facilities
Florida
Port Everglades Complex
Port Everglades North	2,408,000
Port Everglades South(1)	376,000
Jacksonville	271,000
Cape Canaveral	724,000
Port Manatee	1,408,000
Pensacola	270,000
Fisher Island	673,000
Tampa	760,000

Gulf Coast Total	6,890,000

Midwest Facilities
Rogers, AR and Mount Vernon, MO (aggregate amounts)	421,000
Cushing, OK	1,005,000
Oklahoma City, OK	158,000

Midwest Total	1,584,000

Brownsville Facilities	906,000

River Facilities
Arkansas City, AR	446,000
Evansville, IN	245,000
New Albany, IN	201,000
Greater Cincinnati, KY	189,000
Henderson, KY	170,000
Louisville, KY	183,000
Owensboro, KY	157,000
Paducah, KY	322,000
Baton Rouge, LA (Dock)	—
Greenville, MS (Clay Street)	351,000
Greenville, MS (Industrial Road)	56,000
Cape Girardeau, MO	140,000
East Liverpool, OH	227,000

River Total	2,687,000

Active Storage Capacity (shell Bbls)
Southeast Facilities
Albany, GA	203,000
Americus, GA	93,000
Athens, GA	203,000
Bainbridge, GA	367,000
Belton, SC	—
Birmingham, AL	178,000
Charlotte, NC	121,000
Collins/Purvis, MS (bulk storage)	5,360,000
Collins, MS	200,000
Doraville, GA	438,000
Fairfax, VA	513,000
Greensboro, NC	479,000
Griffin, GA	102,000
Lookout Mountain, GA	219,000
Macon, GA	174,000
Meridian, MS	139,000
Montvale, VA	503,000
Norfolk, VA	1,336,000
Richmond, VA	448,000
Rome, GA	152,000
Selma, NC	529,000
Spartanburg, SC	166,000

Southeast Total	11,923,000

West Coast Facilities
Martinez, CA	4,542,000
Richmond, CA	498,000

West Coast Total	5,040,000

Investment in Frontera(2)	1,479,000

Investment in BOSTCO(3)	7,080,000

TOTAL CAPACITY	37,589,000

(1)
Reflects our ownership interest net of a major oil company's ownership interest in certain tank capacity.

(2)
Reflects the total active storage capacity of Frontera, of which we have a 50% ownership interest.

(3)
Reflects the total active storage capacity of BOSTCO, of which we have a 42.5%, Class A ownership interest.

        Gulf Coast Operations.    Our Gulf Coast facilities consist of eight refined product terminals and is the largest terminal network in Florida. These facilities are currently 97% contracted (on an active capacity basis) and have approximately 6.9 million barrels of aggregate active storage capacity in ports including Fort Lauderdale, Miami and Cape Canaveral, which are among the busiest cruise ship ports in the nation. At our Gulf Coast terminals we handle refined products and crude oil on behalf of, and provide integrated terminaling services to, customers engaged in the distribution and marketing of refined products and crude oil. Our Gulf Coast terminals receive refined products from vessels on behalf of our customers. In addition, our Jacksonville terminal also receives asphalt by rail and our Port Everglades (North) terminal also receives product by truck. We distribute by truck or barge at all of our Gulf Coast terminals. In addition, we distribute products by pipeline at our Port Everglades and Tampa terminals. A major oil company retains an ownership interest, ranging from 25% to 50%, in specific tank capacity at our Port Everglades (South) terminal. We manage and operate the Port Everglades (South) terminal, and we are reimbursed by the major oil company for its proportionate share of our operating and maintenance costs.

        Midwest Terminals and Pipeline Operations.    In Missouri and Arkansas we own and operate the Razorback pipeline and terminals in Mount Vernon, Missouri, at the origin of the pipeline and in Rogers, Arkansas, at the terminus of the pipeline. We refer to these two terminals collectively as the Razorback terminals. The Razorback pipeline is a 67-mile, 8-inch diameter interstate common carrier pipeline that transports light refined product from our terminal at Mount Vernon, where it is interconnected with a pipeline system owned by Magellan Midstream Partners, L.P., to our terminal at Rogers. The Razorback pipeline has a capacity of approximately 30,000 barrels per day. The facilities, currently 100% contracted (on an active capacity basis), include three refined product terminals and one crude oil terminal with approximately 1.6 million barrels of aggregate active storage capacity. Our Rogers facility is the only refined products terminal located in Northeast Arkansas.

        We also own and operate a terminal facility at Oklahoma City, Oklahoma. Our Oklahoma City terminal receives gasolines and diesel fuels from a pipeline system owned by Magellan Midstream Partners, L.P. for delivery via our truck rack for redistribution to locations throughout the Oklahoma City region.

        We leased a portion of land in Cushing, Oklahoma and constructed storage tanks and associated infrastructure on such property for the receipt of crude oil by truck and pipeline, the blending of crude oil and the storage of approximately 1.0 million barrels of crude oil. The facility was completed and placed into service in August 2012.

        Brownsville, Texas Operations.    We own and operate a refined product terminal with approximately 0.9 million barrels of aggregate active storage capacity and related ancillary facilities in Brownsville independent of the Frontera joint venture, as well as the Diamondback pipeline which handles liquid product movements between a refined product terminal we own in Matamoros, Mexico and south Texas. At our Brownsville terminal we handle refined petroleum products, chemicals, vegetable oils, naphtha, wax and propane on behalf of, and provide integrated terminaling services to, customers engaged in the distribution and marketing of refined products and natural gas liquids. Our Brownsville facilities receive refined products on behalf of our customers from vessels, by truck or railcar. We also receive natural gas liquids by pipeline.

        The Diamondback pipeline consists of an 8² pipeline that transports refined products approximately 16 miles from our Brownsville facilities to the U.S./Mexico border and a 6² pipeline, which runs parallel to the 8² pipeline, that can be used by us in the future to transport additional refined products to Matamoros, Mexico. The 8² pipeline has a capacity of approximately 20,000 barrels per day. The 6² pipeline has a capacity of approximately 12,000 barrels per day. Operations on the Diamondback pipeline are expected to be shut down in the first quarter of 2018; however, we expect to recommission the Diamondback pipeline and resume operations at a future date.

        The customers we serve at our Brownsville terminal facilities consist principally of wholesale and retail marketers of refined products and industrial and commercial end-users of refined products, waxes and industrial chemicals.

        River Operations.    Our River facilities are composed of 12 refined product terminals located along the Mississippi and Ohio Rivers with approximately 2.7 million barrels of aggregate active storage capacity. Our River facilities also include a dock facility in Baton Rouge, Louisiana, which is the only direct waterborne connection between the Colonial pipeline and Mississippi River waterborne transportation. At our River terminals, we handle gasolines, diesel fuels, heating oil, chemicals and fertilizers on behalf of, and provide integrated terminaling services to, customers engaged in the distribution and marketing of refined products and industrial and commercial end-users. Our River terminals receive products from vessels and barges on behalf of our customers and distribute products primarily to trucks and barges.

        Southeast Operations.    Our Southeast facilities, currently 100% contracted (on an active capacity basis), consist of 22 refined product terminals located along the Colonial and Plantation pipelines in Alabama, Georgia, Mississippi, North Carolina, South Carolina and Virginia with an aggregate active storage capacity of approximately 11.9 million barrels. At our Southeast terminals, we handle gasolines, diesel fuels, ethanol, biodiesel, jet fuel and heating oil on behalf of, and provide integrated terminaling services to, customers engaged in the distribution and marketing of refined products. Our Southeast terminals primarily receive products from the Plantation and Colonial pipelines on behalf of our customers and distribute products primarily to trucks with the exception of the Collins/Purvis bulk storage terminal. The Collins terminal, currently going through expansions, is the only independent terminal capable of storing and redelivering product to, from and between the Colonial and Plantation pipelines.

        West Coast Operations.    Our West Coast facilities consist of two refined product terminals with approximately 5.0 million barrels of active storage capacity and are currently 81% contracted (on an active capacity basis). The facilities are strategically located in close proximity to three San Francisco Bay refineries and the origin of the North California products pipeline distribution system. At our West Coast terminals, we handle crude oil, gasoline, diesel, jet fuel, gasoline blend stocks fuel oil, Avgas and ethanol on behalf of, and provide integrated terminaling services to, customers engaged in the distribution and marketing of refined products. Our West Coast terminals primarily receive products from marine, pipeline and rail facilities on behalf of our customers and distribute products primarily via marine, pipeline, truck and rail facilities. We acquired the West Coast facilities in December 2017 and entered into an agreement with the seller to continue operating the facilities until the required governmental permits were received. We have now received all governmental permits and expect to commence operations of these facilities by mid-February 2018.

        Investment in Frontera.    Effective as of April 1, 2011, we entered into the Frontera joint venture with PMI Trading Ltd. at our Brownsville, Texas terminal. We contributed approximately 1.5 million barrels of light petroleum product storage capacity, as well as related ancillary facilities, to the Frontera joint venture, in exchange for a cash payment of approximately $25.6 million and a 50% ownership interest. PMI Trading Ltd. acquired the remaining 50% ownership interest in Frontera for a cash payment of approximately $25.6 million. We operate the Frontera assets under an operations and reimbursement agreement between us and Frontera. Frontera has approximately 1.5 million barrels of aggregate active storage capacity. Our 50% ownership interest does not allow us to control Frontera, but does allow us to exercise significant influence over its operations. Accordingly, we account for our investment in Frontera under the equity method of accounting.

        Investment in BOSTCO.    On December 20, 2012, we acquired a 42.5% Class A ownership interest in BOSTCO from Kinder Morgan Battleground Oil, LLC, a wholly owned subsidiary of Kinder Morgan. BOSTCO is a new terminal facility on the Houston Ship Channel designed to handle residual fuel, feedstocks, distillates and other black oils. The initial phase of BOSTCO involved the construction of 51 storage tanks with approximately 6.2 million barrels of storage capacity. The BOSTCO facility began initial commercial operation in the fourth quarter of 2013. Completion of the full 6.2 million barrels of storage capacity and related infrastructure occurred in the second quarter of 2014.

        In the second quarter of 2013 work began on a 900,000 barrel expansion that was placed into service at the end of the third quarter of 2014. The expansion included six, 150,000 barrel, ultra-low sulphur diesel tanks, additional pipeline and deep-water vessel dock access and high-speed loading at a rate of 25,000 barrels per hour. With the addition of this expansion project, BOSTCO has fully subscribed capacity of approximately 7.1 million barrels at an overall construction cost of approximately $539 million. Our total payments for the initial and the expansion projects were approximately $237 million. We have primarily funded our payments for BOSTCO by utilizing borrowings under our credit facility.

        Our investment in BOSTCO entitles us to appoint a member to the Board of Managers of BOSTCO, to vote our proportionate ownership share on general governance matters and to certain rights of approval over significant changes in, or expansion of, BOSTCO's business. Kinder Morgan is responsible for managing BOSTCO's day-to-day operations. Our 42.5% Class A ownership interest does not allow us to control BOSTCO, but does allow us to exercise significant influence over its operations. Accordingly, we account for our investment in BOSTCO under the equity method of accounting.

Business Strategies

        Our primary business objective is to expand our asset base, enhance the stability of our business and infrastructure, and to increase utilization of our existing infrastructure. We intend to accomplish this by executing the following strategies:

        Generate stable cash flows through the use of long-term contracts with our customers.    We intend to continue to generate stable and predictable cash flows by capitalizing on our high quality, well positioned and geographically diverse asset base, which is critical infrastructure for our customers. In addition, we seek to continue to enhance the stability of our business by focusing on our highly contracted assets, long-term relationships with high quality customers, fee-based cash flows and multi-year minimum revenue commitments. We generate revenue from customers who pay us fees based on the volume of terminal capacity contracted for, volume of refined products throughput at our terminals or volume of refined products transported in our pipelines. As of September 30, 2017, on a pro forma basis giving effect to the West Coast Acquisition, 23% of our contracts had a duration of longer than five years, 36% had a duration of between three to five years, 30% had a duration of one to three years, and 11% had a duration of less than one year.

        Attract additional volumes to our systems.    We intend to attract new volumes of refined products, crude oil and specialty chemicals to our systems and terminals from existing and new customers by leveraging our asset base, continuing to provide superior customer service and through aggressively marketing our services to additional customers in our areas of operation. We have available capacity at certain terminal locations; as a result, we can accommodate additional volumes at a minimal incremental cost.

        Capitalize on organic growth opportunities associated with our existing assets.    We continually seek to identify and evaluate economically attractive organic expansion and asset enhancement opportunities that leverage our existing asset footprint and strategic relationships with our customers. We intend to focus on projects that can be completed at a relatively low cost and that have potential for attractive returns. For example, during the first quarter of 2016, we began construction to expand the capacity at this terminal by an additional 2.0 million barrels, at an expected cost of approximately $75 million. This new tank capacity was placed into service in various stages beginning in the fourth quarter of 2016 through the second quarter of 2017, increasing the terminal's active storage capacity to approximately 5.4 million barrels as of September 30, 2017.

        In addition, during 2015 we purchased land adjacent to our Collins/Purvis bulk storage terminal, obtained an air permit for an additional 5.0 million barrels of capacity for future construction at our Collins terminal, and we are in active discussions with several potential customers regarding this potential future capacity.

        Pursue strategic and accretive acquisitions, including acquisitions from ArcLight and its affiliates in drop down transactions.    We plan to pursue accretive acquisitions of high quality, critical energy infrastructure assets, including drop down transactions from ArcLight, which controls our general partner, and its affiliates, that are complementary to our existing asset base or that provide attractive returns in new operating regions or business lines. We will pursue acquisitions in our areas of operation that we believe will allow us to realize operational efficiencies by capitalizing on our existing infrastructure, personnel and customer relationships. We will also seek acquisitions in new geographic areas or new but related business lines to the extent that we believe we can utilize our operational expertise to enhance our business with these acquisitions.

        Our Collins/Purvis bulk storage terminal offers strategic access to the Colonial and Plantation Pipeline systems.    Our Collins/Purvis terminal is strategically located for the bulk storage market and is the only independent terminal capable of receiving from, delivering to, and transferring refined petroleum products between the Colonial and Plantation pipeline systems. Beginning in the fourth quarter of 2016 through the second quarter of 2017, we placed an additional 2.0 million barrels of new storage capacity into service and we are in active discussions with several potential customers for construction of up to an additional 5.0 million barrels of storage capacity.

        Maintain a disciplined financial policy.    We will continue to pursue a disciplined financial policy by maintaining a prudent capital structure, managing our exposure to interest rate risk and conservatively managing our cash reserves. We believe this conservative capital structure will allow us to consider attractive growth projects and acquisitions even in challenging commodity price or capital market environments.

Competitive Strengths

        We believe that we are well positioned to successfully execute our business strategies using the following competitive strengths:

        Long-term, fee-based contracts with firm commitments support stable and predictable cash flow.    On a pro forma basis giving effect to the West Coast Acquisition, approximately 91% of our revenue for the nine months ended September 30, 2017 came from our top 20 customers. Almost 60% of our firm commitment contracts are for greater than three years. The average remaining firm commitment contract duration for our top 20 customers is 3.1 years. Following the West Coast Acquisition, approximately 70% of our total revenue comes from firm commitment payment arrangements, providing us a steady and reliable stream of cash flows.

        Our long-term relationships with our high-quality, creditworthy customers provide us with stable cash flows.    We have strong relationships with high-quality, creditworthy counterparties. Our highly contracted assets are generally utilized by long tenured customers and have high contract renewal rates. Our actual revenue for a given year is higher than our contractual commitments because certain of our terminaling services agreements with customers do not contain minimum revenue commitments and because our customers often use other ancillary services in addition to the services covered by the minimum revenue commitments. We believe that the fee-based nature of our business, our minimum revenue commitments from our customers, the long-term nature of our contracts with many of our customers and our lack of material direct exposure to changes in commodity prices (except for the value of refined product gains and losses arising from terminaling services agreements with certain customers) will provide us with stable cash flows.

        We have a high quality, well positioned and diversified asset base.    We believe that our substantial and geographically diverse asset base will provide us with stable cash flows. Our terminals and truck loading racks with blending capabilities have substantial connectivity to major liquids pipelines in the Northeast, Southeast, Gulf Coast, Midwest and West Coast regions and provide critical services to our customers. We have high utilization of our existing storage capacity, which enables us to focus on expanding our terminal capacity and acquiring additional terminal capacity for our current and future customers.

        We have minimal direct commodity price risk.    Our highly contracted terminaling and transportation asset base mitigates volatility in our cash flows by limiting our direct exposure to commodity prices. Our throughput and related services fees in these businesses primarily provide us with fee-based cash flows and multi-year minimum revenue commitments. For the nine months ended September 30, 2017, on a pro forma basis giving effect to the West Coast Acquisition, 94% of our revenue was generated from fee-based contracts. The remaining 6% of our revenue for the same period was based on product and volumes gains including butane blending fees.

        Relationship with ArcLight.    ArcLight is a private equity firm focused on North American and Western European energy assets. ArcLight has invested approximately $19 billion in over 100 transactions since its inception in 2001. Headquartered in Boston, Massachusetts with an additional office in Luxembourg, the firm's investment team brings extensive energy expertise, industry relationships and specialized value creation capabilities to TransMontaigne Partners. ArcLight controls our general partner and has a proven track record of investments across the energy industry value chain. ArcLight bases its investments on fundamental asset values and execution of defined growth strategies with a focus on cash flow generating assets and service companies with conservative capital structures. We believe our growth strategy will benefit from this relationship.

        Experienced management team.    Our management team has substantial experience in the management and operation of terminals and other midstream assets. Our management team averages over 24 years in the energy industry.

        The West Coast Facilities are strategically located within the San Francisco Bay Area refining complex.    The West Coast Facilities consist of two waterborne refined products terminals with extensive connectivity to domestic and international crude oil and refined product markets via marine, pipeline, truck and rail logistics capabilities. The San Francisco Bay Area refining complex is one of the largest refining complexes in North America with aggregate refining capacity of greater than 830 MBbl/d, accounting for nearly one-third of total PADD V refining capacity.

Competition

        We face competition from other terminals and pipelines that may be able to supply our customers with integrated terminaling and transportation services on a more competitive basis. We compete with national, regional and local terminal and transportation companies, including the major integrated oil companies, of widely varying sizes, financial resources and experience. These competitors include BP p.l.c., Buckeye Partners, L.P., Chevron U.S.A. Inc., CITGO Petroleum Corporation, Exxon Mobil Oil Corporation, HollyFrontier Corporation and its affiliate Holly Energy Partners, L.P., Kinder Morgan, Inc., Magellan Midstream Partners, L.P., Marathon Petroleum Corporation and its affiliate MPLX LP, Motiva Enterprises LLC, Murphy Oil Corporation, NuStar Energy L.P., Phillips 66 and its affiliate Phillips 66 Partners LP, Sunoco, Inc. and its affiliate Sunoco Logistics Partners L.P., and terminals in the Caribbean. In particular, our ability to compete could be harmed by factors we cannot control, including:

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  price competition from terminal and transportation companies, some of which are substantially larger than we are and have greater financial resources, and control substantially greater storage capacity, than we do;

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  the perception that another company can provide better service; and

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  the availability of alternative supply points, or supply points located closer to our customers' operations.

        We also compete with national, regional and local terminal and transportation companies for acquisition and expansion opportunities. Some of these competitors are substantially larger than us and have greater financial resources and lower costs of capital than we do.

Significant Customer Relationships

        We have a number of important customer relationships from which we expect to derive a substantial majority of our revenue for the foreseeable future. These relationships include:

Customer	Location
NGL Energy Partners LP	Gulf Coast and Southeast facilities
Castleton Commodities International LLC	Midwest and Southeast facilities
RaceTrac Petroleum Inc.	Gulf Coast and Southeast facilities
Valero Marketing and Supply Company	River and West Coast facilities
Glencore Ltd.	Gulf Coast facilities
Chevron Corporation	West Coast facilities
Andeavor	West Coast facilities
PMI Trading Ltd.	Brownsville facilities
Trafigura	Gulf Coast facilities
United States Government	Gulf Coast and Southeast facilities
ExxonMobil Oil Corporation	Gulf Coast facilities
Magellan Pipeline Company, L.P.	Midwest facilities
Motiva Enterprises LLC	Gulf Coast facilities
World Fuel Services Corporation	Gulf Coast facilities

        We have maintained a longstanding presence in six strategic markets in the U.S., which has enabled us to develop long-term, highly integrated relationships with a customer base comprising high-quality refining, refining logistics and merchant trading companies. We have benefited from long-term relationships with our key customers. As of January 29, 2018, the average length of our relationships with our 20 largest customers in terms of revenue is approximately 8 years with some relationship extending beyond 25 years.

        The relative cost of bulk liquid storage as a percentage of total production cost of the product stored provides limited incentive for customers to forego storage even during challenging economic conditions. Our storage agreements are generally either fixed-term contracts or fixed-term contracts with evergreen renewal provisions. In addition, the majority of our contracts have annual price escalation clauses based on an inflation index or an agreed-upon schedule. The remainder of our revenue is generated from product movement/throughput fees and a range of value-added ancillary services including heating and mixing of stored products, product transfer, railcar handling, butane blending and vapor recovery.

        Our top 20 customers represent 91% of total revenue for the nine months ended September 30, 2017 on a pro forma basis giving effect to the West Coast Acquisition. Our high-quality customer base includes many of the largest, most-recognizable refining, refining logistics and merchant trading companies in the world. Our fee-for-service business model is underpinned by multi-year firm commitment contracts, providing stability in our revenue and consolidated EBITDA. On a pro forma basis giving effect to the West Coast Acquisition, approximately 89% of our current firm commitment contracts have more than one year in remaining duration, with approximately 60% of contracts having at least three years in remaining duration and a revenue-weighted average remaining life of approximately 3.1 years as of September 30, 2017. In addition, renewal rates under our evergreen contracts have historically been high.

Our Relationship with our General Partner and its Affiliates

        General.    We are controlled by our general partner, TransMontaigne GP, which is a wholly owned indirect subsidiary of ArcLight. ArcLight is a private equity firm focused on North American and Western European energy assets. ArcLight has invested approximately $19 billion in over 100 transactions since its inception in 2001. Headquartered in Boston, with an additional office in Luxembourg, the firm's investment team brings extensive energy expertise, industry relationships and specialized value creation capabilities to its portfolio. ArcLight bases its investments on fundamental asset values and execution of defined growth strategies with a focus on cash flow generating assets and service companies with conservative capital structures. In addition to indirectly owning our general partner and thereby indirectly controlling our partnership, ArcLight indirectly owns our incentive distribution rights and, as of January 31, 2018, owns approximately 3.2 million of our common units, representing an approximate 20% limited partner interest in us.

        Omnibus Agreement.    We have an omnibus agreement with Gulf TLP Holdings, an ArcLight subsidiary, that will continue in effect until the earlier to occur of (i) ArcLight ceasing to control our general partner or (ii) the election of either us or ArcLight, following at least 24 months' prior written notice to the other parties.

        Under the omnibus agreement we pay Gulf TLP Holdings, the owner of TransMontaigne GP, an administrative fee for the provision of various general and administrative services for our benefit. In connection with the ArcLight acquisition, we entered into an amendment to the omnibus agreement to consent to the assignment of the omnibus agreement from TransMontaigne LLC, a wholly-owned subsidiary of NGL Energy Partners L.P., to Gulf TLP Holdings. Further, the amendment waived the automatic termination that would occur at such time as TransMontaigne LLC ceased to control our general partner. In March 2016, we entered into the second amended and restated omnibus agreement to reflect the change in ownership structure and remove inapplicable references to TransMontaigne LLC and NGL. The second amended and restated omnibus agreement did not change the financial terms, substantive rights or obligations of the parties.

        The administrative fee encompasses services to perform centralized corporate functions, such as legal, accounting, treasury, insurance administration and claims processing, health, safety and environmental, information technology, human resources, credit, payroll, taxes, engineering and other corporate services. We also reimburse Gulf TLP Holdings for direct operating costs and expenses that Gulf TLP Holdings incurs on our behalf, such as salaries of operational personnel performing services on-site at our terminals and pipelines and the cost of employee benefits, including 401(k) and health insurance benefits.

        For the years ended December 31, 2016, 2015, and 2014, the administrative fee paid to the owner of TransMontaigne GP was approximately $11.4 million, $11.3 million and $11.1 million, respectively. If we acquire or construct additional facilities, the owner of TransMontaigne GP may propose a revised administrative fee covering the provision of services for such additional facilities, subject to approval by the conflicts committee of our general partner. Effective May 3, 2017 the board of our general partner, with the concurrence of the conflicts committee of our general partner, approved a $1.8 million annual increase (or $150,000 monthly) to the administrative fee related to the construction of approximately 2.0 million barrels of new tank capacity at our

Collins, Mississippi bulk storage terminal. The increase was rateably applied monthly beginning on May 3, 2017 based on the percentage of the approximately 2.0 million barrels of new tank capacity placed into service.

        The omnibus agreement further provides that we pay the owner of TransMontaigne GP an insurance reimbursement for premiums on insurance policies purchased on our behalf to cover our facilities and operations. For the years ended December 31, 2016, 2015 and 2014, the insurance reimbursement paid to our general partner was approximately $3.1 million, $3.8 million and $3.7 million, respectively. On October 31, 2016, we contracted directly with insurance carriers for the majority of our insurance requirements. For the years ended December 31, 2016, 2015 and 2014, the expense associated with insurance contracted directly by us was $1.0 million, $nil and $nil, respectively.

        Prior to March 1, 2016, under the omnibus agreement we agreed to reimburse the owner of TransMontaigne GP for a portion of the incentive bonus awards made to key employees under the owner's savings and retention program, provided the compensation committee of our general partner determined that an adequate portion of the incentive bonus awards were indexed to the performance of our common units in the form of restricted phantom units. The value of our incentive bonus award reimbursement for a single grant year could be no less than $1.5 million. Effective April 13, 2015 and beginning with the 2015 incentive bonus award, we have the option to provide the reimbursement in either a cash payment or the delivery of our common units to the owner of TransMontaigne GP or directly to the award recipients, with the reimbursement made in accordance with the underlying vesting and payment schedule of the savings and retention program. Prior to the 2015 incentive bonus award, we reimbursed our portion of the incentive bonus awards by making cash payments to the owner of TransMontaigne GP over the first year that each applicable award was granted. Under the second amended and restated omnibus agreement entered into on March 1, 2016, we have agreed to satisfy the incentive bonus awards made to key employees under the savings and retention program, including awards granted in 2015 and 2016, in either cash or in common units. For the years ended December 31, 2016, 2015 and 2014, the expense associated with the reimbursement of incentive bonus awards was approximately $2.5 million, $1.3 million and $1.5 million, respectively.

        SMH Right of First Offer.    On August 4, 2017, we entered into a right of first offer agreement (the "SMH ROFO Agreement") with Pike West Coast Holdings, LLC, or Pike, a subsidiary of ArcLight. Pike owns 100% of the outstanding membership interests of SeaPort Midstream Holdings, LLC, or SMH, and SMH owns an equity interest in SeaPort Midstream Partners, LLC, or SMP.

        SMH previously signed definitive agreements with BP West Coast Products LLC, or BP, as a result of which they will form SMP, a joint venture between SMH and BP across refined product logistics infrastructure assets in the US Pacific Northwest, including the acquisition of two refined product terminals in Seattle, Washington and Portland, Oregon. The transaction is expected to close in late 2017, subject to customary approvals. TLP Management Services will operate the terminals under a multi-year operating agreement.

        Pursuant to the SMH ROFO Agreement, Pike granted the Partnership a right of first offer to acquire the SMH membership interests, subject to the closing of the joint venture transaction between SMH and BP. In the event that Pike intends to sell, assign, transfer or convey, by merger, consolidation or otherwise, all or any portion of the SMH membership interests to any third party, then Pike shall give written notice thereof to the Partnership. For a period of 30 days after delivery of such notice to us, we have the right, but not the obligation, to submit a written offer to purchase the subject membership interests. In the event that Pike elects to accept our purchase offer, then Pike will be bound to transfer to us, and we will be bound to purchase from Pike, the subject membership interests on the terms and conditions set forth in our offer notice, with such modifications as may be mutually agreed upon by the Partnership and Pike. In the event that either (i) an offer is made and Pike rejects such offer or (ii) no offer is made by the Partnership within the 30-day period, then for a 120-day period after the date on which Pike rejects our offer or the first date after the last day on which the Partnership was permitted to make an offer, as applicable, Pike may solicit an offer to purchase the subject membership interests from one or more third parties as Pike may determine in its discretion, subject to the terms and conditions in the right of first offer agreement.

        The right of first offer agreement will automatically terminate without action by either party if the SMP joint venture transaction is terminated in accordance with its terms prior to closing. Our rights under the right of first offer agreement shall expire on the fourth anniversary of the closing of the SMP joint venture transaction. In addition, Pike shall have the right, but not the obligation, to terminate the right of first offer agreement upon written notice to the Partnership at any time after the Partnership ceases to be controlled by ArcLight.

        SPH Right of First Offer.    On September 12, 2017 we entered into a right of first offer agreement (the "SPH ROFO Agreement") with Pike. Pike owns 100% of the outstanding membership interests of SeaPort Pipeline Holdings, LLC, or SPH.

        Previously, on September 1, 2017, SPH and ARCO Midcon LLC, an affiliate of BP Pipelines (North America) Inc., entered into a securities purchase agreement whereby SPH purchased a 30% interest in Olympic Pipe Line Company LLC from BP. The Olympic Pipeline is a regulated interstate refined products pipeline system that spans approximately 400 miles across the states of Washington and Oregon.

        Pursuant to the SPH ROFO Agreement, Pike granted TLP a right of first offer to acquire the SPH membership interests. In the event that Pike intends to sell, assign, transfer or convey, by merger, consolidation or otherwise, all or any portion of the SPH membership interests to any third party, then Pike shall give written notice thereof to TLP. For a period of 30 days after delivery of such notice to TLP, TLP shall have the right, but not the obligation, to submit a written offer to purchase the subject SPH membership interests. In the event that Pike elects to accept TLP's purchase offer, then Pike shall be bound to transfer to TLP, and TLP shall be bound to purchase from Pike, the subject SPH membership interests on the terms and conditions set forth in TLP's offer notice, with such modifications as may be mutually agreed upon by TLP and Pike. In the event that either (i) an offer is made and Pike rejects such offer or (ii) no offer is made by TLP within the 30-day period, then for a 120-day period after the date on which Pike rejects the TLP offer or the first date after the last day on which TLP was permitted to make an offer, as applicable, Pike may solicit an offer to purchase the subject SPH membership interests from one or more third parties as Pike may determine in its discretion, subject to the terms and conditions in the SPH ROFO Agreement.

        TLP's rights under the SPH ROFO Agreement shall expire on September 3, 2021. In addition, Pike shall have the right, but not the obligation, to terminate the SPH ROFO Agreement upon written notice to TLP at any time after TLP ceases to be controlled by ArcLight.

Terminals and Pipeline Control Operations

        The pipelines we own or operate are operated via wireless, radio and frame relay communication systems from a central control room located in Atlanta, Georgia. We also monitor activity at our terminals from this control room.

        The control center operates with Supervisory Control and Data Acquisition, or SCADA, systems. Our control center is equipped with computer systems designed to continuously monitor operational data, including refined product throughput, flow rates and pressures. In addition, the control center monitors alarms and throughput balances. The control center operates remote pumps, motors and valves associated with the receipt of refined products. The computer systems are designed to enhance leak-detection capabilities, sound automatic alarms if operational conditions outside of pre-established parameters occur and provide for remote-controlled shutdown of pump stations on the pipeline. Pump stations and meter-measurement points on the pipeline are linked by high speed communication systems for remote monitoring and control. In addition, our Collins/Purvis, Mississippi bulk storage facility contains full back-up/redundant disaster recovery systems covering all of our SCADA systems.

Safety and Maintenance

        We perform preventive and normal maintenance on the pipeline and terminal systems we operate or own and make repairs and replacements when necessary or appropriate. We also conduct routine and required inspections of the pipeline and terminal tanks we operate or own as required by code or regulation. External coatings and impressed current cathodic protection systems are used to protect against external corrosion. We conduct all cathodic protection work in accordance with National Association of Corrosion Engineers standards. We continually monitor, test, and record the effectiveness of these corrosion-inhibiting systems.

        We monitor the structural integrity of all of our Department of Transportation, or DOT, regulated pipeline systems. These pipeline systems include the 67-mile Razorback pipeline; a 37-mile pipeline, known as the "Pinebelt pipeline," located in Covington County, Mississippi that transports refined petroleum liquids between our Collins and Collins/Purvis bulk storage terminal facilities; a one-mile diesel fuel pipeline, known as the Bellemeade pipeline, owned by and operated for Dominion Virginia Power Corp. in Richmond, Virginia; the Diamondback pipeline; and an approximately 18-mile, bi-directional refined petroleum liquids pipeline in Texas, known as the "MB pipeline," that we operate and maintain on behalf of PMI Services North America, Inc., an affiliate of PEMEX. The maintenance of structural integrity includes a program of integrity management that conforms to Federal and State regulations and follows industry periodic inspection and testing guidelines. Beginning in 2002, the DOT required internal inspections or other integrity testing of all DOT-regulated crude oil and refined product pipelines that affect or could affect high consequence areas, or HCAs. We believe that the pipelines we own and manage meet or exceed all DOT inspection requirements for pipelines located in the United States.

        Maintenance facilities containing equipment for pipe repairs, spare parts, and trained response personnel are located along all of these pipelines. Employees participate in simulated spill deployment exercises on a regular basis. They also participate in actual spill response boom deployment exercises in planned spill scenarios in accordance with Oil Pollution Act of 1990 requirements. We believe that the pipelines we own and manage have been constructed and are maintained in all material respects in accordance with applicable federal, state, and local laws and the regulations and standards prescribed by the American Petroleum Institute, the DOT, and accepted industry practice.

        At our terminals, tanks designed for gasoline storage are equipped with internal or external floating roofs designed to minimize emissions and prevent potentially flammable vapor accumulation between fluid levels and the roof of the tank. Our terminal facilities have all required facility response plans, spill prevention and control plans and other plans and programs to respond to emergencies.

        Many of our terminal loading racks are protected with fire protection systems activated by either heat sensors or an emergency switch. Several of our terminals also are protected by foam systems that are activated in case of fire.

Safety Regulation

        We are subject to regulation by the DOT's Pipeline and Hazardous Materials Safety Administration, or PHMSA, under the Pipeline Inspection, Protection, Enforcement and Safety Act of 2006, or PIPES Act, and comparable state statutes relating to the design, installation, testing, construction, operation, replacement and management of the pipeline facilities we operate or own. The PIPES Act covers petroleum and petroleum products and requires any entity that owns or operates pipeline facilities to comply with such regulations, to permit access to and copying of records, and to make certain reports to and provide information as required by the Secretary of Transportation. We believe that we are in material compliance with the PIPES Act and the regulations promulgated thereunder.

        PHMSA has also promulgated regulations that require qualification of pipeline personnel. These regulations require pipeline operators to develop and maintain a written qualification program for individuals performing covered tasks on pipeline facilities. The intent of these regulations is to ensure a qualified work force and to reduce the probability and consequence of incidents caused by human error. The regulations establish qualification requirements for individuals performing covered tasks, and amend certain training requirements in existing regulations. We believe that we are in material compliance with these PHMSA regulations.

        PHMSA has also established a series of rules and regulations requiring pipeline operators to develop integrity management programs for hazardous liquid pipelines and related facilities where a leak or rupture could do the most harm — that is, in HCAs. We are subject to PHMSA regulation for HCAs for Category 2 pipeline systems (applicable to companies operating less than 500 miles of jurisdictional pipeline). This regulation specifies how to assess, evaluate, repair and validate the integrity of pipeline segments that could impact populated areas, areas unusually sensitive to environmental damage and commercially navigable waterways, in the event of a release. The pipelines we own or manage are subject to these requirements. The regulation requires an integrity management program that utilizes internal pipeline inspection, pressure testing, or other equally effective means to assess the integrity of pipeline segments in HCAs. The program requires periodic review of pipeline segments in HCAs to ensure adequate preventative and mitigative measures exist. Through this program, we evaluated a range of threats to each pipeline segment's integrity by analyzing available information about the pipeline segment and consequences of a failure in an HCA. The regulation requires prompt action to address integrity issues raised by the assessment and analysis. We have completed baseline assessments for all segments.

        The Pipeline Safety, Regulatory Certainty, and Job Creation Act of 2011, among other things, increased the maximum civil penalty for pipeline safety violations and directed the Secretary of Transportation to promulgate rules and standards relating to expanded integrity management requirements. Should our operations fail to comply with PHMSA or comparable state regulations, we could be subject to substantial penalties and fines. Effective April 27, 2017, the maximum civil penalties PHMSA can impose are $209,002 per violation per day, with a maximum of $2,090,022 for a related series of violations.

        Our terminals also are subject to various state regulations regarding our storage of refined product in aboveground storage tanks. These regulations require, among other things, registration of tanks, financial assurances and inspection and testing, consistent with the standards established by the American Petroleum Institute. We have completed baseline assessments for all of the segments and believe that we are in material compliance with these aboveground storage tank regulations.

        We also are subject to the requirements of the federal Occupational Safety and Health Act, or OSHA, and comparable state statutes that regulate the protection of the health and safety of workers. In addition, the OSHA hazard communication standard, the Environmental Protection Agency, or EPA, community right-to-know regulations under Title III of the Federal Superfund Amendment and Reauthorization Act, and comparable state statutes require us to organize and disclose information about the hazardous materials used in our operations. Certain parts of this information must be reported to employees, state and local governmental authorities and local citizens upon request. We believe that we are in material compliance with OSHA and state requirements, including general industry standards, record keeping requirements and monitoring of occupational exposures.

        In general, we expect to increase our expenditures during the next decade to comply with higher industry and regulatory safety standards such as those described above. Although we cannot estimate the magnitude of such expenditures at this time, we do not believe that they will have a material adverse impact on our results of operations.

Environmental Matters

        Our operations are subject to stringent and complex laws and regulations pertaining to health, safety and the environment. As an owner or operator of refined product terminals and pipelines, we must comply with these laws and regulations at federal, state and local levels. These laws and regulations can restrict or impact our business activities in many ways, such as:

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  requiring remedial action to mitigate releases of hydrocarbons, hazardous substances or wastes caused by our operations or attributable to former operators;

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  requiring capital expenditures to comply with environmental control requirements; and

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  enjoining the operations of facilities deemed non-compliant with permits issued pursuant to such environmental laws and regulations.

        Failure to comply with these laws and regulations may trigger a variety of administrative, civil and criminal enforcement measures, including the assessment of monetary penalties, the imposition of remedial requirements, and the issuance of orders enjoining future operations. Certain environmental statutes impose strict, joint and several liability for costs required to clean up and restore sites where hydrocarbons, hazardous substances or wastes have been released or disposed of. Moreover, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the release of hydrocarbons, hazardous substances or other wastes into the environment.

        The trend in environmental regulation is to place more restrictions and limitations on activities that may affect the environment. As a result, there can be no assurance as to the amount or timing of future expenditures that may be required for environmental compliance or remediation, and actual future expenditures may be different from the amounts we currently anticipate. We try to anticipate future regulatory requirements that may affect our operations and to plan accordingly to comply with and minimize the costs of such requirements.

        We do not believe that compliance with federal, state or local environmental laws and regulations will have a material adverse effect on our business, financial position or results of operations. In addition, we believe that the various environmental activities in which we are presently engaged are not expected to materially interrupt or diminish our operational ability. We cannot assure you, however, that future events, such as changes in existing laws, the promulgation of new laws, or the development or discovery of new facts or conditions will not cause us to incur significant costs. The following is a discussion of certain potential material environmental concerns that relate to our business.

        Water.    The Federal Water Pollution Control Act of 1972, renamed and amended as the Clean Water Act or CWA, imposes strict controls on the discharge of pollutants, including oil and its derivatives, into navigable waters. The discharge of pollutants into regulated waters is prohibited except in accordance with the regulations issued by the EPA or the state. We are subject to various types of storm water discharge requirements at our terminals. The EPA and a number of states have adopted regulations that require us to obtain permits to discharge storm water run-off from our facilities. Such permits may require us to monitor and sample the effluent from our operations. The cost involved in obtaining and renewing these storm water permits is not material. We believe that we are in substantial compliance with effluent limitations at our facilities and with the CWA generally.

        The CWA provides penalties for any discharges of petroleum products in reportable quantities and imposes substantial potential liability for the costs of removing an oil or hazardous substance spill. State laws for the control of water pollution also provide for various civil and criminal penalties and liabilities in the event of a release of petroleum or its derivatives in surface waters or into the groundwater. Spill prevention control and countermeasure requirements of federal laws require, among other things, that appropriate containment be constructed around product storage tanks to help prevent the contamination of navigable waters in the event of a product tank spill, rupture or leak.

        The primary federal law for oil spill liability is the Oil Pollution Act of 1990, as amended, or OPA, which addresses three principal areas of oil pollution — prevention, containment and cleanup. It applies to vessels, offshore platforms, and onshore facilities, including terminals, pipelines and transfer facilities. In order to handle, store or transport oil, shore facilities are required to file oil spill response plans with the United States Coast Guard, the PHMSA Office of Pipeline Safety or the EPA. Numerous states have enacted laws similar to OPA. Under OPA and similar state laws, responsible parties for a regulated facility from which oil is discharged may be liable for removal costs and natural resources damages. We believe that we are in substantial compliance with regulations pursuant to OPA and similar state laws.

        Contamination resulting from spills or releases of refined products is an inherent risk in the petroleum terminal and pipeline industry. To the extent that groundwater contamination requiring remediation exists around the facilities we own as a result of past operations, we believe any such contamination is being controlled or remedied without having a material adverse effect on our financial condition. However, such costs can be unpredictable and are site specific and, therefore, the effect may be material in the aggregate.

        Air Emissions.    Our operations are subject to the federal Clean Air Act, or CAA, and comparable state and local statutes. The CAA requires most industrial operations in the United States to incur expenditures to meet the air emission control standards that are developed and implemented by the EPA and state environmental agencies. These laws and regulations regulate emissions of air pollutants from various industrial sources, including our operations, and also impose various monitoring and reporting requirements. Such laws and regulations may require a facility to obtain pre-approval for the construction or modification of certain projects or facilities expected to produce air emissions or result in the increase of existing air emissions, and obtain and strictly comply with air permits containing requirements.

        Most of our terminaling operations require air permits. These operations generally include volatile organic compound emissions (primarily hydrocarbons) associated with truck loading activities and tank working and breathing losses. The sources of these emissions are strictly regulated through the permitting process. Such regulation includes stringent control technology and extensive permit review and periodic renewal. The cost involved in obtaining and renewing these permits is not material.

        Moreover, any of our facilities that emit volatile organic compounds or nitrogen oxides and are located in ozone non-attainment areas face increasingly stringent regulations, including requirements to install various levels of control technology on sources of pollutants. For instance, in October 2015, the EPA lowered the ozone National Ambient Air Quality Standards from 75 to 70 parts per billion, and the EPA issued its anticipated area designations in November 2017 and December 2017. We believe that we are in substantial compliance with existing standards and regulations pursuant to the CAA and similar state and local laws, and we do not anticipate that implementation of additional regulations will have a material adverse effect on us.

        Congress and numerous states are currently considering proposed legislation directed at reducing "greenhouse gas emissions." It is not possible at this time to predict how future legislation that may be enacted to address greenhouse gas emissions would impact our operations. We believe we are in compliance with existing federal and state greenhouse gas reporting regulations. Although future laws and regulations could result in increased compliance costs or additional operating restrictions, they are not expected to have a material adverse effect on our business, financial position, results of operations and cash flows.

        Hazardous and Solid Waste.    Our operations are subject to the Federal Resource Conservation and Recovery Act, as amended, or RCRA, and comparable state laws, which impose detailed requirements for the handling, storage, treatment, and disposal of hazardous and solid waste. All of our terminal facilities are classified by the EPA as Conditionally Exempt Small Quantity Generators. Our terminals do not generate hazardous waste except in isolated and infrequent cases. At such times, only third party disposal sites which have been audited and approved by us are used. Our operations also generate solid wastes that are regulated under state law or the less stringent solid waste requirements of RCRA. We believe that we are in substantial compliance with the existing requirements of RCRA and similar state and local laws, and the cost involved in complying with these requirements is not material.

        Site Remediation.    The Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or CERCLA, also known as the "Superfund" law, and comparable state laws impose liability without regard to fault or the legality of the original conduct, on certain classes of persons responsible for the release of hazardous substances into the environment. Such classes of persons include the current and past owners or operators of sites where a hazardous substance was released, and companies that disposed or arranged for disposal of hazardous substances at offsite locations such as landfills. In the course of our operations we will generate wastes or handle substances that may fall within the definition of a "hazardous substance." CERCLA authorizes the EPA and, in some cases, third parties to take actions in response to threats to the public health or the environment and to seek to recover from the responsible classes of persons the costs they incur. Under CERCLA, we could be subject to joint and several liability for the costs of cleaning up and restoring sites where hazardous substances have been released, for damages to natural resources and for the costs of certain health studies. We believe that we are in substantial compliance with the existing requirements of CERCLA.

        We currently own, lease, or operate numerous properties and facilities that for many years have been used for industrial activities, including refined product terminaling operations. Hazardous substances, wastes, or hydrocarbons may have been released on or under the properties owned or leased by us, or on or under other locations where such substances have been taken for disposal. In addition, some of these properties have been operated by third parties or by previous owners whose treatment and disposal or release of hazardous substances, wastes, or hydrocarbons, was not under our control. These properties and the substances disposed or released on them may be subject to CERCLA, RCRA and analogous state laws. Under such laws, we could be required to remove previously disposed substances and wastes (including substances disposed of or released by prior owners or operators) or remediate contaminated property (including groundwater contamination, whether from prior owners or operators or other historic activities or spills).

        Endangered Species Act.    The Endangered Species Act restricts activities that may affect endangered or threatened species or their habitats. While some of our facilities are in areas that may be designated as habitat for endangered or threatened species, we believe that we are in substantial compliance with the Endangered Species Act. However, the discovery of previously unidentified endangered or threatened species could cause us to incur additional costs or become subject to operating restrictions or bans in the affected area.

Operational Hazards and Insurance

        Our terminal and pipeline facilities may experience damage as a result of an accident or natural disaster. These hazards can cause personal injury and loss of life, severe damage to and destruction of property and equipment, pollution or environmental damage and suspension of operations. We maintain insurance of various types that we consider adequate to cover our operations, properties and loss of income at specified locations. Coverage for domestic acts of terrorism as defined in Terrorism Risk Insurance Program Reauthorization Act 2007 are covered under certain of our casualty insurance policies.

        The insurance covers all of our facilities in amounts that we consider to be reasonable. The insurance policies are subject to deductibles that we consider reasonable and not excessive. Our insurance does not cover every potential risk associated with operating terminals, pipelines and other facilities. Consistent with insurance coverage generally available to the industry, our insurance policies provide limited coverage for losses or liabilities relating to pollution, with broader coverage for sudden and accidental occurrences.

Tariff Regulation

        The Razorback pipeline, which runs between Mount Vernon, Missouri and Rogers, Arkansas, and the Diamondback pipeline, which runs between Brownsville, Texas and the United States-Mexico border, transport petroleum products subject to regulation by the FERC under the Interstate Commerce Act and the Energy Policy Act of 1992 and rules and orders promulgated under those statutes. FERC regulation requires that the rates of pipelines providing interstate service, such as the Razorback and Diamondback pipelines, be filed at FERC and posted publicly, and that these rates be "just and reasonable" and non-discriminatory. Such rates are currently regulated by the FERC primarily through an index methodology, whereby a pipeline is allowed to change its rates based on the change from year to year in the Producer Price Index for Finished Goods (PPI-FG), plus a 1.23 percent adjustment for the five-year period beginning July 1, 2016. In the alternative, interstate pipeline companies may elect to support rate filings by using a cost-of-service methodology, competitive market showings, or actual agreements between shippers and the oil pipeline company. On October 20, 2016, the FERC issued an Advanced Notice of Proposed Rulemaking (ANOPR) to consider modifications to its current policies for evaluating oil pipeline index rate changes for the purpose of ensuring that index rate increases do not cause pipeline revenues to substantially deviate from costs. Specifically, FERC is considering the following changes to their current indexing methodologies for oil pipelines: (A) deny index increases to rates for any pipeline whose FERC Form No. 6, Page 700 revenues exceed costs by fifteen percent for both of the prior two years; (B) deny index increases to rates that exceed by five percent the cost changes reported on Page 700; and (C) apply these reforms to costs more closely associated with the proposed indexed rate rather than total company-wide cost and revenue data currently reported on Page 700. Initial comments were filed on January 19, 2017, and reply comments were due on March 6, 2017. It is premature to know what, if any, impact these proposed regulatory changes may have, or whether the proposal will be modified or even adopted all.

        The FERC generally has not investigated interstate oil pipeline rates on its own initiative when those rates have not been the subject of a protest or a complaint by a shipper. A shipper or other party having a substantial economic interest in our rates could, however, challenge our rates. In response to such challenges, the FERC could investigate our rates. If our rates were successfully challenged, the amount of cash available for distribution to unitholders could be reduced. In the absence of a challenge to our rates, given our ability to utilize either filed rates as annually indexed or to utilize rates tied to cost of service methodology, competitive market showing, or actual agreements between shippers and us, we do not believe that FERC's regulations governing oil pipeline ratemaking would have any negative material monetary impact on us unless the regulations were substantially modified in such a manner so as to effectively prevent a pipeline company's ability to earn a fair return for the shipment of petroleum products utilizing its transportation system, which we believe to be an unlikely scenario.

        Under current FERC policy, interstate oil and gas pipelines, including those owned by master limited partnerships, may include an income tax allowance in their cost of service used to calculate cost-based transportation rates to reflect the actual or potential income tax liability attributable to their public utility income, regardless of the form of ownership. FERC is currently reviewing and may modify its tax allowance policy used in formulating rates charged by pipelines owned by partnerships. On July 1, 2016, in United Airlines, Inc. v FERC, the United States Court of Appeals for the District of Columbia Circuit (D.C. Circuit) vacated a pair of FERC orders to the extent they permitted an interstate refined petroleum products pipeline owned by a master limited partnership to include an income tax allowance in its cost-of-service-based rates. In that case, interstate shippers argued that FERC's discounted cash flow methodology provides for a sufficient after-tax return on equity (ROE) to attract investment in partnerships not taxed at the partnership level. The shippers claimed that the combination of the ROE allowed by FERC, based in part on the equity returns of entities taxed as corporations, and FERC's tax allowance policy resulted in "double recovery" of taxes by the partners in the partnership in that case. The D.C. Circuit agreed, finding that FERC failed to provide sufficient evidence that granting the tax allowance to the pipeline partnership would not result in double recovery. The D.C. Circuit remanded the case to FERC, ordering FERC to demonstrate that the allowance does not permit double recovery, remove any instances of duplicative recovery or develop a new methodology for ratemaking that does not result in double recovery. On December 15, 2016, FERC issued a Notice of Inquiry seeking advice from energy industry participants on how to address the potential for over-recovery of income tax costs from Master Limited Partnerships under FERC's current ratemaking policy. Initial comments were due March 8, 2017, and reply comments were due April 7, 2017. The outcome of this proceeding could affect FERC's income tax allowance policy for cost-based rates charged by regulated pipelines going forward. The current tariff rates for each of the Razorback and Diamondback pipelines were established via agreement with non-affiliated shippers. If the FERC were to substantially reduce or eliminate the right of a master limited partnership to include in its cost-of-service rate an income tax allowance, it may affect the Razorback and Diamondback pipelines' ability in the future to justify, on a cost-of-service basis, their tariff rates if challenged in a protest or complaint.

        In addition to being regulated by the FERC, we are required to maintain a Presidential Permit from the United States Department of State to operate and maintain the Diamondback pipeline, because the pipeline transports petroleum products across the international boundary line between the United States and Mexico. The Department of State's regulations do not affect our rates but do require the agency's approval for the international crossing. We do not believe that these regulations would have any negative material monetary impact on us unless the regulations were substantially modified, which we believe to be an unlikely scenario.

Title to Properties

        The Razorback and Diamondback pipelines are generally constructed on easements and rights-of-way granted by the apparent record owners of the property and in some instances these grants are revocable at the election of the grantor. Several rights-of-way for the Razorback pipeline and other real property assets are shared with other pipelines and other assets owned by third parties. In many instances, lands over which rights-of-way have been obtained are subject to prior liens that have not been subordinated to the right-of-way grants. We have obtained permits from public authorities to cross over or under, or to lay facilities in or along, watercourses, county roads, municipal streets, and state highways and, in some instances, these permits are revocable at the election of the grantor. We have also obtained permits from railroad companies to cross over or under lands or rights-of-way, many of which are also revocable at the grantor's election. In some cases, property for pipeline purposes was purchased in fee.

        Some of the leases, easements, rights-of-way, permits, licenses and franchise ordinances transferred to us will require the consent of the grantor to transfer these rights, which in some instances is a governmental entity. Our general partner has obtained or is in the process of obtaining sufficient third-party consents, permits, and authorizations for the transfer of the facilities necessary for us to operate our business in all material respects as described in this prospectus supplement. With respect to any consents, permits, or authorizations that have not been obtained, our general partner believes that these consents, permits, or authorizations will be obtained, or that the failure to obtain these consents, permits, or authorizations would not have a material adverse effect on the operation of our business.

        Our general partner believes that we have satisfactory title to all of our assets. Although title to these properties is subject to encumbrances in some cases, such as customary interests generally retained in connection with acquisition of real property, liens that can be imposed in some jurisdictions for government-initiated action to cleanup environmental contamination, liens for current taxes and other burdens, and easements, restrictions and other encumbrances to which the underlying properties were subject at the time of our acquisition, our general partner believes that none of these burdens should materially detract from the value of these properties or from our interest in these properties or should materially interfere with their use in the operation of our business.

Employees

        We do not directly employ any of the persons responsible for managing our business. We are managed by our general partner, TransMontaigne GP. For the year ended December 31, 2016, the executive officers of our general partner were employees of and paid by NGL Energy Operating until June 30, 2016 and thereafter by TLP Management Services. All of our management and operational activities were provided during 2016 by employees of NGL Energy Operating until June 30, 2016 and thereafter by TLP Management Services.

        In connection with the ArcLight acquisition, NGL and ArcLight entered into a transition services agreement whereby NGL Energy Operating continued to employ the officers of our general partner and employees that provided services to our partnership, and NGL Energy Operating provided payroll and benefits services related thereto for so long as necessary. On June 26, 2016 all officers and employees who provide services to our partnership became employees of TLP Management Services, which entity established and maintains all employee benefits programs on behalf of our partnership.

        As of September 30, 2017, approximately 463 employees of TLP Management Services provided services directly to us. As of September 30, 2017, none of TLP Management Services employees who provide services directly to us were covered by a collective bargaining agreement.

MANAGEMENT

        The following table shows information for the directors and officers of our general partner:

Name	Age	Position
Frederick W. Boutin	62	Chief Executive Officer
Mark S. Huff	58	President
Robert T. Fuller	48	Executive Vice President, Chief Financial Officer and Treasurer
Michael A. Hammell	47	Executive Vice President, General Counsel and Secretary
James F. Dugan	59	Chief Operating Officer and Executive Vice President
Steven A. Blank	63	Independent Director, Chairman of Audit Committee
Theodore D. Burke	57	Director
Kevin M. Crosby	45	Director
Daniel R. Revers	55	Director
Lucius H. Taylor	43	Director
Barry E. Welch	60	Independent Director, Chairman of Conflicts Committee
Jay A. Wiese	61	Independent Director, Chairman of Compensation Committee

        Frederick W. Boutin has served as Chief Executive Officer of our general partner and its subsidiaries since November of 2014. Prior to then he served as Executive Vice President and Chief Financial Officer beginning in January 2008. Mr. Boutin also managed business development and commercial contracting activities from December 2007 to July 2010 and from August 2013 to January 2015. Prior to February 1, 2016, Mr. Boutin also served in various other capacities at our general partner and its subsidiaries, and TransMontaigne LLC and its predecessors, since 1995. Prior to his affiliation with TransMontaigne, Mr. Boutin was a Vice President at Associated Natural Gas Corporation, and its successor Duke Energy Field Services, and a certified public accountant with Peat Marwick. Mr. Boutin holds a B.S. in Electrical Engineering and an M.S. in Accounting from Colorado State University.

        Mark S. Huff has served as President of our general partner and its subsidiaries since August 2017. Mr. Huff served as Executive Vice President, Commercial Operations of our general partner and its subsidiaries from September 2016 to August 2017 and prior thereto as Senior Vice President, Commercial Operations since returning to the partnership in January 2015. Prior thereto he served as Director of Business Development with Colonial Pipeline from November 2012 to January 2015 and as Managing Director of Vecenergy from 2008 to 2012. Mr. Huff was previously employed with a former affiliate of the partnership from 1996 to 2007 where he was responsible at various times for the business development and product marketing activities of TransMontaigne Partners and its affiliates. Mr. Huff holds a B.S. in Nautical Science from the United States Merchant Marine Academy at Kings Point, NY.

        Robert T. Fuller has served as Executive Vice President, Chief Financial Officer and Treasurer of our general partner and its subsidiaries since November of 2014. Prior to November of 2014, Mr. Fuller served as Vice President and Chief Accounting Officer of our general partner and its subsidiaries since January 2011 and as its Assistant Treasurer since February 2012. Prior to his affiliation with TransMontaigne, Mr. Fuller spent 13 years as a certified public accountant with KPMG LLP. Mr. Fuller has a B.A. in Political Science from Fort Lewis College and a M.S. in

Accounting from the University of Colorado. Mr. Fuller is licensed as a certified public accountant in Colorado and New York.

        Michael A. Hammell has served as Executive Vice President, General Counsel and Secretary of our general partner and its subsidiaries since October 2012. Mr. Hammell served as the Senior Vice President, Assistant General Counsel and Secretary of each of our general partner and the TransMontaigne LLC entities from July 2011 to October 2012; as Vice President, Assistant General Counsel and Secretary from January 2011 to July 2011; as Vice President, Assistant General Counsel and Assistant Secretary from November 2007 until January 2011 and as Assistant General Counsel from April 2007 to November 2007. Prior to joining TransMontaigne, Mr. Hammell practiced at the law firm of Hogan & Hartson LLP (now Hogan Lovells). Mr. Hammell received a B.S. in Business Administration from the University of Colorado at Boulder and a J.D. from Northwestern University School of Law.

        James F. Dugan has served as Executive Vice President and Chief Operating Officer of our general partner and its subsidiaries since August 30, 2017. Mr. Dugan previously served as Executive Vice President, Engineering and Operations of our general partner and its subsidiaries from June 30, 2017 to August 30, 2017 and served as the Senior Vice President, Engineering and Operations of our general partner and its subsidiaries from January 2008 to June 30, 2017. Mr. Dugan joined TransMontaigne Inc. as Engineering Manager in 1998. He has over 16 years of experience in senior leadership positions overseeing domestic and international petroleum marine terminals, pipelines and engineering divisions. Mr. Dugan began his career as a Project Engineer for Gulf Interstate Energy in 1983 and in 1993 he joined Louis Dreyfus Energy as a Project Engineer. He has served on the Board of Directors for the International Liquid Terminals Association (ILTA) since 2011, and he holds certification through the American Petroleum Institute.

        Steven A. Blank was elected as a director of our general partner on September 24, 2014. Mr. Blank was asked to join the board of directors, in part, based on his executive management experience in the energy industry, his financial and accounting knowledge and because he qualified as an independent director. Mr. Blank served as Executive Vice President, Chief Financial Officer and Treasurer of NuStar GP, LLC and NuStar GP Holdings from February 2012 until December 2013. Mr. Blank served as Senior Vice President and Chief Financial Officer of NuStar GP, LLC from January 2002 until February 2012. Mr. Blank also served as NuStar GP, LLC's Treasurer from July 2005 until February 2012. Mr. Blank has also served as Senior Vice President, Chief Financial Officer and Treasurer of NuStar GP Holdings from March 2006 until December 2013. From December 1999 until January 2002, Mr. Blank was Chief Accounting and Financial Officer and a director of NuStar GP, LLC. Mr. Blank served as Vice President and Treasurer of Ultramar Diamond Shamrock Corporation from December 1996 until January 2002. From February 2015 until November 2016 Mr. Blank served on the board of directors of Dakota Plains Holdings, Inc. an integrated midstream energy company that operated the Pioneer Terminal in Mountrail County, North Dakota with services that included outbound crude storage, logistics and rail transportation and inbound frac sand logistics. Mr. Blank holds a B.A. in History from the State University of New York and a Master of International Affairs, Specialization in Business from Columbia University. Mr. Blank serves as the chair of the audit committee of our general partner and as a member of the compensation and conflicts committees of our general partner.

        Theodore D. Burke was elected as a director of our general partner on February 22, 2016. Mr. Burke was appointed to the board of directors of our general partner by ArcLight, in part, based on his position with ArcLight and his legal and executive management experience in the energy industry. Mr. Burke serves as a Partner and the General Counsel of ArcLight. He joined ArcLight in 2014 and has over 30 years of legal, energy finance, and private equity experience. Prior to joining ArcLight, Mr. Burke was the Chief Executive and Global Managing Partner of Freshfields, Bruckhaus Deringer LLP. Before Freshfields, he was a Partner with Milbank Tweed Hadley and McCloy. Mr. Burke earned a Bachelor of Arts in Economics from the University of Vermont and a Juris Doctor from Georgetown University.

        Kevin M. Crosby was elected as a director of our general partner on February 1, 2016. Mr. Crosby was appointed to the board of directors of our general partner by ArcLight, in part, based on his position with ArcLight and his energy finance and industry experience. Mr. Crosby serves as a Partner of Arclight. He joined ArcLight in 2001 and has 21 years of energy finance and private equity experience. Prior to joining ArcLight, Mr. Crosby was an Associate in the Corporate Finance Group at John Hancock where he focused on analyzing, structuring, and closing private debt and equity investments in the energy industry. Mr. Crosby also focused on industrial sectors such as chemicals, metals, consumer products, and healthcare while at John Hancock. Mr. Crosby began his career in 1995 at John Hancock Funds, where he held various financial positions. Mr. Crosby earned a Bachelor of Science in Finance from the University of Maine.

        Daniel R. Revers was elected as a director of our general partner on February 1, 2016. Mr. Revers was appointed to the board of directors of our general partner by ArcLight, in part, based on his position with ArcLight and his energy finance and industry experience. Mr. Revers is a co-founder and the Managing Partner of ArcLight and has 27 years of energy finance and private equity experience. Mr. Revers is responsible for overall investment, asset management, strategic planning, and operations of ArcLight and its funds. Prior to forming ArcLight in 2000, Mr. Revers was a Managing Director in the Corporate Finance Group at John Hancock Financial Services, where he was responsible for the origination, execution, and management of a $6 billion portfolio consisting of debt, equity, and mezzanine investments in the energy industry. Prior to joining John Hancock in 1995, Mr. Revers held various financial positions at Wheelabrator Technologies, where he specialized in the development, acquisition, and financing of domestic and international power and energy projects. Mr. Revers serves as a director of the general partner of American Midstream Partners, LP and the general partner of JP Energy Partners LP. Mr. Revers earned a Bachelor of Arts in Economics from Lafayette College and a Master of Business Administration from the Amos Tuck School of Business Administration at Dartmouth College.

        Lucius H. Taylor was elected as a director of our general partner on February 1, 2016. Mr. Taylor was appointed to the board of directors of our general partner by ArcLight, in part, based on his position with ArcLight and his energy finance and industry experience. Mr. Taylor serves as a Principal of Arclight. He joined ArcLight in 2007 and has 17 years of experience in energy and natural resource finance and engineering. Prior to joining ArcLight, Mr. Taylor was a Vice President in the Energy and Natural Resource Group at FBR Capital Markets, where he focused on raising public and private capital for companies in the power and energy sectors. Mr. Taylor began his career as a geologist and project manager at CH2M HILL and is a licensed professional geologist. Mr. Taylor serves as a director of the general partner of American Midstream Partners, LP. Mr. Taylor earned a Bachelor of Arts in Geology from Colorado College, a Master of Science in Hydrogeology from the University of Nevada, and a Master of Business Administration from the Wharton School of Business at the University of Pennsylvania.

        Barry E. Welch was elected as a director of our general partner on July 21, 2016. Mr. Welch was asked to join the board of directors, in part, based on his corporate finance and public company executive management and board experience, and because he qualifies as an independent director. Since January 2015, Mr. Welch has been an independent energy consultant, including a senior advisor role to Southwest Generation, a US independent power company. In June 2016, Mr. Welch joined the board of directors of Novatus Energy, LLC, a renewable energy independent power company. Novatus owns a 1.2 GW portfolio of operational and under-construction wind and solar projects and manages interests in an additional 610 MW of operating wind projects. From 2004 to September 2014, Mr. Welch served as the Chief Executive Officer of Atlantic Power and also served on the board of directors of Atlantic Power from 2006 to 2014. From 2001 to 2004, Mr. Welch served as the Senior Vice President, Head of the Bond and Corporate Finance Group at John Hancock Financial Services, and from 1989 to 2001 he served in various other roles at John Hancock, including Senior Vice President, Team leader: Utilities, Infrastructure Project Finance, Oil & Gas from 1998 to 2001, Senior Managing Director, Team Leader: Utilities and Infrastructure Project Finance from 1995 to 1998, Senior Investment Officer — Project Finance 1992 to 1995 and Investment Officer — Project Finance 1989 to 1992. Mr. Welch holds a Bachelor of Science in Engineering from Princeton University and a Masters of Business Administration from Boston College.

        Jay A. Wiese was elected as a director of our general partner on July 21, 2016. Mr. Wiese was asked to join the Board, in part, based on his executive management experience in the energy industry, experience as a former member of the Board and because he qualifies as an independent director. Mr. Wiese previously served as a director of our general partner and as a member of the audit, conflicts and compensation committees of our general partner from October 2010 until August 2014. From December 2006 to the present, Mr. Wiese has served as the Managing Member of Liberated Partners LLC, a global energy consulting business with a focus on client strategy, acquisitions, logistics, business development and operational analysis. From 1982 to October 2006, Mr. Wiese served in various senior management positions, including most recently Vice President, with Magellan Midstream Partners, L.P., where he had responsibility over Magellan Terminal Holdings in the areas of commercial and business development, acquisitions and operations. From March 2012 until October 2016, Mr. Wiese served on the board of directors of Associated Asphalt, Inc., a private company engaged in the storage and supply of liquid asphalt to the paving industry, where Mr. Wiese was a member of the Audit and Compensation Committees. Mr. Wiese holds a Bachelor of Science in Business from Oklahoma State University where Mr. Wiese is a member of the Foundation's Board of Trustees and Chair of its Investment Committee.

Audit Committee

        The board of directors of our general partner has a standing audit committee. The audit committee currently has three members, Steven A. Blank, Barry E. Welch and Jay A. Wiese, each of whom is able to understand fundamental financial statements and at least one of whom has past experience in accounting or related financial management. The board has determined that each member of the audit committee is independent under Section 303A.02 of the New York

Stock Exchange listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended. In making the independence determination, the board considered the requirements of the New York Stock Exchange and the Corporate Governance Guidelines of our general partner. Among other factors, the board considered current or previous employment with the partnership, its auditors or their affiliates by the director or his immediate family members, ownership of our voting securities, and other material relationships with the partnership. The audit committee has adopted a charter, which has been ratified and approved by the board of directors of our general partner.

        With respect to material relationships, the following relationships are not considered to be material for purposes of assessing independence: service as an officer, director, employee or trustee of, or greater than five percent beneficial ownership in (a) a supplier to the partnership if the annual sales to the partnership are less than one percent of the sales of the supplier; (b) a lender to the partnership if the total amount of the partnership's indebtedness is less than one percent of the total consolidated assets of the lender; or (c) a charitable organization if the total amount of the partnership's annual charitable contributions to the organization are less than three percent of that organization's annual charitable receipts.

        Based upon his education and employment experience as more fully detailed in Mr. Blank's biography set forth above, Mr. Blank has been designated by the board as the audit committee's financial expert meeting the requirements promulgated by the SEC and set forth in Item 407(d)(5)(ii) of Regulation S-K of the Securities Exchange Act of 1934.

Conflicts Committee

        Messrs. Blank, Welch and Wiese currently serve on the conflicts committee of the board of directors of our general partner. The conflicts committee reviews specific matters that the board of our general partner believes may involve conflicts of interest. The conflicts committee determines if the resolution of the conflict of interest is fair and reasonable to the partnership. The members of the conflicts committee may not be officers or employees of our general partner or directors, officers, or employees of its affiliates, and must meet the independence standards established by the New York Stock Exchange and the Securities Exchange Act of 1934 to serve on an audit committee of a board of directors, and certain other requirements. Pursuant to our partnership agreement, any matter approved by the conflicts committee will be conclusively deemed to be fair and reasonable to us, to be approved by all of our partners, and not deemed a breach by our general partner of any duties it may owe us or our unitholders.

Compensation Committee

        Although not required by New York Stock Exchange listing requirements, the board of directors of our general partner has a standing compensation committee, which (1) has overall responsibility for evaluating and recommending to the board of our general partner the director compensation plans, policies and programs, and (2) with the concurrence of the conflicts committee, reviews on an annual basis, the awards granted by TLP Management Services under the TLP Management Services long-term incentive plan, and shall approve the aggregate amount of reimbursement, if any, for such awards to be paid by the partnership to TLP Management Services, or directly to the program participants. The forgoing reimbursement may be satisfied by the partnership in either a cash payment to TLP Management Services or the delivery of our common units to the savings and retention program or alternatively directly to the award recipients, with the reimbursement made in accordance with the underlying vesting and payment schedule of the savings and retention program.

        In connection with the ArcLight acquisition and the July 2016 appointment of Messrs. Welch and Wiese to the compensation committee, the compensation committee adopted a new charter, which the board of directors of our general partner ratified and approved, effective September 9, 2016. The committee may from time to time address on an ad hoc basis other issues related to compensation and benefits.

        Messrs. Blank, Welch and Wiese currently serve on the compensation committee and Mr. Wiese serves as the committee chair.

Corporate Governance Guidelines; Code of Business Conduct and Ethics

        The board of directors of our general partner has adopted Corporate Governance Guidelines that outline the important policies and practices regarding our governance. The Corporate Governance Guidelines were reviewed and updated effective February 1, 2016 to remove certain legacy provisions that were no longer applicable following the ArcLight acquisition and the separation from TransMontaigne LLC and its affiliates. The board of directors has no policy requiring that we have a chairman of the board or that the positions of the chairman of the board and the chief executive officer of our general partner be separate or that they be occupied by the same individual. The board of directors believes that this issue is properly addressed as part of the succession planning process and that a determination on this subject should be made if at some future period it elects a new chief executive officer or at such other times as when consideration of the matter is warranted by circumstances.

        On February 26, 2016, the board of directors of our general partner adopted an amended and restated Code of Business Conduct and Ethics, which the audit committee has ratified and approved, that replaced our prior code. The Code of Business Conduct and Ethics applies to all employees acting on behalf of our general partner and to the officers and directors of our general partner. The audit committee has also adopted, and the board of directors of our general partner has ratified and approved, a Code of Ethics for Senior Financial Officers of our general partner. The Code of Ethics for Senior Financial Officers applies to the senior financial officers of our general partner, including the chief executive officer, the chief financial officer and the chief accounting officer or persons performing similar functions. The Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers each require prompt disclosure of any waiver of the code for executive officers or directors made by the general partner's board of directors or any committee thereof as required by law or the New York Stock Exchange.

        Copies of our Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers, Corporate Governance Guidelines, Audit Committee Charter and Compensation Committee Charter, are available on our website at www.transmontaignepartners.com/investorinformation/governance.

DESCRIPTION OF OTHER INDEBTEDNESS

Credit Facility

        TransMontaigne Operating Company L.P., our wholly owned subsidiary, is the borrower under our senior secured credit facility, or the "credit facility" with Wells Fargo Bank, National Association, as administrative agent and a syndicate of lenders, that provides for a maximum borrowing line of credit equal to $850 million. At our request, the maximum borrowing line of credit may be increased by an additional $250 million, subject to the approval of the administrative agent and the receipt of additional commitments from one or more lenders. The terms of the credit facility include covenants that restrict our ability to make cash distributions, acquisitions and investments, including investments in joint ventures. Subject to certain conditions and other exceptions set forth therein, we may make (i) distributions of cash to the extent of our "available cash" as defined in our partnership agreement and (ii) acquisitions and investments that meet the definition of "permitted acquisitions," other investments, which may not exceed 5% of "consolidated net tangible assets," and additional future "permitted JV investments" up to $175 million, which may include additional investments in BOSTCO. The principal balance of loans and any accrued and unpaid interest are due and payable in full on the maturity date, March 13, 2022. We are currently in compliance with all financial covenants.

        We may elect to have loans under the credit facility bear interest either (i) at a rate of LIBOR plus a margin ranging from 1.75% to 2.75% depending on the total leverage ratio then in effect, or (ii) at the base rate plus a margin ranging from 0.75% to 1.75% depending on the total leverage ratio then in effect. We also pay a commitment fee on the unused amount of commitments, ranging from 0.375% to 0.5% per annum, depending on the total leverage ratio then in effect. Our obligations under the credit facility are secured by a first priority security interest in favor of the lenders in the majority of our assets, including our investments in unconsolidated affiliates. For the three months ended September 30, 2017 and 2016, the weighted average interest rate on borrowings under the credit facility was approximately 3.5% and 3.2%, respectively. For the nine months ended September 30, 2017 and 2016, the weighted average interest rate on borrowings under the credit facility was approximately 3.4% and 3.1%, respectively. At September 30, 2017 and December 31, 2016, our outstanding borrowings under the credit facility were $302.0 million and $291.8 million, respectively. At both September 30, 2017 and December 31, 2016 our outstanding letters of credit were $0.4 million.

        The credit facility also contains customary representations and warranties (including those relating to organization and authorization, compliance with laws, absence of defaults, material agreements and litigation) and customary events of default (including those relating to monetary defaults, covenant defaults, cross defaults and bankruptcy events). The primary financial covenants contained in the credit facility are (i) a total leverage ratio test (not to exceed 5.25 to 1.0), (ii) a minimum interest coverage ratio test (not less than 3.0 to 1.0) or, in the event we issue senior unsecured notes, not less than 2.75 to 1.0, and (iii) a senior secured leverage ratio test (not to exceed 3.75 to 1.0) in the event we issue senior unsecured notes. These financial covenants are based on a non-GAAP, defined financial performance measure within the credit facility known as "Consolidated EBITDA." If we were to fail either financial performance covenant, or any other covenant contained in the credit facility, we would seek a waiver from our lenders under such facility. If we were unable to obtain a waiver from our lenders and the default remained uncured after any applicable grace period, we would be in breach of the credit facility, and the lenders would be entitled to declare all outstanding borrowings immediately due and payable and exercise remedies available thereunder and under applicable law.

DESCRIPTION OF NOTES

        The following description of the particular terms of the notes supplements the general description of the debt securities included in the accompanying base prospectus. You should review this description together with the description of the debt securities included in the accompanying base prospectus. To the extent this description is inconsistent with the description in the accompanying base prospectus, this description will control and replace the inconsistent description in the accompanying base prospectus.

        You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the words "TransMontaigne Partners," "we" and "our" refer only to TransMontaigne Partners L.P. and not to any of its subsidiaries, the term "Finance Corp." refers to TLP Finance Corp. and the term "Issuers" refers to TransMontaigne Partners and Finance Corp. The term "notes" refers to the Issuers' notes being offered hereby.

        The Issuers will issue the notes under a first supplemental indenture to the indenture, to be dated as of the closing date of this offering (the "base indenture"), among the Issuers, the Guarantors and U.S. Bank National Association, as trustee (the "supplemental indenture"; and the base indenture as supplemented by the first supplemental indenture, the "indenture"). The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, or subject to the terms of the Trust Indenture Act of 1939, as amended (the "TIA"). The notes will be a separate series of "senior debt securities" (as that term is used in the accompanying base prospectus).

        The following summary of certain provisions of the indenture does not purport to be complete and (except to the extent inconsistent with the following summary) is supplemented by the description of debt securities contained in the accompanying base prospectus and is subject to, and is qualified in its entirety by reference to, the TIA, and to all of the provisions of the indenture, including the definitions of certain terms therein and those terms made a part of the indenture by reference to the TIA as in effect on the date of the indenture.

        The following description is a summary of the material provisions of the indenture. It does not restate that agreement in its entirety. We urge you to read the indenture because it, and not this description, will define your rights as holders of the notes. Copies of the indenture are available as set forth below under "— Additional Information." Certain defined terms used in this description but not defined below under "— Certain Definitions" have the meanings assigned to them in the indenture.

        The registered holder of a note will be treated as the owner of it for all purposes, and all references to "holders" in this description are to holders of record unless otherwise indicated. Only registered holders will have rights under the indenture.

Brief Description of the Notes and the Guarantees

The Notes

        The notes will be:

  •
  general unsecured obligations of the Issuers;

  •
  pari passu in right of payment with all existing and future unsecured senior Indebtedness of the Issuers;

  •
  effectively junior to any secured Indebtedness of the Issuers, including Indebtedness under the Credit Agreement, which is secured by substantially all of the assets of TransMontaigne Partners and the Guarantors, to the extent of the value of the collateral securing such Indebtedness;

  •
  senior in right of payment to any future subordinated Indebtedness of the Issuers;

  •
  unconditionally guaranteed by the Guarantors; and

  •
  structurally subordinated in right of payment to all indebtedness and other liabilities of TransMontaigne Partners' subsidiaries (other than Finance Corp.) that are not Guarantors.

The Note Guarantees

        Each guarantee of the notes will be:

  •
  a general unsecured obligation of that Guarantor;

  •
  pari passu in right of payment with all existing and future unsecured senior Indebtedness of that Guarantor;

  •
  effectively junior to any secured Indebtedness of that Guarantor, including that Guarantor's guarantee of Indebtedness under the Credit Agreement, to the extent of the value of the collateral securing such Indebtedness;

  •
  senior in right of payment to any future subordinated Indebtedness of that Guarantor; and

  •
  structurally subordinated in right of payment to all indebtedness and other liabilities of that Guarantor's subsidiaries that are not Guarantors.

        As of September 30, 2017, after giving effect to this offering, the application of the estimated net proceeds from this offering as described under "Use of Proceeds," the completion of the West Coast Acquisition and the impact of the Credit Facility Amendment, the Issuers and the Guarantors would have had:

  •
  total Senior Indebtedness outstanding of approximately $586.8 million, including the notes offered hereby and approximately $286.8 million in outstanding borrowings, and approximately $563.2 million in availability under the Credit Agreement (which includes an approximate $0.4 million reduction in availability for issued letters of credit); and

  •
  no Indebtedness contractually subordinated to the notes or the guarantees, as applicable.

        The indenture will permit the Issuers and the Guarantors to incur additional Indebtedness, including additional secured Indebtedness as further described under the captions "— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Equity" and "— Certain Covenants — Liens."

        Initially, all of our existing Subsidiaries (other than Finance Corp.) will jointly and severally guarantee the notes on a senior unsecured basis, which are the same entities that currently guarantee the Credit Agreement. Additional Subsidiaries of TransMontaigne Partners will be required to guarantee the notes under the circumstances described under "— Certain

Covenants — Additional Guarantees." In the event of a bankruptcy, liquidation or reorganization of any of our non-guaranteeing Subsidiaries, such subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us.

        As of the Issue Date, all of our Subsidiaries will be "Restricted Subsidiaries." Under the circumstances described below under the caption "— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes, and if we designate any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the indenture, the Guarantee of such Subsidiary and all of its other obligations under the indenture will be released.

        In addition, TransMontaigne Partners owns equity interests in BOSTCO and Frontera. TransMontaigne Partners accounts for its interests in these investments using the equity method. Neither of them will qualify as a "Subsidiary" under the indenture, and, therefore, they will not be subject to any of the restrictive covenants in the indenture nor will they guarantee the notes.

Holding Company Structure; Finance Corp.

        TransMontaigne Partners' business activities are conducted through its Subsidiaries. TransMontaigne Partners has no material operations of its own and only limited assets. Accordingly, TransMontaigne Partners is dependent upon the distributions of the earnings of its Subsidiaries, whether in the form of distributions, advances or payments on account of intercompany obligations, to service its debt obligations. Finance Corp. is a Delaware corporation and a wholly-owned subsidiary of TransMontaigne Partners that was formed for the purpose of facilitating the offering of certain debt securities of TransMontaigne Partners by acting as co-issuer. Finance Corp. is nominally capitalized and has no operations or revenues. As a result, prospective purchasers of the notes should not expect Finance Corp. to participate in servicing the interest and principal obligations on the notes. See "— Certain Covenants — Restrictions on Activities of Finance Corp."

Principal, Maturity and Interest

        The Issuers will issue notes with an initial aggregate principal amount of $300 million. The notes will mature on                        , 2026. The Issuers may issue additional notes under the indenture from time to time after this offering. Any issuance of additional notes will be subject to all of the covenants in the indenture, including the covenant described below under the caption "— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Equity." The notes and any additional notes subsequently issued under the indenture will be treated as a single series for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Issuers will issue notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        Interest on the notes will accrue at the rate of        % per annum and will be payable semi-annually in arrears on                and                , commencing on                         , 2018. The Issuers will make each interest payment to the holders of record on the immediately preceding                and                .

        Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        If an interest payment date falls on a day that is not a Business Day, the interest payment to be made on such interest payment date will be made on the next succeeding Business Day with the same force and effect as if made on such interest payment date, and no additional interest will accrue solely as a result of such delayed payment.

Methods of Receiving Payments on the Notes

        If a holder of notes has given wire transfer instructions to TransMontaigne Partners, the Issuers will pay all principal, interest and premium, if any, on that holder's notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

        The trustee will initially act as paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the holders of the notes, and TransMontaigne Partners, Finance Corp. or any of TransMontaigne Partners' other Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer or exchange. The Issuers will not be required to transfer or exchange any note selected for redemption. Also, the Issuers will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Note Guarantees

        The Note Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will be unconditional but will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors — Risks Relating to the Notes — Federal and state statutes allow courts, under specific circumstances, to void the notes and the guarantees and require noteholders to return payments received from us or our guarantors."

        Except as set forth in the next paragraph, a Guarantor may not sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than TransMontaigne Partners or another Guarantor, unless:

  (1)
  immediately after giving effect to such transaction, no Default or Event of Default exists; and

  (2)
  either:

  (a)
  the Person acquiring the properties or assets in any such sale or disposition or the Person formed by or surviving any such consolidation or merger is a Guarantor, or assumes all the obligations of that Guarantor under the indenture and its Note Guarantee pursuant to a supplemental indenture in form reasonably satisfactory to the trustee; or

  (b)
  if the Person acquiring the properties or assets in any such sale or disposition or the Person formed by or surviving any such consolidation or merger is not (either before or after giving effect to such transaction) a Guarantor, then such transaction does not violate the "Asset Sale" provisions of the indenture, including the application of the Net Proceeds thereof.

        The Note Guarantee of a Guarantor and all of its other Obligations under the indenture will be released:

  (1)
  in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) TransMontaigne Partners or a Restricted Subsidiary of TransMontaigne Partners, if the sale or other disposition does not violate the "Asset Sale" provisions of the indenture;

  (2)
  in connection with any sale or other disposition of all of the Capital Stock of that Guarantor after which the applicable Guarantor is no longer a Restricted Subsidiary of TransMontaigne Partners, if the sale or other disposition does not violate the "Asset Sale" provisions of the indenture;

  (3)
  if TransMontaigne Partners designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

  (4)
  at such time as such Guarantor ceases to guarantee any other Indebtedness under a Credit Facility that resulted in the creation of such Note Guarantee;

  (5)
  upon Legal or Covenant Defeasance or satisfaction and discharge of the indenture as provided below under the captions "— Legal Defeasance and Covenant Defeasance" and "— Satisfaction and Discharge"; or

  (6)
  upon the merger, amalgamation or consolidation of such Guarantor with and into an Issuer or another Guarantor that is the surviving Person in such merger, amalgamation or consolidation, or upon the liquidation or dissolution of such Guarantor in accordance with the applicable provisions of the indenture.

        See "— Repurchase at the Option of Holders — Asset Sales."

Optional Redemption

        At any time prior to                        , 2021 the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes (including any additional notes) issued under the indenture, upon prior notice as described below under "— Selection and Notice," at a redemption price of        % of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), with an amount of cash not greater than the net cash proceeds of one or more Equity Offerings by TransMontaigne Partners; provided that:

  (1)
  at least 65% of the aggregate principal amount of notes (including any additional notes) issued under the indenture (excluding notes held by TransMontaigne Partners and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

  (2)
  the redemption occurs within 180 days of the date of the closing of such Equity Offering.

        Except pursuant to the preceding paragraph, the penultimate paragraph of this section relating to optional redemption and the penultimate paragraph of the section captioned "— Repurchase at the Option of Holders — Change of Control," the notes will not be redeemable at the Issuers' option prior to                        , 2021.

        On or after                        , 2021, the Issuers may redeem all or a part of the notes, upon prior notice as described below under "— Selection and Notice," at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the notes redeemed, to, but excluding, the applicable redemption date, if redeemed during the twelve-month period beginning on            of each year indicated below (subject to the rights of holders of notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date):

Year	Percentage
2021		%
2022		%
2023		%
2024 and thereafter	100%

        At any time prior to                        , 2021, the Issuers may also redeem all or a part of the notes, upon prior notice as described below under "— Selection and Notice," at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the rights of holders of notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date). The notice need not set forth the Applicable Premium but only the manner of calculation of the redemption price. The indenture will provide that, with respect to any such redemption, the Issuers will notify the trustee of the Applicable Premium with respect to the notes prior to the redemption date and that the trustee will not be responsible for such calculation.

        Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Redemption

        The Issuers will not be required to make mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, the Issuers may be required to offer to purchase notes as described below under "— Repurchase at the Option of Holders." The

Issuers may acquire the notes by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise, so long as the acquisition does not violate the terms of the indenture.

Repurchase at the Option of Holders

Change of Control

        If a Change of Control occurs, the Issuers will make an offer to each holder of notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder's notes pursuant to the offer described below (the "Change of Control Offer") on the terms set forth in the indenture. In the Change of Control Offer, the Issuers will offer a payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to, but excluding, the date of purchase (the "Change of Control Payment") (subject to the rights of holders of notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of purchase).

        Within 30 days following any Change of Control, the Issuers will send a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the "Change of Control Payment Date" specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the indenture and described in such notice.

        The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

        On the Change of Control Payment Date, the Issuers will, to the extent lawful:

  (1)
  accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  (3)
  deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuers.

        On the Change of Control Payment Date, the paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes (or, if all the notes are then in global form, it will make such payment through the facilities of DTC), and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided, that each new note will be in a principal amount of $2,000 or an integral multiple of

$1,000 in excess thereof. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Issuers repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        The Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuers and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption "— Optional Redemption," unless and until there is a default in payment of the applicable redemption price.

        In the event that holders of not less than 90% of the aggregate principal amount of the outstanding notes validly tender and do not withdraw their notes in a Change of Control Offer and the Issuers (or the third party making the Change of Control Offer in lieu of the Issuers as provided above) purchases all of the notes validly tendered and not withdrawn by such holders, the Issuers will have the right, upon not less than 30 nor more than 60 days' prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the notes that remain outstanding following such purchase at a redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest on the notes that remain outstanding to, but excluding, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of TransMontaigne Partners and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuers to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of TransMontaigne Partners and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

        TransMontaigne Partners will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  TransMontaigne Partners (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of (such Fair Market Value to be determined on the date of contractual agreement to such Asset Sale by the parties thereto and which shall give effect to the assumption by another Person of any liabilities as provided for in clause (a) of the following paragraph); and

  (2)
  at least 75% of the consideration received in the Asset Sale by TransMontaigne Partners or such Restricted Subsidiary, together with the consideration received in all other Asset Sales by TransMontaigne Partners or any Restricted Subsidiary since the Issue Date (on a cumulative basis), is in the form of cash or Cash Equivalents.

        For purposes of this provision, each of the following will be deemed to be cash:

  (a)
  any liabilities, as shown on TransMontaigne Partners' most recent consolidated balance sheet, of TransMontaigne Partners or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantees) that are assumed by the transferee of any such assets pursuant to a novation agreement that releases TransMontaigne Partners or such Restricted Subsidiary from further liability;

  (b)
  any securities, notes or other obligations received by TransMontaigne Partners or any such Restricted Subsidiary from such transferee that are within 180 days after the Asset Sale (subject to ordinary settlement periods), converted by TransMontaigne Partners or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion;

  (c)
  any Designated Non-cash Consideration received by TransMontaigne Partners or any of its Restricted Subsidiaries in such Asset Sale; provided that the aggregate fair market value of such Designated Non-cash Consideration, taken together with the fair market value at the time of receipt of all other Designated Non-cash Consideration received pursuant to this clause (c) is less than 5.0% of Consolidated Net Tangible Assets at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value);

  (d)
  any stock or assets of the kind referred to in clauses (2) or (4) of the next succeeding paragraph; and

  (e)
  accounts receivable of a business retained by TransMontaigne Partners or any of its Restricted Subsidiaries, as the case may be, following the sale of such business, provided such accounts receivable (x) are not past due more than 60 days, and (y) do not have a payment date greater than 90 days from the date of the invoices creating such accounts receivable.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, TransMontaigne Partners (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

  (1)
  to repay Senior Indebtedness of TransMontaigne Partners and/or its Restricted Subsidiaries (or to make an offer to repurchase or redeem such Indebtedness, provided that such repurchase or redemption closes within 45 days after the end of such 365-day period);

  (2)
  to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of TransMontaigne Partners;

  (3)
  to make a capital expenditure in respect of a Permitted Business; or

  (4)
  to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

        Notwithstanding the foregoing, if within 365 days after the receipt of any Net Proceeds from an Asset Sale, TransMontaigne Partners (or the applicable Restricted Subsidiary, as the case may be) enters into a binding written agreement irrevocably committing TransMontaigne Partners or such Restricted Subsidiary to an application of funds of the kind described in clause (2), (3) or (4) of the preceding paragraph, and as to which the only condition to closing is the receipt of required governmental approvals or, in the case of clause (3), the completion of required construction of the applicable asset(s), then TransMontaigne Partners or such Restricted Subsidiary shall be deemed not to be in violation of the preceding paragraph; provided that such Net Proceeds are so applied pursuant to any such binding agreement within two years after the date of receipt of such Net Proceeds.

        Pending the final application of any Net Proceeds, TransMontaigne Partners or any Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $20.0 million, within five days thereof, the Issuers will make an offer (an "Asset Sale Offer") to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, TransMontaigne Partners may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and the representative of such other pari passu Indebtedness will select such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        TransMontaigne Partners will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, TransMontaigne Partners will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

        The Credit Agreement currently provides that a change of control (as defined in the Credit Agreement) would constitute an event of default thereunder, entitling the lenders thereunder, among other things, to accelerate the maturity of all Indebtedness outstanding thereunder. Any future Credit Facilities or other agreements governing TransMontaigne Partners' Indebtedness may contain prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require the Issuers to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on TransMontaigne Partners or other circumstances. In the event a Change of Control or Asset Sale occurs at a time when TransMontaigne Partners is prohibited from purchasing notes, TransMontaigne Partners could seek the consent of the lenders of the borrowings or the counterparties to agreements containing such prohibition to the purchase of notes or could attempt to refinance such borrowings. If TransMontaigne Partners does not obtain a consent or repay those borrowings, TransMontaigne Partners will remain prohibited from purchasing notes. In that case, TransMontaigne Partners' failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in all likelihood, constitute a default under the other indebtedness. The Issuers' ability to pay cash to the holders of notes upon a repurchase may also be limited by TransMontaigne Partners' then existing financial resources. See "Risk Factors — Risks Relating to the Notes — We may not be able to repurchase notes upon certain change of control events."

Selection and Notice

        If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

  (1)
  if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

  (2)
  if the notes are not listed on any national securities exchange, on a pro rata basis (or, in the case of notes in global form, by such other method as The Depository Trust Company ("DTC") may prescribe that most nearly approximates pro rata selection).

        No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail (or sent electronically in the case of notices to DTC), at least 15 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notice of any redemption of the notes (including upon an Equity Offering or in connection with a transaction (or series of related transactions) that constitute a Change of Control) may, at the Issuers' discretion, be given prior to the completion thereof and be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering or Change of Control. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuers' discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was delivered) as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed, or such notice may be rescinded at any time in the Issuers' discretion if in the good faith judgment of the Issuers any or all of such conditions will not be satisfied.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note.

        Notes called for redemption will become due on the date fixed for redemption. If the paying agent holds money sufficient to pay notes payable on the redemption date, then on and after the redemption date, interest will cease to accrue on notes or portions of notes called for redemption.

Certain Covenants

Termination of Covenants

        If at any time (a) the notes are assigned an Investment Grade Rating from both Rating Agencies and (b) no Default or Event of Default has occurred and is continuing under the indenture (the "Termination Date"), TransMontaigne Partners and its Restricted Subsidiaries will no longer be subject to the provisions of the indenture described above under the caption "— Repurchase at the Option of Holders — Asset Sales" and under the following headings under the caption "— Certain Covenants":

  (1)
  "— Restricted Payments";

  (2)
  "— Incurrence of Indebtedness and Issuance of Disqualified Equity";

  (3)
  "— Dividend and Other Payment Restrictions Affecting Subsidiaries";

  (4)
  clause (4) of the covenant described below under the caption "— Merger, Consolidation or Sale of Assets";

  (5)
  "— Transactions with Affiliates";

  (6)
  "— Designation of Restricted and Unrestricted Subsidiaries";

  (7)
  "— Limitations on Finance Corp. Activities"; and

  (8)
  "— Additional Guarantees."

        No Subsidiary may be designated as an Unrestricted Subsidiary after the Termination Date. There can be no assurance that the notes will ever achieve or maintain an Investment Grade Rating.

Restricted Payments

        TransMontaigne Partners will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of TransMontaigne Partners' or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving TransMontaigne Partners or any of its Restricted Subsidiaries) or to the direct or indirect holders of TransMontaigne Partners' or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than distributions or dividends payable in Equity Interests of TransMontaigne Partners (other than Disqualified Equity) and other than distributions or dividends payable to TransMontaigne Partners or a Restricted Subsidiary);

  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving TransMontaigne Partners) any Equity Interests of TransMontaigne Partners or any direct or indirect parent of TransMontaigne Partners;

  (3)
  make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Issuers or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding intercompany Indebtedness between or among TransMontaigne Partners and any of its Restricted Subsidiaries), except a payment of interest or principal within one year of the Stated Maturity thereof; or

  (4)
  make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment, no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment and either:

  (1)
  if the Fixed Charge Coverage Ratio for TransMontaigne Partners' Reference Period is not less than 1.75 to 1.00, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by TransMontaigne Partners and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2), (3), (4) (to the extent, in the case of clause (4), payments are made other than to TransMontaigne Partners or a Restricted Subsidiary), (5), (6), (7), (9) and (10) of the next succeeding paragraph) during the quarter in which such Restricted Payment is made, is less than the sum, without duplication, of:

  (a)
  Available Cash from Operating Surplus as of the end of the immediately preceding quarter; plus

  (b)
  100% of the aggregate net cash proceeds received by TransMontaigne Partners (including the Fair Market Value of any Permitted Business or long-term assets that are used or useful in a Permitted Business to the extent acquired in consideration of Equity Interests of TransMontaigne Partners (other than Disqualified Equity)) since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of TransMontaigne Partners (other than Disqualified Equity) or from the issue or sale of convertible or exchangeable Disqualified Equity or convertible or exchangeable debt securities of TransMontaigne Partners that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Equity or debt securities) sold to a Subsidiary of TransMontaigne Partners); plus

    (c)
    to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, the return of capital or similar payment made in cash or Cash Equivalents with respect to such Restricted Investment (less the cost of disposition, if any); plus

    (d)
    the net reduction in Restricted Investments made after the Issue Date resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to TransMontaigne Partners or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent such amounts have not been included in Available Cash from Operating Surplus for any period commencing on or after the Issue Date (items (b), (c) and (d) being referred to as "Incremental Funds"); minus

    (e)
    the aggregate amount of Incremental Funds previously expended pursuant to this clause (1) and clause (2) below; or

  (2)
  if the Fixed Charge Coverage Ratio for TransMontaigne Partners' Reference Period is less than 1.75 to 1.00, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by TransMontaigne Partners and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2), (3), (4) (to the extent, in the case of clause (4), payments are made other than to TransMontaigne Partners or a Restricted Subsidiary), (5), (6), (7), (8), (9) and (10) of the next succeeding paragraph) during the quarter in which such Restricted Payment is made (such Restricted Payments for purposes of this clause (2) meaning only distributions on common units or other Capital Stock of TransMontaigne Partners, plus the related distribution on the general partner interest), is less than the sum, without duplication, of:

  (a)
  $125.0 million less the aggregate amount of all Restricted Payments made by TransMontaigne Partners and its Restricted Subsidiaries pursuant to this clause 2(a) during the period since the Issue Date; plus

  (b)
  Incremental Funds to the extent not previously expended pursuant to this clause (2) or clause (1) above.

        The preceding provisions will not prohibit:

  (1)
  the payment of any dividend or distribution or the consummation of an irrevocable redemption of subordinated Indebtedness within 60 days after the date of the declaration of such dividend or distribution, or the delivery of the irrevocable notice of redemption, as the case may be, if at the date of declaration or the date on which such irrevocable notice is delivered, such dividend, distribution or redemption would have complied with the provisions of the indenture (assuming, in the case of a redemption payment, the giving of the notice of such redemption payment would have been deemed to be a Restricted Payment at such time and such deemed Restricted Payment would have been permitted at such time);

  (2)
  the making of any Restricted Payment in exchange for, or out of the net cash proceeds of, a substantially concurrent (a) common equity capital contribution to TransMontaigne

    Partners from any Person (other than a Restricted Subsidiary of TransMontaigne Partners) or (b) sale (other than to a Restricted Subsidiary of TransMontaigne Partners) of Equity Interests (other than Disqualified Equity) of TransMontaigne Partners, with a contribution or sale being deemed substantially concurrent if such Restricted Payment occurs not more than 120 days after such sale; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded or deducted, as applicable, from the calculation of Available Cash from Operating Surplus and Incremental Funds;

  (3)
  the purchase, redemption, defeasance or other acquisition or retirement for value of any subordinated Indebtedness of TransMontaigne Partners or any Guarantor with the net cash proceeds from a substantially concurrent incurrence of, or in substantially concurrent exchange for, Permitted Refinancing Indebtedness;

  (4)
  the payment of any distribution or dividend by a Restricted Subsidiary of TransMontaigne Partners to the holders of its Equity Interests (other than Disqualified Equity) on a pro rata basis or on a basis more favorable to TransMontaigne Partners or a Restricted Subsidiary;

  (5)
  so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of TransMontaigne Partners or any Restricted Subsidiary of TransMontaigne Partners held by any current or former officer, director, consultant or employee of the General Partner (or its general partner), TransMontaigne Partners or any of TransMontaigne Partners' Restricted Subsidiaries pursuant to any equity subscription agreement or plan, stock or unit option agreement, shareholders' agreement, employment agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any twelve-month period (with unused amounts in any twelve-month period being carried over to succeeding twelve-month periods); provided further, that such amount in any calendar year may be increased by an amount not to exceed (a) the cash proceeds received by TransMontaigne Partners from the sale of Equity Interests of TransMontaigne Partners (other than Disqualified Stock) to members of management, employees or directors of the General Partner, TransMontaigne Partners or its Restricted Subsidiaries that occurs after the Issue Date (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of sections 1(b) or 2(b) of the preceding paragraph), plus (b) the cash proceeds of key man life insurance policies received by TransMontaigne Partners after the Issue Date, less (c) the amount of any Restricted Payments made pursuant to clauses (a) and (b) of this clause (5);

  (6)
  so long as no Default (except a Reporting Default) has occurred and is continuing or would be caused thereby, payments of dividends on Disqualified Equity issued pursuant to the covenant described under "— Incurrence of Indebtedness and Issuance of Disqualified Equity";

  (7)
  repurchases of Capital Stock deemed to occur upon exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price of such options, warrants or other convertible securities;

  (8)
  cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of TransMontaigne Partners, or arising from stock dividends, splits or business combinations;

  (9)
  in connection with an acquisition by TransMontaigne Partners or any of its Restricted Subsidiaries, the return to TransMontaigne Partners or any of its Restricted Subsidiaries of Equity Interests of TransMontaigne Partners or any of its Restricted Subsidiaries constituting a portion of the purchase consideration in settlement of indemnification claims or pursuant to purchase price adjustments under the acquisition agreement; and

  (10)
  so long as no Default (except a Reporting Default) or Event of Default has occurred and is continuing, the purchase, redemption, defeasance or other acquisition or retirement for value of any subordinated Indebtedness pursuant to provisions similar to those described under the captions "— Repurchase at the Option of Holders — Change of Control" or "— Asset Sales"; provided that all notes tendered by holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been purchased, redeemed, defeased or otherwise acquired or retired for value.

        The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by TransMontaigne Partners or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment, except that the amount of any non-cash dividend or distribution paid in accordance with clause (1) of the preceding paragraph shall be the Fair Market Value as of the date on which such dividend or distribution is declared. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined in the manner prescribed in the definition of that term. For the purposes of determining compliance with this "Restricted Payments" covenant, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) through (10), TransMontaigne Partners will be permitted to classify (or later reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this covenant.

Incurrence of Indebtedness and Issuance of Disqualified Equity

        TransMontaigne Partners will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and TransMontaigne Partners will not issue any Disqualified Equity and will not permit any of its Restricted Subsidiaries to issue any Disqualified Equity; provided, however, that TransMontaigne Partners and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) and TransMontaigne Partners and the Restricted Subsidiaries may issue Disqualified Equity, if the Fixed Charge Coverage Ratio for TransMontaigne Partners' Reference Period immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Equity is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Equity had been issued, as the case may be, at the beginning of such Reference Period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

  (1)
  the incurrence by TransMontaigne Partners, Finance Corp. and any Guarantor of additional Indebtedness and letters of credit and the Guarantees thereof under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of TransMontaigne Partners and its Restricted Subsidiaries thereunder) not to exceed the greater of (a) $1.0 billion and (b) the sum of $750.0 million and 30.0% of Consolidated Net Tangible Assets (determined as of the date of incurrence and after giving effect to the use of proceeds therefrom);

  (2)
  the incurrence by TransMontaigne Partners, Finance Corp. and its Restricted Subsidiaries of the Existing Indebtedness;

  (3)
  the incurrence by TransMontaigne Partners, Finance Corp. and the Guarantors of Indebtedness represented by the notes and the related Note Guarantees to be issued on the Issue Date;

  (4)
  the incurrence by TransMontaigne Partners or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of TransMontaigne Partners or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), at any time outstanding not to exceed the greater of (a) $50.0 million and (b) 5.0% of Consolidated Net Tangible Assets (determined as of the date of incurrence and after giving effect to the use of proceeds therefrom);

  (5)
  the incurrence by TransMontaigne Partners or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3) or (9) of this paragraph or this clause (5);

  (6)
  the incurrence by TransMontaigne Partners or any of its Restricted Subsidiaries of intercompany Indebtedness between or among TransMontaigne Partners and any of its Restricted Subsidiaries; provided, however, that:

  (a)
  if TransMontaigne Partners or any Guarantor is the obligor on such Indebtedness and the payee is not TransMontaigne Partners or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of TransMontaigne Partners, or the Note Guarantee, in the case of a Guarantor; and

    (b)
    (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than TransMontaigne Partners or a Restricted Subsidiary of TransMontaigne Partners and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either TransMontaigne Partners or a Restricted Subsidiary of TransMontaigne Partners, will be deemed, in each case, to constitute an incurrence of such Indebtedness by TransMontaigne Partners or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

  (7)
  the incurrence by TransMontaigne Partners or any of its Restricted Subsidiaries of Hedging Obligations;

  (8)
  the Guarantee by TransMontaigne Partners or any of its Restricted Subsidiaries of (a) Indebtedness of TransMontaigne Partners or a Restricted Subsidiary of TransMontaigne Partners that was permitted to be incurred by another provision of this covenant or (b) Indebtedness incurred by Joint Ventures, provided that such Guarantee constitutes a Permitted Investment; and provided further, in each case, that if the Indebtedness being Guaranteed is subordinated to or pari passu with the notes or the Note Guarantees, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness Guaranteed;

  (9)
  the incurrence by TransMontaigne Partners or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, insurance contracts, reclamation, statutory obligations, bankers' acceptances, and performance, payment, appeal and surety bonds in the ordinary course of business, including Guarantees and obligations respecting standby letters of credit supporting such obligations, to the extent not drawn (in each case other than an obligation for money borrowed) and replacements of any of the foregoing;

  (10)
  the incurrence by TransMontaigne Partners or any of its Restricted Subsidiaries of Permitted Acquisition Indebtedness;

  (11)
  the issuance by TransMontaigne Partners or any of its Restricted Subsidiaries of Disqualified Equity to TransMontaigne Partners or any of its Restricted Subsidiaries, as the case may be; provided, however, that:

  (a)
  any subsequent issuance or transfer of Equity Interests of a Restricted Subsidiary that results in any such Disqualified Equity being held, directly or indirectly, by a Person other than TransMontaigne Partners or a Restricted Subsidiary of TransMontaigne Partners; and

  (b)
  any sale or other transfer of any such Disqualified Equity to a Person that is not either TransMontaigne Partners or a Restricted Subsidiary of TransMontaigne Partners, will be deemed, in each case, to constitute issuance of such Disqualified Equity by TransMontaigne Partners or such Restricted Subsidiary that was not permitted by this clause (11);

  (12)
  the incurrence by TransMontaigne Partners of Indebtedness in the ordinary course of business under documentary letters of credit which are to be repaid in full not more than one year after the date on which such Indebtedness was originally incurred to finance the purchase of goods by TransMontaigne Partners or any of its Restricted Subsidiaries; and

  (13)
  the incurrence by TransMontaigne Partners or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $50.0 million and (b) 5.0% of Consolidated Net Tangible Assets (determined as of the date of incurrence and after giving effect to the use of proceeds therefrom).

        TransMontaigne Partners will not incur, and will not permit Finance Corp. or any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of TransMontaigne Partners, Finance Corp. or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of TransMontaigne Partners, Finance Corp. or any such Guarantor solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Disqualified Equity" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, TransMontaigne Partners will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

        The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Equity in the form of additional shares or units of the same class of Disqualified Equity will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Equity for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of TransMontaigne Partners as accrued to the extent required by the definition of such term. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that TransMontaigne Partners or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

        The amount of any Indebtedness outstanding as of any date will be:

  (1)
  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

  (2)
  the principal amount of the Indebtedness, in the case of any other Indebtedness; and

  (3)
  in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

  (a)
  the Fair Market Value of such assets at the date of determination; and

  (b)
  the amount of the Indebtedness of the other Person.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

        The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Liens

        TransMontaigne Partners will not and will not permit any Restricted Subsidiary to, create, incur, assume or otherwise cause or permit to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness (including any Attributable Debt), upon any of their property or assets, now owned or hereafter acquired, unless:

  (1)
  in the case of Liens securing subordinated Indebtedness of TransMontaigne Partners or a Restricted Subsidiary, the notes or Note Guarantees, as applicable, are contemporaneously secured by a Lien on such property or assets on a senior basis to the subordinated Indebtedness so secured with the same priority that the notes or Note Guarantees, as applicable, have to such subordinated Indebtedness until such time as such subordinated Indebtedness is no longer so secured by a Lien; and

  (2)
  in the case of Liens securing Senior Indebtedness of TransMontaigne Partners or a Restricted Subsidiary, the notes or Note Guarantees, as applicable, are contemporaneously secured by a Lien on such property or assets on an equal and ratable basis with the Senior Indebtedness so secured until such time as such Senior Indebtedness is no longer so secured by a Lien.

        Any Lien on property or assets of any Issuer or Guarantor created for the benefit of holders of the notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged at such time as there are no other Liens of any kind (other than Permitted Liens) on such property or assets securing such Indebtedness.

Dividend and Other Payment Restrictions Affecting Subsidiaries

        TransMontaigne Partners will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Equity Interests to TransMontaigne Partners or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to TransMontaigne Partners or any of its Restricted Subsidiaries; provided that priority of any preferred equity or similar Equity Interest in receiving dividends or liquidating distributions prior to the payment of dividends or liquidating distributions on common equity shall not be deemed to be a restriction on the ability to make distributions on Capital Stock so long as the terms of such preferred equity do not expressly restrict the ability of such Restricted Subsidiary to pay dividends or make distributions on its Equity Interests;

  (2)
  make loans or advances to TransMontaigne Partners or any of its Restricted Subsidiaries; or

  (3)
  sell, lease or transfer any of its properties or assets to TransMontaigne Partners or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  agreements as in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements or the Indebtedness to which they relate; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not in the good faith judgment of an Officer of the General Partner materially more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in those agreements on the Issue Date;

  (2)
  the indenture, the notes and the Note Guarantees;

  (3)
  agreements governing other Indebtedness permitted to be incurred under the provisions of the covenant described above under the caption "— Incurrence of Indebtedness and Issuance of Disqualified Equity" and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein are in the good faith judgment of an Officer of the General Partner, either (a) not materially more restrictive, taken as a whole, than those contained in the indenture, the notes and the Note Guarantees or (b) not reasonably likely to have a material adverse effect on the ability of the Issuers to make required payments on the notes;

  (4)
  applicable law, rule, regulation or order;

  (5)
  any instrument governing Indebtedness or Equity Interest of a Person acquired by TransMontaigne Partners or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Equity Interest was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

  (6)
  customary non-assignment provisions in transportation agreements or purchase and sale or exchange agreements, pipeline and terminals agreement, or similar operational agreements or in licenses or leases, in each case entered into in the ordinary course of business;

  (7)
  purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

  (8)
  any agreement (a) for the sale or other disposition of a Restricted Subsidiary that contains any such restrictions on that Restricted Subsidiary pending its sale or other disposition or (b) for the sale or other disposition of a particular asset or line of business of a Restricted Subsidiary that imposes restrictions on assets subject to any agreement of the nature described in clause (3) of the preceding paragraph;

  (9)
  Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

  (10)
  Liens permitted to be incurred under the provisions of the covenant described above under the caption "— Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

  (11)
  provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business, which limitation is applicable only to those assets or property that are the subject of such agreements;

  (12)
  any agreement or instrument relating to any property or assets acquired after the Issue Date, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions;

  (13)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

  (14)
  encumbrances or restrictions contained in, or in respect of, Hedging Obligations permitted under the indenture from time to time.

Merger, Consolidation or Sale of Assets

        Neither of the Issuers may: (1) consolidate or merge with or into another Person (whether or not such Issuer is the surviving entity); or (2) directly or indirectly sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuers and the Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

  (1)
  either: (a) such Issuer is the surviving entity; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, however, that Finance Corp. may not consolidate or merge with or into any Person other than a corporation satisfying such requirement so long as TransMontaigne Partners is not a corporation;

  (2)
  the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of such Issuer under the notes and the indenture pursuant to agreements reasonably satisfactory to the trustee;

  (3)
  immediately after such transaction, no Default or Event of Default exists;

  (4)
  in the case of a transaction involving TransMontaigne Partners and not Finance Corp., TransMontaigne Partners or the Person formed by or surviving any such consolidation or merger (if other than TransMontaigne Partners), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made will, (a) on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable Reference Period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "— Incurrence of Indebtedness and Issuance of Disqualified Equity"; or (b) have a Fixed Charge Coverage Ratio, on the date of such transaction and after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable Reference Period, not less than the Fixed Charge Coverage Ratio of TransMontaigne Partners immediately prior to such transaction; and

  (5)
  such Issuer has delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or disposition and such supplemental indenture (if any) comply with the indenture and all conditions precedent therein relating to such transaction have been satisfied.

        This "Merger, Consolidation or Sale of Assets" covenant will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among TransMontaigne Partners and its Restricted Subsidiaries. Clauses (3) and (4) of the first paragraph of this covenant will not apply to (1) any merger or consolidation of TransMontaigne Partners with or into one of its Restricted Subsidiaries for any purpose or (2) with or into an Affiliate solely for the purpose of reorganizing TransMontaigne Partners in another jurisdiction under the law of the United States, any state thereof or the District of Columbia.

        Notwithstanding the preceding paragraph, TransMontaigne Partners will be permitted to reorganize as any other form of entity in accordance with the procedures established in the indenture; provided that:

  (1)
  the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of TransMontaigne Partners into a form of entity other than a limited partnership formed under Delaware law;

  (2)
  the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

  (3)
  the entity so formed by or resulting from such reorganization assumes all the obligations of TransMontaigne Partners under the notes and the indenture pursuant to agreements reasonably satisfactory to the trustee;

  (4)
  immediately after such reorganization no Default or Event of Default exists; and

  (5)
  such reorganization is, in good faith judgment of an Officer of the General Partner, not materially adverse to the holders of the notes (for purposes of this clause (5) it is stipulated that such reorganization shall not be considered materially adverse to the holders of the notes solely because the successor or survivor of such reorganization (a) is subject to federal or state income taxation as an entity or (b) is considered to be an "includible corporation" of an affiliated group of corporations within the meaning of Section 1504(b) of the Code or any similar state or local law).

        Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the properties or assets of a Person.

Transactions with Affiliates

        TransMontaigne Partners will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of TransMontaigne Partners (each, an "Affiliate Transaction"), if such Affiliate Transaction involves aggregate consideration in excess of $20.0 million, unless:

  (1)
  the Affiliate Transaction is on terms that are no less favorable to TransMontaigne Partners or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by TransMontaigne Partners or such Restricted Subsidiary with an unrelated Person or, if in the good faith judgment of the Board of Directors of TransMontaigne Partners, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is fair and reasonable to TransMontaigne Partners or the relevant Restricted Subsidiary from a financial or commercial point of view; and

  (2)
  TransMontaigne Partners delivers to the trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, a resolution of the Board of Directors of TransMontaigne Partners set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by either the Conflicts Committee of the Board of Directors of TransMontaigne Partners (so long as a majority of the members of the Conflicts Committee approving the Affiliate Transaction are disinterested) or a majority of the disinterested members of the Board of Directors of TransMontaigne Partners.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  reasonable fees and compensation paid to or for the benefit of any employee, officer or director of TransMontaigne Partners, any of its Restricted Subsidiaries or the General Partner (or its direct or indirect parent or general partner), and any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by TransMontaigne Partners or any of its Restricted Subsidiaries existing on the Issue Date, or entered into thereafter in the ordinary course of business, and any indemnities or other transactions permitted or required by bylaw, statutory provisions or any of the foregoing agreements, plans or arrangements;

  (2)
  transactions between or among TransMontaigne Partners and/or its Restricted Subsidiaries;

  (3)
  transactions with a Person (other than an Unrestricted Subsidiary of TransMontaigne Partners) that is an Affiliate of TransMontaigne Partners solely because TransMontaigne Partners owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

  (4)
  any issuance of Equity Interests (other than Disqualified Equity) of TransMontaigne Partners to Affiliates of TransMontaigne Partners;

  (5)
  Restricted Payments or Permitted Investments that do not violate the provisions of the indenture described above under the caption "— Restricted Payments";

  (6)
  customary compensation, indemnification and other benefits made available to officers, directors or employees of TransMontaigne Partners, a Restricted Subsidiary of TransMontaigne Partners or the General Partner (or its direct or indirect parent or general partner), including reimbursement or advancement of out-of-pocket expenses and provisions of officers' and directors' liability insurance;

  (7)
  in the case of processing, gathering, transportation, marketing, hedging, production handling, operating, construction, terminalling, storage, lease, platform use, or other operational contracts, any such contracts are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by TransMontaigne Partners or any Restricted Subsidiary and third parties, or if neither TransMontaigne Partners nor any Restricted Subsidiary has entered into a similar contract with a third party, that the terms are no less favorable than those available from third parties on an arm's length basis, as determined in good faith by either the Conflicts

    Committee of the Board of Directors of TransMontaigne Partners (so long as a majority of the members of the Conflicts Committee approving the Affiliate Transaction are disinterested) or a majority of the disinterested members of the Board of Directors of TransMontaigne Partners;

  (8)
  loans or advances to employees in the ordinary course of business not to exceed $5.0 million in the aggregate at any one time outstanding;

  (9)
  the existence of, or the performance by TransMontaigne Partners or any Restricted Subsidiary of its obligations under the terms of, any agreements that are described in TransMontaigne Partners' Form 10-K Annual Report for the fiscal year ended December 31, 2016 under the heading "Certain Relationships and Related Transactions, and Director Independence" to which it is a party as of the date of this prospectus supplement and any amendments thereto, and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by TransMontaigne Partners or any Restricted Subsidiary of its obligations under, any future amendment to such agreements or under any such similar agreements shall only be permitted by this clause (9) to the extent that the terms of any such amendment or new agreement, taken as a whole, are not less favorable to the Holders in any material respect as determined in good faith by either the Conflicts Committee of the Board of Directors of TransMontaigne Partners (so long as a majority of the members of the Conflicts Committee approving the Affiliate Transaction are disinterested) or a majority of the disinterested members of the Board of Directors of TransMontaigne Partners;

  (10)
  Guarantees of performance by TransMontaigne Partners or any of its Restricted Subsidiaries in the ordinary course of business, except for Guarantees of Indebtedness in respect of borrowed money;

  (11)
  (a) Guarantees by TransMontaigne Partners or any of its Restricted Subsidiaries of the performance of obligations of Unrestricted Subsidiaries or Joint Ventures in the ordinary course of business, except for Guarantees of Indebtedness in respect of borrowed money, and (b) pledges by TransMontaigne Partners or any Restricted Subsidiary of Capital Stock in Unrestricted Subsidiaries or Joint Ventures for the benefit of lenders or other creditors of Unrestricted Subsidiaries or Joint Ventures as contemplated by clause (13) of the definition of "Permitted Liens" so long as any such transaction described in this clause (b), if involving aggregate consideration in excess of $50.0 million, has been approved by either the Conflicts Committee of the Board of Directors of TransMontaigne Partners (so long as a majority of the members of the Conflicts Committee approving the Affiliate Transaction are disinterested) or a majority of the disinterested members of the Board of Directors of TransMontaigne Partners;

  (12)
  if such Affiliate Transaction is with a Person in its capacity as a holder of Indebtedness or Equity Interests of TransMontaigne Partners or any of its Restricted Subsidiaries, a transaction in which such Person is treated no more favorably than the other holders of such Indebtedness or Equity Interests;

  (13)
  any transaction in which TransMontaigne Partners or any of its Restricted Subsidiaries, as the case may be, delivers to the trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to

    TransMontaigne Partners or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of the first paragraph of this covenant; and

  (14)
  any transactions between TransMontaigne Partners or any Restricted Subsidiary and any Person, a director of which is also a director of TransMontaigne Partners or a Restricted Subsidiary and such common director is the sole cause for such other Person to be deemed an Affiliate of the Company or a Restricted Subsidiary; provided that such director abstains from voting as a director of TransMontaigne Partners or the Restricted Subsidiary, as applicable, in connection with the approval of the transaction.

Limitations on Finance Corp. Activities

        Finance Corp. will not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided, that Finance Corp. may be a co-obligor or guarantor with respect to Indebtedness if TransMontaigne Partners is an obligor on such Indebtedness and the net proceeds of such Indebtedness are received by TransMontaigne Partners, Finance Corp. or one or more Guarantors. At any time after TransMontaigne Partners is a corporation, Finance Corp. may consolidate or merge with or into TransMontaigne Partners or any Restricted Subsidiary.

Additional Guarantees

        If, after the Issue Date, any Subsidiary (other than Finance Corp.) of TransMontaigne Partners that is not already a Guarantor Guarantees any Indebtedness of either of the Issuers or a Guarantor under a Credit Facility in an aggregate principal amount in excess of $25.0 million, then that Subsidiary will become a Guarantor by executing and delivering to the trustee a supplemental indenture to the indenture within 20 Business Days of the date on which it guaranteed such Indebtedness; provided that the preceding shall not apply to Subsidiaries of TransMontaigne Partners that have been properly designated as Unrestricted Subsidiaries in accordance with the indenture for so long as they continue to constitute Unrestricted Subsidiaries.

        Notwithstanding the preceding, any Note Guarantee of a Restricted Subsidiary that was incurred pursuant to this paragraph will be released in the circumstances described under "— Note Guarantees."

Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors of TransMontaigne Partners may designate any Restricted Subsidiary (other than Finance Corp.) to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by TransMontaigne Partners and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will either reduce the amount available for Restricted Payments under the covenant described above under the caption "— Restricted Payments" or qualify as a Permitted Investment under one or more clauses of the definition of that term, as determined by TransMontaigne Partners; provided that any designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

        Any designation of a Subsidiary of TransMontaigne Partners as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "— Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of TransMontaigne Partners as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "— Incurrence of Indebtedness and Issuance of Disqualified Equity," TransMontaigne Partners will be in default of such covenant.

        The Board of Directors of TransMontaigne Partners may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of TransMontaigne Partners; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of TransMontaigne Partners of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "— Incurrence of Indebtedness and Issuance of Disqualified Equity," calculated on a pro forma basis as if such designation had occurred at the beginning of the Reference Period; and (2) no Default or Event of Default would be in existence following such designation.

Reports

        Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, TransMontaigne Partners will furnish to the holders of notes or cause the trustee to furnish to the holders of notes, within the time periods applicable to non-accelerated filers specified in the SEC's rules and regulations:

  (1)
  all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if TransMontaigne Partners were required to file such reports, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations"; and

  (2)
  all current reports that would be required to be filed with the SEC on Form 8-K if TransMontaigne Partners were required to file such reports.

        All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on TransMontaigne Partners' consolidated financial statements by TransMontaigne Partners' independent registered public accounting firm. In addition, TransMontaigne Partners will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

        If, at any time TransMontaigne Partners is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, TransMontaigne Partners will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing; provided that, for so long as TransMontaigne Partners is not subject to the periodic reporting requirements of the Exchange Act for any reason, the time period for filing reports on Form 8-K shall be five (5) Business Days after the event giving rise to the obligation to file such report. TransMontaigne Partners will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept TransMontaigne Partners' filings for any reason, TransMontaigne Partners will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if TransMontaigne Partners were required to file those reports with the SEC.

        Any and all Defaults or Events of Default arising from a failure to comply with this "Reports" covenant shall be deemed cured (and TransMontaigne Partners shall be deemed to be in compliance with this covenant) upon furnishing or filing such information or report as contemplated by this covenant (but without regard to the date on which such information or report is so furnished or filed); provided that such cure shall not otherwise affect the rights of holders described below under "— Events of Default and Remedies" if all outstanding notes shall have been accelerated in accordance with the terms of the indenture and such acceleration has not been rescinded or cancelled prior to such cure.

        In addition, TransMontaigne Partners and the Guarantors will agree that, for so long as any notes remain outstanding, if at any time none of such entities is required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        TransMontaigne Partners will be deemed to have furnished each of the reports referred to above to the trustee and the holders on the date that TransMontaigne Partners files such reports with the SEC via the EDGAR (or any successor) filing system and such reports are publicly available.

        Delivery of such reports, information and documents to the trustee is for informational purposes only, and the trustee's receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including TransMontaigne Partners' compliance with any of its covenants under the indenture (or to which the trustee is entitled to rely exclusively on an officers' certificate).

Events of Default and Remedies

        Each of the following is an "Event of Default":

  (1)
  default for 30 days in the payment when due of interest with respect to the notes;

  (2)
  default in the payment when due (at stated maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

  (3)
  failure by TransMontaigne Partners or any of its Restricted Subsidiaries to make a Change of Control Offer or an Asset Sale Offer within the time periods set forth, or consummate a purchase of notes when required pursuant to the terms described, under the captions "— Repurchase at the Option of Holders — Change of Control" or "— Repurchase at the Option of Holders — Asset Sales" or to comply with the provisions described under the caption "— Certain Covenants — Merger, Consolidation or Sale of Assets";

  (4)
  failure by TransMontaigne Partners for 90 days after notice to TransMontaigne Partners by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding to comply with the covenant described under "— Certain Covenants — Reports";

  (5)
  failure by TransMontaigne Partners or any of its Restricted Subsidiaries for 60 days after notice to TransMontaigne Partners by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding to comply with any of the other agreements in the indenture;

  (6)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by TransMontaigne Partners or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by TransMontaigne Partners or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

  (a)
  is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its express maturity,

  and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more, provided, however, that if, prior to any acceleration of the notes, (i) any such Payment Default is cured or waived, (ii) any such acceleration is rescinded, or (iii) such Indebtedness is repaid during the 20 Business Day period commencing upon the end of any applicable grace period for such Payment Default or the occurrence of such acceleration, as applicable, any Default or Event of Default (but not any acceleration) caused by such Payment Default or acceleration shall automatically be rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

  (7)
  failure by any Issuer or Restricted Subsidiary to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

  (8)
  except as permitted by the indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

  (9)
  certain events of bankruptcy or insolvency described in the indenture with respect to either Issuer or any Restricted Subsidiary that is a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to either Issuer or any Restricted Subsidiary that is a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

        Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium, if any.

        Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

  (1)
  such holder has previously given the trustee notice that an Event of Default is continuing;

  (2)
  holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

  (3)
  such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

  (4)
  the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  (5)
  holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

        The holders of a majority in aggregate principal amount of the then outstanding notes by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the notes.

        The Issuers and the Guarantors will be required to deliver to the trustee annually, commencing with the fiscal year ending December 31, 2018, a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, the Issuers and the Guarantors will be required to deliver to the trustee a statement specifying such Default or Event of Default and what action TransMontaigne Partners is taking or proposes to take with respect thereto.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, partner, member, employee, incorporator, manager or unit holder or other owner of Equity Interest of the Issuers, the General Partner or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the notes, the indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        The Issuers may at their option and at any time, elect to have all of the Issuers' obligations discharged with respect to the outstanding notes and all Obligations of the Guarantors discharged with respect to their Note Guarantees ("Legal Defeasance") except for:

  (1)
  the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium, if any, on, such notes when such payments are due from the trust referred to below;

  (2)
  the Issuers' obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the trustee, and the Issuers' and the Guarantors' Obligations in connection therewith; and

  (4)
  the Legal Defeasance and Covenant Defeasance provisions of the indenture.

        In addition, TransMontaigne Partners may, at its option and at any time, elect to have the Obligations of the Issuers and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture ("Covenant Defeasance") and all Obligations of the Guarantor with respect to their Note Guarantees discharged, and thereafter any omission to comply with those covenants or Note Guarantees will not constitute a Default or Event of Default with respect to the notes or the Note Guarantees. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events relating to TransMontaigne Partners) described under "— Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness or other borrowing of funds or the grant of Liens securing such Indebtedness or other borrowing, all or a portion of the proceeds of which will be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound;

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which TransMontaigne Partners or any of its Subsidiaries is a party or by which TransMontaigne Partners or any of its Subsidiaries is bound;

  (6)
  the Issuers must deliver to the trustee an officers' certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

  (7)
  the Issuers must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the indenture or the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture or the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

  (1)
  reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any note or alter any of the provisions with respect to the redemption of the notes; provided, however, that any purchase or repurchase of notes pursuant to the covenants described above under the caption "— Repurchase at the Option of Holders," shall not be deemed a redemption of the notes;

  (3)
  reduce the rate of or change the time for payment of interest, including default interest, on any note;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the notes (except a rescission of acceleration of the notes by the holders of a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any note payable in money other than that stated in the notes;

  (6)
  make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium, if any, on, the notes (other than as permitted by clause (7) below);

  (7)
  waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "— Repurchase at the Option of Holders");

  (8)
  release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

  (9)
  make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any holder of notes, the Issuers, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated notes in addition to or in place of certificated notes;

  (3)
  to provide for the assumption of the Issuers' or a Guarantor's obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuers' or such Guarantor's assets, as applicable, in accordance with the terms of the indenture;

  (4)
  to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

  (5)
  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

  (6)
  to conform the text of the indenture, the notes or the Note Guarantees to any provision of the Description of Notes to the extent that such provision was intended to be a verbatim recitation of a provision of the indenture, the notes or Note Guarantee;

  (7)
  to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the Issue Date;

  (8)
  to allow any Guarantor to execute a supplemental indenture and/or a notation of a Note Guarantee with respect to the notes or to reflect the release of a Note Guarantee in accordance with the indenture;

  (9)
  to secure the notes and/or the Note Guarantees and to release such Liens, in each case, pursuant to the requirements of the covenant described above under the heading "— Certain Covenants — Liens";

  (10)
  to comply with the rules of any applicable securities depository; or

  (11)
  to provide for the reorganization of TransMontaigne Partners as any other form of entity, in accordance with the penultimate paragraph of "— Certain Covenants — Merger, Consolidation or Sale of Assets."

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

  (1)
  either:

  (a)
  all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

  (b)
  all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest, if any, to the date of stated maturity or redemption;

  (2)
  in the case of clause (1)(b) above, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which any Issuer or any Guarantor is a party or by which any Issuer or any Guarantor is bound;

  (3)
  the Issuers or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

  (4)
  the Issuers have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

        In addition, the Issuers must deliver to the trustee (a) an officers' certificate, stating that all conditions precedent set forth in clauses (1) through (4) above have been satisfied, and (b) an opinion of counsel (which opinion of counsel may be subject to customary assumptions and qualifications), stating that all conditions precedent to satisfaction and discharge set forth in clauses (2) and (4) above have been satisfied; provided that the opinion of counsel with respect to clause (2) above may be to the knowledge of such counsel.

Concerning the Trustee

        If the trustee becomes a creditor of the Issuers or any Guarantor, the indenture will limit the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the TIA) after a Default has occurred and is continuing, then it must eliminate such conflict within 90 days or resign.

        The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture will provide that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of their own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The indenture, the notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Additional Information

        Anyone who receives this prospectus supplement may obtain a copy of the indenture and the Partnership Agreement without charge by writing to TransMontaigne Partners L.P. at 1670 Broadway, Suite 3100, Denver, Colorado 80202, Attention: Chief Financial Officer.

Book-Entry System, Delivery and Form

        We have obtained the information in this section concerning The Depository Trust Company ("DTC") and its book-entry systems and procedures from DTC, but we take no responsibility for the accuracy of this information. In addition, the description in this section reflects our understanding of the rules and procedures of DTC as they are currently in effect. DTC could change its rules and procedures at any time.

        The notes will initially be represented by one or more fully registered global notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Each such global note will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co. (DTC's nominee). You may hold your interests in the global notes through DTC either as a participant in DTC or indirectly through organizations that are participants in DTC.

        So long as DTC or its nominee is the registered owner of the global securities representing the notes, DTC or such nominee will be considered the sole owner and holder of the notes for all purposes of the notes and the indenture. Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of notes.

        The Depository Trust Company.    DTC will act as securities depositary for the notes. The notes will be issued as fully registered notes registered in the name of Cede & Co. DTC has advised us as follows: DTC is

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange.

        DTC holds securities that its direct participants deposit with DTC. DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates.

        Direct participants of DTC include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its direct participants. Access to the DTC system is also available to securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

        If you are not a direct participant or an indirect participant and you wish to purchase, sell or otherwise transfer ownership of, or other interests in, notes, you must do so through a direct participant or an indirect participant. DTC agrees with and represents to DTC participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law. The SEC has on file a set of the rules applicable to DTC and its direct participants.

        Purchases of notes under DTC's system must be made by or through direct participants, who will receive a credit for the notes on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the notes is discontinued.

        To facilitate subsequent transfers, all notes deposited by direct participants with DTC are registered in the name of DTC's nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC's records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Book-Entry Format.    Under the book-entry format, the trustee will pay interest or principal payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants or to you as the beneficial owner. You may experience some delay in receiving your payments under this system. Neither we, the trustee under the indenture nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the notes to owners of beneficial interests in the notes.

        DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the notes. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the notes on your behalf. We, the underwriters and the trustee under the indenture have no responsibility for any aspect of the actions of DTC or any of its direct or indirect participants. We, the underwriters and the trustee under the indenture have no responsibility or liability for any aspect of the records kept by DTC or any of its direct or indirect participants relating to, or payments made on account of, beneficial ownership interests in the notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. We also do not supervise these systems in any way.

        The trustee will not recognize you as a holder under the indenture, and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a note if one or more of the direct participants to whom the note is credited directs DTC to take such action and only in respect of the portion of the aggregate principal amount of the notes as to which that participant or participants has or have given that direction. DTC can only act on behalf of its direct participants. Your ability to pledge notes to non-direct participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your notes.

        Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).

        DTC has agreed to the foregoing procedures in order to facilitate transfers of the notes among its participants. However, DTC is under no obligation to perform or continue to perform those procedures, and may discontinue those procedures at any time.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such Person merging with or become a Subsidiary of such specific Person; and

  (2)
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Applicable Premium" means, with respect to any note at the time of determination, the greater of:

  (1)
  1.0% of the principal amount of the note; or

  (2)
  the excess of:

  (a)
  the present value at such time of (i) the redemption price of the note at                , 2021 (such redemption price being set forth in the table appearing above under the caption "— Optional Redemption") plus (ii) all required interest payments due on the note through                , 2021 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

  (b)
  the principal amount of the note, if greater.

        "Asset Sale" means:

  (1)
  the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of TransMontaigne Partners and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "— Repurchase at the Option of Holders — Change of Control" and/or the provisions described above under the caption "— Certain Covenants — Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

  (2)
  the issuance of Equity Interests in any of TransMontaigne Partners' Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

        Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

  (1)
  any sale, assignment, lease, license, transfer, abandonment or other disposition of (A) damaged, worn-out, unserviceable or other obsolete or excess equipment or other property or (B) other property no longer necessary for the proper conduct of the business of TransMontaigne Partners or any of its Subsidiaries;

  (2)
  any single transaction or series of related transactions that: (a) involves assets having a Fair Market Value of less than $20.0 million or (b) results in net proceeds to TransMontaigne Partners and its Restricted Subsidiaries of less than $20.0 million;

  (3)
  a transfer of assets between or among TransMontaigne Partners and its Restricted Subsidiaries;

  (4)
  an issuance of Equity Interests by a Restricted Subsidiary of TransMontaigne Partners to TransMontaigne Partners or to a Restricted Subsidiary of TransMontaigne Partners;

  (5)
  the sale or lease of products, services or accounts receivable in the ordinary course of business;

  (6)
  the sale or other disposition of cash or Cash Equivalents, Hedging Obligations or other financial instruments in the ordinary course of business;

  (7)
  a Restricted Payment that does not violate the covenant described above under the caption "— Certain Covenants — Restricted Payments" or a Permitted Investment;

  (8)
  any trade or exchange by TransMontaigne Partners or any Restricted Subsidiary of properties or assets of any type for properties or assets of any type owned or held by another Person, including any disposition of some but not all of the Equity Interests of a Restricted Subsidiary in exchange for assets or properties and after which the Person whose Equity Interests have been so disposed of continues to be a Restricted Subsidiary, provided that the Fair Market Value of the properties or assets traded or exchanged by TransMontaigne Partners or such Restricted Subsidiary (together with any cash or Cash Equivalent together with the liabilities assumed by such other Person) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash or Cash Equivalent together with liabilities assumed by TransMontaigne Partners or such Restricted Subsidiary) to be received by TransMontaigne Partners or such Restricted Subsidiary; and provided further that any cash received must be applied in accordance with the provisions described above under the caption "— Repurchase at the Option of Holders — Asset Sales";

  (9)
  the creation or perfection of a Lien that is not prohibited by the covenant described above under the caption "— Certain Covenants — Liens";

  (10)
  surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

  (11)
  the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property; and

        (12) any disposition of defaulted receivables that arose in the ordinary course of business for collection.

        "Asset Sale Offer" has the meaning assigned to that term in the indenture.

        "Attributable Debt" in respect of a sale-and-leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale-and-leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. As used in the preceding sentence, "net rental payments" under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. For purposes of this definition, present value shall be calculated using a discount rate equal to the rate of interest implicit in the subject transaction, determined in accordance with GAAP; provided, however, that if such sale-and-leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

        "Available Cash" has the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

  (2)
  with respect to a partnership, the board of directors or board of managers of the general partner of the partnership, or in the case of TransMontaigne Partners, the board of directors of TransMontaigne GP L.L.C.;

  (3)
  with respect to a limited liability company, the board of managers or directors, the managing member or members or any controlling committee of managing members thereof; and

  (4)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another place of payment are authorized or required by law to close.

        "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Cash Equivalents" means:

  (1)
  United States dollars;

  (2)
  securities issued or directly and fully guaranteed or insured by the United States government or any agency thereof (provided that the full faith and credit of such government is pledged in support of those securities) having maturities of not more than one year from the date of acquisition thereof;

  (3)
  time deposits with, certificates of deposit, bankers' acceptances or Eurodollar time deposits of, any commercial bank that (a) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia or any United States branch of a foreign bank, and is a member of the Federal Reserve System, (b) issues long term securities with a rating of at least A– (or then equivalent grade, in each case with a stable outlook) by S&P and A3 (or then equivalent grade, in each case with a stable outlook) by Moody's at the time of acquisition and (c) has combined capital and surplus of at least $500,000,000, in each case with maturities of not more than one year from the date of acquisition thereof;

  (4)
  commercial paper of an issuer rated at least "A-2" (or the then equivalent grade) by S&P or "P-2" (or the then equivalent grade) by Moody's at the time of acquisition or guaranteed by a letter of credit issued by a financial institution rated at least A– (or then equivalent grade, in each case with stable outlook) by S&P and A3 (or then equivalent grade, in each case with stable outlook) by Moody's at the time of acquisition and such financial institution otherwise meets the requirements of subsections (a) and (c) of clause (3) of this definition, in each case having a tenor of not more than 270 days;

  (5)
  taxable and tax-exempt municipal securities rated at least A– (or then equivalent grade) by S&P and A3 (or then equivalent grade) by Moody's, including variable rate municipal securities, having maturities or put rights of not more than one year from the date of acquisition;

  (6)
  corporate or bank debt of an issuer rated at least A– (or then equivalent grade, in each case with a stable outlook) by S&P and A3 (or then equivalent grade, in each case with stable outlook) by Moody's at the time of acquisition and having maturities of not more than one year from the date of acquisition;

  (7)
  repurchase agreements relating to any of the investments listed in clauses (1) through (6) above with a market value at least equal to the consideration paid in connection therewith, with any Person who regularly engages in the business of entering into repurchase agreements and has a combined capital and surplus of not less than $500,000,000 whose long term securities are rated at least A– (or then equivalent grade) by S&P and A3 (or then equivalent grade) by Moody's at the time of acquisition;

  (8)
  asset-backed securities having as the underlying asset securities issued or guaranteed by the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association rated at least A– (or then equivalent grade, in each case with stable outlook) by S&P and A3 (or then equivalent grade, in each case with case with stable outlook) by Moody's at the time of acquisition and having maturities of not more than one year from the date of acquisition; and

  (9)
  Investments, classified in accordance with GAAP as current assets of TransMontaigne Partners or any of its Subsidiaries, in money market mutual or similar funds having assets in excess of $100,000,000, at least 95% of the assets of which are comprised of assets specified in clauses (1) through (8) above of this definition.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Capital Stock of the Restricted Subsidiaries) of TransMontaigne Partners and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act), other than a Qualified Owner, which occurrence is followed by a Rating Decline;

  (2)
  the adoption of a plan relating to the liquidation or dissolution of TransMontaigne Partners or the removal of the General Partner by the limited partners of TransMontaigne Partners; or

  (3)
  the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any "person" (as defined above), other than a Qualified Owner, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the General Partner, measured by voting power rather than number of shares, which occurrence is followed by a Rating Decline.

        Notwithstanding the preceding, a conversion of TransMontaigne Partners from a limited partnership to a corporation, limited liability company or other form of entity or an exchange of all of the outstanding limited partner interests for capital stock in a corporation, for member interests in a limited liability company or for Equity Interests in such other form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the "persons" (as defined above) who Beneficially Owned the Capital Stock of TransMontaigne Partners immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity and no other "person" (other than a Qualified Owner) Beneficially Owns more than 50% or the Voting Stock of such entity.

        "Change of Control Offer" has the meaning assigned to that term under "Repurchase at the Option of Holders — Change of Control."

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

  (1)
  an amount (to the extent not included in Consolidated Net Income) equal to the dividends or distributions paid during such period in cash or Cash Equivalents to such Person or any of its Restricted Subsidiaries by a Person that is not a Restricted Subsidiary of such Person; plus

  (2)
  an amount equal to any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale or the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries to the extent such loss was deducted in computing such Consolidated Net Income; plus

  (3)
  provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period to the extent that such provision for taxes was deducted in computing such Consolidated Net Income for such period; plus

  (4)
  the Fixed Charges of such Person and its Restricted Subsidiaries for such period (together with items excluded from the definition of "Fixed Charges" pursuant to clause (2) thereof), to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

  (5)
  depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

  (6)
  non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

  (1)
  the aggregate Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

  (2)
  the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

  (3)
  the cumulative effect of a change in accounting principles will be excluded;

  (4)
  unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including, without limitation those resulting from the application of Accounting Standards Codification No. 815 will be excluded;

  (5)
  any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale (including dispositions pursuant to sale-and-leaseback transactions) or (b) the disposition of any securities by such Person or the extinguishment of any Indebtedness of such Person shall be excluded;

  (6)
  any impairment charge or asset write-off pursuant to Accounting Standards Codification No. 350 "Goodwill and Other Intangible Assets" shall be excluded;

  (7)
  any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards shall be excluded;

  (8)
  any unusual or nonrecurring gain, loss or charge, together with any related provision for taxes on such unusual or nonrecurring gain, loss or charge, shall be excluded; and

  (9)
  any non-cash or other charges relating to any premium or penalty paid, write-off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity shall be excluded.

        "Consolidated Net Tangible Assets" means, with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person's most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting the following amounts: (a) all current liabilities reflected in such balance sheet, and (b) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet, with such pro forma adjustments to total assets, reserves, current liabilities, goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Fixed Charge Coverage Ratio."

        "Credit Agreement" means that certain Third Amended and Restated Senior Secured Credit Facility, dated as of March 13, 2017, among TransMontaigne Operating Company L.P., as borrower, Wells Fargo Bank, National Association, as administrative agent, US Bank, National Association, as syndication agent, joint lead arranger and joint book runner, Bank of America, N.A., Citibank, N.A., MUFG Union Bank N.A. and Royal Bank of Canada, each as documentation agents, Wells Fargo Securities, LLC, as joint lead arranger and joint lead book runner, and the other financial institutions a party thereto, as amended by that certain First Amendment to Third Amended and Restated Senior Secured Credit Facility, dated as of December 14, 2017, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection with the foregoing, and, in each case, as further amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

        "Credit Facilities" means one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities or Debt Issuances, in each case, with banks or other institutional lenders, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders, other financiers or to special purpose entities formed to borrow from (or sell such receivables to) such lenders or other financiers against such receivables), letters of credit, bankers' acceptances, other borrowings or Debt Issuances, in each case, as amended, restated, modified, renewed, extended, refunded, replaced or refinanced (in each case, without limitation as to amount), in whole or in part, from time to time (including through one or more Debt Issuances) and any agreements and related documents governing Indebtedness or Obligations incurred to refinance amounts then outstanding or permitted to be outstanding, whether or not with the original administrative agent, lenders, investment banks, insurance companies, mutual funds, other lenders, investors or any of the foregoing and whether provided under the original agreement, indenture or other documentation relating thereto.

        "Debt Issuances" means, with respect to TransMontaigne Partners or any of its Restricted Subsidiaries, one or more issuances after the Issue Date of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the fair market value (as determined in good faith by an Officer of the General Partner) of non-cash consideration received by TransMontaigne Partners or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as "Designated Non-cash Consideration" pursuant to an Officers' Certificate, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

        "Disqualified Equity" means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Equity Interest), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Equity Interest, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature, except such Equity Interest that is solely redeemable with, or solely exchangeable for, any Equity Interest of such Person that is not Disqualified Equity. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Equity solely because the holders of the Equity Interest have the right to require TransMontaigne Partners to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale will not constitute Disqualified Equity if the terms of such Equity Interest provide that TransMontaigne Partners may not repurchase or redeem any such Equity Interest pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "— Certain Covenants — Restricted Payments."

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any public or private sale of Equity Interests (other than Disqualified Equity) made for cash on a primary basis by TransMontaigne Partners after the Issue Date that has not been applied to redeem, prepay or refinance any other Indebtedness (other than the temporary repayment of Indebtedness under a revolving facility).

        "Existing Indebtedness" means the aggregate principal amount of Indebtedness of TransMontaigne Partners and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

        "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, as determined in good faith by (a) an executive officer of TransMontaigne Partners if the value is less than $50.0 million or (b) the Board of Directors of TransMontaigne Partners if the value is $50.0 million or more.

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness or issues, repurchases or redeems Disqualified Equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Disqualified Equity, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable Reference Period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

  (1)
  acquisitions (including, without limitation, a single asset, a division or segment or an entire company) that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, asset purchase transactions or consolidations and including any related financing transactions during the Reference Period or subsequent to such Reference Period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the Reference Period, including any Consolidated Cash Flow and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial or accounting officer of TransMontaigne Partners (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto);

  (2)
  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

  (3)
  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

  (4)
  except as provided in clause (5) below, if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of the applicable period to the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging

    Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months); and

  (5)
  if any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation.

        "Fixed Charges" means, with respect to any specified Person for any period,

  (1)
  the sum, without duplication, of:

  (a)
  the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

  (b)
  the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

  (c)
  any interest on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

  (d)
  an amount equal to all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Equity of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of TransMontaigne Partners (other than Disqualified Equity) or to TransMontaigne Partners or a Restricted Subsidiary of TransMontaigne Partners (such amount, the "Disqualified Dividend Amount"); provided that, in the event such Person is not treated as a partnership or other pass-through entity for U.S. federal income tax purposes, the amount included in Fixed Charges as a result of this clause (d) shall be the product of (i) the Disqualified Dividend Amount, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; minus

  (2)
  to the extent included in (1) above, write-off of non-recurring deferred financing costs of such Person and its Restricted Subsidiaries during such period and any charge related to, or any premium or penalty paid in connection with, paying any such Indebtedness of such Person and its Restricted Subsidiaries prior to its Stated Maturity.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time. Notwithstanding the foregoing, the characterization of leases as operating or capital leases shall be determined in accordance with GAAP as in effect on the date of entry into the applicable lease.

        If there occurs a change in generally accepted accounting principles relating to revenue recognition resulting from the joint revenue recognition standard of the Financial Accounting Standards Board ("FASB") and the International Accounting Standards Board, or a change in generally accepted accounting principles relating to capital lease obligations resulting from the lease standard of FASB, and either such change would cause a change in the method of calculation of standards or terms as determined in good faith by TransMontaigne Partners (an "Accounting Change"), then TransMontaigne Partners may elect, as evidenced by a written notice of TransMontaigne Partners to the trustee, that such standards or terms shall be calculated as if such Accounting Change had not occurred. Any such election with respect to such Accounting Change may not thereafter be changed.

        "General Partner" means TransMontaigne GP L.L.C., a Delaware limited liability company which is controlled by Gulf TLP Holdings, LLC, and its successors and permitted assigns as general partner of TransMontaigne Partners or as the business entity with the ultimate authority to manage the business and operations of TransMontaigne Partners.

        "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness, and the term "Guaranteed" has a correlative meaning.

        "Guarantors" means each of:

  (1)
  the Subsidiaries of TransMontaigne Partners, other than Finance Corp., executing the indenture as initial Guarantors;

  (2)
  each of the Restricted Subsidiaries of TransMontaigne Partners that becomes a guarantor of the notes pursuant to the covenant described above under "— Certain Covenants — Additional Guarantees"; and

  (3)
  each other Person executing a supplemental indenture in which such Person agrees to be a guarantor of the notes and to be bound by the terms of the indenture;

and their respective successors and permitted assigns; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Note Guarantee is released in accordance with the terms of the indenture.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person incurred in the ordinary course of business and not for speculative purposes under:

  (1)
  interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements entered into with one or more financial institutions and designed to reduce costs of borrowing or to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred;

  (2)
  other agreements or arrangements designed to manage interest rates or interest rate risk; and

  (3)
  other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

  (1)
  in respect of borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

  (3)
  in respect of banker's acceptances;

  (4)
  representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

  (5)
  representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

  (6)
  representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations), would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset (other than Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by TransMontaigne Partners or any Restricted Subsidiary of TransMontaigne Partners, in each case, securing Indebtedness of such Unrestricted Subsidiary or Joint Venture, as applicable) of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

        Notwithstanding the foregoing, the following shall not constitute "Indebtedness":

  (1)
  accrued expenses and trade accounts payable arising in the ordinary course of business;

  (2)
  the incurrence by TransMontaigne Partners or any of its Restricted Subsidiaries of Indebtedness in respect of bid, performance, surety, appeal, payment, insurance contracts and similar bonds issued for the account of TransMontaigne Partners and any of its Restricted Subsidiaries in the ordinary course of business, including Guarantees and obligations of TransMontaigne Partners or any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each case other than an obligation for money borrowed);

  (3)
  any Indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Government Securities (in an amount sufficient to satisfy all such Indebtedness obligations at Stated Maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such Indebtedness and subject to no other Liens, and the other applicable terms of the instrument governing such Indebtedness;

  (4)
  any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such obligation is extinguished within five Business Days of its incurrence; and

  (5)
  any obligation arising from any agreement providing for indemnities, Guarantees, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than Guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition of assets.

        "Investment Grade Rating" of the notes, means that the notes shall have been assigned a Moody's rating of Baa3 or higher and an S&P rating of BBB– or higher, or if one of such rating agencies shall not make a rating on the notes publicly available for reasons outside the control of the Issuers, then "Investment Grade Rating" shall mean that the notes shall have been assigned such a rating by one of such rating agencies and an equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" registered under Section 15E of the Exchange Act selected by the Issuers.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If TransMontaigne Partners or any Subsidiary of TransMontaigne Partners sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of TransMontaigne Partners such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of TransMontaigne Partners, TransMontaigne Partners will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of TransMontaigne Partners' Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "— Certain Covenants — Restricted Payments."

        "Issue Date" means the first date on which the notes are issued, authenticated and delivered under the indenture.

        "Joint Venture" means any Person that is not a direct or indirect Subsidiary of TransMontaigne Partners in which TransMontaigne Partners or any of its Restricted Subsidiaries makes any Investment.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction, other than a precautionary financing statement respecting a lease not intended as a security agreement. In no event shall a right of first refusal be deemed to constitute a Lien.

        "Moody's" means Moody's Investors Service, Inc., or any successor to the rating agency business thereof.

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries.

        "Net Proceeds" means the aggregate cash proceeds received by TransMontaigne Partners or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

  (1)
  the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale,

  (2)
  taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements,

  (3)
  amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and all distributions and payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale, and

  (4)
  any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by TransMontaigne Partners or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to TransMontaigne Partners or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

        "Non-Recourse Debt" means Indebtedness:

  (1)
  as to which neither TransMontaigne Partners nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

  (2)
  no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of TransMontaigne Partners or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity.

        For purposes of determining compliance with the covenant described under "Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Equity" above, in the event that any Non-Recourse Debt of any of TransMontaigne Partners' Unrestricted Subsidiaries ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of TransMontaigne Partners.

        "Note Guarantee" means the Guarantee by each Guarantor of the Issuers' obligations under the indenture and the notes, which may be evidenced by a notation thereof executed pursuant to the provisions of the indenture.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Officer" means with respect to any Person, the Chief Executive Officer or the Chief Financial Officer of such Person.

        "Operating Surplus" has the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date, except that clause (b) of the definition thereof shall be replaced with $15 million.

        "Partnership Agreement" means the First Amended and Restated Agreement of Limited Partnership of TransMontaigne Partners L.P., dated May 27, 2005, as amended by that certain First Amendment to the First Amended and Restated Agreement of Limited Partnership of TransMontaigne Partners L.P., dated January 23, 2006, Second Amendment to the First Amended and Restated Agreement of Limited Partnership of TransMontaigne Partners L.P., dated April 7, 2008 and Third Amendment to the First Amended and Restated Agreement of Limited Partnership of TransMontaigne Partners L.P., dated May 5, 2015, as such may be further amended, modified or supplemented from time to time.

        "Permitted Acquisition Indebtedness" means Indebtedness or Disqualified Equity of TransMontaigne Partners or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Equity was Indebtedness or Disqualified Equity of (i) a Subsidiary prior to the date on which such Subsidiary became a Restricted Subsidiary or (ii) a Person that merged into or consolidated with TransMontaigne Partners or a Restricted Subsidiary; provided that on the date such Subsidiary became a Restricted Subsidiary or the date such Person was merged into or consolidated with TransMontaigne Partners or a Restricted Subsidiary, as applicable, after giving pro forma effect thereto, (a) TransMontaigne Partners would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under "— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Equity" or (b) the Fixed Charge Coverage Ratio for TransMontaigne Partners would be equal to or greater than the Fixed Charge Coverage Ratio for TransMontaigne Partners immediately prior to such transaction; provided that such Indebtedness was not incurred in contemplation of, or in connection with, such acquisition, merger or consolidation.

        "Permitted Business" means either (1) marketing, gathering, transporting (by barge, pipeline, ship, truck or other modes of hydrocarbon transportation), terminalling, storing, producing, acquiring, developing, exploring for, exploiting, producing, processing, dehydrating and otherwise handling crude oil, gas, casinghead gas, drip gasoline, natural gasoline, condensates, distillates, liquid hydrocarbons, asphalt, gaseous hydrocarbons and all other constituents, elements, compounds or products refined or processed from any of the foregoing, which activities shall include, for the avoidance of doubt, constructing pipeline, platform, dehydration, processing, storing and other energy-related facilities, and activities or services reasonably related or ancillary thereto, including entering into purchase and sale agreements, supply agreements and Hedging Obligations related to these businesses, (2) any other business that generates gross income at least 90% of which constitutes "qualifying income" under Section 7704(d) of the Internal Revenue Code of 1986, as amended, or (3) any activity that is ancillary, complementary or incidental to or necessary or appropriate for the activities described in clauses (1) and (2) of this definition.

        "Permitted Business Investments" means Investments by TransMontaigne Partners or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of TransMontaigne Partners or in any Joint Venture, provided that:

  (1)
  either (a) at the time of such Investment and immediately thereafter, TransMontaigne Partners could incur $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under "— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Equity" above or (b) such Investment does not exceed the aggregate amount of Incremental Funds (as defined in the covenant described under "— Certain Covenants — Restricted Payments") not previously expended at the time of making such Investment;

  (2)
  if such Unrestricted Subsidiary or Joint Venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such Indebtedness of such Unrestricted Subsidiaries or Joint Venture that is recourse to TransMontaigne Partners or any of its Restricted Subsidiaries could, at the time such Investment is made, be incurred at that time by TransMontaigne Partners and its Restricted Subsidiaries under the covenant described under "— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Equity"; and

  (3)
  such Unrestricted Subsidiary's or Joint Venture's activities are not outside the scope of the Permitted Business.

        "Permitted Investments" means:

  (1)
  any Investment in TransMontaigne Partners or in a Restricted Subsidiary of TransMontaigne Partners;

  (2)
  any Investment in Cash Equivalents;

  (3)
  any Investment by TransMontaigne Partners or any Restricted Subsidiary of TransMontaigne Partners in a Person, if as a result of such Investment:

  (a)
  such Person becomes a Restricted Subsidiary of TransMontaigne Partners; or

  (b)
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, TransMontaigne Partners or a Restricted Subsidiary of TransMontaigne Partners;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from:

  (a)
  an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "— Repurchase at the Option of Holders — Asset Sales"; or

  (b)
  a disposition of assets deemed not to be an Asset Sale under the definition of "Asset Sale";

  (5)
  any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Equity) of TransMontaigne Partners;

  (6)
  any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of TransMontaigne Partners or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or as a result of a foreclosure, perfection or enforcement by TransMontaigne Partners or any of its Restricted Subsidiaries with respect to any secured Investment in default; or (b) litigation, arbitration or other disputes with Persons who are not Affiliates;

  (7)
  Investments represented by Hedging Obligations permitted hereunder to be incurred;

  (8)
  loans or advances to employees made in the ordinary course of business of TransMontaigne Partners or any Restricted Subsidiary of TransMontaigne Partners in an aggregate principal amount not to exceed $2.5 million at any one time outstanding;

  (9)
  repurchases of the notes;

  (10)
  any Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, workers' compensation and performance and other similar deposits and prepaid expenses made in the ordinary course of business;

  (11)
  Permitted Business Investments; and

  (12)
  other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding not to exceed the greater of (a) $50.0 million and (b) 5.0% of TransMontaigne Partners' Consolidated Net Tangible Assets; provided, however, that if any Investment pursuant to this clause (12) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, then such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (12) for so long as such Person continues to be a Restricted Subsidiary; provided, however, that with respect to any Investment, TransMontaigne Partners may, in its sole discretion, allocate all or any portion of any Investment and later re-allocate all or any portion of any Investment to one or more of the above clauses (1) through (12) so that the entire Investment would be a Permitted Investment.

        "Permitted Liens" means:

  (1)
  Liens securing any Indebtedness under any of the Credit Facilities and all Obligations and Hedging Obligations relating to such Indebtedness;

  (2)
  Liens in favor of TransMontaigne Partners or the Guarantors;

  (3)
  Liens on property of a Person existing at the time such Person is merged with or into or consolidated with TransMontaigne Partners or any Subsidiary of TransMontaigne Partners; provided that such Liens were in existence prior to such merger or consolidation (and not incurred in contemplation thereof) and do not extend to any assets other than those of the Person merged into or consolidated with TransMontaigne Partners or the Subsidiary;

  (4)
  Liens on property existing at the time of acquisition of the property by TransMontaigne Partners or any Restricted Subsidiary of TransMontaigne Partners; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

  (5)
  Liens and deposits to secure the performance of statutory obligations, surety or appeal bonds, workers compensation obligations, reimbursement obligations owed to insurers, bids, performance bonds, true leases, other types of social security or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

  (6)
  Liens existing on the Issue Date (other than Liens securing the Credit Facilities);

  (7)
  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

  (8)
  Liens imposed by law, such as carriers', warehousemen's, landlord's, repairman's, mechanics' and other like Liens, in each case, incurred in the ordinary course of business;

  (9)
  defects, irregularities and deficiencies in title of any rights of way, survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

  (10)
  inchoate Liens arising under ERISA;

  (11)
  Liens created for the benefit of (or to secure) the notes (or the Note Guarantees);

  (12)
  Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Equity" covering only the assets acquired and proceeds thereof with or financed by such Indebtedness; provided that any such Liens on any property or asset acquired, constructed or improved by TransMontaigne Partners or any of its Restricted Subsidiaries (a "Purchase Money Lien") shall be (a) in favor of the seller of such property or assets, in favor of the Person developing, constructing, repairing or improving such asset or property, or in favor of the Person that provided the funding for the acquisition, development, construction, repair or improvement cost, as the case may be, of such asset or property, (b) created within 360 days after the acquisition, development, construction, repair or improvement, (c) secure the purchase price or development, construction, repair or improvement cost, as the case may be, of such asset or property in an amount up to 100% of the Fair Market Value of such acquisition, construction or improvement of such asset or property, and (d) limited to the asset or property so acquired, constructed or improved (including the proceeds thereof, accessions thereto and upgrades thereof);

  (13)
  Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by TransMontaigne Partners or any Restricted Subsidiary of TransMontaigne Partners to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture;

  (14)
  Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of TransMontaigne Partners or any of its Restricted Subsidiaries on deposit with or in possession of such bank;

  (15)
  Liens to secure performance of Hedging Obligations of TransMontaigne Partners or any of its Restricted Subsidiaries;

  (16)
  Liens on pipelines or pipeline facilities that arise by operation of law;

  (17)
  Liens incurred in the ordinary course of business of TransMontaigne Partners or any Restricted Subsidiary of TransMontaigne Partners with respect to obligations that at any one time outstanding do not exceed the greater of (a) $50.0 million and (b) 5.0% of Consolidated Net Tangible Assets;

  (18)
  Liens resulting from the deposit of money or other cash equivalents in trust for the purpose of defeasing Indebtedness of TransMontaigne Partners or any of its Restricted Subsidiaries;

  (19)
  Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

  (a)
  the new Lien is limited to all or part of the same property or assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

    (b)
    the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

  (20)
  Liens relating to future escrow arrangements securing Indebtedness incurred in accordance with the indenture; and

  (21)
  Liens renewing, extending, refinancing or refunding a Lien permitted by clauses (1) through (20) above; provided that (a) the principal amount of Indebtedness secured by such Lien does not exceed the principal amount of such Indebtedness outstanding immediately prior to the renewal, extension, refinance or refund of such Lien, plus all accrued interest on the Indebtedness secured thereby and the amount of all fees, expenses and premiums incurred in connection therewith, and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby.

        "Permitted Refinancing Indebtedness" means any Indebtedness of TransMontaigne Partners or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of TransMontaigne Partners or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

  (1)
  the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

  (2)
  such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

  (3)
  if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes or the Note Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes or the Note Guarantees, on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

  (4)
  such Indebtedness is not incurred by a Restricted Subsidiary (other than Finance Corp. or a Guarantor) if TransMontaigne Partners or a Guarantor is the issuer or other primary obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Qualified Owner" means (i) ArcLight Capital Partners, LLC and any individuals that are Affiliates of ArcLight Capital Partners, LLC, (ii) any Affiliated fund, holding company or investment vehicle (other than a portfolio operating company) of any Person in clause (i), (iii) any director, officer, general partner, managing member, principal or managing director of any Person described in clause (i) and (ii) above, (iv) TransMontaigne Partners and its Restricted Subsidiaries or (v) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the forgoing are members.

        "Rating Agencies" means Moody's and S&P.

        "Rating Categories" means:

  (1)
  with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and

  (2)
  with respect to Moody's, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

        "Rating Decline" means the occurrence of a decrease in the rating of the notes by one or more gradations by each of Moody's and S&P (including gradations within the rating categories, as well as between categories), within 60 days before or after the earlier of (x) a Change of Control, (y) the date of public notice of the occurrence of a Change of Control or (z) public notice of the intention of TransMontaigne Partners to effect a Change of Control (which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either Moody's or S&P).

        "Reference Period" means, with respect to any date of determination, the four most recent fiscal quarters of TransMontaigne Partners for which internal financial statements are available.

        "Reporting Default" means a Default described in clause (4) under "— Events of Default and Remedies."

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. References to Restricted Subsidiaries are to Restricted Subsidiaries of TransMontaigne Partners unless otherwise indicated.

        "S&P" means S&P Global Ratings, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

        "SEC" means the Securities and Exchange Commission.

        "Senior Indebtedness" means with respect to any Person, Indebtedness of such Person, unless the instrument creating or evidencing such Indebtedness provides that such Indebtedness is subordinate in right of payment to the notes or the Note Guarantee of such Person, as the case may be.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of shares of the Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership (whether general or limited) or limited liability company (a) the sole general partner or managing member of which is such Person or a Subsidiary of such Person, or (b) if there are more than a single general partner or member, either (x) the only general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively.

        "Treasury Rate" means, as of the time of computation, the yield to maturity as of such time of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to                                    , 2021; provided, however, that if the period from the redemption date to                                    , 2021, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. TransMontaigne Partners will (i) calculate the Treasury Rate on the second Business Day preceding the applicable redemption date and (ii) prior to such redemption date file with the trustee an officers' certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

        "Unrestricted Subsidiary" means any Subsidiary of TransMontaigne Partners (other than Finance Corp. or any successor to it) that is designated by the Board of Directors of TransMontaigne Partners as an Unrestricted Subsidiary pursuant to a resolution of such Board of Directors, but only to the extent that such Subsidiary (as the case may be):

  (1)
  except to the extent permitted by subclause (2)(b) of the definition of "Permitted Business Investments," has no Indebtedness other than Non-Recourse Debt;

  (2)
  except as permitted under clauses (3) and (4) of the covenant described above under the caption "— Certain Covenants — Transactions with Affiliates," is not party to any agreement, contract, arrangement or understanding with TransMontaigne Partners or any

    Restricted Subsidiary of TransMontaigne Partners unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to TransMontaigne Partners or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of TransMontaigne Partners;

  (3)
  is a Person with respect to which neither TransMontaigne Partners nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

  (4)
  has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of TransMontaigne Partners or any of its Restricted Subsidiaries.

        As of the Issue Date, there are no Unrestricted Subsidiaries. All Subsidiaries of an Unrestricted Subsidiary shall be also Unrestricted Subsidiaries. Any designation of a Subsidiary of TransMontaigne Partners as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "— Certain Covenants — Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of TransMontaigne Partners as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Equity," TransMontaigne Partners will be in default of such covenant.

        "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the notes. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of the notes.

        This discussion is limited to holders who hold the notes as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion is limited to persons purchasing the notes for cash at original issue and at their original "issue price" within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the notes is sold to the public for cash). This discussion does not address all U.S. federal income tax consequences relevant to a holder's particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

  •
  former citizens or long-term residents of the United States;

  •
  persons subject to the alternative minimum tax;

  •
  U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

  •
  persons holding the notes as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

  •
  banks, insurance companies, and other financial institutions;

  •
  real estate investment trusts or regulated investment companies;

  •
  brokers, dealers or traders in securities;

  •
  "controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid U.S. federal income tax;

  •
  S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

  •
  tax-exempt organizations or governmental organizations;

  •
  persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement; and

  •
  persons deemed to sell the notes under the constructive sale provisions of the Code.

        If an entity treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the notes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

        THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS, INCLUDING THE IMPACT OF RECENTLY ENACTED U.S. TAX REFORM LEGISLATION, TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Tax Consequences Applicable to U.S. Holders

  Definition of a U.S. Holder

        For purposes of this discussion, a "U.S. Holder" is a beneficial owner of a note that, for U.S. federal income tax purposes, is or is treated as:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more "United States persons" (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

  Payments of Interest

        Interest on a note generally will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder's method of tax accounting for U.S. federal income tax purposes.

  Sale or Other Taxable Disposition

        A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note. The amount of such gain or loss will generally equal the difference between the amount received for the note in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will be equal to the amount the U.S. Holder paid for the note. Any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at the time of sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

  Information Reporting and Backup Withholding

        A U.S. Holder may be subject to information reporting and backup withholding when such holder receives payments on a note or receives proceeds from the sale or other taxable disposition of a note (including a redemption or retirement of a note). Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:

  •
  the holder fails to furnish the holder's taxpayer identification number, which for an individual is ordinarily his or her social security number;

  •
  the holder furnishes an incorrect taxpayer identification number;

  •
  the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

  •
  the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Consequences Applicable to Non-U.S. Holders

  Definition of a Non-U.S. Holder

        For purposes of this discussion, a "Non-U.S. Holder" is a beneficial owner of a note that is neither a U.S. Holder nor an entity treated as a partnership for U.S. federal income tax purposes.

  Payments of Interest

        Interest paid on a note to a Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax, or withholding tax of 30% (or such lower rate specified by an applicable income tax treaty), provided that:

  •
  the Non-U.S. Holder does not, actually or constructively, own 10% or more of our capital or profits;

  •
  the Non-U.S. Holder is not a controlled foreign corporation related to us through actual or constructive stock ownership; and

  •
  either (1) the Non-U.S. Holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the note on behalf of the Non-U.S. Holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement under penalties of perjury that such holder is not a United States person and provides a copy of such statement to the applicable withholding agent; or (3) the Non-U.S. Holder holds its note directly through a "qualified intermediary" (within the meaning of applicable Treasury Regulations) and certain conditions are satisfied.

        If a Non-U.S. Holder does not satisfy the requirements above, such Non-U.S. Holder may be entitled to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established.

        If interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such interest is attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a note is not subject to withholding tax because it is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States.

        Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.

        The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

  Sale or Other Taxable Disposition

        A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a note (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in "— Payments of Interest") unless:

  •
  the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

  •
  the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

        Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

        Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

        Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

  Information Reporting and Backup Withholding

        Payments of interest generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder certifies its non-U.S. status as described above under "— Payments of Interest." However, information returns are required to be filed with the IRS in connection with any interest paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of a note (including a retirement or redemption of the note) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the statement described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of a note paid outside the United States and conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

        Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

        Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or "FATCA") on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of interest on, or gross proceeds from the sale or other disposition of, a note paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any "substantial United States owners" (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain "specified United States persons" or "United States-owned foreign entities" (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

        Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of interest on a note, and will apply to payments of gross proceeds from the sale or other disposition of a note on or after January 1, 2019.

        Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the notes.

CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement (each, a "Plan").

General fiduciary matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        Any Plan fiduciary that proposes to cause a Plan to purchase the notes should consult with its counsel regarding the potential applicability of the fiduciary responsibility and prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or whether an exemption would be applicable to any such purchase of notes. When considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited transaction issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets (including plan assets that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts or an entity deemed to hold the assets of such plans) with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. The fiduciary of a Plan that proposes to purchase and hold any notes should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit between a Plan and a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, the Issuer, the underwriterss or any of their respective affiliates. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the

Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by an ERISA Plan with respect to which an issuer, an underwriters or a guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

        In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may provide exemptive relief for direct or indirect prohibited transactions resulting from the sale, purchase or holding of the notes. These include PTCE 75-1 respecting specified transactions involving employee benefit plans and broker-dealers, reporting dealers and banks, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts, and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions that may relate to an investment in the notes, provided that neither the issuer of the notes nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. Furthermore, newly issued class exemptions, such as the "Best Interest Contract Exemption" (PTCE 2016-01), may provide relief for certain transactions involving certain investment advisers who are fiduciaries. These exemptions do not, however, provide relief from the self-dealing prohibitions under ERISA and the Code. It should also be noted that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions. Therefore, the fiduciary of a Plan that is considering acquiring and/or holding the notes in reliance on any of these, or any other, PTCEs should carefully review the PTCE and consult with its counsel to confirm that it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

        Governmental plans, non-U.S. plans and certain church plans, while not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to Similar Laws which may affect their investment in the notes. Any fiduciary of a governmental, non-U.S. or such a church plan considering an investment in the notes should consult with its counsel before purchasing notes to consider the applicable fiduciary standards and to determine the need for, and, if necessary, the availability of, any exemptive relief under any applicable Similar Laws. Because of the foregoing, the notes should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all-inclusive nor should it be construed as legal advice. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes (and holding the notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

        Purchasers of the notes have the exclusive responsibility for ensuring that their purchase and holding of the notes complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws.

Representations

        Accordingly, by the acquisition and holding of a note, or any interest in a note, each person who authorizes such acquisition and holding and each subsequent transferee will be deemed to have represented and warranted that either (i) the purchaser or transferee is not acquiring or holding the notes for or on behalf of, and no portion of the assets used to acquire or hold the note, or any interest therein, constitutes assets of, any Plan or (ii) the acquisition, holding and subsequent disposition of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

        Additionally, if any purchaser or subsequent transferee of the notes is using assets of any Plan to acquire and hold the notes, such purchaser or subsequent transferee will be deemed to represent that (i) neither the Issuer, any underwriters, any guarantor nor any of their respective affiliates has acted as the Plan's fiduciary, or has been relied upon for any advice, with respect to the purchaser's or transferee's decision to acquire and hold the notes and neither the Issuer, any underwriters, any guarantor nor any of their respective affiliates shall at any time be relied upon as the Plan's fiduciary with respect to any decision to acquire, continue to hold or transfer the notes and (ii) the decision to invest in the notes has been made at the recommendation or direction of an "independent fiduciary" ("Independent Fiduciary") within the meaning of US Code of Federal Regulations 29 C.F.R. Section 2510.3-21(c), as amended from time to time (the "Fiduciary Rule") who (a) is independent of the Issuer, the underwriters and the guarantors, (b) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies (within the meaning of the Fiduciary Rule), (c) is a fiduciary (under ERISA and/or Section 4975 of Code) with respect to the purchaser or transferee's investment in the notes and is responsible for exercising independent judgment in evaluating the investment in the notes, (d) is either (A) a bank as defined in Section 202 of the Investment Advisers Act of 1940, as amended (the "Advisers Act") or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency of the United States, (B) an insurance carrier which is qualified under the laws of more than one state of the United States to perform the services of managing, acquiring or disposing of assets of such a Plan, (C) an investment adviser registered under the Advisers Act or, if not registered an as investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business, (D) a broker dealer registered under the Securities Exchange Act of 1934, as amended, or (E) an Independent Fiduciary (not described in clauses (A), (B), (C) or (D) above) that holds or has under management or control total assets of at least $50 million, and will at all times that such purchaser or transferee holds the notes hold or have under management or control, total assets of at least $50 million, and (e) is aware of and acknowledges that (I) neither the Issuer, the underwriters, the guarantors nor any of their respective affiliates is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the purchaser's or transferee's investment in the notes, and (II) the Issuer, the underwriters, the guarantors and their respective affiliates have a financial interest in the purchaser's or transferee's investment in the notes on account of the fees and other remuneration they expect to receive in connection with transactions contemplated hereunder.

UNDERWRITING (CONFLICTS OF INTEREST)

        RBC Capital Markets, LLC is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
RBC Capital Markets, LLC	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
MUFG Securities Americas Inc.
Wells Fargo Securities, LLC
U.S. Bancorp Investments, Inc.
PNC Capital Markets LLC
ABN AMRO Securities (USA) LLC
BMO Capital Markets Corp.
BBVA Securities Inc.

Total	$

        Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

        The representative has advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of        % of the principal amount of the notes. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

        The expenses of the offering, not including the underwriting discount, are estimated at $            and are payable by us. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $20,000. ZB, N.A. dba Amegy Bank, a lender under our Third Amended and Restated Senior Secured Credit Facility, has acted as a financial advisor to us in connection with this offering and not as an underwriter, and will receive fees in connection therewith.

New Issue of Notes

        The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Settlement

        We expect that delivery of the notes will be made to investors on or about February     , 2018, which will be the third business day following the date of this prospectus supplement (such settlement being referred to as "T+3"). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

No Sales of Similar Securities

        We have agreed that we will not, for a period of 45 days after the date of this prospectus supplement, without first obtaining the prior written consent of RBC Capital Markets, LLC, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities, except for the notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

        In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

        Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

        Each of the underwriters and/or their affiliates are lenders and/or agents under our Third Amended and Restated Senior Secured Credit Facility. In addition, some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Residents of Canada

        The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto)

contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering."

Notice to Prospective Investors in the European Economic Area

        The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the "Insurance Mediation Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the "Prospectus Directive"). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. This prospectus is not a prospectus for the purposes of the Prospectus Directive.

        The above selling restriction is in addition to any other selling restriction set out below.

Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Hong Kong

        The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

        The notes offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Financial Instruments and Exchange Law). The notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (which term as used herein means any resident of Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and in compliance with, the Financial Instruments and Exchange Law and any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  •
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  •
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except

  •
  to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

  •
  where no consideration is or will be given for the transfer; or

  •
  where the transfer is by operation of law.

LEGAL MATTERS

        Certain legal matters in connection with the notes offered hereby will be passed upon for us by Latham & Watkins LLP, Houston, Texas. Certain legal matters in connection with the offering of the notes will be passed upon for the underwriters by Baker Botts L.L.P., Houston, Texas.

EXPERTS

        The consolidated financial statements of TransMontaigne Partners L.P. and subsidiaries (the "Partnership") included and incorporated by reference herein and appearing in TransMontaigne Partners L.P.'s Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of the Partnership's internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so included and incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The financial statements of Battleground Oil Specialty Terminal Company LLC incorporated in this Prospectus by reference to TransMontaigne Partners L.P.'s Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report (which contains an explanatory paragraph that emphasizes extensive relationships with the Battleground Oil Specialty Terminal Company LLC's member and other affiliated companies) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The financial statements of Bay Area Terminals (West Coast Facilities) included in this Prospectus by reference to TransMontaigne Partners L.P.'s Current Report on Form 8-K/A dated January 31, 2018 have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available to the public on the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for more information about their public reference room and their copy charges. Our reports and other information about us may also be inspected at:

The New York Stock Exchange
20 Broad Street
New York, New York 10005

INCORPORATION BY REFERENCE OF INFORMATION FILED WITH THE SEC

        The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we refer to in this manner is considered part of this prospectus supplement. Any information that we file with the SEC after the date of this prospectus supplement will automatically update and, where applicable, supersede the information contained in this prospectus supplement.

        We are incorporating by reference the following documents that we have previously filed with the SEC (Commission File No. 001-32505), except for any document or portion thereof deemed to be "furnished" and not filed in accordance with SEC rules:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2016.

  •
  Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017, June 30, 2017 and September 30, 2017.

  •
  Our Current Reports on Form 8-K filed with the SEC on January 17, 2017, April 17, 2017, April 28, 2017, July 17, 2017, July 20, 2017, August 9, 2017, September 15, 2017, October 13, 2017, November 8, 2017, December 18, 2017, January 16, 2018 and January 31, 2018.

        We are also incorporating by reference any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus supplement and prior to the termination of this offering. In no event, however, will any of the information that we "furnish" to the SEC in any Current Report on Form 8-K from time to time be incorporated by reference into, or otherwise included in, this prospectus supplement.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered a copy of any of the documents referred to above by written or oral request to:

TransMontaigne Partners L.P.
1670 Broadway, Suite 3100
Denver, Colorado 80202
Attention: Investor Relations
Telephone: (303) 626-8200

        We maintain a web site at www.transmontaignepartners.com. The reference to our web site does not constitute incorporation by reference of the information contained at the site and you should not consider it a part of this prospectus supplement or any other document we file with or furnish to the SEC.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

        Some of the information included in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference contain or will contain forward-looking statements, including the following:

  •
  any statements contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference regarding the prospects for our business or any of our services or our ability to pay distributions;

  •
  any statements regarding our preliminary estimates of financial results for the quarter and full year ended December 31, 2017;

  •
  any statements preceded by, followed by or that include the words "may," "seeks," "believes," "expects," "anticipates," "intends," "continues," "estimates," "plans," "targets," "predicts," "attempts," "is scheduled," or similar expressions; and

  •
  other statements contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference regarding matters that are not historical facts.

        Our business and results of operations are subject to risks and uncertainties, many of which are beyond our ability to control or predict. Because of these risks and uncertainties, actual results may differ materially from those expressed or implied by forward-looking statements, and investors are cautioned not to place undue reliance on such statements, which speak only as of the date thereof.

        Important factors, many of which are described in more detail in "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016, that could cause actual results to differ materially from our expectations include, but are not limited to:

  •
  whether we are able to generate sufficient cash from operations to enable us to maintain or grow the amount of the quarterly distribution to our unitholders;

  •
  our ability to complete and successfully integrate acquisitions, and to realize their anticipated benefits;

  •
  Gulf TLP Holdings, a wholly-owned subsidiary of ArcLight controls our general partner, which has sole responsibility for conducting our business and managing our operations. ArcLight and its affiliates have conflicts of interest and limited fiduciary duties, which may permit them to favor their own interests to our detriment;

  •
  the expiration of our omnibus agreement occurs on the earlier of ArcLight ceasing to control our general partner or following at least 24 months prior written notice;

  •
  upon the expiration or earlier termination of the omnibus agreement, we may incur additional costs to replicate the services currently provided thereunder, in which event our financial condition and results of operations could be materially adversely affected;

  •
  affiliates of our general partner, including Gulf TLP Holdings and ArcLight, may compete with us and do not have any obligation to present business opportunities to us;

  •
  failure by any of our significant customers to continue to engage us to provide services after the expiration of existing terminaling services agreements or our failure to secure comparable alternative arrangements;

  •
  a reduction in revenue from any of our significant customers upon which we rely for a substantial majority of our revenue;

  •
  a material portion of our operations are conducted through joint ventures, over which we do not maintain full control and which have unique risks;

  •
  many of our terminal facilities are connected to, and rely on, pipelines owned and operated by third parties for the receipt and distribution of refined petroleum products, and such pipeline operators may compete with us, make changes to their transportation service offerings or their pipeline tariffs, or suffer outages or reduced product transportation;

  •
  competition from other terminals and pipelines that may be able to supply our significant customers with terminaling services on a more competitive basis;

  •
  the continued creditworthiness of, and performance by, our significant customers;

  •
  we are exposed to the credit risks of our significant customers which could affect our creditworthiness. Any material nonpayment or nonperformance by such customers could also adversely affect our financial condition and results of operations;

  •
  a lack of access to new capital would impair our ability to expand our operations;

  •
  the lack of availability of acquisition opportunities, constraints on our ability to make acquisitions, failure to successfully integrate acquired facilities and future performance of acquired facilities, could limit our ability to grow our business successfully and could adversely affect the price of our common units;

  •
  a decrease in demand for products due to high prices, alternative fuel sources, new technologies or adverse economic conditions;

  •
  our debt levels and restrictions in our debt agreements that may limit our operational flexibility;

  •
  the ability of our significant customers to secure financing arrangements adequate to purchase their desired volume of product;

  •
  the impact on our facilities or operations of extreme weather conditions, such as hurricanes, and other events, such as terrorist attacks or war and costs associated with environmental compliance and remediation;

  •
  the control of our general partner being transferred to a third party without our consent or unitholder consent;

  •
  the failure of our existing and future insurance policies to fully cover all risks incident to our business;

  •
  cyber-attacks or other breaches of our information security measures could disrupt our operations and result in increased costs;

  •
  timing, cost and other economic uncertainties related to the construction of new tank capacity or facilities;

  •
  the impact of current and future laws and governmental regulations, general economic, market or business conditions; we may have to refinance our existing debt in unfavorable market conditions;

  •
  the age and condition of many of our pipeline and storage assets may result in increased maintenance and remediation expenditures;

  •
  fees paid to our general partner and its affiliates for services will continue to be substantial;

  •
  commercial bank and capital market conditions and the potential impact of changes or disruptions in the credit and/or capital markets;

  •
  changes in the availability and cost of capital, and the results of our financing efforts, including availability of funds in the credit and/or capital markets;

  •
  restrictions placed on us by the agreements governing our debt instruments;

  •
  our failure to avoid federal income taxation as a corporation or the imposition of state level taxation; and

  •
  our inability to make acquisitions and investments to increase our capital asset base may result in future declines in our tax depreciation.

        We do not intend to update these forward-looking statements except as required by law.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Introduction

        On December 15, 2017, TransMontaigne Partners L.P. (the "Partnership," "we" or "our") and its subsidiary, TransMontaigne Operating Company L.P., a Delaware limited partnership ("TOC"), completed the acquisition of the Martinez Terminal and Richmond Terminal (the "West Coast Terminals") from Plains Products Terminals LLC ("Plains"), a wholly owned subsidiary of Plains All American Pipeline, L.P., pursuant to that certain Asset Purchase Agreement, dated as of November 2, 2017, by and between TOC and Plains (the "Acquisition").

        The unaudited pro forma combined statements of operations of the Partnership for the nine months ended September 30, 2017 and the year ended December 31, 2016 give effect to the following transactions (collectively, the "Transactions") as if they had been consummated on January 1, 2016, the beginning of the earliest period presented:

  •
  the Acquisition and the payment by the Partnership of the $275 million purchase price for the West Coast Terminals; and

  •
  the execution of the First Amendment to Third Amended and Restated Senior Secured Credit Facility, which increased the commitments under the Partnership's revolving credit facility from $600,000,000 to $850,000,000 (the "Credit Facility Amendment").

        The unaudited pro forma combined balance sheet as of September 30, 2017 gives effect to the Transactions as if they had occurred on September 30, 2017.

        The pro forma adjustments are based on currently available information and assumptions that the Partnership's management believes to be appropriate in the circumstances. The unaudited pro forma combined financial statements include adjustments that are (1) factually supportable, (2) directly attributable to the Transactions and (3) as it relates to the unaudited pro forma combined statements of operations, expected to have a continuing impact on the Partnership's results following the completion of the Transactions.

        Adjustments for the Transactions on an individual basis are presented in the notes to the unaudited pro forma combined financial statements. The unaudited pro forma combined financial statements and accompanying notes should be read in conjunction with (i) the Partnership's unaudited consolidated financial statements as of and for the nine months ended September 30, 2017, and the related notes thereto, which are included in the Partnership's Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 (the "Quarterly Report"), (ii) the Partnership's audited consolidated financial statements for the year ended December 31, 2016, and related notes thereto, which are included in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2016 (the "Annual Report"), (iii) the West Coast Terminals' unaudited combined financial statements as of September 30, 2017 and for the nine months ended September 30, 2017 and 2016, and the related notes thereto, which are included as Exhibit 99.1 to our Current Report on Form 8-K/A filed on January 31, 2018, (the "Current Report on Form 8-K") and (iv) the West Coast Terminals' audited combined financial statements as of and for the years ended December 31, 2016 and 2015, and the related notes thereto, which are included as Exhibit 99.1 to the Current Report on Form 8-K/A.

        The unaudited pro forma, combined financial statements do not purport to be indicative of the results of operations or financial position that we actually would have achieved if the Transactions had been consummated on the dates indicated, nor do they project our results of operations or financial position for any future period or date.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of September 30, 2017

(amounts in thousands)

	TLP (Registrant) Historical	West Coast Terminals (Acquiree) Historical	Pro forma Adjustments	Notes	Pro forma Combined
	(a)	(b)
ASSETS
Current assets:
Cash and cash equivalents	$4,853	$—	$—		$4,853
Trade accounts receivable, net	10,303	2,708	(2,708)	(i)	10,303
Inventories	—	227	(227)	(i)	—
Due from affiliates	1,458	—	—		1,458
Other current assets	6,458	328	709	(c) (i)	7,495

Total current assets	23,072	3,263	(2,226)		24,109
Property, plant and equipment, net	426,467	227,228	30,650	(d)	684,345
Goodwill	8,485	—	14,452	(f)	22,937
Intangible assets, net	—	3,732	(119)	(e)	3,613
Investments in unconsolidated affiliates	236,706	—	—		236,706
Other assets, net	7,165	—	1,342	(g)	8,507

	$701,895	$234,223	$44,099		$980,217

LIABILITIES AND EQUITY
Current liabilities:
Trade accounts payable	$9,073	$936	$(936)	(i)	$9,073
Accrued liabilities	18,002	1,636	(1,188)	(i)(j)	18,450

Total current liabilities	27,075	2,572	(2,124)		27,523
Other liabilities	3,411	20	200	(h)	3,631
Long-term debt	302,000	—	278,793	(g)	580,793

Total liabilities	332,486	2,592	276,869		611,947

Commitments and contingencies
Partners' equity:
Common units	316,090	231,631	(232,770)	(j)	314,951
General partner interest	53,319	—	—		53,319

Total partners' equity	369,409	231,631	(232,770)		368,270

	$701,895	$234,223	$44,099		$980,217

See accompanying notes to the Unaudited Pro Forma Combined Financial Information

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the nine months ended September 30, 2017

(amounts in thousands, except per unit data)

	TLP (Registrant) Historical	West Coast Terminals (Acquiree) Historical	Pro forma Adjustments	Notes	Pro forma Combined
	(a)	(b)
Revenue:
External customers	$130,442	$32,661	—		$163,103
Affiliates	5,221	—	—		5,221

Total revenue	135,663	32,661	—		168,324

Operating costs and expenses and other:
Purchases and related costs	—	(3)	3	(m)	—
Direct operating costs and expenses	(50,214)	(8,957)	282	(k)(m)	(58,889)
General and administrative expenses	(13,298)	(1,856)	1,614	(k)	(13,540)
Insurance expenses	(3,007)	—	—		(3,007)
Equity-based compensation expense	(2,713)	—	—		(2,713)
Depreciation and amortization	(26,379)	(3,804)	(5,281)	(d)	(35,156)
			308	(e)
Earnings from unconsolidated affiliates	6,564	—	—		6,564

Total operating costs and expenses and other	(89,047)	(14,620)	(3,074)		(106,741)

Operating income	46,616	18,041	(3,074)		61,583
Other expenses:
Interest expense	(7,333)	—	(7,491)	(l)	(14,824)
Amortization of deferred financing costs	(885)	—	(237)	(l)	(1,122)

Total other expenses	(8,218)	—	(7,728)		(15,946)

Other income:
Other income	—	34	—		34

Total other income	—	34	—		34

Net earnings	38,398	18,075	(10,803)		45,670
Less — earnings allocable to general partner interest including incentive distribution rights	(9,218)	—	—		(9,218)

Net earnings allocable to limited partners	$29,180	$18,075	$(10,803)		$36,452

Basic weighted average units	16,257	—	—		16,257

Diluted weighted average units	16,279	—	—		16,279

Net earnings per limited partner unit — basic	$1.79	$—	$—		$2.24

Net earnings per limited partner unit — diluted	$1.79	$—	$—		$2.24

See accompanying notes to the Unaudited Pro Forma Combined Financial Information

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the year ended December 31, 2016

(amounts in thousands, except per unit data)

	TLP (Registrant) Historical	West Coast Terminals (Acquiree) Historical	Pro forma Adjustments	Notes	Pro forma Combined
	(a)	(b)
Revenue:
External customers	$156,506	$40,681	—		$197,137
Affiliates	8,418	—	—		8,418

Total revenue	164,924	40,681	—		205,605

Operating costs and expenses and other:
Purchases and related costs	—	(170)	170	(m)	—
Direct operating costs and expenses	(68,415)	(14,850)	223	(k)(m)	(83,042)
General and administrative expenses	(14,823)	(2,761)	2,021	(k)	(15,563)
Insurance expenses	(4,081)	—	—		(4,081)
Equity-based compensation expense	(2,540)	—	—		(2,540)
Depreciation and amortization	(32,383)	(5,027)	(7,086)	(d)	(44,086)
			410	(e)
Earnings from unconsolidated affiliates	10,029	—	—		10,029

Total operating costs and expenses and other	(112,213)	(22,808)	(4,262)		(139,283)

Operating income	52,711	17,873	(4,262)		66,322
Other expenses:
Interest expense	(7,787)	—	(9,989)	(l)	(17,776)
Loss on early retirement of debt	—	—	—		—
Amortization of deferred financing costs	(818)	—	(812)	(l)	(1,630)

Total other expenses	(8,605)	—	(10,801)		(19,406)

Other income:
Other income	—	33	—		33

Total other income	—	33	—		33

Net earnings	44,106	17,906	(15,063)		46,949
Less — earnings allocable to general partner interest including incentive distribution rights	(9,340)	—	—		(9,340)

Net earnings allocable to limited partners	$34,766	$17,906	$(15,063)		$37,609

Basic weighted average units	16,210	—	—		16,210

Diluted weighted average units	16,229	—	—		16,229

Net earnings per limited partner unit — basic	$2.14	$—	$—		$2.32

Net earnings per limited partner unit — diluted	$2.14	$—	$—		$2.32

See accompanying notes to the Unaudited Pro Forma Combined Financial Information

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation

        The accompanying unaudited pro forma combined balance sheet and statements of operations are based on the historical audited statements of operations of the Partnership and the West Coast Terminals for the year ended December 31, 2016 and the historical unaudited balance sheets and statements of operations of the Partnership and West Coast Terminals as of and for the nine months ended September 30, 2017. The unaudited pro forma combined balance sheet presents the impact of the Transactions as if it they had occurred on September 30, 2017. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2017 and year ended December 31, 2016 present the impact of the Transactions as if they occurred on January 1, 2016.

        The unaudited pro forma combined financial statements have been prepared using the acquisition method of accounting. As the acquirer for accounting purposes, the Partnership has estimated the fair value of West Coast Terminals' assets acquired and liabilities assumed and conformed the accounting policies of West Coast Terminals to its own accounting policies. The initial accounting for the West Coast Acquisition is not complete because the evaluation necessary to assess the fair values of certain net assets acquired is still in process. Accordingly, the pro forma purchase price adjustments are preliminary, subject to future adjustments. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could have a material impact on the accompanying pro forma financial statements and the Partnership's future results of operations and financial position.

        The unaudited pro forma combined financial statements do not necessarily reflect what the combined company's financial condition or results of operations would have been had the Transactions occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS (Continued)

Note 2 — Preliminary purchase price allocation

        The Partnership has performed a preliminary valuation analysis of the fair market value of the West Coast Terminals' assets and liabilities purchased. The following table summarizes the allocation of the preliminary purchase price as of the acquisition date (in thousands):

Preliminary Purchase Price Allocation
Other current assets	$1,037
Property, plant and equipment, net	257,878
Goodwill	14,452
Intangible assets, net	3,613

Total assets acquired	276,980

Environmental Liability	220

Total Liabilities assumed	220

Total cash consideration	$276,760

        This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and statement of operations. The final purchase price allocation will be determined when the Partnership has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of property, plant and equipment, (2) changes in allocations to intangible assets such as customer relationships and (3) changes to goodwill or other assets and liabilities.

Note 3 — Pro forma adjustments

        The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma combined financial statements:

  (a)
  Amounts were derived from the audited consolidated financial statements included in the Annual Report, which was filed with the Securities and Exchange Commission ("SEC") on March 14, 2017. Interim amounts were derived from the Quarterly Report, which was filed with the SEC on November 8, 2017.

  (b)
  Amounts were derived from the audited combined financial statements of the West Coast Terminals for the year ended December 31, 2016 and the unaudited combined financial statements as of and for the nine months ended September 30, 2017, which are included as Exhibit 99.1 to the Current Report on Form 8-K/A.

  (c)
  Reflects the adjustment to fair value of other current assets as of September 30, 2017. These assets include additive detergent and prepaid lease and permit fees.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS (Continued)

Note 3 — Pro forma adjustments (Continued)

  (d)
  Reflects the adjustment of $30.7 million to increase the basis in the acquired net property, plant and equipment to estimated fair value of $257.9 million. The estimated useful lives range from five to twenty-five years and have been conformed to the Partnership useful lives. The fair value and useful life calculations are preliminary and subject to change after the Partnership finalizes its review of the specific types, nature, age, condition and location of the West Coast Terminals property, plant and equipment. Estimated depreciation expense presented below is higher than historical depreciation expense because the Partnership uses shorter depreciable lives and the increase in basis as compared to those presented in the West Coast Terminal Facilities historical financial statements. The following table summarizes the changes in the estimated depreciation expense (in thousands):

	Year ended December 31, 2016	Nine Months ended September 30, 2017
Estimated depreciation expense	$11,522	$8,641
Historical depreciation expense	(4,436)	(3,361)

Pro forma adjustment to depreciation expense	$7,086	$5,281

  (e)
  Reflects the adjustment of historical intangible assets acquired by the Partnership to their estimated fair values of $3.6 million. As part of the preliminary valuation analysis, the Partnership identified intangible assets including customer relationships. Since all information required to perform a detailed valuation analysis of the West Coast Terminals intangible assets could not be obtained as the date of this filing, for purposes of these unaudited pro forma combined financial statements, the Partnership used the percentage allocated between goodwill and intangible assets and the useful life used on a recent transaction performed for the owner of the general partner of the Partnership. These preliminary estimates of fair value and estimated useful lives will likely differ from final amounts the Partnership will calculate after completing a detailed valuation analysis.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS (Continued)

Note 3 — Pro forma adjustments (Continued)

        The following table summarizes the estimated fair values of the West Coast Terminals identifiable intangible assets and their estimated useful lives (in thousands):

	Estimated Fair Value	Estimated Useful Life in Years	Year ended December 31, 2016 Amortization Expense	Nine Months ended September 30, 2017 Amortization Expense
Customer Relationships	$3,613	20	$181	$135
Historical amortization expense			(591)	(443)

Pro forma adjustment to amortization expense			$(401)	$(308)

  (f)
  Reflects the adjustment to record goodwill associated with the acquisition of $14.5 million as shown in Note 2.

  (g)
  Reflects an increase of $278.8 million to borrowings under our revolving credit facility and $1.3 million the incremental deferred debt issuance costs to finance the acquisition.

  (h)
  Represents the estimated adjustment to increase the assumed environmental obligation to a fair value of approximately $220,000, a $200,000 increase from the carrying value.

  (i)
  The Partnership did not purchase the working capital of the West Coast Terminals so the historical West Coast Terminals balances related to working capital were removed.

  (j)
  Represents the elimination of the historical equity and the net working capital of the West Coast Terminals and the transactions costs incurred after the pro forma balance sheet date in connection with the Acquisition, including legal and other fees, that are not capitalizable as part of the Acquisition. These costs are not reflected in the historical September 30, 2017 balance sheets of the Partnership and the West Coast Terminals, but are reflected in the unaudited pro forma balance sheet as an increase to liabilities and a reduction of equity as they will be expensed by the Partnership as incurred. These amounts have not been reflected in the pro forma combined statement of operations due to their nonrecurring nature. Amounts are as follows (in thousands):

As of September 30, 2017
Historical shareholder's equity as of September 30, 2017	$(231,631)
Less: removal of net working capital	(691)
Less: transactions costs paid in connection with the acquisition post pro forma balance sheet date	(448)

Pro forma adjustment to convertible preferred equity	$(232,770)

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS (Continued)

Note 3 — Pro forma adjustments (Continued)

  (k)
  Reflects an adjustment to remove the related party transactions with Plains included in the historical financial statements of the West Coast Terminals. These transactions will not have a continuing impact and for that reason are excluded from the pro forma statements of operations. The functions primarily relate to finance and accounting, legal, information technology, human resources communications, commercial/marketing services, terminal operations, engineering, environmental, regulatory compliance, health and safety. The amounts adjusted for the year ended December 31, 2016 include $393,000 of operating expenses and $2.0 million of general and administrative expenses. The amounts adjusted for the nine months ended September 30, 2017 include $393,000 of operating expenses and $1.6 million of general and administrative expenses.

  (l)
  Represents the amortization of the incremental deferred issuance costs of $1.3 million related to increasing the size of our revolving credit facility from $600 million to $850 million as of September 30, 2017 and the amortization of the new deferred debt issuance costs associated with the increase of the credit facility from $400 million to $600 million in commitments to help finance the transaction as of January 1, 2016. Interest expense on the borrowings to fund the Acquisition was calculated using 3.57% which represents the one month LIBOR as of December 29, 2017 plus 2% spread. Assuming market rate interest increases or decreases by 1/8%, the potential annual increase or decrease in interest expense is approximately $1.2 million for the year ended December 31, 2016 and $0.9 million for the nine months ended September 30, 2017. Interest expense increased for the year ended December 31, 2016 and the nine months ended September 30, 2017, as follows (in thousands):

	Nine months ended September 30, 2017	Year ended December 31, 2016
Incremental interest expense on the increase in credit facility borrowings	$7,491	$9,889
Amortization of new debt issuance costs	237	812
  (m)
  Reflects the reclassification of $170,000 and $3,000 of purchases and related costs to direct operating costs and expenses for the year ended December 31, 2016 and the nine months ended September 30, 2017, respectively, to conform to the Partnership's classification.

TransMontaigne Partners L.P. and subsidiaries

Consolidated balance sheets (unaudited)

(Dollars in thousands)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$4,853	$593
Trade accounts receivable, net	10,303	9,297
Due from affiliates	1,458	653
Other current assets	6,458	9,903

Total current assets	23,072	20,446
Property, plant and equipment, net	426,467	416,748
Goodwill	8,485	8,485
Investments in unconsolidated affiliates	236,706	241,093
Other assets, net	7,165	2,922

	$701,895	$689,694

LIABILITIES AND EQUITY
Current liabilities:
Trade accounts payable	$9,073	$7,928
Accrued liabilities	18,002	13,998

Total current liabilities	27,075	21,926
Other liabilities	3,411	3,234
Long-term debt	302,000	291,800

Total liabilities	332,486	316,960

Commitments and contingencies (Note 16)
Partners' equity:
Common unitholders (16,170,855 units issued and outstanding at September 30, 2017 and 16,137,650 units issued and outstanding at December 31, 2016)	316,090	320,042
General partner interest (2% interest with 330,017 equivalent units outstanding at September 30, 2017 and 329,339 equivalent units outstanding at December 31, 2016)	53,319	52,692

Total partners' equity	369,409	372,734

	$701,895	$689,694

See accompanying notes to consolidated financial statements (unaudited).

TransMontaigne Partners L.P. and subsidiaries

Consolidated statements of operations (unaudited)

(In thousands, except per unit amounts)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Revenue:
External customers	$43,512	$39,328	$130,442	$115,570
Affiliates	1,937	1,310	5,221	6,830

Total revenue	45,449	40,638	135,663	122,400

Operating costs and expenses and other:
Direct operating costs and expenses	(17,719)	(17,048)	(50,214)	(50,657)
General and administrative expenses	(5,247)	(3,605)	(13,298)	(10,929)
Insurance expenses	(999)	(969)	(3,007)	(2,776)
Equity-based compensation expense	(544)	(251)	(2,713)	(2,664)
Depreciation and amortization	(8,882)	(8,169)	(26,379)	(24,168)
Earnings from unconsolidated affiliates	1,884	2,960	6,564	6,940

Total operating costs and expenses and other	(31,507)	(27,082)	(89,047)	(84,254)

Operating income	13,942	13,556	46,616	38,146
Other expenses:
Interest expense	(2,656)	(1,467)	(7,333)	(6,627)
Amortization of deferred financing costs	(320)	(204)	(885)	(614)

Total other expenses	(2,976)	(1,671)	(8,218)	(7,241)

Net earnings	10,966	11,885	38,398	30,905
Less — earnings allocable to general partner interest including incentive distribution rights	(3,270)	(2,429)	(9,218)	(6,727)

Net earnings allocable to limited partners	$7,696	$9,456	$29,180	$24,178

Net earnings per limited partner unit — basic	$0.47	$0.58	$1.79	$1.49

Net earnings per limited partner unit — diluted	$0.47	$0.58	$1.79	$1.49

See accompanying notes to consolidated financial statements (unaudited).

TransMontaigne Partners L.P. and subsidiaries

Consolidated statements of partners' equity (unaudited)

Year ended December 31, 2016 and nine months ended September 30, 2017

(Dollars in thousands)

	Common units	General partner interest	Total
Balance December 31, 2015	$326,224	$57,747	$383,971

Distributions to unitholders	(44,211)	(8,898)	(53,109)
Equity-based compensation	3,128	—	3,128
Issuance of 19,008 common units pursuant to our long-term incentive plan	135	—	135
Issuance of 2,094 common units pursuant to our savings and retention program	—	—	—
TransMontaigne GP to maintain its 2% general partner interest	—	9	9
Excess of $12.0 million purchase price of hydrant system from TransMontaigne LLC over the carryover basis of the net assets	—	(5,506)	(5,506)
Net earnings for year ended December 31, 2016	34,766	9,340	44,106

Balance December 31, 2016	320,042	52,692	372,734

Distributions to unitholders	(35,134)	(8,621)	(43,755)
Equity-based compensation	2,713	—	2,713
Settlement of tax withholdings on equity-based compensation	(711)	—	(711)
Issuance of 33,205 common units pursuant to our savings and retention program	—	—	—
TransMontaigne GP to maintain its 2% general partner interest	—	30	30
Net earnings for nine months ended September 30, 2017	29,180	9,218	38,398

Balance September 30, 2017	$316,090	$53,319	$369,409

See accompanying notes to consolidated financial statements (unaudited).

TransMontaigne Partners L.P. and subsidiaries

Consolidated statements of cash flows (unaudited)

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net earnings	$10,966	$11,885	$38,398	$30,905
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	8,882	8,169	26,379	24,168
Earnings from unconsolidated affiliates	(1,884)	(2,960)	(6,564)	(6,940)
Distributions from unconsolidated affiliates	4,201	4,457	13,096	12,663
Equity-based compensation	544	251	2,713	2,664
Amortization of deferred financing costs	320	204	885	614
Amortization of deferred revenue	(170)	(108)	(211)	(428)
Unrealized (gain) loss on derivative instruments	65	(578)	(155)	557
Changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Trade accounts receivable, net	(1,020)	(1,950)	(879)	(2,949)
Due from affiliates	(49)	(640)	(805)	(76)
Other current assets	1,146	(788)	3,905	(793)
Amounts due under long-term terminaling services agreements, net	772	(121)	447	(193)
Deposits	(4)	11	50	11
Trade accounts payable	2,095	266	2,526	(1,570)
Due to affiliates	—	(107)	—	—
Accrued liabilities	1,537	3,926	4,004	7,176

Net cash provided by operating activities	27,401	21,917	83,789	65,809

Cash flows from investing activities:
Acquisition of terminal assets	—	—	—	(12,000)
Investments in unconsolidated affiliates	—	—	(2,145)	(2,225)
Capital expenditures	(8,682)	(10,139)	(37,327)	(34,105)

Net cash used in investing activities	(8,682)	(10,139)	(39,472)	(48,330)

Cash flows from financing activities:
Borrowings of debt under credit facility	14,600	35,400	101,700	140,200
Repayments of debt under credit facility	(14,600)	(33,100)	(91,500)	(117,900)
Deferred financing costs	—	(228)	(5,361)	(680)
Deferred issuance costs	(457)	—	(460)	—
Settlement of tax withholdings on equity-based compensation	(304)	—	(711)	—
Distributions paid to unitholders	(15,078)	(13,438)	(43,755)	(39,345)
Contribution of cash by TransMontaigne GP	8	1	30	6

Net cash used in financing activities	(15,831)	(11,365)	(40,057)	(17,719)

Increase (decrease) in cash and cash equivalents	2,888	413	4,260	(240)
Cash and cash equivalents at beginning of period	1,965	28	593	681

Cash and cash equivalents at end of period	$4,853	$441	$4,853	$441

Supplemental disclosures of cash flow information:
Cash paid for interest	$2,688	$2,049	$7,279	$6,048

Property, plant and equipment acquired with accounts payable	$3,733	$9,295	$3,733	$9,295

See accompanying notes to consolidated financial statements (unaudited).

TransMontaigne Partners L.P. and subsidiaries

Notes to consolidated financial statements (unaudited)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)   Nature of business

        TransMontaigne Partners L.P. ("we," "us," "our," "the Partnership") was formed in February 2005 as a Delaware limited partnership. We provide integrated terminaling, storage, transportation and related services for companies engaged in the trading, distribution and marketing of light refined petroleum products, heavy refined petroleum products, crude oil, chemicals, fertilizers and other liquid products. We conduct our operations in the United States along the Gulf Coast, in the Midwest, in Houston and Brownsville, Texas, along the Mississippi and Ohio rivers, and in the Southeast.

        We are controlled by our general partner, TransMontaigne GP L.L.C. ("TransMontaigne GP"), which as of February 1, 2016 is a wholly-owned indirect subsidiary of ArcLight Energy Partners Fund VI, L.P. ("ArcLight"). Prior to February 1, 2016, TransMontaigne LLC, a wholly-owned subsidiary of NGL Energy Partners LP ("NGL"), owned all the issued and outstanding ownership interests of TransMontaigne GP.

(b)   Basis of presentation and use of estimates

        Our accounting and financial reporting policies conform to accounting principles generally accepted in the United States of America ("GAAP"). The accompanying consolidated financial statements include the accounts of TransMontaigne Partners L.P. and its controlled subsidiaries. Investments where we do not have the ability to exercise control, but do have the ability to exercise significant influence, are accounted for using the equity method of accounting. All inter-company accounts and transactions have been eliminated in the preparation of the accompanying consolidated financial statements. The accompanying consolidated financial statements include all adjustments (consisting of normal and recurring accruals) considered necessary to present fairly our financial position as of September 30, 2017 and December 31, 2016 and our results of operations for the three and nine months ended September 30, 2017 and 2016. Certain reclassifications of previously reported amounts have been made to conform to the current year presentation.

        The preparation of financial statements in conformity with "GAAP" requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. The following estimates, in management's opinion, are subjective in nature, require the exercise of judgment, and/or involve complex analyses: useful lives of our plant and equipment and accrued environmental obligations. Changes in these estimates and assumptions will occur as a result of the passage of time and the occurrence of future events. Actual results could differ from these estimates.

TransMontaigne Partners L.P. and subsidiaries

Notes to consolidated financial statements (unaudited) (Continued)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(c)   Accounting for terminal and pipeline operations

        In connection with our terminal and pipeline operations, we utilize the accrual method of accounting for revenue and expenses. We generate revenue from terminaling services fees, transportation fees, management fees and cost reimbursements, fees from other ancillary services and gains from the sale of refined products. Terminaling services revenue is recognized ratably over the term of the agreement for storage fees and minimum revenue commitments that are fixed at the inception of the agreement and when product is delivered to the customer for fees based on a rate per barrel of throughput; transportation revenue is recognized when the product has been delivered to the customer at the specified delivery location; management fee revenue and cost reimbursements are recognized as the services are performed or as the costs are incurred; ancillary service revenue is recognized as the services are performed; and gains from the sale of refined products are recognized when the title to the product is transferred.

        Pursuant to terminaling services agreements with certain of our throughput customers, we are entitled to the volume of product gained resulting from differences in the measurement of product volumes received and distributed at our terminaling facilities. Consistent with recognized industry practices, measurement differentials occur as the result of the inherent variances in measurement devices and methodology. We recognize as revenue the net proceeds from the sale of the product gained. For the three months ended September 30, 2017 and 2016, we recognized revenue of approximately $2.4 million and $1.6 million, respectively, for net product gained. Within these amounts, approximately $nil for both the three months ended September 30, 2017 and 2016, were pursuant to terminaling services agreements with affiliate customers. For the nine months ended September 30, 2017 and 2016, we recognized revenue of approximately $7.5 million and $4.2 million, respectively, for net product gained. Within these amounts, approximately $nil and $0.3 million for the nine months ended September 30, 2017 and 2016, respectively, were pursuant to terminaling services agreements with affiliate customers.

(d)   Cash and cash equivalents

        We consider all short-term investments with a remaining maturity of three months or less at the date of purchase to be cash equivalents.

(e)   Property, plant and equipment

        Depreciation is computed using the straight-line method. Estimated useful lives are 15 to 25 years for terminals and pipelines and 3 to 25 years for furniture, fixtures and equipment. All items of property, plant and equipment are carried at cost. Expenditures that increase capacity or extend useful lives are capitalized. Repairs and maintenance are expensed as incurred.

        We evaluate long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset group may not be recoverable based on expected undiscounted future cash flows attributable to that asset group. If an asset group is impaired, the

TransMontaigne Partners L.P. and subsidiaries

Notes to consolidated financial statements (unaudited) (Continued)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

impairment loss to be recognized is the excess of the carrying amount of the asset group over its estimated fair value.

(f)    Investments in unconsolidated affiliates

        We account for our investments in unconsolidated affiliates, which we do not control but do have the ability to exercise significant influence over, using the equity method of accounting. Under this method, the investment is recorded at acquisition cost, increased by our proportionate share of any earnings and additional capital contributions and decreased by our proportionate share of any losses, distributions received and amortization of any excess investment. Excess investment is the amount by which our total investment exceeds our proportionate share of the book value of the net assets of the investment entity. We evaluate our investments in unconsolidated affiliates for impairment whenever events or circumstances indicate there is a loss in value of the investment that is other than temporary. In the event of impairment, we would record a charge to earnings to adjust the carrying amount to estimated fair value.

(g)   Environmental obligations

        We accrue for environmental costs that relate to existing conditions caused by past operations when probable and reasonably estimable (see Note 10 of Notes to consolidated financial statements). Environmental costs include initial site surveys and environmental studies of potentially contaminated sites, costs for remediation and restoration of sites determined to be contaminated and ongoing monitoring costs, as well as fines, damages and other costs, including direct legal costs. Liabilities for environmental costs at a specific site are initially recorded, on an undiscounted basis, when it is probable that we will be liable for such costs, and a reasonable estimate of the associated costs can be made based on available information. Such an estimate includes our share of the liability for each specific site and the sharing of the amounts related to each site that will not be paid by other potentially responsible parties, based on enacted laws and adopted regulations and policies. Adjustments to initial estimates are recorded, from time to time, to reflect changing circumstances and estimates based upon additional information developed in subsequent periods. Estimates of our ultimate liabilities associated with environmental costs are difficult to make with certainty due to the number of variables involved, including the early stage of investigation at certain sites, the lengthy time frames required to complete remediation, technology changes, alternatives available and the evolving nature of environmental laws and regulations. We periodically file claims for insurance recoveries of certain environmental remediation costs with our insurance carriers under our comprehensive liability policies (see Note 5 of Notes to consolidated financial statements).

        We recognize our insurance recoveries as a credit to income in the period that we assess the likelihood of recovery as being probable (i.e., likely to occur).

TransMontaigne Partners L.P. and subsidiaries

Notes to consolidated financial statements (unaudited) (Continued)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        In connection with our previous acquisitions of certain terminals from TransMontaigne LLC, TransMontaigne LLC has agreed to indemnify us against certain potential environmental claims, losses and expenses at those terminals (see Note 2 of Notes to consolidated financial statements).

(h)   Asset retirement obligations

        Asset retirement obligations are legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development or normal use of the asset. Generally accepted accounting principles require that the fair value of a liability related to the retirement of long-lived assets be recorded at the time a legal obligation is incurred. Once an asset retirement obligation is identified and a liability is recorded, a corresponding asset is recorded, which is depreciated over the remaining useful life of the asset. After the initial measurement, the liability is adjusted to reflect changes in the asset retirement obligation. If and when it is determined that a legal obligation has been incurred, the fair value of any liability is determined based on estimates and assumptions related to retirement costs, future inflation rates and interest rates. Our long-lived assets consist of above-ground storage facilities and underground pipelines. We are unable to predict if and when these long-lived assets will become completely obsolete and require dismantlement. We have not recorded an asset retirement obligation, or corresponding asset, because the future dismantlement and removal dates of our long-lived assets is indeterminable and the amount of any associated costs are believed to be insignificant. Changes in our assumptions and estimates may occur as a result of the passage of time and the occurrence of future events.

(i)    Equity-based compensation

        Generally accepted accounting principles require us to measure the cost of services received in exchange for an award of equity instruments based on the measurement-date fair value of the award. That cost is recognized during the period services are provided in exchange for the award (see Note 14 of Notes to consolidated financial statements).

(j)    Accounting for derivative instruments

        Generally accepted accounting principles require us to recognize all derivative instruments at fair value in the consolidated balance sheets as assets or liabilities (see Note 9 of Notes to consolidated financial statements). Changes in the fair value of our derivative instruments are recognized in earnings.

        At both September 30, 2017 and December 31, 2016, our derivative instruments were limited to interest rate swap agreements with an aggregate notional amount of $125.0 million. Our derivative instruments expire between March 25, 2018 and March 11, 2019. Pursuant to the terms of the interest rate swap agreements, we pay a blended fixed rate of approximately 1.01% and receive interest payments based on the one-month LIBOR. The net difference to be paid or

TransMontaigne Partners L.P. and subsidiaries

Notes to consolidated financial statements (unaudited) (Continued)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

received under the interest rate swap agreements is settled monthly and is recognized as an adjustment to interest expense. The fair value of our interest rate swap agreements are determined using a pricing model based on the LIBOR swap rate and other observable market data.

(k)   Income taxes

        No provision for U.S. federal income taxes has been reflected in the accompanying consolidated financial statements because we are treated as a partnership for federal income tax purposes. As a partnership, all income, gains, losses, expenses, deductions and tax credits generated by us flow through to our unitholders.

(l)    Net earnings per limited partner unit

        Net earnings allocable to the limited partners, for purposes of calculating net earnings per limited partner unit, are calculated under the two-class method and accordingly are net of the earnings allocable to the general partner interest and distributions payable to any restricted phantom units granted under our equity-based compensation plans that participate in our distributions. The earnings allocable to the general partner interest include the distributions of available cash (as defined by our partnership agreement) attributable to the period to the general partner interest, net of adjustments for the general partner's share of undistributed earnings, and the incentive distribution rights. Undistributed earnings are the difference between the earnings and the distributions attributable to the period. Undistributed earnings are allocated to the limited partners and general partner interest based on their respective sharing of earnings or losses specified in the partnership agreement, which is based on their ownership percentages of 98% and 2%, respectively. The incentive distribution rights are not allocated a portion of the undistributed earnings given they are not entitled to distributions other than from available cash. Further, the incentive distribution rights do not share in losses under our partnership agreement. Basic net earnings per limited partner unit is computed by dividing net earnings allocable to the limited partners by the weighted average number of limited partner units outstanding during the period. Diluted net earnings per limited partner unit is computed by dividing net earnings allocable to the limited partners by the weighted average number of limited partner units outstanding during the period and any potential dilutive securities outstanding during the period.

(m)  Comprehensive income

        Entities that report items of other comprehensive income have the option to present the components of net earnings and comprehensive income in either one continuous financial statement, or two consecutive financial statements. As the Partnership has no components of comprehensive income other than net earnings, no statement of comprehensive income has been presented.

TransMontaigne Partners L.P. and subsidiaries

Notes to consolidated financial statements (unaudited) (Continued)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(n)   Recent accounting pronouncements

        In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers. The objective of this update is to clarify the principles for recognizing revenue and to develop a common revenue standard. The core principle of the ASU is that an entity should recognize revenue for the transfer of goods or services equal to the amount that it expects to be entitled to receive for those goods or services. The ASU requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments. The ASU is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period.

        We expect to adopt the new standard on January 1, 2018 using the modified retrospective method described within the ASU. This approach requires us to apply the new revenue standard to (i) all new revenue contracts entered into after January 1, 2018 and (ii) all existing revenue contracts as of January 1, 2018 through a cumulative adjustment to equity. We have established a working group to evaluate the impact of ASU 2014-09 and all related ASU's. The working group is in the late stages of reviewing contracts in order to determine the impact the ASU will have on our disclosures and financial statements. We have also begun designing required disclosures.

        In February 2016, the FASB issued ASU 2016-02, Leases. The objective of this update is to improve financial reporting about leasing transactions. ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period. We are currently evaluating the potential impact that the adoption will have on our disclosures and financial statements.

        In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows: Classification of Certain Cash Receipt and Cash Payments, to add or clarify guidance on the classification of certain cash receipts and payments in the statement of cash flows. ASU 2016-15 is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. We are currently evaluating the potential impact that the adoption will have on our disclosures and financial statements.

        In January 2017, the FASB issued ASU 2017-04, Intangibles — Goodwill and Other: Simplifying the Test for Goodwill Impairment, to simplify the accounting for goodwill impairment by eliminating step 2 from the goodwill impairment test. ASU 2017-04 is effective for annual reporting periods beginning after December 15, 2019, including interim periods within that reporting period. We are currently evaluating the potential impact that the adoption will have on our disclosures and financial statements.

TransMontaigne Partners L.P. and subsidiaries

Notes to consolidated financial statements (unaudited) (Continued)

(2) TRANSACTIONS WITH AFFILIATES

        Omnibus agreement.    On May 27, 2005 we entered into an omnibus agreement with TransMontaigne LLC and our general partner, which agreement has been subsequently amended from time to time. In connection with the ArcLight acquisition of our general partner, effective February 1, 2016, we entered into the second amended and restated omnibus agreement to consent to the assignment of the omnibus agreement from TransMontaigne LLC to Gulf TLP Holdings LLC, an ArcLight subsidiary, to waive the automatic termination that would have occurred at such time as TransMontaigne LLC ceased to control our general partner and to remove certain legacy provisions that were no longer applicable to the Partnership. The omnibus agreement will continue in effect until the earlier of (i) ArcLight ceasing to control our general partner or (ii) the election of either us or the owner of TransMontaigne GP, following at least 24 months prior written notice to the other parties.

        Under the omnibus agreement we pay Gulf TLP Holdings, the owner of TransMontaigne GP, an administrative fee for the provision of various general and administrative services for our benefit. The administrative fee paid for the three months ended September 30, 2017 and 2016 was approximately $3.4 million and $2.8 million, respectively. For the nine months ended September 30, 2017 and 2016, the administrative fee paid was approximately $9.4 million and $8.5 million, respectively. The administrative fee is recognized as a component of general and administrative expenses and encompasses services to perform centralized corporate functions, such as legal, accounting, treasury, insurance administration and claims processing, health, safety and environmental, information technology, human resources, credit, payroll, taxes, engineering and other corporate services. The Partnership has no officers or employees and all of our management and operational activities are provided by officers and employees of TLP Management Services, a wholly owned subsidiary of Gulf TLP Holdings.

        If we acquire or construct additional facilities, the owner of TransMontaigne GP may propose a revised administrative fee covering the provision of services for such additional facilities, subject to approval by the conflicts committee of our general partner. Effective May 3, 2017 the board of TransMontaigne GP, with the concurrence of the conflicts committee, approved a $1.8 million annual increase (or $150,000 monthly) to the administrative fee related to the construction of approximately 2.0 million barrels of new tank capacity at our Collins, Mississippi bulk storage terminal. The increase will be ratably applied monthly beginning May 3, 2017 based on the percentage of the approximately 2.0 million barrels of new tank capacity that has been placed into service.

        The omnibus agreement further provides that we pay the owner of TransMontaigne GP for insurance policies purchased on our behalf to cover our facilities and operations. For the three months ended September 30, 2017 and 2016, the insurance reimbursement paid was approximately $nil and $1.0 million, respectively. For the nine months ended September 30, 2017 and 2016, the insurance reimbursement paid was approximately $nil and $2.8 million, respectively. Beginning October 31, 2016, we contracted directly with insurance carriers for the majority of our insurance

TransMontaigne Partners L.P. and subsidiaries

Notes to consolidated financial statements (unaudited) (Continued)

(2) TRANSACTIONS WITH AFFILIATES (Continued)

requirements. For the three months ended September 30, 2017 and 2016, the expense associated with insurance contracted directly by us was approximately $1.0 million and $nil, respectively. For the nine months ended September 30, 2017 and 2016, the expense associated with insurance contracted directly by us was approximately $3.0 million and $nil, respectively. We also pay the owner of TransMontaigne GP for direct operating costs and expenses, such as salaries of operational personnel performing services on-site at our terminals and pipelines and the cost of their employee benefits, including 401(k) and health insurance benefits.

        Under the omnibus agreement we have agreed to reimburse the owner of TransMontaigne GP for bonus awards made to key employees under the owner of TransMontaigne GP's savings and retention program, provided the compensation committee and the conflicts committee of our general partner approve the annual awards granted under the program. We have the option to provide the reimbursement in either a cash payment or the delivery of our common units to the owner of TransMontaigne GP or directly to the award recipients, with the reimbursement made in accordance with the underlying vesting and payment schedule of the savings and retention program (see Note 14 of Notes to the consolidated financial statements).

        Environmental indemnification.    In connection with our acquisition of the Florida and Midwest terminals on May 27, 2005, TransMontaigne LLC agreed to indemnify us against certain potential environmental claims, losses and expenses that were identified on or before May 27, 2010, and that were associated with the ownership or operation of the Florida and Midwest terminals prior to May 27, 2005. TransMontaigne LLC's maximum liability for this indemnification obligation is $15.0 million. TransMontaigne LLC has no obligation to indemnify us for losses until such aggregate losses exceed $250,000. TransMontaigne LLC has no indemnification obligations with respect to environmental claims made as a result of additions to or modifications of environmental laws promulgated after May 27, 2005.

        In connection with our acquisition of the Brownsville, Texas and River terminals on December 31, 2006, TransMontaigne LLC agreed to indemnify us against potential environmental claims, losses and expenses that were identified on or before December 31, 2011, and that were associated with the ownership or operation of the Brownsville and River facilities prior to December 31, 2006. TransMontaigne LLC's maximum liability for this indemnification obligation is $15.0 million. TransMontaigne LLC has no obligation to indemnify us for losses until such aggregate losses exceed $250,000. The deductible amount, cap amount and limitation of time for indemnification do not apply to any environmental liabilities known to exist as of December 31, 2006. TransMontaigne LLC has no indemnification obligations with respect to environmental claims made as a result of additions to or modifications of environmental laws promulgated after December 31, 2006.

        In connection with our acquisition of the Southeast terminals on December 31, 2007, TransMontaigne LLC agreed to indemnify us against potential environmental claims, losses and

TransMontaigne Partners L.P. and subsidiaries

Notes to consolidated financial statements (unaudited) (Continued)

(2) TRANSACTIONS WITH AFFILIATES (Continued)

expenses that were identified on or before December 31, 2012, and that were associated with the ownership or operation of the Southeast terminals prior to December 31, 2007. TransMontaigne LLC's maximum liability for this indemnification obligation is $15.0 million. TransMontaigne LLC has no obligation to indemnify us for losses until such aggregate losses exceed $250,000. The deductible amount, cap amount and limitation of time for indemnification do not apply to any environmental liabilities known to exist as of December 31, 2007. TransMontaigne LLC has no indemnification obligations with respect to environmental claims made as a result of additions to or modifications of environmental laws promulgated after December 31, 2007.

        In connection with our acquisition of the Pensacola terminal on March 1, 2011, TransMontaigne LLC agreed to indemnify us against potential environmental claims, losses and expenses that were identified on or before March 1, 2016, and that were associated with the ownership or operation of the Pensacola terminal prior to March 1, 2011. TransMontaigne LLC's maximum liability for this indemnification obligation is $2.5 million. TransMontaigne LLC has no obligation to indemnify us for losses until such aggregate losses exceed $200,000. The deductible amount, cap amount and limitation of time for indemnification do not apply to any environmental liabilities known to exist as of March 1, 2011. TransMontaigne LLC has no indemnification obligations with respect to environmental claims made as a result of additions to or modifications of environmental laws promulgated after March 1, 2011.

        The forgoing environmental indemnification obligations of TransMontaigne LLC to us remain in place and were not affected by ArcLight's acquisition of our general partner.

        Operations and reimbursement agreement — Frontera.    We have a 50% ownership interest in the Frontera Brownsville LLC joint venture, or "Frontera". We operate Frontera, in accordance with an operations and reimbursement agreement executed between us and Frontera, for a management fee that is based on our costs incurred. Our agreement with Frontera stipulates that we may resign as the operator at any time with the prior written consent of Frontera, or that we may be removed as the operator for good cause, which includes material noncompliance with laws and material failure to adhere to good industry practice regarding health, safety or environmental matters. We recognized revenue related to this operations and reimbursement agreement of approximately $1.3 million and $1.2 million for the three months ended September 30, 2017 and 2016, respectively, and approximately $3.9 million and $3.8 million for the nine months ended September 30, 2017 and 2016, respectively.

        Terminaling services agreement — Brownsville terminals.    In September 2016, we entered into a terminaling services agreement with Frontera relating to our Brownsville, Texas facility that will expire in June 2019, subject to a two-year automatic renewal unless terminated by either party upon 180 days' prior notice. In exchange for its minimum throughput commitment, we have agreed to provide Frontera with approximately 151,000 barrels of storage capacity.

TransMontaigne Partners L.P. and subsidiaries

Notes to consolidated financial statements (unaudited) (Continued)

(2) TRANSACTIONS WITH AFFILIATES (Continued)

        We recognized revenue related to this agreement of approximately $0.4 million and $0.1 million for the three months ended September 30, 2017 and 2016, respectively, and approximately $1.1 million and $0.1 million for the nine months ended September 30, 2017 and 2016, respectively.

        Terminaling services agreement — Brownsville terminals.    In June 2017, we entered into a terminaling services agreement with Frontera relating to our Brownsville, Texas facility that will expire in June 2018, subject to a one-year automatic renewal unless terminated by either party upon 90 days' prior notice. In exchange for its minimum throughput commitment, we have agreed to provide Frontera with approximately 90,000 barrels of storage capacity.

        We recognized revenue related to this agreement of approximately $0.2 million and $nil for the three months ended September 30, 2017 and 2016, respectively, and approximately $0.2 million and $nil for the nine months ended September 30, 2017 and 2016, respectively.

        Terminaling services agreement — Southeast terminals.    In connection with the ArcLight acquisition of our general partner, our Southeast terminaling services agreement with NGL was amended to extend the term of the agreement through July 31, 2040 at the prevailing contract rate terms contained within the agreement. Subsequent to January 31, 2023, NGL has the ability to terminate the agreement at any time upon at least 24 months' prior notice of its intent to terminate the agreement. Subsequent to the ArcLight acquisition, effective February 1, 2016, revenue associated with the Southeast terminaling services agreement is recorded as revenue from external customers as opposed to revenue from affiliates.

        Under this agreement, NGL is obligated to throughput a volume of refined product that, at the fee schedule contained in the agreement, resulted in minimum throughput payments to us of approximately $7.0 million and $6.8 million for the three months ended September 30, 2017 and 2016, respectively, and approximately $20.7 million and $20.3 million for the nine months ended September 30, 2017 and 2016, respectively. The agreement contains stipulated annual increases in throughput payments based on increases in the United States Consumer Price Index. The minimum annual throughput payment is reduced proportionately for any decrease in storage capacity due to out-of-service tank capacity.

        If a force majeure event occurs that renders us unable to perform our obligations with respect to an asset, the obligations would be temporarily suspended with respect to that asset. If a force majeure event continues for 30 consecutive days or more and results in a diminution in the storage capacity we make available, the counterparty may terminate its obligations with respect to the asset affected by the force majeure event and their minimum revenue commitment would be reduced proportionately for the duration of the agreement.

TransMontaigne Partners L.P. and subsidiaries

Notes to consolidated financial statements (unaudited) (Continued)

(3) ACQUISITION OF TERMINAL ASSETS FROM AFFILIATE

        Effective January 28, 2016, we acquired from TransMontaigne LLC its Port Everglades, Florida hydrant system for a cash payment of $12.0 million. The hydrant system encompasses a system for fueling cruise ships. The acquisition of the hydrant system from TransMontaigne LLC has been recorded at the carryover basis as a reorganization of entities under common control. Accordingly, we recorded the assets at their net book value of $6.5 million with the remaining purchase price of $5.5 million recorded as a reduction to the general partner interest. TransMontaigne LLC controlled our general partner on the acquisition date; therefore, the difference between the consideration we paid to TransMontaigne LLC and the carryover basis of the net assets purchased has been reflected in the accompanying consolidated balance sheets and statements of partners' equity as a decrease to the general partner interest. The accompanying consolidated financial statements include the assets, liabilities and results of operations of the hydrant system from January 28, 2016. As this transaction is not considered material to our consolidated financial statements we did not recast prior period consolidated financial statements.

(4) CONCENTRATION OF CREDIT RISK AND TRADE ACCOUNTS RECEIVABLE

        Our primary market areas are located in the United States along the Gulf Coast, in the Southeast, in Brownsville, Texas, along the Mississippi and Ohio Rivers, and in the Midwest. We have a concentration of trade receivable balances due from companies engaged in the trading, distribution and marketing of refined products and crude oil. These concentrations of customers may affect our overall credit risk in that the customers may be similarly affected by changes in economic, regulatory or other factors. Our customers' historical financial and operating information is analyzed prior to extending credit. We manage our exposure to credit risk through credit analysis, credit approvals, credit limits and monitoring procedures, and for certain transactions we may request letters of credit, prepayments or guarantees. We maintain allowances for potentially uncollectible accounts receivable.

        Trade accounts receivable, net consists of the following (in thousands):

	September 30, 2017	December 31, 2016
Trade accounts receivable	$10,422	$9,416
Less allowance for doubtful accounts	(119)	(119)

	$10,303	$9,297

TransMontaigne Partners L.P. and subsidiaries

Notes to consolidated financial statements (unaudited) (Continued)

(4) CONCENTRATION OF CREDIT RISK AND TRADE ACCOUNTS RECEIVABLE (Continued)

        The following customers accounted for at least 10% of our consolidated revenue in at least one of the periods presented in the accompanying consolidated statements of operations:

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
NGL Energy Partners LP	27%	22%	26%	21%
Castleton Commodities International LLC	13%	15%	13%	14%
RaceTrac Petroleum Inc.	13%	13%	13%	12%

(5) OTHER CURRENT ASSETS

        Other current assets are as follows (in thousands):

	September 30, 2017	December 31, 2016
Amounts due from insurance companies	$2,054	$1,810
Additive detergent	1,249	1,364
Prepaid insurance	2,075	4,684
Deposits and other assets	1,080	2,045

	$6,458	$9,903

        Amounts due from insurance companies.    We periodically file claims for recovery of environmental remediation costs with our insurance carriers under our comprehensive liability policies. We recognize our insurance recoveries in the period that we assess the likelihood of recovery as being probable (i.e., likely to occur). At September 30, 2017 and December 31, 2016, we have recognized amounts due from insurance companies of approximately $2.1 million and $1.8 million, respectively, representing our best estimate of our probable insurance recoveries. During the nine months ended September 30, 2017, we received reimbursements from insurance companies of approximately $1.0 million. During the nine months ended September 30, 2017, we increased our estimate of probable future insurance recoveries by approximately $1.2 million.

TransMontaigne Partners L.P. and subsidiaries

Notes to consolidated financial statements (unaudited) (Continued)

(6) PROPERTY, PLANT AND EQUIPMENT, NET

        Property, plant and equipment, net is as follows (in thousands):

	September 30, 2017	December 31, 2016
Land	$53,079	$53,079
Terminals, pipelines and equipment	679,801	651,783
Furniture, fixtures and equipment	4,386	4,100
Construction in progress	19,361	11,715

	756,627	720,677
Less accumulated depreciation	(330,160)	(303,929)

	$426,467	$416,748

(7) GOODWILL

        Goodwill is as follows (in thousands):

	September 30, 2017	December 31, 2016
Brownsville terminals	$8,485	$8,485

        Goodwill is required to be tested for impairment annually unless events or changes in circumstances indicate it is more likely than not that an impairment loss has been incurred at an interim date. Our annual test for the impairment of goodwill is performed as of December 31. The impairment test is performed at the reporting unit level. Our reporting units are our operating segments (see Note 18 of Notes to consolidated financial statements). The fair value of each reporting unit is determined on a stand-alone basis from the perspective of a market participant and represents an estimate of the price that would be received to sell the unit as a whole in an orderly transaction between market participants at the measurement date. If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is not considered to be impaired.

        At September 30, 2017 and December 31, 2016, our only reporting unit that contained goodwill was our Brownsville terminals. We did not recognize any goodwill impairment charges during the nine months ended September 30, 2017 or during the year ended December 31, 2016 for this reporting unit. However, a significant decline in the price of our common units with a resulting increase in the assumed market participants' weighted average cost of capital, the loss of a significant customer, the disposition of significant assets, or an unforeseen increase in the costs to operate and maintain the Brownsville terminals could result in the recognition of an impairment charge in the future.

TransMontaigne Partners L.P. and subsidiaries

Notes to consolidated financial statements (unaudited) (Continued)

(8) INVESTMENTS IN UNCONSOLIDATED AFFILIATES

        At September 30, 2017 and December 31, 2016, our investments in unconsolidated affiliates include a 42.5% Class A ownership interest in Battleground Oil Specialty Terminal Company LLC ("BOSTCO") and a 50% ownership interest in Frontera Brownsville LLC ("Frontera"). BOSTCO is a terminal facility located on the Houston Ship Channel that encompasses approximately 7.1 million barrels of distillate, residual and other black oil product storage. Class A and Class B ownership interests share in cash distributions on a 96.5% and 3.5% basis, respectively. Class B ownership interests do not have voting rights and are not required to make capital investments. Frontera is a terminal facility located in Brownsville, Texas that encompasses approximately 1.5 million barrels of light petroleum product storage, as well as related ancillary facilities.

        The following table summarizes our investments in unconsolidated affiliates:

	Percentage of ownership		Carrying value (in thousands)
	September 30, 2017	December 31, 2016	September 30, 2017	December 31, 2016
BOSTCO	42.5%	42.5%	$212,518	$217,941
Frontera	50%	50%	24,188	23,152

Total investments in unconsolidated affiliates			$236,706	$241,093

        At September 30, 2017 and December 31, 2016, our investment in BOSTCO includes approximately $7.1 million and $7.2 million, respectively, of excess investment related to a one time buy-in fee to acquire our 42.5% interest and capitalization of interest on our investment during the construction of BOSTCO amortized over the useful life of the assets. Excess investment is the amount by which our investment exceeds our proportionate share of the book value of the net assets of the BOSTCO entity.

        Earnings from investments in unconsolidated affiliates were as follows (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
BOSTCO	$923	$1,885	$3,904	$4,794
Frontera	961	1,075	2,660	2,146

Total earnings from investments in unconsolidated affiliates	$1,884	$2,960	$6,564	$6,940

TransMontaigne Partners L.P. and subsidiaries

Notes to consolidated financial statements (unaudited) (Continued)

(8) INVESTMENTS IN UNCONSOLIDATED AFFILIATES (Continued)

        Additional capital investments in unconsolidated affiliates were as follows (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
BOSTCO	$—	$—	$145	$2,125
Frontera	—	—	2,000	100

Additional capital investments in unconsolidated affiliates	$—	$—	$2,145	$2,225

        Cash distributions received from unconsolidated affiliates were as follows (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
BOSTCO	$3,074	$3,546	$9,472	$10,487
Frontera	1,127	911	3,624	2,176

Cash distributions received from unconsolidated affiliates	$4,201	$4,457	$13,096	$12,663

        The summarized financial information of our unconsolidated affiliates was as follows (in thousands):

        Balance sheets:

	BOSTCO		Frontera
	September 30, 2017	December 31, 2016	September 30, 2017	December 31, 2016
Current assets	$21,827	$23,237	$8,119	$5,779
Long-term assets	472,477	485,331	42,603	41,966
Current liabilities	(10,950)	(12,799)	(2,146)	(1,172)
Long-term liabilities	—	—	(200)	(269)

Net assets	$483,354	$495,769	$48,376	$46,304

TransMontaigne Partners L.P. and subsidiaries

Notes to consolidated financial statements (unaudited) (Continued)

(8) INVESTMENTS IN UNCONSOLIDATED AFFILIATES (Continued)

        Statements of operations:

	BOSTCO Three months ended September 30,		Frontera Three months ended September 30,
	2017	2016	2017	2016
Revenue	$16,066	$17,033	$5,807	$5,232
Expenses	(13,517)	(12,178)	(3,885)	(3,082)

Net earnings	$2,549	$4,855	$1,922	$2,150

	BOSTCO Nine months ended September 30,		Frontera Nine months ended September 30,
	2017	2016	2017	2016
Revenue	$49,724	$49,907	$16,398	$13,608
Expenses	(39,383)	(36,668)	(11,078)	(9,316)

Net earnings	$10,341	$13,239	$5,320	$4,292

(9) OTHER ASSETS, NET

        Other assets, net are as follows (in thousands):

	September 30, 2017	December 31, 2016
Deferred financing costs, net of accumulated amortization of $5,648 and $4,763, respectively	$5,774	$1,298
Amounts due under long-term terminaling services agreements	470	656
Customer relationships, net of accumulated amortization of $2,244 and $2,092, respectively	186	338
Unrealized gain on derivative instruments	499	344
Deposits and other assets	236	286

	$7,165	$2,922

        Deferred financing costs.    Deferred financing costs are amortized using the effective interest method over the term of the related credit facility.

        Amounts due under long-term terminaling services agreements.    We have long-term terminaling services agreements with certain of our customers that provide for minimum payments that increase at stated amounts over the terms of the respective agreements. We recognize as revenue

TransMontaigne Partners L.P. and subsidiaries

Notes to consolidated financial statements (unaudited) (Continued)

(9) OTHER ASSETS, NET (Continued)

the minimum payments under the long-term terminaling services agreements on a straight-line basis over the terms of the respective agreements. At September 30, 2017 and December 31, 2016, we have recognized revenue in excess of the minimum payments that was due through those respective dates under the long-term terminaling services agreements resulting in an asset of approximately $0.5 million and $0.7 million, respectively.

        Customer relationships.    Other assets, net include certain customer relationships at our River terminals. These customer relationships are being amortized on a straight-line basis over twelve years.

(10) ACCRUED LIABILITIES

        Accrued liabilities are as follows (in thousands):

	September 30, 2017	December 31, 2016
Customer advances and deposits	$8,720	$8,710
Accrued property taxes	4,120	1,061
Accrued environmental obligations	1,772	2,107
Interest payable	564	232
Accrued expenses and other	2,826	1,888

	$18,002	$13,998

        Customer advances and deposits.    We bill certain of our customers one month in advance for terminaling services to be provided in the following month. At both September 30, 2017 and December 31, 2016, we have billed and collected from certain of our customers approximately $8.7 million in advance of the terminaling services being provided.

        Accrued environmental obligations.    At September 30, 2017 and December 31, 2016, we have accrued environmental obligations of approximately $1.8 million and $2.1 million, respectively, representing our best estimate of our remediation obligations. During the nine months ended September 30, 2017, we made payments of approximately $1.0 million towards our environmental remediation obligations. During the nine months ended September 30, 2017, we increased our estimate of our future environmental remediation costs by approximately $0.7 million. Changes in our estimates of our future environmental remediation obligations may occur as a result of the passage of time and the occurrence of future events.

TransMontaigne Partners L.P. and subsidiaries

Notes to consolidated financial statements (unaudited) (Continued)

(11) OTHER LIABILITIES

        Other liabilities are as follows (in thousands):

	September 30, 2017	December 31, 2016
Advance payments received under long-term terminaling services agreements	$1,255	$994
Deferred revenue — ethanol blending fees and other projects	2,156	2,240

	$3,411	$3,234

        Advance payments received under long-term terminaling services agreements.    We have long-term terminaling services agreements with certain of our customers that provide for advance minimum payments. We recognize the advance minimum payments as revenue either on a straight-line basis over the term of the respective agreements or when services have been provided based on volumes of product distributed. At September 30, 2017 and December 31, 2016, we have received advance minimum payments in excess of revenue recognized under these long-term terminaling services agreements resulting in a liability of approximately $1.3 million and $1.0 million, respectively.

        Deferred revenue — ethanol blending fees and other projects.    Pursuant to agreements with our customers, we agreed to undertake certain capital projects that primarily pertain to providing ethanol blending functionality at certain of our Southeast terminals. Upon completion of the projects, our customers have paid us lump-sum amounts that will be recognized as revenue on a straight-line basis over the remaining term of the agreements. At both September 30, 2017 and December 31, 2016, we have unamortized deferred revenue for completed projects of approximately $2.2 million. During the nine months ended September 30, 2017 and 2016, we recognized revenue for completed projects on a straight-line basis of approximately $0.2 million and $0.4 million, respectively.

(12) LONG-TERM DEBT

        On March 13, 2017, we entered into the third amended and restated senior secured credit facility, or the "credit facility", that provides for a maximum borrowing line of credit equal to $600 million. At our request, the maximum borrowing line of credit may be increased by an additional $250 million, subject to the approval of the administrative agent and the receipt of additional commitments from one or more lenders. The terms of the credit facility include covenants that restrict our ability to make cash distributions, acquisitions and investments, including investments in joint ventures. We may make distributions of cash to the extent of our "available cash" as defined in our partnership agreement. We may make acquisitions and investments that meet the definition of "permitted acquisitions"; "other investments" which may not exceed 5% of "consolidated net tangible assets"; and additional future "permitted JV investments" up to $175 million, which may include additional investments in BOSTCO. The

TransMontaigne Partners L.P. and subsidiaries

Notes to consolidated financial statements (unaudited) (Continued)

(12) LONG-TERM DEBT (Continued)

principal balance of loans and any accrued and unpaid interest are due and payable in full on the maturity date in March 2022. We were in compliance with all financial covenants as of and during the nine months ended September 30, 2017 and the year ended December 31, 2016.

        We may elect to have loans under the credit facility bear interest either (i) at a rate of LIBOR plus a margin ranging from 1.75% to 2.75% depending on the total leverage ratio then in effect, or (ii) at the base rate plus a margin ranging from 0.75% to 1.75% depending on the total leverage ratio then in effect. We also pay a commitment fee on the unused amount of commitments, ranging from 0.375% to 0.5% per annum, depending on the total leverage ratio then in effect. Our obligations under the credit facility are secured by a first priority security interest in favor of the lenders in the majority of our assets, including our investments in unconsolidated affiliates. For the three months ended September 30, 2017 and 2016, the weighted average interest rate on borrowings under the credit facility was approximately 3.5% and 3.2%, respectively. For the nine months ended September 30, 2017 and 2016, the weighted average interest rate on borrowings under the credit facility was approximately 3.4% and 3.1%, respectively. At September 30, 2017 and December 31, 2016, our outstanding borrowings under the credit facility were $302.0 million and $291.8 million, respectively. At both September 30, 2017 and December 31, 2016 our outstanding letters of credit were $0.4 million.

        We have an effective universal shelf-registration statement and prospectus on Form S-3 with the Securities and Exchange Commission that expires in September 2019. TLP Finance Corp., our 100% owned subsidiary, may act as a co-issuer of any debt securities issued pursuant to that registration statement. TransMontaigne Partners L.P. has no independent assets or operations. TLP Finance Corp. has no assets or operations. Our operations are conducted by subsidiaries of TransMontaigne Partners L.P. through our 100% owned operating company subsidiary, TransMontaigne Operating Company L.P. Each of TransMontaigne Operating Company L.P.s' and our other 100% owned subsidiaries (other than TLP Finance Corp., whose sole purpose is to act as co-issuer of any debt securities) may guarantee the debt securities. We expect that any guarantees will be full and unconditional and joint and several, subject to certain automatic customary releases, including sale, disposition, or transfer of the capital stock or substantially all of the assets of a subsidiary guarantor, exercise of legal defeasance option or covenant defeasance option, and designation of a subsidiary guarantor as unrestricted in accordance with the indenture. There are no significant restrictions on the ability of TransMontaigne Partners L.P. or any guarantor to obtain funds from its subsidiaries by dividend or loan. None of the assets of TransMontaigne Partners L.P. or a guarantor represent restricted net assets pursuant to the guidelines established by the Securities and Exchange Commission.

TransMontaigne Partners L.P. and subsidiaries

Notes to consolidated financial statements (unaudited) (Continued)

(13) PARTNERS' EQUITY

        The number of units outstanding is as follows:

	Common units	General partner equivalent units
Units outstanding at December 31, 2016	16,137,650	329,339
Issuance of common units pursuant to our savings and retention program	33,205	—
TransMontaigne GP to maintain its 2% general partner interest	—	678

Units outstanding at September 30, 2017	16,170,855	330,017

(14) EQUITY-BASED COMPENSATION

        TransMontaigne GP is our general partner and manages our operations and activities. Prior to February 1, 2016, TransMontaigne GP was a wholly owned subsidiary of TransMontaigne LLC, which is a wholly owned subsidiary of NGL. TransMontaigne Services LLC, which is a wholly owned subsidiary of TransMontaigne LLC, had a long-term incentive plan and a savings and retention program to compensate through bonus awards certain employees and independent directors of our general partner who provided services with respect to the business of our general partner.

        Long-term incentive plan.    On February 26, 2016, the board of our general partner approved, subject to the approval of our common unitholders, the TLP Management Services 2016 long-term incentive plan and the TLP Management Services savings and retention program (discussed further below) which constitutes a program under, and is subject to, the TLP Management Services long-term incentive plan, which replaced the TransMontaigne Services LLC long-term incentive plan and the TransMontaigne Services LLC savings and retention program. TLP Management Services is a wholly owned indirect subsidiary of ArcLight and employs all the officers and employees who provide services to the Partnership and such entity provides payroll and maintains all employee benefits programs on behalf of the Partnership. On July 12, 2016, we held a special meeting of our common unitholders at which time the TLP Management Services long-term incentive plan and savings and retention program were approved by the Partnership's unitholders.

        The TLP Management Services long-term incentive plan operates in a manner similar to the TransMontaigne Services LLC long-term incentive plan used previously. The TLP Management Services long-term incentive plan reserves 750,000 common units to be granted as awards under the plan, with such amount subject to adjustment as provided for under the terms of the plan if there is a change in our common units, such as a unit split or other reorganization. The common

TransMontaigne Partners L.P. and subsidiaries

Notes to consolidated financial statements (unaudited) (Continued)

(14) EQUITY-BASED COMPENSATION (Continued)

units authorized to be granted under the TLP Management Services long-term incentive plan are registered pursuant to a registration statement on Form S-8.

        The TLP Management Services long-term incentive plan is administered by the compensation committee of the board of directors of our general partner and is used for grants of units to the independent directors of our general partner. The grants to the independent directors of our general partner under the TransMontaigne Services LLC long-term incentive plan had historically vested and were payable annually in equal tranches over a four-year period, subject to accelerated vesting upon a change in control of TransMontaigne GP. Ownership in the awards was subject to forfeiture until the vesting date, but recipients had distribution and voting rights from the date of the grant. The grants to the independent directors of our general partner under the TLP Management Services long-term incentive plan are immediately vested and not subject to forfeiture. Accordingly there are no long-term incentive plan grants outstanding as of September 30, 2017.

        Generally accepted accounting principles require us to measure the cost of board member services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is recognized over the vesting period on a straight line basis during which a board member is required to provide services in exchange for the award with the costs being accelerated upon the occurrence of accelerated vesting events, such as a change in control of our general partner. In connection with the ArcLight acquisition of our general partner, effective February 1, 2016, 15,750 restricted phantom units previously granted to the independent directors vested and were satisfied via the delivery of our common units.

        Effective as of October 18, 2016, the board of directors of our general partner, with the concurrence of the compensation committee, adopted a revised independent director annual compensation program, which includes the grant of common units valued at $90,000 annually and issued pursuant to the TLP Management Services long-term incentive plan, which common units are immediately vested and are not subject to forfeiture. On October 20, 2017, we granted and issued 6,498 common units to our independent directors under the TLP Management Services long-term incentive plan. On October 21, 2016, we granted and issued 3,258 common units to our independent directors under the TLP Management Services long-term incentive plan. The annual common unit award for 2016 was prorated for Mr. Wiese and Mr. Welch, who were each appointed to the board in July 2016, based on their length of service on the board of our general partner.

        For awards to the independent directors of our general partner, equity-based compensation of approximately $68,000 and $nil is included in equity-based compensation expense for the three months ended September 30, 2017 2016, respectively and approximately $203,000 and $520,000 is included in equity-based compensation expense for the nine months ended September 30, 2017 and 2016, respectively.

TransMontaigne Partners L.P. and subsidiaries

Notes to consolidated financial statements (unaudited) (Continued)

(14) EQUITY-BASED COMPENSATION (Continued)

        Savings and retention program.    On February 26, 2016, the board of our general partner unanimously approved the TLP Management Services savings and retention program for employees who provide services with respect to our business. This plan is intended to constitute a program under, and be subject to, the TLP Management Services 2016 long-term incentive plan described above. The savings and retention program is used for awards to employees of TLP Management Services who provide services to the Partnership. The savings and retention program operates in a manner substantially similar to the TransMontaigne Services LLC savings and retention program used previously.

        The restricted phantom units awarded and accrued under the savings and retention program are subject to forfeiture until the vesting date. Recipients have distribution equivalent rights from the date of grant that accrue additional restricted phantom units equivalent to the value of quarterly distributions paid by us on each of our outstanding common units. Recipients of restricted phantom units under the savings and retention program do not have voting rights.

        The purpose of the savings and retention program is to provide for the reward and retention of participants by providing them with bonus awards that vest over future service periods. Awards under the program generally become vested as to 50% of a participant's annual award as of the first day of the month that falls closest to the second anniversary of the grant date, and the remaining 50% as of the first day of the month that falls closest to the third anniversary of the grant date, subject to earlier vesting upon a participant's attainment of the age and length of service thresholds, retirement, death or disability, involuntary termination without cause, or termination of a participant's employment following a change in control of the Partnership, our general partner or TLP Management Services, as specified in the program. For certain senior level employees, including the executive officers of our general partner, all prior grants under the TransMontaigne Services LLC savings and retention program vested upon the change in control of our general partner as a result of the ArcLight acquisition that occurred on February 1, 2016.

        A person will satisfy the age and length of service thresholds of the program upon the attainment of the earliest of (a) age sixty, (b) age fifty five and ten years of service as an officer of TLP Management Services or any of its affiliates or predecessors, or (c) age fifty and twenty years of service as an employee of TLP Management Services or any of its affiliates or predecessors.

        Under the omnibus agreement we have agreed to reimburse the owner of TransMontaigne GP for bonus awards made to key employees under the savings and retention program, provided the compensation committee and the conflicts committee of our general partner approve the annual awards granted under the program (see Note 2 of the Notes to consolidated financial statements). We have the option to provide the reimbursement in either a cash payment or the delivery of our common units to the savings and retention program or alternatively directly to the award recipients, with the reimbursement made in accordance with the underlying vesting and payment schedule of the savings and retention program. Our reimbursement for the bonus awards is reduced for forfeitures and is increased for the value of

TransMontaigne Partners L.P. and subsidiaries

Notes to consolidated financial statements (unaudited) (Continued)

(14) EQUITY-BASED COMPENSATION (Continued)

quarterly distributions accrued under the distribution equivalent rights. We have the intent and ability to settle our reimbursement for the bonus awards in our common units, and accordingly, we account for the bonus awards as an equity award.

        Given that we do not have any employees to provide corporate and support services and instead we contract for such services under the omnibus agreement, generally accepted accounting principles require us to classify the savings and retention program awards as a non-employee award and measure the cost of services received in exchange for an award of equity instruments based on the vesting-date fair value of the award. That cost, or an estimate of that cost in the case of unvested restricted phantom units, is recognized over the period during which services are provided in exchange for the award. As of September 30, 2017, there was approximately $1.4 million of total unrecognized equity-based compensation expense related to unvested restricted phantom units, which is expected to be recognized over the remaining weighted average period of 1.41 years.

        For bonus awards to employees of TLP Management Services, approximately $476,000 and $251,000, is included in equity-based compensation expense for the three months ended September 30, 2017 and 2016, respectively, and approximately $2,510,000 and $2,144,000 is included in equity-based compensation expense for the nine months ended September 30, 2017 and 2016, respectively.

        Activity related to our equity-based awards granted under the savings and retention program for services performed under the omnibus agreement for the nine months ended September 30, 2017 is as follows:

	Vested	Weighted average price	Unvested	Weighted average price
Restricted phantom units outstanding at December 31, 2016	88,118	$35.82	38,438	$34.90
Issuance of units	(33,205)	$44.50	—	$—
Units withheld for settlement of withholding taxes	(15,734)	$44.12	—	$—
Unit accrual for distributions paid	4,334	$43.86	2,377	$43.85
Vesting of units	9,413	$44.35	(9,413)	$44.35
Grant of units	37,312	$45.02	21,875	$45.17

Restricted phantom units outstanding at September 30, 2017	90,238	$38.97	53,277	$38.71

Vested and expected to vest at September 30, 2017	143,515	$38.91

TransMontaigne Partners L.P. and subsidiaries

Notes to consolidated financial statements (unaudited) (Continued)

(15) NET EARNINGS PER LIMITED PARTNER UNIT

        The following table reconciles net earnings to net earnings allocable to limited partners and sets forth the computation of basic and diluted net earnings per limited partner unit (in thousands, except per unit amounts):

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Net earnings	$10,966	$11,885	$38,398	$30,905
Less:
Distributions payable on behalf of incentive distribution rights	(3,113)	(2,236)	(8,622)	(6,234)
Distributions payable on behalf of general partner interest	(249)	(231)	(732)	(682)
Earnings allocable to general partner interest less than distributions payable to general partner interest	92	38	136	189

Earnings allocable to general partner interest including incentive distribution rights	(3,270)	(2,429)	(9,218)	(6,727)

Net earnings allocable to limited partners per the consolidated statements of operations	$7,696	$9,456	$29,180	$24,178

Basic weighted average units	16,263	16,217	16,257	16,204

Diluted weighted average units	16,286	16,232	16,279	16,221

Net earnings per limited partner unit — basic	$0.47	$0.58	$1.79	$1.49

Net earnings per limited partner unit — diluted	$0.47	$0.58	$1.79	$1.49

        Pursuant to our partnership agreement we are required to distribute available cash (as defined by our partnership agreement) as of the end of the reporting period. Such distributions are declared within 45 days after period end. The following table sets forth the distribution declared per common unit attributable to the periods indicated:

Distribution
January 1, 2016 through March 31, 2016	$0.680
April 1, 2016 through June 30, 2016	$0.690
July 1, 2016 through September 30, 2016	$0.700
October 1, 2016 through December 31, 2016	$0.710
January 1, 2017 through March 31, 2017	$0.725
April 1, 2017 through June 30, 2017	$0.740
July 1, 2017 through September 30, 2017	$0.755

TransMontaigne Partners L.P. and subsidiaries

Notes to consolidated financial statements (unaudited) (Continued)

(16) COMMITMENTS AND CONTINGENCIES

        Contract commitments.    At September 30, 2017, we have contractual commitments of approximately $14.0 million for the supply of services, labor and materials related to capital projects that currently are under development. We expect that these contractual commitments will be paid within the next twelve months.

        Operating leases.    We lease property and equipment under non-cancelable operating leases that extend through August 2061. At September 30, 2017, future minimum lease payments under these non-cancelable operating leases are as follows (in thousands):

Years ending December 31:
2017 (remainder of the year)	$951
2018	1,663
2019	1,663
2020	1,513
2021	1,430
Thereafter	3,530

$10,750

        Included in the above non-cancelable operating lease commitments are amounts for property rentals that we have sublet under non-cancelable sublease agreements, for which we expect to receive minimum rentals of approximately $2.3 million in future periods.

        Rental expense under operating leases was approximately $0.9 million for both the three months ended September 30, 2017 and 2016. Rental expense under operating leases was approximately $2.6 million for both the nine months ended September 30, 2017 and 2016.

        Legal proceedings.    We are party to various legal, regulatory and other matters arising from the day-to-day operations of our business that may result in claims against us. While the ultimate impact of any proceedings cannot be predicted with certainty, our management believes that the resolution of any of our pending legal proceedings will not have a material adverse effect on our business, financial position, results of operations or cash flows.

(17) DISCLOSURES ABOUT FAIR VALUE

        "GAAP" defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. GAAP also establishes a fair value hierarchy that prioritizes the use of higher-level inputs for valuation techniques used to measure fair value. The three levels of the fair value hierarchy are: (1) Level 1 inputs, which are quoted prices (unadjusted) in active markets for identical assets or liabilities; (2) Level 2 inputs, which are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly; and (3) Level 3 inputs, which are unobservable inputs for the asset or liability.

TransMontaigne Partners L.P. and subsidiaries

Notes to consolidated financial statements (unaudited) (Continued)

(17) DISCLOSURES ABOUT FAIR VALUE (Continued)

        The fair values of the following financial instruments represent our best estimate of the amounts that would be received to sell those assets or that would be paid to transfer those liabilities in an orderly transaction between market participants at that date. Our fair value measurements maximize the use of observable inputs. However, in situations where there is little, if any, market activity for the asset or liability at the measurement date, the fair value measurement reflects our judgments about the assumptions that market participants would use in pricing the asset or liability based on the best information available in the circumstances. The following methods and assumptions were used to estimate the fair value of financial instruments at September 30, 2017 and December 31, 2016.

        Cash equivalents.    The carrying amount approximates fair value because of the short-term maturity of these instruments. The fair value is categorized in Level 1 of the fair value hierarchy.

        Derivative instruments.    The carrying amount of our interest rate swaps was determined using a pricing model based on the LIBOR swap rate and other observable market data. The fair value is categorized in Level 2 of the fair value hierarchy.

        Debt.    The carrying amount of our credit facility debt approximates fair value since borrowings under the facility bear interest at current market interest rates. The fair value is categorized in Level 2 of the fair value hierarchy.

(18) BUSINESS SEGMENTS

        We provide integrated terminaling, storage, transportation and related services to companies engaged in the trading, distribution and marketing of refined petroleum products, crude oil, chemicals, fertilizers and other liquid products. Our chief operating decision maker is our general partner's chief executive officer. Our general partner's chief executive officer reviews the financial performance of our business segments using disaggregated financial information about "net margins" for purposes of making operating decisions and assessing financial performance. "Net margins" is composed of revenue less direct operating costs and expenses. Accordingly, we present "net margins" for each of our business segments: (i) Gulf Coast terminals, (ii) Midwest terminals and pipeline system, (iii) Brownsville terminals, (iv) River terminals and (v) Southeast terminals.

TransMontaigne Partners L.P. and subsidiaries

Notes to consolidated financial statements (unaudited) (Continued)

(18) BUSINESS SEGMENTS (Continued)

        The financial performance of our business segments is as follows (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Gulf Coast Terminals:
Terminaling services fees	$12,190	$11,259	$38,321	$33,958
Other	3,147	3,539	9,102	7,869

Revenue	15,337	14,798	47,423	41,827
Direct operating costs and expenses	(5,805)	(6,013)	(16,785)	(16,750)

Net margins	9,532	8,785	30,638	25,077

Midwest Terminals and Pipeline System:
Terminaling services fees	1,772	2,207	6,176	6,427
Pipeline transportation fees	433	433	1,299	1,299
Other	110	200	574	697

Revenue	2,315	2,840	8,049	8,423
Direct operating costs and expenses	(718)	(858)	(2,123)	(2,422)

Net margins	1,597	1,982	5,926	6,001

Brownsville Terminals:
Terminaling services fees	1,923	1,948	6,003	6,176
Pipeline transportation fees	658	1,223	3,304	3,691
Other	2,310	2,367	6,740	9,909

Revenue	4,891	5,538	16,047	19,776
Direct operating costs and expenses	(2,746)	(2,573)	(8,200)	(8,742)

Net margins	2,145	2,965	7,847	11,034

River Terminals:
Terminaling services fees	2,550	2,591	7,501	7,053
Other	155	221	614	2,559

Revenue	2,705	2,812	8,115	9,612
Direct operating costs and expenses	(1,710)	(1,753)	(4,895)	(6,034)

Net margins	995	1,059	3,220	3,578

Southeast Terminals:
Terminaling services fees	17,627	13,287	49,644	39,864
Other	2,574	1,363	6,385	2,898

Revenue	20,201	14,650	56,029	42,762
Direct operating costs and expenses	(6,740)	(5,851)	(18,211)	(16,709)

Net margins	13,461	8,799	37,818	26,053

TransMontaigne Partners L.P. and subsidiaries

Notes to consolidated financial statements (unaudited) (Continued)

(18) BUSINESS SEGMENTS (Continued)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Total net margins	27,730	23,590	85,449	71,743
General and administrative expenses	(5,247)	(3,605)	(13,298)	(10,929)
Insurance expenses	(999)	(969)	(3,007)	(2,776)
Equity-based compensation expense	(544)	(251)	(2,713)	(2,664)
Depreciation and amortization	(8,882)	(8,169)	(26,379)	(24,168)
Earnings from unconsolidated affiliates	1,884	2,960	6,564	6,940

Operating income	13,942	13,556	46,616	38,146
Other expenses	(2,976)	(1,671)	(8,218)	(7,241)

Net earnings	$10,966	$11,885	$38,398	$30,905

        Supplemental information about our business segments is summarized below (in thousands):

	Three months ended September 30, 2017
	Gulf Coast Terminals	Midwest Terminals and Pipeline System	Brownsville Terminals	River Terminals	Southeast Terminals	Total
Revenue:
External customers	$15,337	$2,315	$2,954	$2,705	$20,201	$43,512
Frontera	—	—	1,937	—	—	1,937

Revenue	$15,337	$2,315	$4,891	$2,705	$20,201	$45,449

Capital expenditures	$1,208	$—	$285	$389	$6,800	$8,682

Identifiable assets	$124,003	$20,877	$42,269	$50,232	$212,901	$450,282

Cash and cash equivalents						4,853
Investments in unconsolidated affiliates						236,706
Deferred financing costs						5,774
Other						4,280

Total assets						$701,895

TransMontaigne Partners L.P. and subsidiaries

Notes to consolidated financial statements (unaudited) (Continued)

(18) BUSINESS SEGMENTS (Continued)

	Three months ended September 30, 2016
	Gulf Coast Terminals	Midwest Terminals and Pipeline System	Brownsville Terminals	River Terminals	Southeast Terminals	Total
Revenue:
External customers	$14,798	$2,840	$4,228	$2,812	$14,650	$39,328
Frontera	—	—	1,310	—	—	1,310

Revenue	$14,798	$2,840	$5,538	$2,812	$14,650	$40,638

Capital expenditures	$1,465	$145	$126	$209	$8,194	$10,139

	Nine months ended September 30, 2017
	Gulf Coast Terminals	Midwest Terminals and Pipeline System	Brownsville Terminals	River Terminals	Southeast Terminals	Total
Revenue:
External customers	$47,423	$8,049	$10,826	$8,115	$56,029	$130,442
Frontera	—	—	5,221	—	—	5,221

Revenue	$47,423	$8,049	$16,047	$8,115	$56,029	$135,663

Capital expenditures	$3,794	$267	$657	$1,435	$31,174	$37,327

	Nine months ended September 30, 2016
	Gulf Coast Terminals	Midwest Terminals and Pipeline System	Brownsville Terminals	River Terminals	Southeast Terminals	Total
Revenue:
External customers	$41,703	$8,423	$15,907	$9,612	$39,925	$115,570
NGL Energy Partners LP	124	—	—	—	2,837	2,961
Frontera	—	—	3,869	—	—	3,869

Revenue	$41,827	$8,423	$19,776	$9,612	$42,762	$122,400

Capital expenditures	$4,894	$576	$759	$1,565	$26,311	$34,105

TransMontaigne Partners L.P. and subsidiaries

Notes to consolidated financial statements (unaudited) (Continued)

(19) SUBSEQUENT EVENT

        West Coast Facilities Acquisition.    On November 2, 2017, one of our wholly owned subsidiaries entered into an Asset Purchase Agreement (the "Purchase Agreement") pursuant to which we will purchase the Martinez Terminal and Richmond Terminal (collectively, the "West Coast Facilities") from Plains Products Terminals LLC, a wholly owned subsidiary of Plains All American Pipeline, L.P., for a total purchase price of $275 million. The West Coast Facilities include two waterborne refined product and crude oil terminals with a total of 64 storage tanks with approximately 5.4 million barrels of storage capacity. The facilities have extensive connectivity to domestic and international refined product and crude oil markets through significant marine, pipeline, truck and rail capabilities. The facilities are supported by multi-year, fee-based agreements with contract terms of up to 5 years. The acquisition will be financed with the proceeds of a common unit offering and cash available from other sources. The closing of the acquisition is expected to occur on or about January 1, 2018, subject to customary closing conditions.

        Our obligation to consummate the West Coast Facilities Acquisition is subject to certain conditions, including, among others, (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the absence of any order or legal restraint prohibiting the consummation of the West Coast Acquisition, (iii) delivery of certificates and certain ancillary transaction agreements (as described further below), (iv) the absence of a material adverse effect (as defined in the Purchase Agreement) and (v) receipt of certain governmental authorizations and third party consents.

        Quarterly distribution.    On October 13, 2017, we announced a distribution of $0.755 per unit for the period from July 1, 2017 through September 30, 2017. This distribution was paid on October 31, 2017 to unitholders of record on October 23, 2017.

Report of Independent Registered Public Accounting Firm

To the Board of Directors of TransMontaigne GP L.L.C. and
The Unitholders of TransMontaigne Partners L.P.
Denver, Colorado

        We have audited the accompanying consolidated balance sheets of TransMontaigne Partners L.P. and subsidiaries (the "Partnership") as of December 31, 2016 and 2015, and the related consolidated statements of income, partners' equity, and cash flows for each of the three years in the period ended December 31, 2016. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of TransMontaigne Partners L.P and subsidiaries as of December 31, 2016 and 2015, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

        We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Partnership's internal control over financial reporting as of December 31, 2016, based on the criteria established in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 14, 2017 expressed an unqualified opinion on the Partnership's internal control over financial reporting.

/s/ Deloitte & Touche LLP

Denver, Colorado
March 14, 2017

TransMontaigne Partners L.P. and subsidiaries

Consolidated balance sheets

(Dollars in thousands)

	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$593	$681
Trade accounts receivable, net	9,297	5,973
Due from affiliates	653	1,080
Other current assets	9,903	2,410

Total current assets	20,446	10,144
Property, plant and equipment, net	416,748	388,423
Goodwill	8,485	8,485
Investments in unconsolidated affiliates	241,093	246,700
Other assets, net	2,922	2,935

	$689,694	$656,687

LIABILITIES AND EQUITY
Current liabilities:
Trade accounts payable	$7,928	$10,874
Accrued liabilities	13,998	11,111

Total current liabilities	21,926	21,985
Other liabilities	3,234	2,731
Long-term debt	291,800	248,000

Total liabilities	316,960	272,716

Commitments and contingencies (Note 16)
Partners' equity:
Common unitholders (16,137,650 units issued and outstanding at December 31, 2016 and 16,124,566 units issued and outstanding at December 31, 2015)	320,042	326,224
General partner interest (2% interest with 329,339 equivalent units outstanding at December 31, 2016 and 329,073 equivalent units outstanding at December 31, 2015)	52,692	57,747

Total partners' equity	372,734	383,971

	$689,694	$656,687

See accompanying notes to consolidated financial statements.

TransMontaigne Partners L.P. and subsidiaries

Consolidated statements of income

(In thousands, except per unit amounts)

	Year ended December 31, 2016	Year ended December 31, 2015	Year ended December 31, 2014
Revenue:
External customers	$156,506	$109,557	$75,909
Affiliates	8,418	42,953	74,153

Total revenue	164,924	152,510	150,062

Operating costs and expenses and other:
Direct operating costs and expenses	(68,415)	(64,033)	(66,183)
General and administrative expenses	(14,823)	(14,857)	(14,662)
Insurance expenses	(4,081)	(3,756)	(3,711)
Reimbursement of bonus awards expense	(2,540)	(1,303)	(1,500)
Depreciation and amortization	(32,383)	(30,650)	(29,522)
Earnings from unconsolidated affiliates	10,029	11,948	4,443

Total operating costs and expenses and other	(112,213)	(102,651)	(111,135)

Operating income	52,711	49,859	38,927
Other expenses:
Interest expense	(7,787)	(7,396)	(5,489)
Amortization of deferred financing costs	(818)	(774)	(975)

Total other expenses	(8,605)	(8,170)	(6,464)

Net earnings	44,106	41,689	32,463
Less — earnings allocable to general partner interest including incentive distribution rights	(9,340)	(7,506)	(7,167)

Net earnings allocable to limited partners	$34,766	$34,183	$25,296

Net earnings per limited partner unit — basic	$2.14	$2.12	$1.57

Net earnings per limited partner unit — diluted	$2.14	$2.12	$1.57

See accompanying notes to consolidated financial statements.

TransMontaigne Partners L.P. and subsidiaries

Consolidated statements of partners' equity

(Dollars in thousands)

	Common units	General partner interest	Total
Balance December 31, 2013	$350,505	$57,962	$408,467

Distributions to unitholders	(42,561)	(7,283)	(49,844)
Equity-based compensation	721	—	721
Purchase of 8,004 common units by our long-term incentive plan	(342)	—	(342)
Issuance of 20,500 common units due to vesting of restricted phantom units	—	—	—
Net earnings for year ended December 31, 2014	25,296	7,167	32,463

Balance December 31, 2014	333,619	57,846	391,465

Distributions to unitholders	(42,897)	(7,605)	(50,502)
Equity-based compensation	1,411	—	1,411
Purchase of 2,668 common units by our long-term incentive plan	(92)	—	(92)
Net earnings for year ended December 31, 2015	34,183	7,506	41,689

Balance December 31, 2015	326,224	57,747	383,971

Distributions to unitholders	(44,211)	(8,898)	(53,109)
Equity-based compensation	3,128	—	3,128
Issuance of 19,008 common units by our long-term incentive plan	135	—	135
Issuance of 2,094 common units by our savings and retention program	—	—	—
TransMontaigne GP to maintain its 2% general partner interest	—	9	9
Excess of $12.0 million purchase price of hydrant system from TransMontaigne LLC over the carryover basis of the net assets	—	(5,506)	(5,506)
Net earnings for year ended December 31, 2016	34,766	9,340	44,106

Balance December 31, 2016	$320,042	$52,692	$372,734

See accompanying notes to consolidated financial statements.

TransMontaigne Partners L.P. and subsidiaries

Consolidated statements of cash flows

(In thousands)

	Year ended December 31, 2016	Year ended December 31, 2015	Year ended December 31, 2014
Cash flows from operating activities:
Net earnings	$44,106	$41,689	$32,463
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	32,383	30,650	29,522
Earnings from unconsolidated affiliates	(10,029)	(11,948)	(4,443)
Distributions from unconsolidated affiliates	17,861	19,649	10,053
Equity-based compensation	3,263	1,411	721
Amortization of deferred financing costs	818	774	975
Amortization of deferred revenue	(248)	(1,268)	(2,437)
Unrealized (gain) on derivative instruments	(344)	—	—
Changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Trade accounts receivable, net	(2,987)	3,386	(2,838)
Due from affiliates	427	236	941
Other current assets	(7,082)	655	413
Amounts due under long-term terminaling services agreements, net	337	1,144	1,298
Deposits	(193)	(19)	—
Trade accounts payable	(2,092)	(155)	615
Accrued liabilities	2,887	1,276	(6,354)

Net cash provided by operating activities	79,107	87,480	60,929

Cash flows from investing activities:
Acquisition of terminal assets	(12,000)	—	—
Investments in unconsolidated affiliates	(2,225)	(4,726)	(43,681)
Capital expenditures	(54,864)	(29,427)	(7,021)

Net cash used in investing activities	(69,089)	(34,153)	(50,702)

Cash flows from financing activities:
Borrowings of debt under credit facility	199,900	101,900	136,700
Repayments of debt under credit facility	(156,100)	(105,900)	(96,700)
Deferred financing costs	(395)	(1,356)	—
Deferred shelf registration costs	(411)	—	—
Distributions paid to unitholders	(53,109)	(50,502)	(49,844)
Purchase of common units by our long-term incentive plan	—	(92)	(342)
Contribution of cash by TransMontaigne GP	9	—	—

Net cash used in financing activities	(10,106)	(55,950)	(10,186)

Increase (decrease) in cash and cash equivalents	(88)	(2,623)	41
Cash and cash equivalents at beginning of period	681	3,304	3,263

Cash and cash equivalents at end of period	$593	$681	$3,304

Supplemental disclosures of cash flow information:
Cash paid for interest	$8,097	$7,298	$5,496

Property, plant and equipment acquired with accounts payable	$5,114	$5,966	$1,273

See accompanying notes to consolidated financial statements.

TransMontaigne Partners L.P. and subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2016, 2015 and 2014

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)   Nature of business

        TransMontaigne Partners L.P. ("we," "us," "our," "the Partnership") was formed in February 2005 as a Delaware limited partnership. We provide integrated terminaling, storage, transportation and related services for companies engaged in the trading, distribution and marketing of light refined petroleum products, heavy refined petroleum products, crude oil, chemicals, fertilizers and other liquid products. We conduct our operations in the United States along the Gulf Coast, in the Midwest, in Houston and Brownsville, Texas, along the Mississippi and Ohio rivers, and in the Southeast.

        We are controlled by our general partner, TransMontaigne GP ("TransMontaigne GP"), which as of February 1, 2016 is a wholly-owned indirect subsidiary of ArcLight Energy Partners Fund VI, L.P. ("ArcLight"). Prior to February 1, 2016, TransMontaigne LLC, a wholly-owned subsidiary of NGL Energy Partners LP ("NGL"), owned all the issued and outstanding ownership interests of TransMontaigne GP.

        Prior to July 1, 2014, Morgan Stanley Capital Group Inc. ("Morgan Stanley Capital Group"), a wholly-owned subsidiary of Morgan Stanley and the principal commodities trading arm of Morgan Stanley, owned all of the issued and outstanding capital stock of TransMontaigne LLC, and, as a result, Morgan Stanley was the indirect owner of our general partner. Effective July 1, 2014, Morgan Stanley consummated the sale of its 100% ownership interest in TransMontaigne LLC to NGL. In addition to the sale of our general partner to NGL, NGL assumed Morgan Stanley Capital Group's obligations under our light-oil terminaling services agreements in Florida and the Southeast regions, excluding the Collins/Purvis, Mississippi bulk storage terminals, which we refer to collectively as the "NGL acquisition". Terminaling services agreements for our Collins/Purvis, Mississippi bulk storage and Cushing, Oklahoma terminals remained with Morgan Stanley Capital Group until October 30, 2015, at which time Morgan Stanley sold its global physical oil merchanting business to Castleton Commodities International LLC and Morgan Stanley Capital Group, with our consent, assigned its terminaling services agreements with us to Castleton Commodities International LLC.

(b)   Basis of presentation and use of estimates

        Our accounting and financial reporting policies conform to accounting principles generally accepted in the United States of America ("GAAP"). The accompanying consolidated financial statements include the accounts of TransMontaigne Partners L.P., a Delaware limited partnership, and its controlled subsidiaries. Investments where we do not have the ability to exercise control, but do have the ability to exercise significant influence, are accounted for using the equity method of accounting. All inter-company accounts and transactions have been eliminated in the preparation of the accompanying consolidated financial statements.

TransMontaigne Partners L.P. and subsidiaries

Notes to Consolidated Financial Statements (Continued)

Years ended December 31, 2016, 2015 and 2014

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        The preparation of financial statements in conformity with "GAAP" requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. The following estimates, in management's opinion, are subjective in nature, require the exercise of judgment, and/or involve complex analyses: useful lives of our plant and equipment and accrued environmental obligations. Changes in these estimates and assumptions will occur as a result of the passage of time and the occurrence of future events. Actual results could differ from these estimates.

(c)   Accounting for terminal and pipeline operations

        In connection with our terminal and pipeline operations, we utilize the accrual method of accounting for revenue and expenses. We generate revenue from terminaling services fees, transportation fees, management fees and cost reimbursements, fees from other ancillary services and gains from the sale of refined products. Terminaling services revenue is recognized ratably over the term of the agreement for storage fees and minimum revenue commitments that are fixed at the inception of the agreement and when product is delivered to the customer for fees based on a rate per barrel of throughput; pipeline transportation revenue is recognized when the product has been delivered to the customer at the specified delivery location; management fee revenue and cost reimbursements are recognized as the services are performed or as the costs are incurred; ancillary service revenue is recognized as the services are performed; and gains from the sale of refined products are recognized when the title to the product is transferred.

        Pursuant to terminaling services agreements with certain of our throughput customers, we are entitled to the volume of product gained resulting from differences in the measurement of product volumes received and distributed at our terminaling facilities. Consistent with recognized industry practices, measurement differentials occur as the result of the inherent variances in measurement devices and methodology. We recognize as revenue the net proceeds from the sale of the net product gained. For the years ended December 31, 2016, 2015 and 2014, we recognized revenue of approximately $6.7 million, $7.5 million and $13.1 million, respectively, for net product gained. Within these amounts, approximately $0.3 million, $2.9 million and $7.5 million, respectively, were pursuant to terminaling services agreements with affiliate customers.

(d)   Cash and cash equivalents

        We consider all short-term investments with a remaining maturity of three months or less at the date of purchase to be cash equivalents.

TransMontaigne Partners L.P. and subsidiaries

Notes to Consolidated Financial Statements (Continued)

Years ended December 31, 2016, 2015 and 2014

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(e)   Property, plant and equipment

        Depreciation is computed using the straight-line method. Estimated useful lives are 15 to 25 years for terminals and pipelines and 3 to 25 years for furniture, fixtures and equipment. All items of property, plant and equipment are carried at cost. Expenditures that increase capacity or extend useful lives are capitalized. Repairs and maintenance are expensed as incurred.

        We evaluate long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset group may not be recoverable based on expected undiscounted future cash flows attributable to that asset group. If an asset group is impaired, the impairment loss to be recognized is the excess of the carrying amount of the asset group over its estimated fair value.

(f)    Investments in unconsolidated affiliates

        We account for our investments in unconsolidated affiliates, which we do not control but do have the ability to exercise significant influence over, using the equity method of accounting. Under this method, the investment is recorded at acquisition cost, increased by our proportionate share of any earnings and additional capital contributions and decreased by our proportionate share of any losses, distributions received and amortization of any excess investment. Excess investment is the amount by which our total investment exceeds our proportionate share of the book value of the net assets of the investment entity. We evaluate our investments in unconsolidated affiliates for impairment whenever events or circumstances indicate there is a loss in value of the investment that is other than temporary. In the event of impairment, we would record a charge to earnings to adjust the carrying amount to fair value.

(g)   Environmental obligations

        We accrue for environmental costs that relate to existing conditions caused by past operations when probable and reasonably estimable (see Note 10 of Notes to consolidated financial statements). Environmental costs include initial site surveys and environmental studies of potentially contaminated sites, costs for remediation and restoration of sites determined to be contaminated and ongoing monitoring costs, as well as fines, damages and other costs, including direct legal costs. Liabilities for environmental costs at a specific site are initially recorded, on an undiscounted basis, when it is probable that we will be liable for such costs, and a reasonable estimate of the associated costs can be made based on available information. Such an estimate includes our share of the liability for each specific site and the sharing of the amounts related to each site that will not be paid by other potentially responsible parties, based on enacted laws and adopted regulations and policies. Adjustments to initial estimates are recorded, from time to time, to reflect changing circumstances and estimates based upon additional information developed in subsequent periods. Estimates of our ultimate liabilities associated with environmental costs are

TransMontaigne Partners L.P. and subsidiaries

Notes to Consolidated Financial Statements (Continued)

Years ended December 31, 2016, 2015 and 2014

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

difficult to make with certainty due to the number of variables involved, including the early stage of investigation at certain sites, the lengthy time frames required to complete remediation, technology changes, alternatives available and the evolving nature of environmental laws and regulations. We periodically file claims for insurance recoveries of certain environmental remediation costs with our insurance carriers under our comprehensive liability policies (see Note 5 of Notes to consolidated financial statements). We recognize our insurance recoveries as a credit to income in the period that we assess the likelihood of recovery as being probable (i.e., likely to occur).

        In connection with our previous acquisitions of certain terminals from TransMontaigne LLC, TransMontaigne LLC has agreed to indemnify us against certain potential environmental claims, losses and expenses at those terminals (see Note 2 of Notes to consolidated financial statements).

(h)   Asset retirement obligations

        Asset retirement obligations are legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development or normal use of the asset. Generally accepted accounting principles require that the fair value of a liability related to the retirement of long-lived assets be recorded at the time a legal obligation is incurred. Once an asset retirement obligation is identified and a liability is recorded, a corresponding asset is recorded, which is depreciated over the remaining useful life of the asset. After the initial measurement, the liability is adjusted to reflect changes in the asset retirement obligation. If and when it is determined that a legal obligation has been incurred, the fair value of any liability is determined based on estimates and assumptions related to retirement costs, future inflation rates and interest rates. Our long-lived assets consist of above-ground storage facilities and underground pipelines. We are unable to predict if and when these long-lived assets will become completely obsolete and require dismantlement. We have not recorded an asset retirement obligation, or corresponding asset, because the future dismantlement and removal dates of our long-lived asset subject to legal obligation is indeterminable and the amount of any associated costs are believed to be insignificant. Changes in our assumptions and estimates may occur as a result of the passage of time and the occurrence of future events.

(i)    Equity based compensation

        Generally accepted accounting principles require us to measure the cost of services received in exchange for an award of equity instruments based on the measurement-date fair value of the award. That cost is recognized during the period services are provided in exchange for the award.

TransMontaigne Partners L.P. and subsidiaries

Notes to Consolidated Financial Statements (Continued)

Years ended December 31, 2016, 2015 and 2014

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(j)    Accounting for derivative instruments

        Generally accepted accounting principles require us to recognize all derivative instruments at fair value in the consolidated balance sheets as assets or liabilities (see Note 9 of Notes to consolidated financial statements). Changes in the fair value of our derivative instruments are recognized in earnings.

        We did not have any derivative instruments at December 31, 2014. At December 31, 2016 and 2015, our derivative instruments were limited to interest rate swap agreements with an aggregate notional amount of $125.0 million and $75.0 million, respectively. Our derivative instruments at December 31, 2016 expire between March 25, 2018 and March 11, 2019. Pursuant to the terms of the interest rate swap agreements, we pay a blended fixed rate of approximately 1.01% and receive interest payments based on the one-month LIBOR. The net difference to be paid or received under the interest rate swap agreements is settled monthly and is recognized as an adjustment to interest expense. The fair value of our interest rate swap agreements are determined using a pricing model based on the LIBOR swap rate and other observable market data. At December 31, 2016 and 2015, the fair value of our interest rate swaps was approximately $0.3 million and $nil, respectively.

(k)   Income taxes

        No provision for U.S. federal income taxes has been reflected in the accompanying consolidated financial statements because we are treated as a partnership for federal income tax purposes. As a partnership, all income, gains, losses, expenses, deductions and tax credits generated by us flow through to our unitholders.

(l)    Net earnings per limited partner unit

        Net earnings allocable to the limited partners, for purposes of calculating net earnings per limited partner unit, are calculated under the two-class method and accordingly are net of the earnings allocable to the general partner interest and distributions payable to any restricted phantom units granted under our equity based compensation plans that participate in our distributions. The earnings allocable to the general partner interest include the distributions of available cash (as defined by our partnership agreement) attributable to the period to the general partner interest, net of adjustments for the general partner's share of undistributed earnings, and the incentive distribution rights. Undistributed earnings are the difference between the earnings and the distributions attributable to the period. Undistributed earnings are allocated to the limited partners and general partner interest based on their respective sharing of earnings or losses specified in the partnership agreement, which is based on their ownership percentages of 98% and 2%, respectively. The incentive distribution rights are not allocated a portion of the undistributed earnings given they are not entitled to distributions other than from available cash. Further, the

TransMontaigne Partners L.P. and subsidiaries

Notes to Consolidated Financial Statements (Continued)

Years ended December 31, 2016, 2015 and 2014

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

incentive distribution rights do not share in losses under our partnership agreement. Basic net earnings per limited partner unit is computed by dividing net earnings allocable to the limited partners by the weighted average number of limited partner units outstanding during the period. Diluted net earnings per limited partner unit is computed by dividing net earnings allocable to the limited partners by the weighted average number of limited partner units outstanding during the period and any potential dilutive securities outstanding during the period.

(m)  Comprehensive Income

        Entities that report items of other comprehensive income have the option to present the components of net income and comprehensive income in either one continuous financial statement, or two consecutive financial statements. As the Company has no components of comprehensive income other than net income (loss), no statement of comprehensive income has been presented.

(n)   Recent accounting pronouncements

        In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers. The objective of this update is to clarify the principles for recognizing revenue and to develop a common revenue standard. The core principle of the ASU is that an entity should recognize revenue for the transfer of goods or services equal to the amount that it expects to be entitled to receive for those goods or services. The ASU requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments. The ASU is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period and allows for both retrospective and modified retrospective methods of adoption. While we are currently evaluating the impact of ASU 2014-09 and all related ASU's on a representative sample of individual customer contracts. Additionally, we are in the process of evaluating and designing the necessary changes to our business processes, systems and controls to support recognition and disclosure under the new standard. We are continuing our evaluation to determine the impact on our consolidated financial condition and results of operations.

        In February 2016, the FASB issued ASU 2016-02, Leases. The objective of this update is to improve financial reporting about leasing transactions. ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period. We are currently evaluating the potential impact that the adoption will have on our disclosures and financial statements.

        In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows: Classification of Certain Cash Receipt and Cash Payments, to add or clarify guidance on the classification of certain cash receipts and payments in the statement of cash flows. ASU 2016-15 is effective for annual

TransMontaigne Partners L.P. and subsidiaries

Notes to Consolidated Financial Statements (Continued)

Years ended December 31, 2016, 2015 and 2014

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

reporting periods beginning after December 15, 2017, including interim periods within that reporting period. We are currently evaluating the potential impact that the adoption will have on our disclosures and financial statements.

        In January 2017, the FASB issued ASU 2017-04, Intangibles- Goodwill and Other: Simplifying the Test for Goodwill Impairment, to simplify the accounting for goodwill impairments by eliminating step 2 from the goodwill impairment test. ASU 2017-04 is effective for annual reporting periods beginning after December 15, 2019, including interim periods within that reporting period. We are currently evaluating the potential impact that the adoption will have on our disclosures and financial statements.

(2) TRANSACTIONS WITH AFFILIATES

        Omnibus agreement.    On May 27, 2005 we entered into an omnibus agreement with TransMontaigne LLC and our general partner, which agreement has been subsequently amended from time to time. In connection with the ArcLight acquisition of our general partner, effective February 1, 2016, we entered into the second amended and restated omnibus agreement to consent to the assignment of the omnibus agreement from TransMontaigne LLC to Gulf TLP Holdings LLC, an ArcLight subsidiary, to waive the automatic termination that would have occurred at such time as TransMontaigne LLC ceased to control our general partner and to remove certain legacy provisions that were no longer applicable to the Partnership. The omnibus agreement will continue in effect until the earlier of (i) ArcLight ceasing to control our general partner or (ii) the election of either us or the owner, following at least 24 months' prior written notice to the other parties.

        Under the omnibus agreement we pay Gulf TLP Holdings, the owner of TransMontaigne GP, an administrative fee for the provision of various general and administrative services for our benefit. For the years ended December 31, 2016, 2015 and 2014, the annual administrative fee paid to the owner of TransMontaigne GP was approximately $11.4 million, $11.3 million and $11.1 million, respectively. If we acquire or construct additional facilities, the owner of TransMontaigne GP may propose a revised administrative fee covering the provision of services for such additional facilities, subject to approval by the conflicts committee of our general partner. The administrative fee is recognized as a component of general and administrative expense and encompasses services to perform centralized corporate functions, such as legal, accounting, treasury, insurance administration and claims processing, health, safety and environmental, information technology, human resources, credit, payroll, taxes, engineering and other corporate services.

        The omnibus agreement further provides that we pay the owner of TransMontaigne GP for insurance policies purchased on our behalf to cover our facilities and operations. For the years ended December 31, 2016, 2015 and 2014, the insurance expense paid to the owner of

TransMontaigne Partners L.P. and subsidiaries

Notes to Consolidated Financial Statements (Continued)

Years ended December 31, 2016, 2015 and 2014

(2) TRANSACTIONS WITH AFFILIATES (Continued)

TransMontaigne GP was approximately $3.1 million, $3.8 million and $3.7 million, respectively. Beginning October 31, 2016, we contracted directly with insurance carriers for the majority of our insurance requirements. For the years ended December 31, 2016, 2015 and 2014, the expense associated with insurance contracted directly by us was $1.0 million, $nil and $nil, respectively. We also pay the owner of TransMontaigne GP for direct operating costs and expenses, such as salaries of operational personnel performing services on-site at our terminals and pipelines and the cost of their employee benefits, including 401(k) and health insurance benefits.

        Under the omnibus agreement we have agreed to reimburse the owner of TransMontaigne GP for incentive bonus awards made to key employees under the owner's savings and retention program, provided the compensation committee and the conflicts committee of our general partner approve the annual awards granted under the plan. Effective April 13, 2015 and beginning with the 2015 incentive bonus award, we have the option to provide the reimbursement in either a cash payment or the delivery of our common units to the owner of TransMontaigne GP or directly to the award recipients, with the reimbursement made in accordance with the underlying vesting and payment schedule of the savings and retention program. Prior to the 2015 incentive bonus award, we reimbursed our portion of the incentive bonus awards by making cash payments to the owner of TransMontaigne GP over the first year that each applicable award was granted. For the years ended December 31, 2016, 2015 and 2014, the expense associated with the reimbursement of incentive bonus awards was approximately $2.5 million, $1.3 million and $1.5 million, respectively.

        Environmental indemnification.    In connection with our acquisition of the Florida and Midwest terminals on May 27, 2005, TransMontaigne LLC agreed to indemnify us against certain potential environmental claims, losses and expenses that were identified on or before May 27, 2010, and that were associated with the ownership or operation of the Florida and Midwest terminals prior to May 27, 2005. TransMontaigne LLC's maximum liability for this indemnification obligation is $15.0 million. TransMontaigne LLC has no obligation to indemnify us for losses until such aggregate losses exceed $250,000. TransMontaigne LLC has no indemnification obligations with respect to environmental claims made as a result of additions to or modifications of environmental laws promulgated after May 27, 2005.

        In connection with our acquisition of the Brownsville, Texas and River terminals on December 31, 2006, TransMontaigne LLC agreed to indemnify us against potential environmental claims, losses and expenses that were identified on or before December 31, 2011, and that were associated with the ownership or operation of the Brownsville and River facilities prior to December 31, 2006. TransMontaigne LLC's maximum liability for this indemnification obligation is $15.0 million. TransMontaigne LLC has no obligation to indemnify us for losses until such aggregate losses exceed $250,000. The deductible amount, cap amount and limitation of time for indemnification do not apply to any environmental liabilities known to exist as of December 31, 2006. TransMontaigne LLC has no indemnification obligations with respect to environmental claims made as a result of additions to or modifications of environmental laws promulgated after December 31, 2006.

TransMontaigne Partners L.P. and subsidiaries

Notes to Consolidated Financial Statements (Continued)

Years ended December 31, 2016, 2015 and 2014

(2) TRANSACTIONS WITH AFFILIATES (Continued)

        In connection with our acquisition of the Southeast terminals on December 31, 2007, TransMontaigne LLC agreed to indemnify us against potential environmental claims, losses and expenses that were identified on or before December 31, 2012, and that were associated with the ownership or operation of the Southeast terminals prior to December 31, 2007. TransMontaigne LLC's maximum liability for this indemnification obligation is $15.0 million. TransMontaigne LLC has no obligation to indemnify us for losses until such aggregate losses exceed $250,000. The deductible amount, cap amount and limitation of time for indemnification do not apply to any environmental liabilities known to exist as of December 31, 2007. TransMontaigne LLC has no indemnification obligations with respect to environmental claims made as a result of additions to or modifications of environmental laws promulgated after December 31, 2007.

        In connection with our acquisition of the Pensacola terminal on March 1, 2011, TransMontaigne LLC agreed to indemnify us against potential environmental claims, losses and expenses that were identified on or before March 1, 2016, and that were associated with the ownership or operation of the Pensacola terminal prior to March 1, 2011. TransMontaigne LLC's maximum liability for this indemnification obligation is $2.5 million. TransMontaigne LLC has no obligation to indemnify us for losses until such aggregate losses exceed $200,000. The deductible amount, cap amount and limitation of time for indemnification do not apply to any environmental liabilities known to exist as of March 1, 2011. TransMontaigne LLC has no indemnification obligations with respect to environmental claims made as a result of additions to or modifications of environmental laws promulgated after March 1, 2011.

        The forgoing environmental indemnification obligations of TransMontaigne LLC to us remain in place and were not affected by ArcLight's acquisition of our general partner.

        Terminaling services agreement — Brownsville terminals.    In September 2016, we entered into a terminaling services agreement with Frontera relating to our Brownsville, Texas facility that will expire in June 2019, subject to a two-year automatic renewal unless terminated by either party upon 180 days' prior notice. Under this agreement, Frontera has agreed to throughput a volume of light oil product at our terminal that, at the fee schedule contained in the agreement, will result in minimum throughput payments to us of approximately $1.3 million per year. In exchange for its minimum throughput commitment, we have agreed to provide Frontera with approximately 151,000 barrels of storage capacity.

        For the years ended December 31, 2016, 2015 and 2014, we recognized approximately $0.5 million, $nil and $nil, respectively, of revenue related to this agreement.

        Direct transfer agreement — Brownsville terminals.    In September 2012, we entered into a direct transfer agreement with Frontera relating to our Brownsville, Texas facility. Under this

TransMontaigne Partners L.P. and subsidiaries

Notes to Consolidated Financial Statements (Continued)

Years ended December 31, 2016, 2015 and 2014

(2) TRANSACTIONS WITH AFFILIATES (Continued)

agreement, Frontera agreed to provide services to us related to the use of certain Frontera assets. This agreement was terminated on August 31, 2016.

        For the years ended December 31, 2016, 2015 and 2014, we recognized approximately $0.2 million, $0.4 million and $0.7 million, respectively, of expense related to this agreement.

        Operations and reimbursement agreement — Frontera.    We have a 50% ownership interest in Frontera Brownsville LLC joint venture, or "Frontera". We have agreed to operate Frontera, in accordance with an operations and reimbursement agreement executed between us and Frontera, for a management fee that is based on our costs incurred. Our agreement with Frontera stipulates that we may resign as the operator at any time with the prior written consent of Frontera, or that we may be removed as the operator for good cause, which includes material noncompliance with laws and material failure to adhere to good industry practice regarding health, safety or environmental matters. For the years ended December 31, 2016, 2015 and 2014, we recognized approximately $5.0 million, $4.4 million and $4.0 million, respectively, of revenue related to this operations and reimbursement agreement.

        Terminaling services agreement — Florida and Midwest terminals.    In connection with the NGL acquisition, effective July 1, 2014, Morgan Stanley Capital Group assigned to NGL its obligations under our terminaling services agreement for light oil terminaling capacity at our Florida terminals. Effective September 16, 2014, we amended our long-term terminaling services agreement with a third party customer to include the use of gasoline, ethanol and diesel tankage at our Cape Canaveral, Port Manatee and Port Everglades South terminals. Simultaneous with the entry into the agreement, we amended the Florida and Midwest terminaling services agreement to immediately terminate NGL's obligations at our Cape Canaveral and Port Everglades South terminals, and to terminate NGL's obligation at our Port Manatee terminal effective March 14, 2015. The tankage at Cape Canaveral and Port Everglades South became available to the third party on September 16, 2014. The tankage at Port Manatee became available to the third party in July of 2015, upon the completion of certain enhancements at this facility.

        On October 31, 2014, NGL provided us the required 18 months' prior notice that it would terminate its remaining obligations under the Florida terminaling services agreement effective April 30, 2016, which constitutes NGL's light oil terminaling capacity for approximately 1.1 million barrels at our Port Everglades North, Florida terminal. On April 30, 2016, NGL amended the agreement to retain approximately 0.1 million barrels of this capacity. As of July 15, 2016 we have re-contracted the remaining capacity to third party customers at similar rates charged to NGL.

        Effective May 31, 2014, the Florida tanks dedicated to bunker fuels were no longer subject to the Florida and Midwest terminaling services agreement. A majority of this capacity has been re-contracted to third parties effective June 1, 2014 and November 19, 2014.

TransMontaigne Partners L.P. and subsidiaries

Notes to Consolidated Financial Statements (Continued)

Years ended December 31, 2016, 2015 and 2014

(2) TRANSACTIONS WITH AFFILIATES (Continued)

        Under the Florida and Midwest terminaling services agreement, Morgan Stanley Capital Group had also contracted for our Mount Vernon, Missouri and Rogers, Arkansas terminals and the use of our Razorback Pipeline, which runs from Mount Vernon to Rogers. We refer to these terminals and the related pipeline as the Razorback system. This portion of the Florida and Midwest terminaling services agreement related to the Razorback system was terminated effective February 28, 2014, which was simultaneous with our entry into a ten-year capacity agreement with a third party, covering 100% of the capacity of our Razorback system.

        Under the Florida and Midwest terminaling services agreement, taking into consideration terminations, Morgan Stanley Capital Group, and NGL as the successor to the agreement, was obligated to throughput a volume that, at the fee and tariff schedule contained in the agreement, resulted in minimum throughput payments to us of approximately $0.8 million, $5.0 million and $21.0 million for the years ended December 31, 2016, 2015 and 2014, respectively.

        Terminaling services agreement — Cushing terminal.    In July 2011, we entered into a terminaling services agreement with Morgan Stanley Capital Group relating to our Cushing, Oklahoma facility that will expire in July 2019, subject to a five-year automatic renewal unless terminated by either party upon 180 days' prior notice. In exchange for its minimum revenue commitment, we agreed to construct storage tanks and associated infrastructure to provide approximately 1.0 million barrels of crude oil capacity. These capital projects were completed and placed into service in August 2012. Under this agreement, Morgan Stanley Capital Group has agreed to throughput a volume of crude oil at our terminal that, at the fee schedule contained in the agreement, result in minimum throughput payments to us of approximately $4.3 million for each one-year period following the in-service date of August 1, 2012. Subsequent to the NGL acquisition, effective July 1, 2014, revenue associated with the Cushing tankage is recorded as revenue from external customers as opposed to revenue from affiliates. Further, on October 27, 2015, upon the sale of Morgan Stanley's global physical oil merchanting business to Castleton Commodities International LLC, Morgan Stanley Capital Group, with our consent, assigned all its terminaling services agreements with us to Castleton Commodities International LLC.

        Terminaling services agreement — Southeast terminals.    In connection with the NGL acquisition, effective July 1, 2014, Morgan Stanley Capital Group assigned to NGL its obligations under our terminaling services agreement relating to our Southeast terminals, excluding the Collins/Purvis bulk storage tankage. The terminaling services agreement provisions pertaining to the Collins/Purvis bulk storage tankage remained with Morgan Stanley Capital Group, and subsequent to the NGL acquisition the revenue associated with the Collins/Purvis bulk storage tankage is recorded as revenue from external customers as opposed to revenue from affiliates. In connection with the ArcLight acquisition of our general partner, our Southeast terminaling services agreement with NGL was amended to extend the term of the agreement through July 31, 2040 at the prevailing contract rate terms contained within the agreement. Subsequent to

TransMontaigne Partners L.P. and subsidiaries

Notes to Consolidated Financial Statements (Continued)

Years ended December 31, 2016, 2015 and 2014

(2) TRANSACTIONS WITH AFFILIATES (Continued)

January 31, 2023, NGL has the ability to terminate the agreement at any time upon at least 24 months' prior notice of its intent to terminate the agreement. Subsequent to the ArcLight acquisition, effective February 1, 2016, revenue associated with the Southeast terminaling services agreement is recorded as revenue from external customers as opposed to revenue from affiliates.

        Under this agreement, Morgan Stanley Capital Group, and NGL as the successor to the majority of the agreement, was obligated to throughput a volume of refined product at our Southeast terminals that, at the fee schedule contained in the agreement, resulted in minimum throughput payments to us of approximately $27.0 million, $27.0 million and $36.8 million for the years ended December 31, 2016, 2015 and 2014, respectively.

        Terminaling services agreement — Collins/Purvis bulk storage additional light oil tankage.    In January 2010, we entered into a terminaling services agreement with Morgan Stanley Capital Group for additional light oil tankage relating to our Collins/Purvis, Mississippi bulk storage facility that will expire in July 2018, after which the terminaling services agreement will continue in effect unless and until Morgan Stanley Capital Group provides us at least 24 months' prior notice of its intent to terminate the agreement. In exchange for its minimum revenue commitment, we agreed to construct storage tanks and associated infrastructure to provide approximately 700,000 barrels of additional light oil capacity at the Collins/Purvis bulk storage terminal. These capital projects were completed and placed into service in July 2011. Under this agreement, Morgan Stanley Capital Group has agreed to throughput a volume of light oil products at our terminal that, at each fee schedule contained in the agreement, result in minimum throughput payments to us of approximately $4.1 million for each one-year period following the in-service date of July 2011. Subsequent to the NGL acquisition, effective July 1, 2014, revenue associated with the Collins/Purvis bulk storage additional light oil tankage is recorded as revenue from external customers as opposed to revenue from affiliates. Further, on October 27, 2015, upon the sale of Morgan Stanley's global physical oil merchanting business to Castleton Commodities International LLC, Morgan Stanley Capital Group, with our consent, assigned all its terminaling services agreements with us to Castleton Commodities International LLC.

        Barge dock services agreement — Baton Rouge dock.    Effective May 2013, we entered into a barge dock services agreement with Morgan Stanley Capital Group relating to our Baton Rouge, Louisiana dock facility that will expire in May 2023, subject to a five-year automatic renewal unless terminated by either party upon 180 days' prior notice. Under this agreement, Morgan Stanley Capital Group agreed to throughput a volume of refined product at our Baton Rouge dock facility that, at the fee schedule contained in the agreement, result in minimum throughput payments to us of approximately $1.2 million for each of the first three years ending May 12, 2016 and approximately $0.9 million for each of the remaining seven years ending May 12, 2023. In exchange for its minimum throughput commitment, we agreed to provide Morgan Stanley Capital Group with exclusive access to our dock facility. Effective September 1, 2014, Morgan Stanley

TransMontaigne Partners L.P. and subsidiaries

Notes to Consolidated Financial Statements (Continued)

Years ended December 31, 2016, 2015 and 2014

(2) TRANSACTIONS WITH AFFILIATES (Continued)

Capital Group assigned its rights and obligations under the Baton Rouge barge dock services agreement to a third party. Subsequent to the NGL acquisition, effective July 1, 2014, revenue associated with the Baton Rouge barge dock services agreement is recorded as revenue from external customers as opposed to revenue from affiliates.

(3) TERMINAL ACQUISITION FROM AFFILIATE

        Effective January 28, 2016, we acquired from TransMontaigne LLC its Port Everglades, Florida hydrant system for a cash payment of $12.0 million. The hydrant system encompasses a system for fueling cruise ships. The acquisition of the hydrant system from TransMontaigne LLC has been recorded at the carryover basis in a manner similar to a reorganization of entities under common control. Accordingly, we recorded the assets at their net book value of $6.5 million with the remaining purchase price of $5.5 million recorded as a reduction to the general partner equity interest. TransMontaigne LLC controlled our general partner on the acquisition date, the difference between the consideration we paid to TransMontaigne LLC and the carryover basis of the net assets purchased has been reflected in the accompanying consolidated balance sheets and statement of partners' equity as a decrease to the general partner's interest. The accompanying consolidated financial statements include the assets, liabilities and results of operations of the hydrant system from January 28, 2016. As this transaction is not considered material to our consolidated financial statements we did not recast prior period consolidated financial statements.

(4) CONCENTRATION OF CREDIT RISK AND TRADE ACCOUNTS RECEIVABLE

        Our primary market areas are located in the United States along the Gulf Coast, in the Southeast, in Brownsville, Texas, along the Mississippi and Ohio Rivers, and in the Midwest. We have a concentration of trade receivable balances due from companies engaged in the trading, distribution and marketing of refined products and crude oil. These concentrations of customers may affect our overall credit risk in that the customers may be similarly affected by changes in economic, regulatory or other factors. Our customers' historical financial and operating information is analyzed prior to extending credit. We manage our exposure to credit risk through credit analysis, credit approvals, credit limits and monitoring procedures, and for certain transactions we may request letters of credit, prepayments or guarantees. We maintain allowances for potentially uncollectible accounts receivable.

TransMontaigne Partners L.P. and subsidiaries

Notes to Consolidated Financial Statements (Continued)

Years ended December 31, 2016, 2015 and 2014

(4) CONCENTRATION OF CREDIT RISK AND TRADE ACCOUNTS RECEIVABLE (Continued)

        Trade accounts receivable, net consists of the following (in thousands):

	December 31, 2016	December 31, 2015
Trade accounts receivable	$9,416	$6,448
Less allowance for doubtful accounts	(119)	(475)

	$9,297	$5,973

        The following table presents a rollforward of our allowance for doubtful accounts (in thousands):

	Balance at beginning of period	Charged to expenses	Deductions	Balance at end of period
2016	$475	$298	$(654)	$119
2015	$464	$11	$—	$475
2014	$100	$364	$—	$464

        The following customers accounted for at least 10% of our consolidated revenue in at least one of the periods presented in the accompanying consolidated statements of income:

	Year ended December 31, 2016	Year ended December 31, 2015	Year ended December 31, 2014
NGL Energy Partners LP	23%	25%	16%
Castleton Commodities International LLC	14%	—%	—%
RaceTrac Petroleum Inc.	12%	11%	7%
Morgan Stanley Capital Group	—%	10%	37%

        On October 27, 2015, upon the sale of Morgan Stanley's global physical oil merchanting business to Castleton Commodities International LLC, Morgan Stanley Capital Group, with our consent, assigned all its remaining terminaling services agreements with us to Castleton Commodities International LLC.

TransMontaigne Partners L.P. and subsidiaries

Notes to Consolidated Financial Statements (Continued)

Years ended December 31, 2016, 2015 and 2014

(5) OTHER CURRENT ASSETS

        Other current assets are as follows (in thousands):

	December 31, 2016	December 31, 2015
Amounts due from insurance companies	$1,810	$774
Additive detergent	1,364	1,411
Prepaid insurance	4,684	—
Deposits and other assets	2,045	225

	$9,903	$2,410

        Amounts due from insurance companies.    We periodically file claims for recovery of environmental remediation costs with our insurance carriers under our comprehensive liability policies. We recognize our insurance recoveries in the period that we assess the likelihood of recovery as being probable (i.e., likely to occur). At December 31, 2016 and 2015, we have recognized amounts due from insurance companies of approximately $1.8 million and $0.8 million, respectively, representing our best estimate of our probable insurance recoveries. During the year ended December 31, 2016, we received reimbursements from insurance companies of approximately $0.5 million. During the year ended December 31, 2016 we increased our estimate of probable future insurance recoveries by approximately $1.5 million.

        Prepaid Insurance.    On October 31, 2016, we contracted directly with insurance carriers for the majority of our insurance requirements. Prior to October 31, 2016, we paid the owner of TransMontaigne GP a monthly insurance reimbursement for insurance policies purchased on our behalf to cover our facilities and operations under the omnibus agreement. At December 31, 2016 and 2015, we have recognized prepaid insurance of approximately $4.7 million and $nil, respectively.

(6) PROPERTY, PLANT AND EQUIPMENT, NET

        Property, plant and equipment, net is as follows (in thousands):

	December 31, 2016	December 31, 2015
Land	$53,079	$53,079
Terminals, pipelines and equipment	651,783	595,883
Furniture, fixtures and equipment	4,100	2,665
Construction in progress	11,715	8,704

	720,677	660,331
Less accumulated depreciation	(303,929)	(271,908)

	$416,748	$388,423

TransMontaigne Partners L.P. and subsidiaries

Notes to Consolidated Financial Statements (Continued)

Years ended December 31, 2016, 2015 and 2014

(7) GOODWILL

        Goodwill is as follows (in thousands):

	December 31, 2016	December 31, 2015
Brownsville terminals	$8,485	$8,485

        Goodwill is required to be tested for impairment annually unless events or changes in circumstances indicate it is more likely than not that an impairment loss has been incurred at an interim date. Our annual test for the impairment of goodwill is performed as of December 31. The impairment test is performed at the reporting unit level. Our reporting units are our operating segments (see Note 18 of Notes to consolidated financial statements). The fair value of each reporting unit is determined on a stand-alone basis from the perspective of a market participant and represents an estimate of the price that would be received to sell the unit as a whole in an orderly transaction between market participants at the measurement date. If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is not considered to be impaired.

        At December 31, 2016 and 2015, our only reporting unit that contained goodwill was our Brownsville terminals. Our estimate of the fair value of our Brownsville terminals at December 31, 2016 and 2015 substantially exceeded its carrying amount. Accordingly, we did not recognize any goodwill impairment charges during the years ended December 31, 2016 and 2015, respectively. However, a significant decline in the price of our common units with a resulting increase in the assumed market participants' weighted average cost of capital, the loss of a significant customer, the disposition of significant assets, or an unforeseen increase in the costs to operate and maintain the Brownsville terminals, could result in the recognition of an impairment charge in the future.

(8) INVESTMENTS IN UNCONSOLIDATED AFFILIATES

        At December 31, 2016 and 2015, our investments in unconsolidated affiliates include a 42.5% Class A ownership interest in Battleground Oil Specialty Terminal Company LLC ("BOSTCO") and a 50% ownership interest in Frontera Brownsville LLC ("Frontera"). BOSTCO is a terminal facility located on the Houston Ship Channel that encompasses approximately 7.1 million barrels of distillate, residual and other black oil product storage. Class A and Class B ownership interests share in cash distributions on a 96.5% and 3.5% basis, respectively. Class B ownership interests do not have voting rights and are not required to make capital investments. Frontera is a terminal facility located in Brownsville, Texas that encompasses approximately 1.5 million barrels of light petroleum product storage, as well as related ancillary facilities.

TransMontaigne Partners L.P. and subsidiaries

Notes to Consolidated Financial Statements (Continued)

Years ended December 31, 2016, 2015 and 2014

(8) INVESTMENTS IN UNCONSOLIDATED AFFILIATES (Continued)

        The following table summarizes our investments in unconsolidated affiliates:

	Percentage of ownership		Carrying value (in thousands) December 31,
	December 31, 2016	December 31, 2015
			2016	2015
BOSTCO	42.5%	42.5%	$217,941	$223,214
Frontera	50%	50%	23,152	23,486

Total investments in unconsolidated affiliates			$241,093	$246,700

        At December 31, 2016 and 2015, our investment in BOSTCO includes approximately $7.2 million and $7.4 million, respectively, of excess investment related to a one time buy-in fee to acquire our 42.5% interest and capitalization of interest on our investment during the construction of BOSTCO amortized over the useful life of the assets. Excess investment is the amount by which our investment exceeds our proportionate share of the book value of the net assets of the BOSTCO entity.

        Earnings from investments in unconsolidated affiliates were as follows (in thousands):

	Year ended December 31, 2016	Year ended December 31, 2015	Year ended December 31, 2014
BOSTCO	$6,933	$9,968	$3,853
Frontera	3,096	1,980	590

Total earnings from investments in unconsolidated affiliates	$10,029	$11,948	$4,443

        Additional capital investments in unconsolidated affiliates were as follows (in thousands):

	Year ended December 31, 2016	Year ended December 31, 2015	Year ended December 31, 2014
BOSTCO	$2,125	$4,226	$43,635
Frontera	100	500	46

Additional capital investments in unconsolidated affiliates	$2,225	$4,726	$43,681

TransMontaigne Partners L.P. and subsidiaries

Notes to Consolidated Financial Statements (Continued)

Years ended December 31, 2016, 2015 and 2014

(8) INVESTMENTS IN UNCONSOLIDATED AFFILIATES (Continued)

        Cash distributions received from unconsolidated affiliates were as follows (in thousands):

	Year ended December 31, 2016	Year ended December 31, 2015	Year ended December 31, 2014
BOSTCO	$14,331	$16,900	$7,749
Frontera	3,530	2,749	2,304

Cash distributions received from unconsolidated affiliates	$17,861	$19,649	$10,053

        The summarized financial information of our unconsolidated affiliates was as follows (in thousands):

        Balance sheets:

	BOSTCO		Frontera
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Current assets	$23,237	$21,079	$5,779	$4,156
Long-term assets	485,331	500,982	41,966	44,194
Current liabilities	(12,799)	(15,064)	(1,172)	(1,376)
Long-term liabilities	—	—	(269)	—

Net assets	$495,769	$506,997	$46,304	$46,974

        Statements of income:

	BOSTCO Year ended December 31,			Frontera Year ended December 31,
	2016	2015	2014	2016	2015	2014
Revenue	$66,863	$70,710	$49,924	$18,958	$16,083	$13,464
Expenses	(48,149)	(45,787)	(40,185)	(12,766)	(12,121)	(12,284)

Net earnings from continuing operations	$18,714	$24,923	$9,739	$6,192	$3,962	$1,180

TransMontaigne Partners L.P. and subsidiaries

Notes to Consolidated Financial Statements (Continued)

Years ended December 31, 2016, 2015 and 2014

(9) OTHER ASSETS, NET

        Other assets, net are as follows (in thousands):

	December 31, 2016	December 31, 2015
Amounts due under long-term terminaling services agreements:
External customers	$656	$12
Affiliates	—	567

	656	579
Deferred financing costs, net of accumulated amortization of $4,763 and $3,945, respectively	1,298	1,721
Customer relationships, net of accumulated amortization of $2,092 and $1,890, respectively	338	540
Unrealized gain on derivative instruments	344	—
Deposits and other assets	286	95

	$2,922	$2,935

        Amounts due under long-term terminaling services agreements.    We have long-term terminaling services agreements with certain of our customers that provide for minimum payments that increase at stated amounts over the terms of the respective agreements. We recognize as revenue the minimum payments under the long-term terminaling services agreements on a straight-line basis over the terms of the respective agreements. At December 31, 2016 and 2015, we have recognized revenue in excess of the minimum payments that are due through those respective dates under the long-term terminaling services agreements resulting in an asset of approximately $0.7 million and $0.6 million, respectively.

        Deferred financing costs.    Deferred financing costs are amortized using the effective interest method over the term of the related credit facility.

        Customer relationships.    Other assets, net include certain customer relationships at our River terminals. These customer relationships are being amortized on a straight-line basis over twelve years. Expected future amortization expense for the customer relationships as of December 31, 2016 is as follows (in thousands):

	Years ending December 31,
	2017	2018	2019	2020	2021	Thereafter
Amortization expense	$202	$136	$—	$—	$—	$—

TransMontaigne Partners L.P. and subsidiaries

Notes to Consolidated Financial Statements (Continued)

Years ended December 31, 2016, 2015 and 2014

(10) ACCRUED LIABILITIES

        Accrued liabilities are as follows (in thousands):

	December 31, 2016	December 31, 2015
Customer advances and deposits:
External customers	$8,602	$4,925
Affiliates	108	2,352

	8,710	7,277
Accrued property taxes	1,061	1,019
Accrued environmental obligations	2,107	1,047
Interest payable	232	141
Accrued expenses and other	1,888	1,627

	$13,998	$11,111

        Customer advances and deposits.    We bill certain of our customers one month in advance for terminaling services to be provided in the following month. At December 31, 2016 and 2015, we have billed and collected from certain of our customers approximately $8.7 million and $7.3 million, respectively, in advance of the terminaling services being provided.

        Accrued environmental obligations.    At December 31, 2016 and 2015, we have accrued environmental obligations of approximately $2.1 million and $1.0 million, respectively, representing our best estimate of our remediation obligations. Changes in our estimates of our future environmental remediation obligations may occur as a result of the passage of time and the occurrence of future events.

        The following table presents a rollforward of our accrued environmental obligations (in thousands):

	Balance at beginning of period	Payments	Increase in estimate	Balance at end of period
2016	$1,047	$(1,322)	$2,382	$2,107
2015	$1,524	$(513)	$36	$1,047
2014	$1,966	$(560)	$118	$1,524

TransMontaigne Partners L.P. and subsidiaries

Notes to Consolidated Financial Statements (Continued)

Years ended December 31, 2016, 2015 and 2014

(11) OTHER LIABILITIES

        Other liabilities are as follows (in thousands):

	December 31, 2016	December 31, 2015
Advance payments received under long-term terminaling services agreements	$994	$580
Deferred revenue — ethanol blending fees and other projects	2,240	2,151

	$3,234	$2,731

        Advance payments received under long-term terminaling services agreements.    We have long-term terminaling services agreements with certain of our customers that provide for advance minimum payments. We recognize the advance minimum payments as revenue either on a straight-line basis over the term of the respective agreements or when services have been provided based on volumes of product distributed. At December 31, 2016 and 2015, we have received advance minimum payments in excess of revenue recognized under these long-term terminaling services agreements resulting in a liability of approximately $1.0 million and $0.6 million, respectively.

        Deferred revenue — ethanol blending fees and other projects.    Pursuant to historical agreements with our customers, we agreed to undertake certain capital projects that primarily pertain to providing ethanol blending functionality at certain of our Southeast terminals. Upon completion of the projects, our customers have paid us lump-sum amounts that will be recognized as revenue on a straight-line basis over the remaining term of the agreements. At December 31, 2016 and 2015, we have unamortized deferred revenue of approximately $2.2 million and $2.2 million, respectively, for completed projects. During the years ended December 31, 2016, 2015 and 2014, we billed our customers approximately $0.5 million, $nil and $0.1 million, respectively, for completed projects. During the years ended December 31, 2016, 2015 and 2014, we recognized revenue on a straight-line basis of approximately $0.5 million, $1.3 million and $2.4 million, respectively, for completed projects.

(12) LONG-TERM DEBT

        Our senior secured credit facility, or the "credit facility", that provided for a maximum borrowing line of credit equal to $400 million at December 31, 2016. The terms of the credit facility include covenants that restrict our ability to make cash distributions, acquisitions and investments, including investments in joint ventures. We may make distributions of cash to the extent of our "available cash" as defined in our partnership agreement. We may make acquisitions and investments that meet the definition of "permitted acquisitions"; "other investments" which may not exceed 5% of "consolidated net tangible assets"; and additional future "permitted JV

TransMontaigne Partners L.P. and subsidiaries

Notes to Consolidated Financial Statements (Continued)

Years ended December 31, 2016, 2015 and 2014

(12) LONG-TERM DEBT (Continued)

investments" up to $125 million, which may include additional investments in BOSTCO. The principal balance of loans and any accrued and unpaid interest as of December 31, 2016 were due and payable in full on the then maturity date of, July 31, 2018.

        As of December 31, 2016 we had the option to have loans under the credit facility bear interest either (i) at a rate of LIBOR plus a margin ranging from 2% to 3% depending on the total leverage ratio then in effect, or (ii) at the base rate plus a margin ranging from 1% to 2% depending on the total leverage ratio then in effect. We also pay a commitment fee on the unused amount of commitments, ranging from 0.375% to 0.5% per annum, depending on the total leverage ratio then in effect. Our obligations under the credit facility are secured by a first priority security interest in favor of the lenders in the majority of our assets, including our investments in unconsolidated affiliates. For the years ended December 31, 2016, 2015 and 2014, the weighted average interest rate on borrowings under the credit facility was approximately 3.1%, 2.7% and 2.6%, respectively. At December 31, 2016 and 2015, our outstanding borrowings under the credit facility were $291.8 million and $248.0 million, respectively. At December 31, 2016 and 2015, our outstanding letters of credit were $0.4 million and $nil, respectively. Subsequent to December 31, 2016, we upsized and extended the credit facility (see Note 20 of Notes to consolidated financial statements).

        We have an effective universal shelf-registration statement and prospectus on Form S-3 with the SEC that expires in September 2019. TLP Finance Corp., our 100% owned subsidiary, may act as a co-issuer of any debt securities issued pursuant to that registration statement. TransMontaigne Partners L.P. has no independent assets or operations. TLP Finance Corp. has no assets or operations. Our operations are conducted by subsidiaries of TransMontaigne Partners L.P. through our 100% owned operating company subsidiary, TransMontaigne Operating Company L.P. Each of TransMontaigne Operating Company L.P.s' and our other 100% owned subsidiaries (other than TLP Finance Corp., whose sole purpose is to act as co-issuer of any debt securities) may guarantee the debt securities. We expect that any guarantees will be full and unconditional and joint and several, subject to certain automatic customary releases, including sale, disposition, or transfer of the capital stock or substantially all of the assets of a subsidiary guarantor, exercise of legal defeasance option or covenant defeasance option, and designation of a subsidiary guarantor as unrestricted in accordance with the indenture. There are no significant restrictions on the ability of TransMontaigne Partners L.P. or any guarantor to obtain funds from its subsidiaries by dividend or loan. None of the assets of TransMontaigne Partners L.P. or a guarantor represent restricted net assets pursuant to the guidelines established by the SEC.

TransMontaigne Partners L.P. and subsidiaries

Notes to Consolidated Financial Statements (Continued)

Years ended December 31, 2016, 2015 and 2014

(13) PARTNERS' EQUITY

        The number of units outstanding is as follows:

	Common units	General partner equivalent units
Units outstanding at December 31, 2014 and 2015	16,124,566	329,073
Issuance of common units by our long-term incentive plan	10,990	—
Issuance of common units by our savings and retention program	2,094	—
TransMontaigne GP to maintain its 2% general partner interest	—	266

Units outstanding at December 31, 2016	16,137,650	329,339

        TransMontaigne GP had historically acquired outstanding common units on the open market under a purchase program for purposes of delivering vested units to the independent directors of our general partner on behalf of TransMontaigne Services LLC's long-term incentive plan. The purchase program concluded with its final purchase of 667 units on the program's scheduled termination date of April 1, 2015. Beginning in 2016, grants of restricted phantom units under the TLP Management Services long-term incentive plan are to be settled by us through the issuance of common units pursuant to our registration statement on Form S-8.

        At December 31, 2016 and 2015, common units outstanding include nil and 8,018 common units, respectively, held on behalf of TransMontaigne Services LLC's long-term incentive plan. In connection with the ArcLight acquisition of our general partner, effective February 1, 2016, 15,750 restricted phantom units previously granted to the independent directors vested and were satisfied via the delivery of 8,018 existing common units and issuance of 7,732 new units. On October 21, 2016 we issued an additional 3,258 common units to our independent directors for a total of 19,008 common units delivered to the independent directors for the year ended December 31, 2016.

(14) EQUITY BASED COMPENSATION

        TransMontaigne GP is our general partner and manages our operations and activities. Prior to February 1, 2016, TransMontaigne GP was a wholly owned subsidiary of TransMontaigne LLC, which is a wholly owned subsidiary of NGL. TransMontaigne Services LLC, which is a wholly owned subsidiary of TransMontaigne LLC, had a long-term incentive plan and a savings and retention program to compensate through incentive bonus awards certain employees and

TransMontaigne Partners L.P. and subsidiaries

Notes to Consolidated Financial Statements (Continued)

Years ended December 31, 2016, 2015 and 2014

(14) EQUITY BASED COMPENSATION (Continued)

independent directors of our general partner who provided services with respect to the business of our general partner.

        Long-term incentive plan.    On February 26, 2016, the board of our general partner approved, subject to the approval of our common unitholders, the TLP Management Services 2016 long-term incentive plan and the TLP Management Services savings and retention program (discussed further below) which constitutes a program under, and is subject to, the TLP Management Services long-term incentive plan, which replaced the TransMontaigne Services LLC long-term incentive plan and the TransMontaigne Services LLC savings and retention program. TLP Management Services is a wholly owned indirect subsidiary of ArcLight and employs all the officers and employees who provide services to our partnership and such entity provides payroll and maintains all employee benefits programs on behalf of our partnership. On July 12, 2016, we held a special meeting of our common unitholders at which time the TLP Management Services long-term incentive plan and savings and retention program were approved by the partnership's unitholders.

        The TLP Management Services long-term incentive plan operates in a manner similar to the TransMontaigne Services LLC long-term incentive plan used previously. The TLP Management Services long-term incentive plan reserves 750,000 common units to be granted as awards under the plan, with such amount subject to adjustment as provided for under the terms of the plan if there is a change in our common units, such as a unit split or other reorganization. The common units authorized to be granted under the TLP Management Services long-term incentive plan are registered pursuant to a registration statement on Form S-8.

        The TLP Management Services long-term incentive plan is administered by the compensation committee of the board of directors of our general partner and is used for grants of units to the independent directors of our general partner. The grants to the independent directors of our general partner under the TransMontaigne Services LLC long-term incentive plan had historically vested and were payable annually in equal tranches over a four-year period, subject to accelerated vesting upon a change in control of TransMontaigne GP. Ownership in the awards was subject to forfeiture until the vesting date, but recipients had distribution and voting rights from the date of the grant. The grants to the independent directors of our general partner under the TLP Management Services long-term incentive plan are immediately vested and not subject to forfeiture.

TransMontaigne Partners L.P. and subsidiaries

Notes to Consolidated Financial Statements (Continued)

Years ended December 31, 2016, 2015 and 2014

(14) EQUITY BASED COMPENSATION (Continued)

        Activity under the long-term incentive plan is as follows:

	Restricted phantom units	NYSE closing price
Restricted phantom units outstanding at January 1, 2014	14,500
Grant on March 31, 2014	6,000	$43.08
Vesting on March 31, 2014	(5,500)	$43.08
Vesting on July 1, 2014	(15,000)	$43.80
Grant on September 30, 2014	9,000	$41.24

Restricted phantom units outstanding at December 31, 2014	9,000
Vesting on September 30, 2015	(2,250)	$27.20
Grant on October 14, 2015	9,000	$31.11

Restricted phantom units outstanding at December 31, 2015	15,750
Vesting on February 1, 2016	(15,750)	$30.41
Grant on October 21, 2016	3,258	$41.45
Vesting on October 21, 2016	(3,258)	$41.45

Restricted phantom units outstanding at December 31, 2016	—

        Generally accepted accounting principles require us to measure the cost of board member services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is recognized over the vesting period on a straight line basis during which a board member is required to provide services in exchange for the award with the costs being accelerated upon the occurrence of accelerated vesting events, such as a change in control of our general partner. In connection with the ArcLight acquisition of our general partner, effective February 1, 2016, 15,750 restricted phantom units previously granted to the independent directors vested and were satisfied via the delivery of our common units. On October 21, 2016, we granted and issued an additional 3,258 common units to our independent directors under the TLP Management Services long-term incentive plan.

        In connection with Morgan Stanley's sale of its 100% ownership interest in TransMontaigne LLC to NGL, effective July 1, 2014, all 15,000 of the then outstanding restricted phantom units vested, and equivalent common units were delivered to the independent directors of our general partner at that time. As of July 1, 2014, we recognized in general and administrative expenses the remaining grant date fair value pertaining to these 15,000 restricted phantom units, of approximately $0.6 million, as equity-based compensation because the requisite service period for these restricted phantom units had been completed upon the change in control.

TransMontaigne Partners L.P. and subsidiaries

Notes to Consolidated Financial Statements (Continued)

Years ended December 31, 2016, 2015 and 2014

(14) EQUITY BASED COMPENSATION (Continued)

        For awards to the independent directors of our general partner, equity-based compensation expense of approximately $722,000, $108,000 and $721,000 is included in general and administrative expenses for the years ended December 31, 2016, 2015 and 2014, respectively.

        Savings and retention program.    On February 26, 2016, the board of our general partner unanimously approved the new TLP Management Services savings and retention program, subject to the approval of our common unitholders, for employees who provide services with respect to our business. This plan is intended to constitute a program under, and be subject to, the TLP Management Services 2016 long-term incentive plan described above. The new savings and retention program was used for incentive bonus awards in March 2016 and is intended to be used for future awards to employees of TLP Management Services who provide services to the partnership. The new savings and retention program operates in a manner substantially similar to the TransMontaigne Services LLC savings and retention plan used previously.

        The restricted phantom units awarded and accrued under the savings and retention program are subject to forfeiture until the vesting date. Recipients have distribution equivalent rights from the date of grant that accrue additional restricted phantom units equivalent to the value of quarterly distributions paid by us on each of our outstanding common units. Recipients of restricted phantom units under the savings and retention program do not have voting rights.

        The purpose of the savings and retention program is to provide for the reward and retention of participants by providing them with bonus awards that vest over future service periods. Awards under the program generally become vested as to 50% of a participant's annual award as of the first day of the month that falls closest to the second anniversary of the grant date, and the remaining 50% as of the first day of the month that falls closest to the third anniversary of the grant date, subject to earlier vesting upon a participant's attainment of the age and length of service thresholds, retirement, death or disability, involuntary termination without cause, or termination of a participant's employment following a change in control of the partnership, our general partner or TLP Management Services, as specified in the program.

        A person will satisfy the age and length of service thresholds of the program upon the attainment of the earliest of (a) age sixty, (b) age fifty five and ten years of service as an officer of TLP Management Services or any of its affiliates or predecessors, or (c) age fifty and twenty years of service as an employee of TLP Management Services or any of its affiliates or predecessors.

        Effective April 13, 2015 and beginning with the 2015 incentive bonus award and continuing under the new savings and retention program, under the omnibus agreement we have the option to provide the reimbursement in either a cash payment or the delivery of our common units to the savings and retention program or alternatively directly to the award recipients, with the reimbursement made in accordance with the underlying vesting and payment schedule of the savings and retention program. Our reimbursement for the 2015 and 2016 incentive bonus awards

TransMontaigne Partners L.P. and subsidiaries

Notes to Consolidated Financial Statements (Continued)

Years ended December 31, 2016, 2015 and 2014

(14) EQUITY BASED COMPENSATION (Continued)

is reduced for forfeitures and is increased for the value of quarterly distributions accrued under the distribution equivalent rights. We have the intent and ability to settle our reimbursement for the 2015 and 2016 incentive bonus awards in our common units, and accordingly, effective April 13, 2015, we began accounting for the incentive bonus awards as an equity award. Prior to the 2015 incentive bonus award, we reimbursed our portion of the incentive bonus awards through monthly cash payments to the savings and retention program over the first year that each applicable award was granted.

        For certain senior level employees, including the executive officers of our general partner, all prior grants under the TransMontaigne Services LLC savings and retention program vested upon the change in control of our general partner as a result of the ArcLight acquisition that occurred on February 1, 2016.

        Given that we do not have any employees to provide corporate and support services and instead we contract for such services under the omnibus agreement, generally accepted accounting principles require us to classify the savings and retention program awards as a non-employee award and measure the cost of services received in exchange for an award of equity instruments based on the vesting-date fair value of the award. That cost, or an estimate of that cost in the case of unvested restricted phantom units, is recognized over the period during which services are provided in exchange for the award. For the years ended December 31, 2016, 2015 and 2014, the expenses associated with the reimbursement of incentive bonus awards were approximately $2.5 million, $1.3 million and $1.5 million respectively.

        Activity related to our equity based awards granted under the savings and retention program for services performed under the omnibus agreement is as follows:

	Vested	Weighted average price	Unvested	Weighted average price
Restricted phantom units outstanding at December 31, 2015	30,203	$36.80	30,616	$36.80
Vesting of units	23,513	$32.05	(23,513)	$32.05
Unit accrual for distributions paid	5,474	$37.45	2,390	$38.45
Grant of units	31,022	$34.23	28,945	$34.23
Issuance of units	(2,094)	$42.37	—	$—

Restricted phantom units outstanding at December 31, 2016	88,118	$35.82	38,438	$34.90

Vested and expected to vest at December 31, 2016	126,556	$35.54

TransMontaigne Partners L.P. and subsidiaries

Notes to Consolidated Financial Statements (Continued)

Years ended December 31, 2016, 2015 and 2014

(15) NET EARNINGS PER LIMITED PARTNER UNIT

        The following table reconciles net earnings to earnings allocable to limited partners and sets forth the computation of basic and diluted net earnings per limited partner unit (in thousands):

	Year ended December 31, 2016	Year ended December 31, 2015	Year ended December 31, 2014
Net earnings	$44,106	$41,689	$32,463
Less:
Distributions payable on behalf of incentive distribution rights	(8,630)	(6,808)	(6,650)
Distributions payable on behalf of general partner interest	(916)	(877)	(874)
Earnings allocable to general partner interest less than distributions payable to general partner interest	206	179	357

Earnings allocable to general partner interest including incentive distribution rights	(9,340)	(7,506)	(7,167)

Net earnings allocable to limited partners per the consolidated statements of income	34,766	34,183	25,296

Less distributions payable for unvested long-term incentive plan grants	—	(27)	(32)

Net earnings allocable to limited partners for calculating net earnings per limited partner unit	$34,766	$34,156	$25,264

Basic weighted average units	16,210	16,137	16,114

Diluted weighted average units	16,229	16,146	16,114

Net earnings per limited partner unit — basic	$2.14	$2.12	$1.57

Net earnings per limited partner unit — diluted	$2.14	$2.12	$1.57

        Pursuant to our partnership agreement we are required to distribute available cash (as defined by our partnership agreement) as of the end of the reporting period. Such distributions

TransMontaigne Partners L.P. and subsidiaries

Notes to Consolidated Financial Statements (Continued)

Years ended December 31, 2016, 2015 and 2014

(15) NET EARNINGS PER LIMITED PARTNER UNIT (Continued)

are declared within 45 days after the end of each quarter. The following table sets forth the distribution declared per common unit attributable to the periods indicated:

Distribution
January 1, 2014 through March 31, 2014	$0.660
April 1, 2014 through June 30, 2014	$0.665
July 1, 2014 through September 30, 2014	$0.665
October 1, 2014 through December 31, 2014	$0.665
January 1, 2015 through March 31, 2015	$0.665
April 1, 2015 through June 30, 2015	$0.665
July 1, 2015 through September 30, 2015	$0.665
October 1, 2015 through December 31, 2015	$0.670
January 1, 2016 through March 31, 2016	$0.680
April 1, 2016 through June 30, 2016	$0.690
July 1, 2016 through September 30, 2016	$0.700
October 1, 2016 through December 31, 2016	$0.710

(16) COMMITMENTS AND CONTINGENCIES

        Contract commitments.    At December 31, 2016, we have contractual commitments of approximately $16.0 million for the supply of services, labor and materials related to capital projects that currently are under development. We expect that these contractual commitments will be paid during the year ending December 31, 2017.

        Operating leases.    We lease property and equipment under non-cancelable operating leases that extend through August 2030. At December 31, 2016, future minimum lease payments under these non-cancelable operating leases are as follows (in thousands):

Years ending December 31:
2017	$3,914
2018	1,667
2019	1,653
2020	1,500
2021	1,431
Thereafter	3,612

$13,777

TransMontaigne Partners L.P. and subsidiaries

Notes to Consolidated Financial Statements (Continued)

Years ended December 31, 2016, 2015 and 2014

(16) COMMITMENTS AND CONTINGENCIES (Continued)

        Included in the above non-cancelable operating lease commitments are amounts for property rentals that we have sublet under non-cancelable sublease agreements, for which we expect to receive minimum rentals of approximately $2.7 million in future periods.

        Rental expense under operating leases was approximately $3.4 million, $3.5 million and $3.5 million for the years ended December 31, 2016, 2015 and 2014, respectively.

        Legal proceedings.    We are party to various legal, regulatory and other matters arising from the day-to-day operations of our business that may result in claims against us. While the ultimate impact of any proceedings cannot be predicted with certainty, our management believes that the resolution of any of our pending legal proceedings will not have a material adverse effect on our business, financial position, results of operations or cash flows.

        The King Ranch natural-gas-processing plant in Kleberg County, Texas owned and operated by a third party, was shut down as a result of a fire at the plant beginning in November 2013. This plant supplies a significant amount of liquefied petroleum gas, or "LPG," to our third-party customer, Nieto Trading, B.V. ("Nieto"), which transports LPG through our Ella Brownsville and Diamondback pipelines, and has contracted for the LPG storage capacity at our Brownsville terminals. The King Ranch plant became operational again in late November 2014. Nieto claimed that the fire at the King Ranch plant constituted a force majeure event that relieved Nieto of its obligation to pay certain fees required under the related terminaling services agreement for failure to throughput a minimum number of barrels of LPG ("deficiency fees"). We did not believe that the King Ranch fire qualified as a force majeure event under the terminaling services agreement, or that, even if it did, it relieved Nieto of its obligation to pay the deficiency fees. In September, 2014, we filed a complaint for damages and declaratory relief in the Supreme Court of the State of New York, County of New York, against Nieto, by which we sought damages and a declaratory judgment clarifying our rights to receive the deficiency fees under the terminaling services agreement.

        In February 2016 we entered into a settlement agreement and mutual release with Nieto that included a one-time settlement payment to us and an increase in the throughput fee under the terminaling services agreement for the remaining term. In connection therewith, the litigation was dismissed with prejudice.

(17) DISCLOSURES ABOUT FAIR VALUE

        "GAAP" defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. GAAP also establishes a fair value hierarchy that prioritizes the use of higher-level inputs for valuation techniques used to measure fair value. The three levels of the fair value hierarchy are: (1) Level 1 inputs, which are quoted prices (unadjusted) in active markets for identical assets or liabilities; (2) Level 2 inputs, which are inputs

TransMontaigne Partners L.P. and subsidiaries

Notes to Consolidated Financial Statements (Continued)

Years ended December 31, 2016, 2015 and 2014

(17) DISCLOSURES ABOUT FAIR VALUE (Continued)

other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly; and (3) Level 3 inputs, which are unobservable inputs for the asset or liability.

        The fair values of the following financial instruments represent our best estimate of the amounts that would be received to sell those assets or that would be paid to transfer those liabilities in an orderly transaction between market participants at that date. Our fair value measurements maximize the use of observable inputs. However, in situations where there is little, if any, market activity for the asset or liability at the measurement date, the fair value measurement reflects our judgments about the assumptions that market participants would use in pricing the asset or liability based on the best information available in the circumstances. The following methods and assumptions were used to estimate the fair value of financial instruments at December 31, 2016 and 2015.

        Cash and cash equivalents.    The carrying amount approximates fair value because of the short-term maturity of these instruments. The fair value is categorized in Level 1 of the fair value hierarchy.

        Derivative instruments.    The carrying amount of our interest rate swaps as of December 31, 2016 and 2015 was determined using a pricing model based on the LIBOR swap rate and other observable market data. The fair value is categorized in Level 2 of the fair value hierarchy.

        Debt.    The carrying amount of our credit facility debt approximates fair value since borrowings under the facility bear interest at current market interest rates. The fair value is categorized in Level 2 of the fair value hierarchy.

(18) BUSINESS SEGMENTS

        We provide integrated terminaling, storage, transportation and related services to companies engaged in the trading, distribution and marketing of refined petroleum products, crude oil, chemicals, fertilizers and other liquid products. Our chief operating decision maker is our general partner's chief executive officer. Our general partner's chief executive officer reviews the financial performance of our business segments using disaggregated financial information about "net margins" for purposes of making operating decisions and assessing financial performance. "Net margins" is composed of revenue less direct operating costs and expenses. Accordingly, we present "net margins" for each of our business segments: (i) Gulf Coast terminals, (ii) Midwest terminals and pipeline system, (iii) Brownsville terminals, (iv) River terminals and (v) Southeast terminals.

TransMontaigne Partners L.P. and subsidiaries

Notes to Consolidated Financial Statements (Continued)

Years ended December 31, 2016, 2015 and 2014

(18) BUSINESS SEGMENTS (Continued)

        The financial performance of our business segments is as follows (in thousands):

	Year ended December 31, 2016	Year ended December 31, 2015	Year ended December 31, 2014
Gulf Coast Terminals:
Terminaling services fees	$45,903	$42,049	$43,777
Other	10,807	11,659	11,432

Revenue	56,710	53,708	55,209
Direct operating costs and expenses	(22,952)	(19,147)	(19,426)

Net margins	33,758	34,561	35,783

Midwest Terminals and Pipeline System:
Terminaling services fees	8,590	8,330	8,164
Pipeline transportation fees	1,732	1,694	1,569
Other	879	1,398	2,080

Revenue	11,201	11,422	11,813
Direct operating costs and expenses	(3,220)	(3,000)	(3,134)

Net margins	7,981	8,422	8,679

Brownsville Terminals:
Terminaling services fees	8,234	8,037	6,280
Pipeline transportation fees	5,057	4,919	1,745
Other	12,194	12,747	13,414

Revenue	25,485	25,703	21,439
Direct operating costs and expenses	(11,338)	(12,152)	(14,253)

Net margins	14,147	13,551	7,186

River Terminals:
Terminaling services fees	9,664	9,316	8,566
Other	2,914	878	742

Revenue	12,578	10,194	9,308
Direct operating costs and expenses	(7,957)	(7,126)	(7,976)

Net margins	4,621	3,068	1,332

Southeast Terminals:
Terminaling services fees	53,699	46,503	45,070
Other	5,251	4,980	7,223

Revenue	58,950	51,483	52,293
Direct operating costs and expenses	(22,948)	(22,608)	(21,394)

Net margins	36,002	28,875	30,899

Total net margins	96,509	88,477	83,879
General and administrative expenses	(14,823)	(14,857)	(14,662)
Insurance expenses	(4,081)	(3,756)	(3,711)
Reimbursement of bonus awards expense	(2,540)	(1,303)	(1,500)
Depreciation and amortization	(32,383)	(30,650)	(29,522)
Earnings from unconsolidated affiliates	10,029	11,948	4,443

Operating income	52,711	49,859	38,927
Other expenses	(8,605)	(8,170)	(6,464)

Net earnings	$44,106	$41,689	$32,463

TransMontaigne Partners L.P. and subsidiaries

Notes to Consolidated Financial Statements (Continued)

Years ended December 31, 2016, 2015 and 2014

(18) BUSINESS SEGMENTS (Continued)

        Supplemental information about our business segments is summarized below (in thousands):

	Year ended December 31, 2016
	Gulf Coast Terminals	Midwest Terminals and Pipeline System	Brownsville Terminals	River Terminals	Southeast Terminals	Total
Revenue:
External customers	$56,586	$11,201	$20,028	$12,578	$56,113	$156,506
NGL Energy Partners LP	124	—	—	—	2,837	2,961
Frontera	—	—	5,457	—	—	5,457

Revenue	$56,710	$11,201	$25,485	$12,578	$58,950	$164,924

Capital expenditures	$7,675	$871	$1,428	$2,788	$42,102	$54,864

Identifiable assets	$126,457	$21,919	$43,878	$53,005	$195,632	$440,891

Cash and cash equivalents						593
Investments in unconsolidated affiliates						241,093
Deferred financing costs						1,298
Other						5,819

Total assets						$689,694

TransMontaigne Partners L.P. and subsidiaries

Notes to Consolidated Financial Statements (Continued)

Years ended December 31, 2016, 2015 and 2014

(18) BUSINESS SEGMENTS (Continued)

	Year ended December 31, 2015
	Gulf Coast Terminals	Midwest Terminals and Pipeline System	Brownsville Terminals	River Terminals	Southeast Terminals	Total
Revenue:
External customers	$48,430	$11,422	$21,277	$9,765	$18,663	$109,557
NGL Energy Partners LP	5,278	—	10	429	32,820	38,537
Frontera	—	—	4,416	—	—	4,416
Revenue	$53,708	$11,422	$25,703	$10,194	$51,483	$152,510

Capital expenditures	$9,236	$1,129	$3,753	$4,888	$10,421	$29,427

Identifiable assets	$120,590	$22,990	$45,287	$54,213	$163,987	$407,067

Cash and cash equivalents						681
Investments in unconsolidated affiliates						246,700
Deferred financing costs						1,721
Other						518

Total assets						$656,687

	Year ended December 31, 2014
	Gulf Coast Terminals	Midwest Terminals and Pipeline System	Brownsville Terminals	River Terminals	Southeast Terminals	Total
Revenue:
External customers	$30,695	$8,827	$17,397	$8,408	$10,582	$75,909
NGL Energy Partners LP	7,042	—	7	231	16,463	23,743
Morgan Stanley Capital Group	17,472	2,986	—	669	25,248	46,375
Frontera	—	—	4,035	—	—	4,035

Revenue	$55,209	$11,813	$21,439	$9,308	$52,293	$150,062

Capital expenditures	$1,893	$484	$1,387	$1,433	$1,824	$7,021

Identifiable assets	$122,366	$23,702	$45,742	$54,042	$163,722	$409,574

TransMontaigne Partners L.P. and subsidiaries

Notes to Consolidated Financial Statements (Continued)

Years ended December 31, 2016, 2015 and 2014

(19) FINANCIAL RESULTS BY QUARTER (UNAUDITED)

	Three months ended
	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016	Year ended December 31, 2016
	(in thousands except per unit amounts)
Revenue	$40,626	$41,136	$40,638	$42,524	$164,924
Direct operating costs and expenses	(15,906)	(17,703)	(17,048)	(17,758)	(68,415)
General and administrative expenses	(4,398)	(3,446)	(3,605)	(3,374)	(14,823)
Insurance expenses	(895)	(912)	(969)	(1,305)	(4,081)
Reimbursement of bonus awards	(1,635)	(258)	(251)	(396)	(2,540)
Depreciation and amortization	(7,935)	(8,064)	(8,169)	(8,215)	(32,383)
Earnings from unconsolidated affiliates	1,850	2,130	2,960	3,089	10,029

Operating income	11,707	12,883	13,556	14,565	52,711
Other expenses	(2,997)	(2,573)	(1,671)	(1,364)	(8,605)

Net earnings	$8,710	$10,310	$11,885	$13,201	$44,106

Net earnings per limited partner unit — basic and diluted	$0.41	$0.50	$0.58	$0.65	$2.14

	Three months ended
	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	Year ended December 31, 2015
	(in thousands except per unit amounts)
Revenue	$37,897	$37,034	$37,269	$40,310	$152,510
Direct operating costs and expenses	(14,954)	(15,872)	(16,655)	(16,552)	(64,033)
General and administrative expenses	(3,824)	(3,474)	(3,952)	(3,607)	(14,857)
Insurance expenses	(934)	(934)	(944)	(944)	(3,756)
Reimbursement of bonus awards	(525)	(539)	(121)	(118)	(1,303)
Depreciation and amortization	(7,337)	(7,476)	(7,711)	(8,126)	(30,650)
Earnings from unconsolidated affiliates	2,056	5,517	2,191	2,184	11,948

Operating income	12,379	14,256	10,077	13,147	49,859
Other expenses	(2,257)	(2,068)	(2,365)	(1,480)	(8,170)

Net earnings	$10,122	$12,188	$7,712	$11,667	$41,689

Net earnings per limited partner unit — basic and diluted	$0.51	$0.64	$0.37	$0.60	$2.12

TransMontaigne Partners L.P. and subsidiaries

Notes to Consolidated Financial Statements (Continued)

Years ended December 31, 2016, 2015 and 2014

(20) SUBSEQUENT EVENTS

        On January 16, 2017, we announced a distribution of $0.71 per unit for the period from October 1, 2016 through December 31, 2016, and we paid the distribution on February 8, 2017 to unitholders of record on January 31, 2017.

        On March 13 2017, we amended our credit facility to extend the maturity date to March 31, 2022 and increase the maximum borrowing line of credit from $400 million to $600 million, and allow for up to $175 million in additional future "permitted JV investments", which may include additional investments in BOSTCO. The amendment allows for, at our request, the maximum borrowing line of credit to be increased by an additional $250 million, subject to the approval of the administrative agent and the receipt of additional commitments from one or more lenders.

        We may elect to have loans under the credit facility bear interest either (i) at a rate of LIBOR plus a margin, or (ii) at the base rate plus a margin. The amendment decreased the rate of LIBOR plus a margin from a range of 2% to 3% to 1.75% to 2.75% depending on the total leverage ratio then in effect and decreased the base rate plus a margin from 1% to 2% to 0.75% to 1.75% depending on the total leverage ratio then in effect.

Report of Independent Auditors

To Management of Plains All American GP LLC:

        We have audited the accompanying combined financial statements of Bay Area Terminals (the "Company"), which comprise the combined balance sheets as of December 31, 2016 and 2015, and the related combined statements of operations, combined statements of changes in net parent investment and the combined statements of cash flows, for the years then ended.

Management's Responsibility for the Combined Financial Statements

        Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

        Our responsibility is to express an opinion on the combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Bay Area Terminals as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

January 10, 2018

Bay Area Terminals

Combined Balance Sheets

(in thousands)

	As of December 31,
	2016	2015
Assets
Current assets
Accounts receivable	$2,218	$2,186
Inventory	217	318
Prepaid expenses	569	719

Total current assets	3,004	3,223

Long-term assets
Property and equipment, net	229,292	231,331
Intangible assets, net	4,176	4,767

Total assets	$236,472	$239,321

Liabilities and net parent investment
Current liabilities
Accounts payable and accrued liabilities	$2,171	$1,072
Other current liabilities	85	50

Total current liabilities	2,256	1,122
Long-term liabilities
Total long-term liabilities	26	32

Total liabilities	$2,282	$1,154
Net parent investment	234,190	238,167

Total liabilities and net parent investment	$236,472	$239,321

The accompanying notes are an integral part of these combined financial statements.

Bay Area Terminals

Combined Statements of Operations

(in thousands)

	Year Ended December 31,
	2016	2015
Revenue
Storage	$32,996	$29,252
Throughput and ancillary	7,685	7,374

Total revenues	40,681	36,626

Expenses
Purchases and related costs	170	64
Operating expenses	14,850	14,489
General and administrative expenses	2,761	2,066
Depreciation and amortization	5,027	4,885

Total expenses	22,808	21,504
Operating income	17,873	15,122
Other income	33	31

Net income	$17,906	$15,153

The accompanying notes are an integral part of these combined financial statements.

Bay Area Terminals

Combined Statements of Changes in Net Parent Investment

(in thousands)

Net Parent Investment
Balance as of December 31, 2014	$237,992
Net income	15,153
Net distributions to parent	(14,978)

Balance as of December 31, 2015	238,167

Net income	17,906
Net distributions to parent	(21,883)

Balance as of December 31, 2016	$234,190

The accompanying notes are an integral part of these combined financial statements.

Bay Area Terminals

Combined Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2016	2015
Cash flows from operating activities
Net income	$17,906	$15,153
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	5,027	4,885
Inventory valuation adjustments	30	63
Net changes in operating assets and liabilities:
Accounts receivable	(32)	(142)
Inventory and prepaid expenses	221	(55)
Accounts payable, accrued liabilities, and other liabilities	1,032	434

Net cash provided by operating activities	24,184	20,338
Cash flows from investing activities
Additions to property and equipment	(2,301)	(5,360)

Net cash used in investing activities	(2,301)	(5,360)
Cash flows from financing activities
Net distributions to parent	(21,883)	(14,978)

Net cash used in financing activities	(21,883)	(14,978)
Cash and cash equivalents
Net change in year	—	—
Beginning of year	—	—

End of year	$—	$—

Non-cash transactions:
Change in accrued capital expenditures	96	(175)

The accompanying notes are an integral part of these combined financial statements.

Bay Area Terminals

Notes to Combined Financial Statements

Years Ended December 31, 2016 and 2015

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of the Business

        The Richmond and Martinez Terminal Assets ("Bay Area Terminals" or the "Company") are owned by Plains Products Terminals LLC ("PPT"), a wholly-owned subsidiary of Plains All American Pipeline, L.P. ("PAA", or the "Parent"). Bay Area Terminals is located in the San Francisco Bay Area in California. As used in this document, the terms "we", "us", "our" and similar terms refer to Bay Area Terminals unless the context indicates otherwise.

        We own two discrete waterborne crude oil and refined products terminals: Richmond and Martinez Terminals, which are comprised of 65 storage tanks with approximately 5.4 million barrels of aggregate storage capacity and additional assets including pipeline connections, two truck loading lanes, six rail unloading spots and two ship docks. Bay Area Terminals consists of:

  •
  The Richmond terminal with 29 aboveground storage tanks with an approximate shell capacity of 0.6 million barrels. Its products include diesel, jet fuel, gasoline blend stocks, fuel oil, aviation gas and regular and denatured ethanol. Its connectivity includes (i) a deepwater dock capable of handling oceangoing barges and larger cargo receipts and deliveries; (ii) truck loading capabilities; (iii) rail unloading access; and (iv) pipeline receipts.

  •
  The Martinez terminal with 36 aboveground storage tanks with an approximate shell capacity of 4.8 million barrels. Its products include crude oil, gasoline, diesel, jet fuel, gasoline blend stocks and fuel oil. Its connectivity includes (i) a deepwater dock capable of handling oceangoing barges and larger cargo receipts and deliveries; and (ii) pipeline receipts and deliveries.

        Through these terminals, we generate fee-based revenue through crude oil and refined petroleum products storage, throughput and other ancillary services.

Basis of Presentation

        The combined financial statements consist of the historical financial statements of PAA's Bay Area Terminals business and were prepared in accordance with generally accepted accounting principles in the United States. These statements reflect the combined historical financial position, results of operations, changes in net parent investment and cash flows of Bay Area Terminals as if such operations had been combined for the period presented. These combined financial statements were prepared in connection with the sale of Bay Area Terminals and were derived from the consolidated financial statements and accounting records of PAA. The assets and liabilities in these combined financial statements have been reflected at PAA's historical carryover basis.

        Intercompany transactions between the Parent and Bay Area Terminals have been included in these combined financial statements and are considered to be effectively settled for cash in the

Bay Area Terminals

Notes to Combined Financial Statements (Continued)

Years Ended December 31, 2016 and 2015

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION (Continued)

combined financial statements at the time the transaction is recorded. The total net effect of the settlement of these intercompany transactions is reflected in the combined statement of cash flows as a financing activity and in the combined balance sheet within net parent investment.

        The combined statement of operations also includes expense allocations for certain functions historically performed by the Parent and allocated to Bay Area Terminals. These functions primarily relate to finance and accounting, legal, information technology, human resources, communications, commercial/marketing services, terminal operations, engineering, environmental, regulatory compliance, health and safety. Costs related to such functions are included in either operating or general and administrative expenses, and have been allocated on the basis of direct usage when identifiable or allocated on the basis of revenue. Our management believes the assumptions underlying the combined financial statements, including the assumptions regarding allocation of expenses from PAA, are reasonable and reflect all costs related to the operations of Bay Area Terminals, including those incurred by PAA on behalf of Bay Area Terminals. Nevertheless, the combined financial statements may not include all of the expenses that would have been incurred had Bay Area Terminals been a stand-alone company during the period presented and may not reflect its financial position, results of operations and cash flows had Bay Area Terminals been a stand-alone company during the period presented.

        We do not maintain separate bank accounts; therefore, we use PAA's centralized cash management process whereby the cash generated by Bay Area Terminals is held by PAA, and PAA funds Bay Area Terminals' operating and investing activities as needed. Accordingly, the cash and cash equivalents generated by Bay Area Terminals' operations and held by PAA are not presented in the combined financial statements. Transfers of cash to and from PAA's cash management system are reflected as a component of "Net parent investment" on the combined balance sheet, and as part of "Net distributions to parent" on the combined statement of cash flows.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses during the reporting period. The Company's most significant estimates involve (i) property and equipment and depreciation expense and (ii) accruals and contingent liabilities. Although we believe these estimates are reasonable, actual results can differ from these estimates.

Bay Area Terminals

Notes to Combined Financial Statements (Continued)

Years Ended December 31, 2016 and 2015

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

        Our operations generally consist of fee-based activities associated with storage, throughput and other ancillary fees for crude oil and refined products. We generate revenue through a combination of month-to-month and multi-year storage agreements. Storage fees resulting from short-term and long-term contracts are typically recognized in revenue ratably over the term of the contract regardless of the actual storage capacity utilized. Revenues associated with ancillary fees such as marine, additive injection, pipeline receipt/delivery, truck loading, rail unloading, circulation, heating and vapor recovery fees are recognized in the period those services are provided and are based on contracted rates.

Purchases and Related Costs

        Purchases and related costs include (i) the cost of inventory sold and (ii) costs associated with inventory valuation adjustments. These costs are recognized in the period incurred.

Accounts Receivable

        Accounts receivable are primarily derived from storage, throughput and ancillary fees. As of December 31, 2016 and December 31, 2015, we did not have any allowances for doubtful accounts balances. We review all outstanding accounts receivable balances on a monthly basis and record a reserve for amounts that we expect will not be fully recovered. We do not apply actual balances against any reserves until we have exhausted substantially all collection efforts.

Income Taxes

        No provision for federal or state income taxes has been made because the Company, PPT, and the Parent are not taxable entities for federal or state income tax purposes.

Fair Value Estimates

        The carrying amounts of our accounts receivable, accounts payable and accrued liabilities approximate their carrying values due to their short-term nature.

Other Significant Accounting Policies

        See the respective footnotes for our accounting policies regarding (i) inventory, (ii) property and equipment, (iii) intangible assets, (iv) concentration of customers and credit risk, (v) related party transactions, (vi) commitments and contingencies and (vii) subsequent events.

Bay Area Terminals

Notes to Combined Financial Statements (Continued)

Years Ended December 31, 2016 and 2015

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

        In February 2016, the FASB issued ASU 2016-02, Leases that revises the current accounting model for leases. The most significant changes are the clarification of the definition of a lease and required lessee recognition on the balance sheet of lease assets and liabilities with lease terms of more than 12 months, including extensive quantitative and qualitative disclosures. This guidance will become effective for interim and annual periods beginning after December 15, 2019, for non-public companies, with a modified retrospective application required.

        In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) with the underlying principle that an entity will recognize revenue to reflect amounts expected to be received in exchange for the provision of goods and services to customers upon the transfer of those goods or services. This ASU also requires additional disclosures. This ASU can be adopted either with a full retrospective approach or a modified retrospective approach with a cumulative-effect adjustment as of the date of adoption and is effective for interim and annual periods beginning after December 15, 2018 for non-public entities.

3. INVENTORY

        Our inventory primarily consists of transmix. Transmix is a mixture of refined products that forms when various product types are transported in pipelines. As is common in the industry, our agreements with our customers incorporate a provision that is intended to offset gains or losses, outside of tolerance, due to evaporation, shrinkage, measurement and other normal gains or losses. We value the variance of allowance volumes to actual gains or losses at the estimated net realizable value at the time the variance occurred and the result is recorded as either an increase to revenues or purchases. Our inventory is valued at the lower of cost or market, with cost determined using an average cost method. At the end of each reporting period, we assess the carrying value of our inventory and make any adjustments necessary to reduce the carrying value to the applicable net realizable value. During the years ended December 31, 2016 and 2015, there were inventory valuation adjustments of approximately $30 thousand and $63 thousand, respectively.

Bay Area Terminals

Notes to Combined Financial Statements (Continued)

Years Ended December 31, 2016 and 2015

4. PROPERTY AND EQUIPMENT

        Property and equipment, net is stated at cost and consisted of the following:

		As of December 31,
	Estimated Useful Lives (Years)
(in thousands)		2016	2015
Tankage, pipeline, and heavy equipment	10 - 70	$244,790	$241,113
Buildings	25 - 40	2,422	2,295
Vehicles, office, and other equipment	3 - 20	6,420	6,481
Construction in progress	—	920	2,154
Land	N/A	25,777	25,889

		280,329	277,932
Accumulated depreciation		(51,037)	(46,601)

Property and equipment, net		$229,292	$231,331

        We compute depreciation expense using the straight-line method based on estimated useful lives and salvage values of our assets. These estimates of useful lives and salvage values of our assets are based on various factors including condition, manufacturing specifications, technological advances and historical data concerning useful lives of similar assets. Uncertainties that impact these estimates include changes in laws and regulations relating to restoration and abandonment requirements, economic conditions and supply and demand in the area. When assets are put into service, we make estimates with respect to useful lives and salvage values that we believe are reasonable. However, subsequent events could cause us to change our estimates, thus impacting the future calculation of depreciation and amortization.

        In accordance with our capitalization policy, expenditures made to expand the existing operating and/or earnings capacity of our assets are capitalized. We also capitalize certain costs directly related to the construction of such assets. In addition, we will capitalize expenditures for the replacement of partially or fully depreciated assets in order to maintain the operating and/or earnings capacity of our existing assets. Repair and maintenance expenditures incurred in order to maintain the day to day operation of our existing assets are expensed as incurred.

Impairment of long-lived assets

        Long-lived assets with recorded values that are not expected to be recovered through future cash flows are written down to estimated fair value. Long-lived assets are tested for impairment when events or circumstances indicate that their carrying value may not be recoverable. The carrying value of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If the carrying value exceeds the sum of the undiscounted cash flows, an impairment loss equal to the amount by which the carrying value exceeds the fair value of the asset is recognized.

Bay Area Terminals

Notes to Combined Financial Statements (Continued)

Years Ended December 31, 2016 and 2015

4. PROPERTY AND EQUIPMENT (Continued)

        We evaluate property and equipment for impairment when events or circumstances indicate that the carrying value of these assets may not be recoverable. The evaluation is highly dependent on the underlying assumptions of related cash flows. The subjective assumptions used to determine the existence of an impairment of carrying value include:

  •
  whether there is an indication of impairment;

  •
  the grouping of assets;

  •
  the intention of "holding," "abandoning" or "selling" an asset;

  •
  the forecast of undiscounted expected future cash flow over the asset's estimated useful life; and

  •
  if an impairment exists, the fair value of the asset or asset group.

        During the years ended December 31, 2016 and 2015, we did not recognize any impairments.

5. INTANGIBLE ASSETS

        Intangible assets, net of accumulated amortization, consisted of customer relationships and emission reduction credits as of the date indicated:

		As of December 31,
	Estimated Useful Lives (Years)
(in thousands)		2016	2015
Customer relationships	17	$10,050	$10,050
Emission reduction credits(1)	N/A	111	111
Accumulated amortization		(5,985)	(5,394)

Intangible assets, net		$4,176	$4,767

(1)
Emission reduction credits, once surrendered in exchange for environmental permits, are finite-lived.

        Amortization expense for the years ended December 31, 2016 and 2015 was $591 thousand. Intangible assets that have indefinite lives are tested for impairment when events or circumstances indicate that the carrying value may not be recoverable.

        We estimate that our amortization expense related to finite-lived intangible assets for the next five years will be as follows:

(in thousands)	2017	2018	2019	2020	2021
Amortization expense	$591	$591	$591	$591	$591

Bay Area Terminals

Notes to Combined Financial Statements (Continued)

Years Ended December 31, 2016 and 2015

6. CONCENTRATION OF CUSTOMERS AND CREDIT RISK

        The following customers and their respective subsidiaries accounted for 10% or more of our revenues for the year presented:

	Year Ended December 31,
	2016	2015
Tesoro Refining & Marketing Company LLC	42%	38%
Chevron	21%	33%

        Financial instruments that potentially subject us to concentrations of credit risk consist principally of trade receivables. Accounts receivable are primarily derived from storage and throughput service and ancillary fees. This industry concentration has the potential to impact our overall exposure to credit risk in that the customers may be similarly affected by changes in economic, industry or other conditions. We perform periodic credit evaluations of our customers' financial condition and generally do not require collateral for accounts receivable.

7. RELATED PARTY TRANSACTIONS

        As discussed in "Basis of Presentation" in Note 1, historically, PAA performed certain functions that directly and indirectly supported our operations. These functions primarily related to finance and accounting, legal, information technology, human resources, communications, commercial/marketing services, terminal operations, engineering, environmental, regulatory compliance, health and safety. Costs related to such functions are included in either operating or general and administrative expenses in our combined statement of operations, depending on the nature of the activity, and have been allocated on the basis of direct usage, when identifiable, or allocated on the basis of revenues. These expenses also included labor from employees who are employed by the Parent's general partner, Plains All American GP LLC.

        During the years ended 2016 and 2015 respectively, $2,021 thousand and $1,578 thousand of costs included in general and administrative expenses and $393 thousand and $222 thousand of costs included in operating expenses were allocated on the basis of revenues.

Bay Area Terminals

Notes to Combined Financial Statements (Continued)

Years Ended December 31, 2016 and 2015

8. COMMITMENTS AND CONTINGENCIES

Commitments

        We have commitments, some of which are leases related to vehicles. We also incur costs associated with leased land and rights-of-way easements. Future non-cancelable commitments related to these items at December 31, 2016, are summarized below:

(in thousands)	2017	2018	2019	2020	2021	Thereafter	Total
Leases and rights-of-way easements(1)	$68	$68	$62	$56	$20	$282	$556

(1)
Includes operating leases as well as obligations for rights-of-way easements. Lease expense for the years ended December 31, 2016 and 2015 was $579 thousand and $474 thousand, respectively, and was recognized in "Operating expenses" in our combined statement of operations.

Contingencies

        We are subject to numerous federal, state, and local laws which regulate the discharge of materials into the environment or that otherwise relate to the protection of the environment. We may be involved in regulatory disputes, litigation, and claims arising out of our operations in the normal course of business. However, we are not currently a party to any legal or regulatory proceedings, the resolution of which could have a material adverse effect on our business, financial condition, or results of operations.

Environmental

        We record environmental liabilities when environmental assessments and/or remedial efforts are probable and the amounts can be reasonably estimated. Generally, our recording of these accruals coincides with our completion of a feasibility study or our commitment to a formal plan of action. We do not discount our environmental remediation liabilities to present value.

        Environmental expenditures that pertain to current operations or to future revenues are expensed or capitalized consistent with our capitalization policy for property and equipment. Expenditures that result from the remediation of an existing condition caused by past operations and that do not contribute to current or future profitability are expensed.

        As of December 31, 2016 and 2015, our estimated undiscounted reserve for environmental liabilities totaled $212 thousand and $80 thousand, respectively, which was classified as short-term. These short-term environmental liabilities are reflected in "Accounts payable and accrued liabilities" on our combined balance sheets. During the years ended December 31, 2016 and 2015, $237 thousand and $121 thousand, respectively, of environmental expense was recognized in "Operating expenses."

Bay Area Terminals

Notes to Combined Financial Statements (Continued)

Years Ended December 31, 2016 and 2015

9. SUBSEQUENT EVENTS

        Effective December 15, 2017, a wholly owned operating company subsidiary of TransMontaigne Partners L.P. completed the acquisition of Bay Area Terminals for a purchase price of $275 million.

        We did not identify any additional subsequent events or transactions through January 10, 2018, the date the accompanying combined financial statements were available to be issued.

Bay Area Terminals

Combined Balance Sheets

(in thousands)

	September 30, 2017	December 31, 2016
	(unaudited)
Assets
Current assets
Accounts receivable	$2,708	$2,218
Inventory	227	217
Prepaid expenses	328	569

Total current assets	3,263	3,004
Long-term assets
Property and equipment, net	227,228	229,292
Intangible assets, net	3,732	4,176

Total assets	$234,223	$236,472

Liabilities and net parent investment
Current liabilities
Accounts payable and accrued liabilities	$936	$2,171
Accrued property taxes and other current liabilities	1,636	85

Total current liabilities	2,572	2,256
Long-term liabilities
Total long-term liabilities	20	26

Total liabilities	2,592	2,282
Net parent investment	231,631	234,190

Total liabilities and net parent investment	$234,223	$236,472

The accompanying notes are an integral part of these unaudited combined financial statements.

Bay Area Terminals

Combined Statements of Operations

(in thousands)

	Nine Months Ended September 30,
	2017	2016
	(unaudited)
Revenues
Storage	$26,940	$24,647
Throughput and ancillary	5,721	5,314

Total revenues	32,661	29,961
Expenses
Purchases and related costs	3	170
Operating expenses	8,957	10,687
General and administrative expenses	1,856	1,588
Depreciation and amortization	3,804	3,764

Total expenses	14,620	16,209
Operating income	18,041	13,752
Other income	34	33

Net income	$18,075	$13,785

The accompanying notes are an integral part of these unaudited combined financial statements.

Bay Area Terminals

Combined Statements of Changes in Net Parent Investment

(in thousands)

2017
(unaudited)
Balance as of December 31, 2016	$234,190
Net income	18,075
Net distributions to parent	(20,634)

Balance as of September 30, 2017	$231,631

2016
(unaudited)
Balance as of December 31, 2015	$238,167
Net income	13,785
Net distributions to parent	(17,150)

Balance as of September 30, 2016	$234,802

The accompanying notes are an integral part of these unaudited combined financial statements.

Bay Area Terminals

Combined Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2017	2016
	(unaudited)
Cash flows from operating activities
Net income	$18,075	$13,785
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	3,804	3,764
Gain on sale of fixed assets	(1)	—
Net changes in operating assets and liabilities:
Accounts receivable	(490)	(1,786)
Inventory and prepaid expenses	232	513
Accounts payable, accrued liabilities, accrued property taxes and other liabilities	839	2,113

Net cash provided by operating activities	22,459	18,389
Cash flows from investing activities
Additions to property and equipment	(1,826)	(1,239)
Proceeds from sale of fixed assets	1	—

Net cash used in investing activities	(1,825)	(1,239)
Cash flows from financing activities
Net distributions to parent	(20,634)	(17,150)

Net cash used in financing activities	(20,634)	(17,150)
Cash and cash equivalents
Net change in year	—	—
Beginning of year	—	—

End of year	$—	$—

Non-cash transactions:
Change in accrued capital expenditures	(529)	304

The accompanying notes are an integral part of these unaudited combined financial statements.

Bay Area Terminals

Notes to Combined Financial Statements

(unaudited)

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of the Business

        The Richmond and Martinez Terminal Assets ("Bay Area Terminals" or the "Company") are owned by Plains Products Terminals LLC ("PPT"), a wholly-owned subsidiary of Plains All American Pipeline, L.P. ("PAA", or the "Parent"). Bay Area Terminals is located in the San Francisco Bay Area in California. As used in this document, the terms "we", "us", "our" and similar terms refer to Bay Area Terminals unless the context indicates otherwise.

        We own two discrete waterborne crude oil and refined products terminals: Richmond and Martinez Terminals, which are comprised of 65 storage tanks with approximately 5.4 million barrels of aggregate storage capacity and additional assets including pipeline connections, two truck loading lanes, six rail unloading spots and two ship docks. Bay Area Terminals consists of:

  •
  The Richmond terminal with 29 above ground storage tanks with an approximate shell capacity of 0.6 million barrels. Its products include diesel, jet fuel, gasoline blend stocks, fuel oil, aviation gas and regular and denatured ethanol. Its connectivity includes (i) a deepwater dock capable of handling oceangoing barges and larger cargo receipts and deliveries; (ii) truck loading capabilities; (iii) rail unloading access; and (iv) pipeline receipts.

  •
  The Martinez terminal with 36 above ground storage tanks with an approximate shell capacity of 4.8 million barrels. Its products include crude oil, gasoline, diesel, jet fuel, gasoline blend stocks and fuel oil. Its connectivity includes (i) a deep-water dock capable of handling oceangoing barges and larger cargo receipts and deliveries; and (ii) pipeline receipts and deliveries.

        Through these terminals, we generate fee-based revenue through crude oil and refined petroleum products storage, throughput and other ancillary services.

Basis of Presentation

        The unaudited combined financial statements consist of the historical financial statements of PAA's Bay Area Terminals business and were prepared in accordance with generally accepted principles in the United States. These statements reflect the unaudited combined historical results of operations, financial position, changes in net parent investment and cash flows of Bay Area Terminals as if such operations had been combined for the period presented. These unaudited combined financial statements were prepared in connection with the sale of Bay Area Terminals and were derived from the consolidated financial statements and accounting records of PAA. The assets and liabilities in these combined financial statements have been reflected at PAA's historical carryover basis.

Bay Area Terminals

Notes to Combined Financial Statements (Continued)

(unaudited)

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION (Continued)

        The unaudited combined financial statements have been prepared in accordance with the instructions for interim reporting as set forth by the Securities and Exchange Commission, and should be read in conjunction with our December 31, 2016 combined financial statements. All adjustments (consisting only of normal recurring adjustments) that in the opinion of management were necessary for a fair statement of the results for the interim periods have been reflected. The combined balance sheet data as of December 31, 2016 was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. The results of operations for the nine months ended September 30, 2017 should not be taken as indicative of results to be expected for the entire year.

        Intercompany transactions between the Parent and Bay Area Terminals have been included in these unaudited combined financial statements and are considered to be effectively settled for cash in the unaudited combined financial statements at the time the transaction is recorded. The total net effect of the settlement of these intercompany transactions is reflected in the unaudited combined statements of cash flows as a financing activity and in the unaudited combined balance sheets within net parent investment.

        The unaudited combined statements of operations also include expense allocations for certain functions historically performed by the Parent and allocated to Bay Area Terminals. These functions primarily relate to finance and accounting, legal, information technology, human resources, communications, commercial/marketing services, terminal operations, engineering, environmental, regulatory compliance, health and safety. Costs related to such functions are included in either operating or general administrative expenses, and have been allocated on the basis of direct usage when identifiable or allocated on the basis of revenue. Our management believes the assumptions underlying the combined financial statements, including the assumptions regarding allocation of expenses from PAA, are reasonable and reflect all costs related to the operations of Bay Area Terminals, including those incurred by PAA on behalf of Bay Area Terminals. Nevertheless, the unaudited combined financial statements may not include all of the expenses that would have been incurred had Bay Area Terminals been a stand-alone company during the period presented and may not reflect its results of operations, financial position and cash flows had Bay Area Terminals been a stand-alone company during the periods presented.

        We do not maintain separate bank accounts; therefore, we use PAA's centralized cash management process whereby the cash generated by Bay Area Terminals is held by PAA, and PAA funds Bay Area Terminals' operating and investing activities as needed. Accordingly, the cash and cash equivalents generated by Bay Area Terminals' operations and held by PAA are not presented in the unaudited combined financial statements for any of the periods presented. Transfers of cash to and from PAA's cash management system is reflected as a component of "Net parent investment" on the unaudited combined balance sheets, and as part of "Net distributions to parent" on the unaudited combined statements of cash flows.

Bay Area Terminals

Notes to Combined Financial Statements (Continued)

(unaudited)

2. RECENT ACCOUNTING PRONOUNCEMENTS

        In February 2016, the FASB issued ASU 2016-02, Leases that revises the current accounting model for leases. The most significant changes are the clarification of the definition of a lease and required lessee recognition on the balance sheet of lease assets and liabilities with lease terms of more than 12 months, including extensive quantitative and qualitative disclosures. This guidance will become effective for interim and annual periods beginning after December 15, 2019, for non-public entities, with a modified retrospective application required.

        In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) with the underlying principle that an entity will recognize revenue to reflect amounts expected to be received in exchange for the provision of goods and services to customers upon the transfer of those goods or services. This ASU also requires additional disclosures. This ASU can be adopted either with a full retrospective approach or a modified retrospective approach with a cumulative-effect adjustment as of the date of adoption and is effective for interim and annual periods beginning after December 15, 2018 for non-public entities.

3. PROPERTY AND EQUIPMENT

        Property and equipment, net is stated at cost and consisted of the following:

(in thousands)	Estimated Useful Lives (Years)	September 30, 2017	December 31, 2016
Tankage, pipeline, and heavy equipment	10 - 70	$245,879	$244,790
Buildings	25 - 40	2,422	2,422
Vehicles, office, and other equipment	3 - 20	6,420	6,420
Construction in progress	—	1,128	920
Land	N/A	25,777	25,777

		281,626	280,329
Accumulated depreciation		(54,398)	(51,037)

Property and equipment, net		$227,228	$229,292

        We did not recognize any impairments during the nine months ended September 30, 2017 or 2016.

4. RELATED PARTY TRANSACTIONS

        As discussed in "Basis of Presentation" in Note 1, historically, PAA performed certain functions that directly and indirectly supported our operations. These functions primarily related to finance and accounting, legal, information technology, human resources, communications, commercial/marketing services, terminal operations, engineering, environmental, regulatory

Bay Area Terminals

Notes to Combined Financial Statements (Continued)

(unaudited)

4. RELATED PARTY TRANSACTIONS (Continued)

compliance, health and safety. Costs related to such functions are included in either operating or general and administrative expenses in our combined financial statements, depending on the nature of the activity, and have been allocated on the basis of direct usage, when identifiable, or allocated on the basis of revenues. These expenses also included labor from employees who are employed by the Parent's general partner, Plains All American GP LLC.

        During the nine months ended September 30, 2017 and 2016 respectively, $1,614 thousand and $1,425 thousand of costs included in general and administrative expenses and $285 thousand and $321 thousand of costs included in operating expenses were allocated on the basis of revenues.

5. COMMITMENTS AND CONTINGENCIES

Contingencies

        We are subject to numerous federal, state, and local laws which regulate the discharge of materials into the environment or that otherwise relate to the protection of the environment. We may be involved in regulatory disputes, litigation, and claims arising out of our operations in the normal course of business. However, we are not currently a party to any legal or regulatory proceedings, the resolution of which could have a material adverse effect on our business, financial condition, or results of operations.

Environmental

        We record environmental liabilities when environmental assessments and/or remedial efforts are probable and the amounts can be reasonably estimated. Generally, our recording of these accruals coincides with our completion of a feasibility study or our commitment to a formal plan of action. We do not discount our environmental remediation liabilities to present value.

        Environmental expenditures that pertain to current operations or to future revenues are expensed or capitalized consistent with our capitalization policy for property and equipment. Expenditures that result from the remediation of an existing condition caused by past operations and that do not contribute to current or future profitability are expensed.

        At September 30, 2017, our estimated undiscounted reserve for environmental liabilities totaled $94 thousand which was classified as short-term. At December 31, 2016, our estimated undiscounted reserve for environmental liabilities totaled $212 thousand which was classified as short-term. These short-term environmental liabilities are reflected in "Accounts payable and accrued liabilities" on our combined balance sheets and relate to Bay Area Terminals. During the nine months ended September 30, 2017 and 2016, $96 thousand and $75 thousand, respectively, of environmental expenses were recognized in Operating expenses.

Bay Area Terminals

Notes to Combined Financial Statements (Continued)

(unaudited)

6. SUBSEQUENT EVENTS

        Effective December 15, 2017, a wholly owned operating company subsidiary of TransMontaigne Partners L.P. completed the acquisition of Bay Area Terminals for a purchase price of $275 million.

        We did not identify any additional subsequent events or transactions through January 10, 2018, the date the accompanying combined financial statements were available to be issued.

PROSPECTUS

TRANSMONTAIGNE PARTNERS L.P.
TLP FINANCE CORP.

$1,000,000,000

Common Units
Debt Securities

        TransMontaigne Partners L.P. may offer and sell up to $1,000,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

        TLP Finance Corp. may act as a co-issuer of the debt securities, and all of our other direct or indirect subsidiaries, other than "minor" subsidiaries (except for TLP Finance Corp.) as such term is interpreted in the securities regulations governing financial reporting for guarantors, may guarantee the debt securities.

        Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

        We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled "About this Prospectus" and "Plan of Distribution" for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

        INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE "RISK FACTORS" ON PAGE 8 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

        Our common units are listed on the New York Stock Exchange (the "NYSE") under the symbol "TLP." On August 30, 2016, the last reported sale price of our common units on the NYSE was $42.69 per common unit.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 2, 2016.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the "SEC") using a "shelf" registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $1,000,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information; Incorporation by Reference."

        We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

        When we refer to "TransMontaigne," "we," "our," "us," and the "Partnership" in this prospectus, we mean TransMontaigne Partners L.P. and its consolidated subsidiaries, unless otherwise specified. References to "our general partner" or the "general partner" refer to TransMontaigne GP L.L.C., the general partner of the Partnership, which effectively manages the business and affairs of the Partnership. When we refer to "you," we mean the holders of the applicable series of securities.

 WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

        We file reports and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC's Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

        Our web site address is http://www.transmontaignepartners.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

        This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC's Public Reference Room in Washington, D.C. or through the SEC's website, as provided above.

Incorporation by Reference

        The SEC's rules allow us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

        We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed "filed" with the SEC, including our compensation committee report and any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

        This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 10, 2016.

  •
  Our Quarterly Reports on Form 10-Q for the three-months ended March 31, 2016 and June 30, 2016, filed with the SEC on May 5, 2016 and August 9, 2016, respectively.

  •
  our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on June 1, 2016.

  •
  Our Current Reports on Form 8-K filed with the SEC on January 19, 2016, February 2, 2016, February 24, 2016, March 3, 2016, April 18, 2016, May 18, 2016, July 18, 2016 and July 22, 2016.

  •
  The description of our common units contained in our Registration Statement on Form 8-A (File No. 001-32505), as filed with the SEC on May 17, 2005, and any amendment or report filed with the SEC for the purpose of updating the description.

        All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

        You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

TransMontaigne Partners L.P.
Attention: Investor Relations
1670 Broadway, Suite 3100
Denver, Colorado 80202
(303) 626-8200

        Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Some of the information included in this prospectus, any prospectus supplement and the documents we incorporate by reference contain or will contain forward-looking statements, including the following:

  •
  any statements contained in this prospectus, any prospectus supplement and the documents we incorporate by reference regarding the prospects for our business or any of our services or our ability to pay distributions;

  •
  any statements preceded by, followed by or that include the words "may," "seeks," "believes," "expects," "anticipates," "intends," "continues," "estimates," "plans," "targets," "predicts," "attempts," "is scheduled," or similar expressions; and

  •
  other statements contained in this prospectus, any prospectus supplement and the documents we incorporate by reference regarding matters that are not historical facts.

        Our business and results of operations are subject to risks and uncertainties, many of which are beyond our ability to control or predict. Because of these risks and uncertainties, actual results may differ materially from those expressed or implied by forward-looking statements, and investors are cautioned not to place undue reliance on such statements, which speak only as of the date thereof.

        Important factors, many of which are described in more detail in "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015, that could cause actual results to differ materially from our expectations include, but are not limited to:

  •
  whether we are able to generate sufficient cash from operations to enable us to maintain or grow the amount of the quarterly distribution to our unitholders;

  •
  Gulf TLP Holdings, LLC, a wholly owned subsidiary of ArcLight Energy Partners Fund VI, L.P. ("ArcLight") controls our general partner, which has sole responsibility for conducting our business and managing our operations. ArcLight and its affiliates have conflicts of interest and limited fiduciary duties, which may permit them to favor their own interests to our detriment;

  •
  affiliates of our general partner, including Gulf TLP Holdings, LLC and ArcLight, may compete with us and do not have any obligation to present business opportunities to us;

  •
  failure by any of our significant customers to continue to engage us to provide services after the expiration of existing terminaling services agreements or our failure to secure comparable alternative arrangements;

  •
  a reduction in revenue from any of our significant customers upon which we rely for a substantial majority of our revenue;

  •
  a material portion of our operations are conducted through joint ventures, over which we do not maintain full control and which have unique risks;

  •
  competition from other terminals and pipelines that may be able to supply our significant customers with terminaling services on a more competitive basis;

  •
  the continued creditworthiness of, and performance by, our significant customers;

  •
  the expiration of our omnibus agreement occurs on the earlier to occur of ArcLight ceasing to control our general partner or following at least 24 months prior written notice;

  •
  NGL Energy Operating will continue to employ the officers and employees that provide services to us under the provisions of a transition services agreement entered into in connection with the ArcLight acquisition and NGL has conflicts of interest with us and limited duties to us, which may permit it to favor its own interests to our detriment while the transition services agreement is operative;

  •
  we are exposed to the credit risks of our significant customers which could affect our creditworthiness. Any material nonpayment or nonperformance by such customers could also adversely affect our financial condition and results of operations;

  •
  a lack of access to new capital would impair our ability to expand our operations;

  •
  the lack of availability of acquisition opportunities, constraints on our ability to make acquisitions, failure to successfully integrate acquired facilities and future performance of acquired facilities, could limit our ability to grow our business successfully and could adversely affect the price of our common units;

  •
  a decrease in demand for products due to high prices, alternative fuel sources, new technologies or adverse economic conditions;

  •
  our debt levels and restrictions in our debt agreements that may limit our operational flexibility;

  •
  the ability of our significant customers to secure financing arrangements adequate to purchase their desired volume of product;

  •
  the impact on our facilities or operations of extreme weather conditions, such as hurricanes, and other events, such as terrorist attacks or war and costs associated with environmental compliance and remediation;

  •
  the control of our general partner being transferred to a third party without our consent or unitholder consent;

  •
  we may have to refinance our existing debt in unfavorable market conditions;

  •
  the failure of our existing and future insurance policies to fully cover all risks incident to our business;

  •
  our shared pollution insurance policies with TransMontaigne LLC may limit or extinguish the coverage available to us;

  •
  cyberattacks or other breaches of our information security measures could disrupt our operations and result in increased costs;

  •
  timing, cost and other economic uncertainties related to the construction of new tank capacity or facilities;

  •
  the impact of current and future laws and governmental regulations, general economic, market or business conditions;

  •
  the age and condition of many of our pipeline and storage assets may result in increased maintenance and remediation expenditures;

  •
  cost reimbursements, which are determined by our general partner, and fees paid to our general partner and its affiliates for services will continue to be substantial;

  •
  our general partner's limited call right may require unitholders to sell their common units at an undesirable time or price;

  •
  our ability to issue additional units without unitholder approval would dilute our unitholders' existing ownership interest;

  •
  the possibility that our unitholders could be held liable under some circumstances for our obligations to the same extent as a general partner;

  •
  our failure to avoid federal income taxation as a corporation or the imposition of state level taxation;

  •
  our inability to make acquisitions and investments to increase our capital asset base may result in future declines in our tax depreciation;

  •
  the impact of new Internal Revenue Service ("IRS") regulations or a challenge of our current allocation of income, gain, loss and deductions among our unitholders;

  •
  unitholders will be required to pay taxes on their respective share of our taxable income regardless of the amount of cash distributions;

  •
  investment in common partnership units by tax-exempt entities and foreign persons raises tax issues unique to them;

  •
  unitholders will likely be subject to state and local taxes and return filing requirements in states where they do not live as a result of investing in our units; and

  •
  the sale or exchange of 50% or more of our capital and profits interests within a 12-month period would result in a constructive termination of our partnership for income tax purposes.

        We do not intend to update these forward-looking statements except as required by law.

 TRANSMONTAIGNE PARTNERS L.P. AND
TLP FINANCE CORP.

        We are a terminaling and transportation company with operations primarily in the United States along the Gulf Coast, in the Midwest, in Houston and Brownsville, Texas, along the Mississippi and Ohio Rivers, and in the Southeast. We provide integrated terminaling, storage, transportation and related services for customers engaged in the distribution and marketing of light refined petroleum products, heavy refined petroleum products, crude oil, chemicals, fertilizers and other liquid products. Light refined products include gasolines, diesel fuels, heating oil and jet fuels. Heavy refined products include residual fuel oils and asphalt. We do not purchase or market products that we handle or transport. Therefore, we do not have material direct exposure to changes in commodity prices, except for the value of refined product gains and losses arising from terminaling services agreements with certain customers.

        TLP Finance Corp. is one of our wholly owned subsidiaries. It has no assets and does not and will not conduct any operations or have any employees. It was formed for the sole purpose of acting as a co-issuer for our debt securities and its activities will be limited to co-issuing our debt securities and engaging in other activities incidental thereto.

        Our principal executive offices are located at 1670 Broadway, Suite 3100, Denver, Colorado 80202, and our telephone number is (303) 626-8200.

RISK FACTORS

        Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K filed with the SEC on March 10, 2016, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the historical ratios of earnings to fixed charges for us for each of the periods indicated. See Exhibit 12.1 to the registration statement on Form S-3, as amended, for the full calculation of the ratio of earnings to fixed charges for all periods presented herein.

		Year Ended December 31,
	Six Months Ended June 30, 2016
		2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	4.7	6.2	5.1	4.9	10.0	10.9

 DESCRIPTION OF OUR COMMON UNITS

        The following description of our common units is not complete and may not contain all the information you should consider before investing in our common units. This description is summarized from, and qualified in its entirety by reference to, our partnership agreement, which has been publicly filed with the SEC. See "Where You Can Find More Information; Incorporation by Reference."

The Common Units

        The common units represent a class of limited partner interests in us. The holders of common units are entitled to participate in partnership distributions and exercise the rights or privileges available to limited partners under our partnership agreement. For a description of the relative rights and preferences of holders of common units in and to partnership distributions, please read this section and "Cash Distribution Policy." For a description of the rights and privileges of limited partners under our partnership agreement, including voting rights, please read "Description of Our Partnership Agreement."

Transfer Agent and Registrar

Duties

        Computershare Trust Company, N.A. serves as registrar and transfer agent for the common units. We pay all fees charged by the transfer agent for transfers of our common units, except for the following, which must be paid by unitholders:

  •
  surety bond premiums to replace lost or stolen certificates, or to cover taxes and other governmental charges in connection therewith;

  •
  special charges for services requested by a holder of a common unit; and

  •
  other similar fees or charges.

        There is no charge to unitholders for disbursements of our cash distributions. We will indemnify the transfer agent, its agents and each of their stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Transfer of Common Units

        Upon the transfer of common units or the issuance of common units in a merger or consolidation in accordance with our partnership agreement, each transferee of common units shall be admitted as a limited partner with respect to the common units transferred when such transfer and admission are reflected in our books and records. Additionally, each transferee:

  •
  represents that the transferee has the capacity, power and authority to enter into our partnership agreement;

  •
  automatically agrees to be bound by the terms and conditions of, and is deemed to have executed, our partnership agreement; and

  •
  gives the consents, waivers and approvals contained in our partnership agreement.

        An assignee will become a substituted limited partner of our partnership for the transferred common units automatically upon the recording of the transfer on our books and records. Our general partner will cause any transfers to be recorded on our books and records no less frequently than quarterly.

        We may, at our discretion, treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder's rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

        Common units are securities and any transfers are subject to the laws governing the transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a substituted limited partner in our partnership for the transferred common units.

        Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the common unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

DESCRIPTION OF OUR PARTNERSHIP AGREEMENT

        The following is a summary of the material provisions of our partnership agreement, as amended to date.

        We summarize the following provisions of our partnership agreement elsewhere in this prospectus:

  •
  with regard to distributions of available cash, please read "Cash Distribution Policy";

  •
  with regard to the duties of our general partner, please read "Risk Factors—Risks Inherent in an Investment in Us" in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 10, 2016;

  •
  with regard to the transfer of common units, please read "Description of Our Common Units—Transfer of Common Units"; and

  •
  with regard to allocations of taxable income and taxable loss, please read "Material Federal Income Tax Consequences."

Organization and Duration

        We were organized on February 23, 2005, and have a perpetual existence unless terminated pursuant to the terms of our partnership agreement.

Purpose

        Our purpose under the partnership agreement is limited to any business activities that are approved by our general partner and that lawfully may be conducted by a limited partnership organized under Delaware law; provided that our general partner may not cause us to engage, directly or indirectly, in any business activity that our general partner determines would cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.

        Although our general partner has the ability to cause us, TransMontaigne Operating Company L.P. (the "operating partnership") or the operating partnership's subsidiaries to engage in activities other than the storage, terminaling, transportation and distribution of refined products, our general partner may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. Our general partner is authorized in general to perform all acts it determines to be necessary or appropriate to carry out our purposes and to conduct our business.

Power of Attorney

        Each limited partner, and each person who acquires a unit from a unitholder, by accepting the common unit, automatically grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance, or dissolution. The power of attorney also grants our general partner the authority to amend, and to make consents and waivers under, the partnership agreement.

Capital Contributions

        Unitholders are not obligated to make additional capital contributions, except as described below under "—Limited Liability."

        For a discussion of our general partner's right to contribute capital to maintain its 2% general partner interest if we issue additional common units, please read "—Issuance of Additional Securities."

Voting Rights

        The following matters require the unitholder vote specified below. Various matters require the approval of a "unit majority," which means the approval of a majority of the outstanding common units.

        In voting their common units, our general partner and its affiliates will have no fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners.

Issuance of additional common units:	No approval right.
Amendment of the partnership agreement:
Certain amendments may be made by our general partner without the approval of the unitholders. Other amendments generally require the approval of a unit majority. See "—Amendment of the Partnership Agreement."
Merger of our partnership or the sale of all or substantially all of our assets:	Unit majority in certain circumstances. See "—Merger, Consolidation, Sale or Other Disposition of Assets."
Dissolution of our partnership:	Unit majority. See "—Termination and Dissolution."
Continuation of our partnership upon dissolution:	Unit majority. See "—Termination and Dissolution."
Withdrawal of our general partner:	No approval required at any time. See "—Withdrawal or Removal of Our General Partner."
Removal of our general partner:	Not less than 66 2/3% of the outstanding common units, including common units held by our general partner and its affiliates. See "—Withdrawal or Removal of Our General Partner."
Transfer of the general partner interest:	No approval required at any time. See "—Transfer of General Partner Interest."
Transfer of incentive distribution rights:	No approval required at any time. See "—Transfer of Incentive Distribution Rights."
Transfer of ownership interests in our general partner:	No approval required at any time. See "—Transfer of Ownership Interests in General Partner."

Limited Liability

Participation in the Control of Our Partnership

        Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") and that it otherwise acts in conformity with the provisions of the partnership agreement, its liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital it is obligated to contribute to us for its common units plus its share of any undistributed profits and assets. If it were determined, however, that the right, or exercise of the right, by the limited partners as a group:

  •
  to remove or replace our general partner;

  •
  to approve some amendments to the partnership agreement; or

  •
  to take other action under the partnership agreement;

constituted "participation in the control" of our business for the purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under the laws of Delaware, to the same extent as our general partner. This liability would extend to persons who transact business with us who reasonably believe that a limited partner is a general partner. Neither the partnership agreement nor the Delaware Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of our general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for such a claim in Delaware case law.

Unlawful Partnership Distributions

        Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, a substituted limited partner of a limited partnership is liable for the obligations of his assignor to make contributions to the partnership, except that such person is not obligated for liabilities unknown to him at the time it became a limited partner and that could not be ascertained from the partnership agreement.

Failure to Comply with the Limited Liability Provisions of Jurisdictions in which we do Business

        Our subsidiaries conduct business or have the authority to conduct business in several states. Our subsidiaries may conduct business in other states in the future. Maintenance of our limited liability as a limited partner of the operating partnership may require compliance with legal requirements in the jurisdictions in which the operating partnership conducts business, including qualifying our subsidiaries to do business there.

        Limitations on the liability of limited partners for the obligations of a limited partner have not been clearly established in many jurisdictions. If, by virtue of our limited partner interest in the operating partnership or otherwise, it were determined that we were conducting business in any state without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the limited partners as a group to remove or replace the general partner, to approve some amendments to the partnership agreement, or to take other action under the partnership agreement constituted "participation in the control" of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as the general partner under the circumstances. We will operate in a manner that our general partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Issuance of Additional Securities

        The partnership agreement authorizes us to issue an unlimited number of additional partnership securities for the consideration and on the terms and conditions determined by our general partner without the approval of the unitholders.

        It is possible that we will fund acquisitions through the issuance of additional common units or other partnership securities. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions of available cash. In addition, the issuance of additional common units or other partnership securities may dilute the value of the interests of the then-existing holders of common units in our net assets.

        In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership securities that, as determined by our general partner, may have rights to distributions or special voting rights to which the common units are not entitled. In addition, our partnership agreement does not prohibit the issuance by our subsidiaries of equity securities, which may effectively rank senior to the common units.

        Upon issuance of additional partnership securities, our general partner will have the right, but not the obligation, to make additional capital contributions to the extent necessary to maintain its 2% general partner interest in us. Our general partner's 2% interest in us will be reduced if we issue additional common units in the future and our general partner does not contribute a proportionate amount of capital to us to maintain its 2% general partner interest. Moreover, our general partner will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other partnership securities whenever, and on the same terms that, we issue those securities to persons other than our general partner and its affiliates, to the extent necessary to maintain its and its affiliates' percentage interest, including such interest represented by common units, that existed immediately prior to each issuance. The holders of common units will not have preemptive rights to acquire additional common units or other partnership securities.

Amendment of the Partnership Agreement

General

        Amendments to the partnership agreement may be proposed only by or with the consent of our general partner. However, our general partner will have no duty or obligation to propose any amendment and may decline to do so free of fiduciary any duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us and the limited partners. In order to adopt a proposed amendment, other than the amendments discussed below, our general partner must seek written approval of the holders of the number of units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a unit majority.

Prohibited Amendments

        No amendment may be made that would:

  (1)
  enlarge the obligations of any limited partner without its consent, unless approved by at least a majority of the type or class of limited partner interests so affected; or

  (2)
  enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without the consent of our general partner, which may be given or withheld at its option.

        The provision of the partnership agreement preventing the amendments having the effects described in clauses (1) or (2) above can be amended upon the approval of the holders of at least 90% of the outstanding common units voting together as a single class (including common units owned by our general partner and its affiliates). As of the date of this prospectus, our general partner and its affiliates own approximately 19.6% of the outstanding common units.

No Unitholder Approval

        Our general partner may generally make amendments to the partnership agreement without the approval of any limited partner or assignee to reflect:

  (1)
  a change in our name, the location of our principal place of business, our registered agent or our registered office;

  (2)
  the admission, substitution, withdrawal, or removal of partners in accordance with the partnership agreement;

  (3)
  a change that our general partner determines to be necessary or appropriate for us to qualify or to continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that we, the operating partnership and its subsidiaries will not be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

  (4)
  an amendment that is necessary, in the opinion of our counsel, to prevent us or our general partner or its directors, officers, agents or trustees from, in any manner, being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisors Act of 1940, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974 ("ERISA"), each as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the U.S. Department of Labor;

  (5)
  an amendment that our general partner determines to be necessary or appropriate for the authorization of additional partnership securities or rights to acquire partnership securities;

  (6)
  any amendment expressly permitted in the partnership agreement to be made by our general partner acting alone;

  (7)
  an amendment effected, necessitated, or contemplated by a merger agreement that has been approved under the terms of the partnership agreement;

  (8)
  any amendment that our general partner determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by the partnership agreement;

  (9)
  a change in our fiscal year or taxable year and related changes;

  (10)
  mergers with or conveyances to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the merger or conveyance other than those it receives by way of the merger or conveyance, provided that prior to the amendment our general partner has received an opinion of counsel that the merger or conveyance would not result in the loss of limited liability status, that the sole purpose of such merger is to effect a change in legal form and that the governing instruments provide the limited partners and our general partner with the same rights contained in the partnership agreement; or

  (11)
  any other amendments substantially similar to any of the matters described in (1) through (10) above.

        In addition, our general partner may make amendments to the partnership agreement without the approval of any limited partner or assignee in connection with a merger or consolidation approved in accordance with our partnership agreement, or if our general partner determines that those amendments:

  (1)
  do not adversely affect the limited partners (or any particular class of limited partners) in any material respect;

  (2)
  are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

  (3)
  are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed for trading;

  (4)
  are necessary or appropriate for any action taken by our general partner relating to splits or combinations of common units under the provisions of the partnership agreement; or

  (5)
  are required to effect the intent expressed in this prospectus or the intent of the provisions of the partnership agreement or are otherwise contemplated by the partnership agreement.

Opinion of Counsel and Unitholder Approval

        Our general partner will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the limited partners or result in our being treated as an entity for federal income tax purposes in connection with any of the amendments described under "—No Unitholder Approval." Except as described under "—Prohibited Amendments" and "Merger, Consolidation, Sale or Other Disposition of Assets," no other amendments to the partnership agreement will become effective without the approval of holders of at least 90% of the outstanding common units, voting as a single class, unless we first obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any of our limited partners.

        In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding units in relation to other classes of units will require the approval of at least a majority of the type or class of units so affected. Any amendment that reduces the voting percentage required to take any action must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the voting requirement sought to be reduced.

Merger, Consolidation, Sale or Other Disposition of Assets

        A merger or consolidation of our partnership requires the prior consent of our general partner. However, our general partner will have no duty or obligation to consent to any merger or consolidation and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us and the limited partners.

        In addition, the partnership agreement generally prohibits our general partner, without the prior approval of the holders of units representing a unit majority, from causing us to, among other things, sell, exchange, or otherwise dispose of all or substantially all of our and our subsidiaries' assets in a single transaction or a series of related transactions, including by way of merger, consolidation, or other combination, or approving on our behalf the sale, exchange, or other disposition of all or substantially all of the assets of our subsidiaries. Our general partner may, however, mortgage, pledge, hypothecate, or grant a security interest in all or substantially all of and our subsidiaries' our assets without that approval. Our general partner may also sell all or substantially all of our and our subsidiaries' assets under a foreclosure or other realization upon those encumbrances without that approval. Finally, our general partner may consummate any merger without the prior approval of our unitholders if we are the surviving entity in the transaction, our general partner has received an opinion of counsel regarding limited liability and tax matters, the transaction would not result in a material amendment to the partnership agreement (other than an amendment that the general partner could adopt without the consent of the limited partners), each of our units will be an identical unit of our partnership following the transaction and the aggregate amount of units and other equity interests to be issued do not exceed 20% of our outstanding equity interests immediately prior to the transaction.

        If conditions specified in the partnership agreement are satisfied, our general partner may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey some or all of our assets to, a newly formed limited liability entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity, our general partner has received an opinion of counsel regarding limited liability and tax matters and the governing instruments of the new entity provide the limited partners and our general partner with the same rights and obligations as contained in our partnership agreement. The unitholders are not entitled to dissenters' rights of appraisal under the partnership agreement or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets, or any other transaction or event.

Termination and Dissolution

        We will continue as a limited partnership until terminated under the partnership agreement. We will dissolve upon:

  (1)
  the election of our general partner to dissolve us, if approved by the holders of units representing a unit majority;

  (2)
  there being no limited partners, unless we are continued without dissolution in accordance with applicable Delaware law;

  (3)
  the entry of a decree of judicial dissolution of our partnership; or

  (4)
  the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner other than by reason of a transfer of its general partner interest in accordance with the partnership agreement or withdrawal or removal following approval and admission of a successor.

        Upon a dissolution under clause (4), the holders of a unit majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in the partnership agreement by appointing as a successor general partner an entity approved by the holders of units representing a unit majority, subject to our receipt of an opinion of counsel to the effect that:

  (1)
  the action would not result in the loss of limited liability of any limited partner; and

  (2)
  neither our partnership, the operating partnership nor any of our other subsidiaries would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of that right to continue.

Liquidation and Distribution of Proceeds

        Upon our dissolution, unless we are continued as a new limited partnership, the liquidator authorized to wind up our affairs will, acting with all of the powers of our general partner that are necessary or appropriate, liquidate our assets and apply the proceeds of the liquidation as described in "Cash Distribution Policy—Distributions of Cash Upon Liquidation." The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to the partners.

Withdrawal or Removal of Our General Partner

        Our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days' written notice, and that withdrawal will not constitute a violation of the partnership agreement. In addition, the partnership agreement permits our general partner to sell or otherwise transfer all of its general partner interest in us without the approval of the unitholders. Please read "—Transfer of General Partner Interest" and "—Transfer of Incentive Distribution Rights."

        Upon withdrawal of our general partner under any circumstances, other than as a result of a transfer by our general partner of all or a part of its general partner interest in us, the holders of a majority of the outstanding common units may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up, and liquidated, unless within a specified period of time after that withdrawal, the holders of a unit majority agree in writing to continue our business and to appoint a successor general partner. Please read "—Termination and Dissolution."

        Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of the outstanding common units, voting as a single class, including common units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of our general partner is also subject to the approval of a successor general partner by the vote of the holders of a majority of the outstanding common units. The ownership of more than 33 1/3% of the outstanding common units by our general partner and its affiliates would give them the practical ability to prevent our general partner's removal. As of the date of this prospectus, our general partner and its affiliates own approximately 19.6% of the outstanding common units.

        The partnership agreement also provides that if our general partner is removed as our general partner under circumstances where cause does not exist and common units held by our general partner and its affiliates are not voted in favor of that removal:

  •
  any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished; and

  •
  our general partner will have the right to convert its general partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests based on the fair market value of the interests at the time.

        In the event of removal of our general partner under circumstances where cause exists or withdrawal of our general partner where that withdrawal violates the partnership agreement, a successor general partner will have the option to purchase the general partner interest and incentive distribution rights of the departing general partner for a cash payment equal to the fair market value of those interests. Under all other circumstances where our general partner withdraws or is removed by the limited partners, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner and its incentive distribution rights for their fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. Or, if the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

        If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner's general partner interest and its incentive distribution rights will automatically convert into common units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph without reduction in such partnership interest (but subject to proportionate dilution by reason of admission of its successor).

        In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for our benefit.

Transfer of General Partner Interest

        Our general partner may transfer all or any of its general partner interest in us without unitholder approval. As a condition of this transfer, the transferee must, among other things, assume the rights and duties of our general partner, agree to be bound by the provisions of the partnership agreement, and furnish an opinion of counsel regarding limited liability and tax matters.

        Our general partner and its affiliates may at any time transfer units to one or more persons, without unitholder approval.

Transfer of Ownership Interests in Our General Partner

        At any time, Gulf TLP Holdings, LLC may sell or transfer all or part of its membership interests in our general partner to an affiliate or a third party without the approval of our unitholders.

Transfer of Incentive Distribution Rights

        Our general partner or its affiliates or any other holder of incentive distribution rights may transfer any or all of its incentive distribution rights without unitholder approval.

Change of Management Provisions

        The partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove TransMontaigne GP L.L.C. as our general partner or otherwise change our management. If any person or group other than our general partner and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group that acquires the units from our general partner or its affiliates and any transferees of that person or group approved by our general partner or to any person or group who acquires the units with the prior approval of the board of directors of our general partner.

        The partnership agreement also provides that if our general partner is removed under circumstances where cause does not exist and units held by our general partner and its affiliates are not voted in favor of that removal:

  •
  any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished; and

  •
  our general partner will have the right to convert its general partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests.

Limited Call Right

        If at any time our general partner and its affiliates own more than 80% of the then-issued and outstanding partnership securities of any class, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the remaining partnership securities of the class held by unaffiliated persons as of a record date to be selected by our general partner, on at least 10, but not more than 60, days' written notice. The purchase price in the event of this purchase is the greater of:

  •
  the highest cash price paid by either of our general partner or any of its affiliates for any partnership securities of the class purchased within the 90 days preceding the date on which our general partner first mails notice of its election to purchase those partnership securities; and

  •
  the average of the daily closing prices of the partnership securities of such class for the 20 consecutive trading days preceding the date three days before the date the notice is mailed.

        As a result of our general partner's right to purchase outstanding partnership securities, a holder of partnership securities may have its partnership securities purchased at an undesirable time or price. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of its common units in the market. Please read "Material Federal Income Tax Consequences—Disposition of Common Units."

Meetings; Voting

        Except as described below regarding a person or group owning 20% or more of any class of units then outstanding, unitholders or assignees who are record holders of units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited. Common units that are owned by an assignee who is a record holder, but who has not yet been admitted as a limited partner, will be voted by our general partner at the written direction of the record holder. Absent direction of this kind, the common units will not be voted, except that, in the case of common units held by our general partner on behalf of non-citizen assignees, our general partner will distribute the votes on those common units in the same ratios as the votes of limited partners on other units are cast.

        Our general partner intends to hold a special meeting of unitholders to approve the partnership's 2016 Long-Term Incentive Plan (the "2016 Plan"), which, among other things, permits common units to be reserved and made available for issuance with respect to awards under the 2016 Plan. Except with respect to the 2016 Plan, our general partner does not anticipate that any meeting of unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or, if authorized by our general partner, without a meeting if consents in writing describing the action so taken are signed by holders of the number of units necessary to authorize or take that action at a meeting. Meetings of the unitholders may be called by our general partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

        Each record holder of a unit has a vote according to its percentage interest in us, although additional limited partner interests having special voting rights could be issued. Please read "—Issuance of Additional Securities." However, if at any time any person or group, other than our general partner and its affiliates, or a direct or subsequently approved transferee of our general partner or its affiliates, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum, or for other similar purposes. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and its nominee provides otherwise.

        Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of common units under the partnership agreement will be delivered to the record holder by us or by the transfer agent.

Status as Limited Partner

        By transfer of any common units in accordance with our partnership agreement, each transferee of common units shall be admitted as a limited partner with respect to the common units transferred when such transfer and admission is reflected in our books and records. Except as described above under "—Limited Liability," the common units will be fully paid, and unitholders will not be required to make additional contributions.

Non-Citizen Assignees; Redemption

        If we are or become subject to federal, state, or local laws or regulations that, in the reasonable determination of our general partner, create a substantial risk of cancellation or forfeiture of any property in which we have an interest because of the nationality, citizenship, or other related status of any limited partner, we may redeem the common units held by the limited partner at their current market price. In order to avoid any cancellation or forfeiture, our general partner may require each limited partner to furnish information about its nationality, citizenship, or related status. If a limited partner fails to furnish information about its nationality, citizenship, or other related status within 30 days after a request for the information or our general partner determines after receipt of the information that the limited partner is not an eligible citizen, the limited partner may be treated as a non-citizen assignee. A non-citizen assignee is entitled to an interest equivalent to that of a limited partner for the right to share in allocations and distributions from us, including liquidating distributions. A non-citizen assignee does not have the right to direct the voting of its common units and may not receive distributions in kind upon our liquidation.

Indemnification

        Under the partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, or similar events:

  (1)
  our general partner;

  (2)
  any departing general partner;

  (3)
  any person who is or was an affiliate of our general partner or any departing general partner;

  (4)
  any person who is or was an officer, director, member, partner, fiduciary or trustee of any entity described in (1), (2) or (3) above;

  (5)
  any person who is or was serving as a director, officer, member, partner, fiduciary or trustee of another person at the request of our general partner or any departing general partner; or

  (6)
  any person designated by our general partner.

        Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under the partnership agreement.

Reimbursement of Expenses

        Our partnership agreement requires us to reimburse our general partner for all direct and indirect expenses it incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by our general partner in connection with operating our business. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf on-site at our terminals and pipeline, and expenses allocated to our general partner by its affiliates. Our general partner is entitled to determine in good faith the expenses that are allocable to us.

Books and Reports

        Our general partner is required to keep appropriate books of our business at our principal offices. The books are maintained for both tax and financial reporting purposes on an accrual basis. For tax and fiscal reporting purposes, our fiscal year ends on December 31.

        We will furnish or make available to record holders of common units, within 120 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent registered public accounting firm. Except for our fourth quarter, we will also furnish or make available summary financial information within 90 days after the close of each quarter.

        We will furnish each record holder of a unit with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to unitholders will depend on the cooperation of unitholders in supplying us with specific information. Every unitholder will receive information to assist him in determining its federal and state tax liability and filing its federal and state income tax returns, regardless of whether it supplies us with information.

Right to Inspect Our Books and Records

        The partnership agreement provides that a limited partner can, for a purpose reasonably related to its interest as a limited partner, upon reasonable written demand stating the purpose of such demand and at its own expense, obtain:

  (1)
  a current list of the name and last known address of each partner;

  (2)
  a copy of our tax returns;

  (3)
  information as to the amount of cash, and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each partner and the date on which each became a partner;

  (4)
  copies of the partnership agreement, the certificate of limited partnership of the partnership, related amendments, and powers of attorney under which they have been executed;

  (5)
  information regarding the status of our business and financial condition; and

  (6)
  any other information regarding our affairs as is just and reasonable.

        Our general partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our general partner believes in good faith is not in our best interests, could damage us or our business or that we are required by law or by agreements with third parties to keep confidential.

Registration Rights

        Under the partnership agreement, we have agreed to register for resale under the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws any common units or other partnership securities proposed to be sold by our general partner or any of its affiliates or their assignees if an exemption from the registration requirements is not otherwise available. These registration rights continue for two years following any withdrawal or removal of TransMontaigne GP L.L.C. as our general partner. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions.

 CASH DISTRIBUTION POLICY

General

        All cash distributed to unitholders will be characterized as either "operating surplus" or "capital surplus." We distribute available cash from operating surplus and available cash from capital surplus in different ways. We will treat all available cash distributed as coming from operating surplus until the sum of all available cash distributed since the closing of our initial public offering equals the operating surplus as of the end of the fiscal quarter before that distribution. We will treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. We do not currently anticipate that we will make any distributions from capital surplus in the foreseeable future.

Distributions of Available Cash

        Within approximately 45 days after the end of each quarter, we will distribute all of our available cash, as defined in our partnership agreement, to unitholders of record on the applicable record date. Available cash generally means all cash on hand at the end of the quarter:

  •
  less the amount of cash reserves established by our general partner to:

  •
  provide for the proper conduct of our business;

  •
  comply with applicable law, any of our debt instruments, or other agreements; or

  •
  provide funds for distributions to our unitholders and to our general partner for any one or more of the next four quarters;

  •
  plus, if our general partner so determines, all or a portion of cash on hand on the date of determination of available cash for the quarter.

How Distributions of Available Cash Will Be Made

        We will make distributions of available cash for any quarter in the following manner:

  •
  First, 98% to all unitholders, pro rata, and 2% to our general partner until we distribute for each outstanding unit an amount equal to the minimum quarterly distribution for that quarter; and

  •
  Thereafter, in the manner described under "—Incentive Distribution Rights" below.

Incentive Distribution Rights

        Incentive distribution rights are a non-voting limited partner interest that represent the right to receive an increasing percentage of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved. Our general partner currently holds the incentive distribution rights, but may transfer these rights separately from its general partner interest, subject to restrictions in the partnership agreement.

        The following table illustrates the percentage allocations of the additional available cash from operating surplus between the unitholders and our general partner up to the various target distribution levels. The amounts set forth under "Marginal percentage interest in distributions" are the percentage interests of our general partner and the unitholders in any available cash from operating surplus we distribute up to and including the corresponding amount in the column "Total per unit quarterly distribution," until available cash from operating surplus we distribute reaches the next target distribution level, if any. The percentage interests shown for the unitholders and our general partner for the minimum quarterly distribution are also applicable to quarterly distribution amounts that are less than the minimum quarterly distribution. The percentage interests set forth below for our general partner include its 2% general partner interest and assume our general partner has contributed any additional capital to maintain its 2% general partner interest and has not transferred its incentive distribution rights.

		Marginal percentage interest in distributions
	Total per unit quarterly distribution	Unitholders	General partner
Minimum Quarterly Distribution	$0.40	98%	2%
First Target Distribution	up to $0.44	98%	2%
Second Target Distribution	above $0.44 up to $0.50	85%	15%
Third Target Distribution	above $0.50 up to $0.60	75%	25%
Thereafter	Above $0.60	50%	50%

        There is no guarantee that we will be able to pay the minimum quarterly distribution on the common units in any quarter, and we will be prohibited from making any distributions to unitholders if it would cause an event of default, or an event of default is existing, under our senior secured credit facility.

Distribution from Capital Surplus

How Distributions from Capital Surplus Will Be Made

        We will make distributions of available cash from capital surplus, if any, in the following manner:

  •
  First, 98% to all unitholders, pro rata, and 2% to our general partner, until we distribute for each common unit that was issued in the initial public offering, an amount of available cash from capital surplus equal to the initial public offering price;

  •
  Second, 98% to the common unitholders, pro rata, and 2% to our general partner, until we distribute for each common unit, an amount of available cash from capital surplus equal to any unpaid arrearages in payment of the minimum quarterly distribution on the common units; and

  •
  Thereafter, we will make all distributions of available cash from capital surplus as if they were from operating surplus.

        The preceding discussion is based on the assumptions that our general partner maintains its 2% general partner interest and that we do not issue additional classes of equity securities.

Effect of a Distribution from Capital Surplus

        The partnership agreement treats a distribution of capital surplus as the repayment of the initial unit price from the partnership's initial public offering, which is a return of capital. The initial public offering price less any distributions of capital surplus per unit is referred to as the "unrecovered capital." Each time a distribution of capital surplus is made, the minimum quarterly distribution and the target distribution levels will be reduced in the same proportion as the corresponding reduction in the unrecovered capital. Because distributions of capital surplus will reduce the minimum quarterly distribution, after any of these distributions are made, it may be easier for our general partner to receive incentive distributions. However, any distribution of capital surplus before the unrecovered capital is reduced to zero cannot be applied to the payment of the minimum quarterly distribution or any arrearages.

        Once we distribute capital surplus on a unit in an amount equal to the initial unit price, we will reduce the minimum quarterly distribution and the target distribution levels to zero. We would then make all future distributions from operating surplus, with 50% being paid to the holders of common units and 50% to our general partner. The percentage interests shown for our general partner include its 2% general partner interest and assume our general partner has not transferred the incentive distribution rights.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels

        In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if we combine our common units into fewer common units or subdivide our common units into a greater number of common units, we will proportionately adjust:

  •
  the minimum quarterly distribution;

  •
  target distribution levels; and

  •
  the unrecovered initial unit price.

        For example, if a two-for-one split of the common units should occur, the minimum quarterly distribution, the target distribution levels and the unrecovered capital would each be reduced to 50% of its initial level. We will not make any adjustment by reason of the issuance of additional common units for cash or property.

        In addition, if legislation is enacted or if existing law is modified or interpreted by a governmental taxing authority, so that we become taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes, we will reduce the minimum quarterly distribution and the target distribution levels for each quarter by multiplying each distribution level by a fraction, the numerator of which is available cash for that quarter and the denominator of which is the sum of available cash for that quarter plus our general partner's estimate of our aggregate liability for the quarter for such income taxes payable by reason of such legislation or interpretation. To the extent that the actual tax liability differs from the estimated tax liability for any quarter, the difference will be accounted for in subsequent quarters.

Distributions of Cash Upon Liquidation

        If we dissolve in accordance with the partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to our unitholders and our general partner, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.

Manner of Adjustments for Gain

        The manner of the adjustment for gain is set forth in the partnership agreement. Upon liquidation, we will allocate any gain to the partners in the following manner:

  •
  First, to our general partner and the holders of common units who have negative balances in their capital accounts to the extent of and in proportion to those negative balances;

  •
  Second, 98% to the common unitholders, pro rata, and 2% to our general partner, until the capital account for each common unit is equal to the sum of: (1) the unrecovered initial unit price; (2) the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs; and (3) any unpaid arrearages in payment of the minimum quarterly distribution;

  •
  Third, 98% to all unitholders, pro rata, and 2% to our general partner, until we allocate under this paragraph an amount per unit equal to: (1) the sum of the excess of the first target distribution per unit over the minimum quarterly distribution per unit for each quarter of our existence; less (2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the minimum quarterly distribution per unit that we distributed 98% to the unitholders, pro rata, and 2% to our general partner, for each quarter of our existence;

  •
  Fourth, 85% to all unitholders, pro rata, and 15% to our general partner, until we allocate under this paragraph an amount per unit equal to: (1) the sum of the excess of the second target distribution per unit over the first target distribution per unit for each quarter of our existence; less (2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the first target distribution per unit that we distributed 85% to the unitholders, pro rata, and 15% to our general partner for each quarter of our existence;

  •
  Fifth, 75% to all unitholders, pro rata, and 25% to our general partner, until we allocate under this paragraph an amount per unit equal to: (1) the sum of the excess of the third target distribution per unit over the second target distribution per unit for each quarter of our existence; less (2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the second target distribution per unit that we distributed 75% to the unitholders, pro rata, and 25% to our general partner for each quarter of our existence; and

  •
  Thereafter, 50% to all unitholders, pro rata, and 50% to our general partner.

        The preceding discussion is based on the assumptions that our general partner maintains its 2% general partner interest and that we do not issue additional classes of equity securities.

Manner of Adjustments for Losses

        Upon liquidation, we will generally allocate any loss to our general partner and the unitholders in the following manner:

  •
  First, 98% to the holders of common units in proportion to the positive balances in their capital accounts and 2% to our general partner, until the capital accounts of the common unitholders have been reduced to zero; and

  •
  Thereafter, 100% to our general partner.

Adjustments to Capital Accounts

        We will make adjustments to capital accounts upon the issuance of additional common units. In doing so, we will allocate any unrealized and, for tax purposes, unrecognized gain or loss resulting from the adjustments to the unitholders and our general partner in the same manner as we allocate gain or loss upon liquidation. In the event that we make positive adjustments to the capital accounts upon the issuance of additional common units, we will allocate any later negative adjustments to the capital accounts resulting from the issuance of additional units or upon our liquidation in a manner which results, to the extent possible, in our partners' capital account balances equaling the amount which they would have been if no earlier positive adjustments to the capital accounts had been made.

 DESCRIPTION OF OUR DEBT SECURITIES

        The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

        The debt securities will be issued under an indenture between us and U.S. Bank National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

        As used in this section only, "we," "our," "us" or "the partnership" refer to TransMontaigne Partners L.P. and TLP Finance Corp. collectively, excluding the other subsidiaries of TransMontaigne Partners L.P., unless expressly stated or the context otherwise requires. References to "TransMontaigne" and "TLP Finance" refer strictly to TransMontaigne Partners L.P. and TLP Finance Corp., respectively. References to "our general partner" or the "general partner" refer to TransMontaigne GP L.L.C., the general partner of the partnership, which effectively manages the business and affairs of the partnership.

General

        The terms of each series of debt securities will be established by or pursuant to a resolution of the board of directors of our general partner and set forth or determined in the manner provided in a resolution of the board of directors of our general partner, in an officer's certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

        We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

  •
  whether TLP Finance will be a co-issuer of the debt securities;

  •
  the title and ranking of the debt securities (including the terms of any subordination provisions);

  •
  the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the date or dates on which the principal of the securities of the series is payable;

  •
  the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

  •
  the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

  •
  the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

  •
  any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

  •
  the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

  •
  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

  •
  whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

  •
  the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

  •
  the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

  •
  the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

  •
  if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

  •
  the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

  •
  any provisions relating to any security provided for the debt securities;

  •
  any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

  •
  any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

  •
  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

  •
  the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

  •
  any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

  •
  whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

        We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

        If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

        Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the "depositary") or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security") as set forth in the applicable prospectus supplement. Except as set forth under the heading "Global Securities" below, book-entry debt securities will not be issuable in certificated form.

        Certificated Debt Securities.    You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

        You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

        Global Debt Securities and Book-Entry System.    Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Please see "Global Securities."

Covenants

        We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

        Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a "successor person") unless:

  •
  we are the surviving entity or the successor person (if other than TransMontaigne) is an entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; provided that, if TLP Finance is a co-issuer, then it may not merge or consolidate with or into another entity other than a corporation satisfying such requirement for so long as TransMontaigne is not a corporation; and

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  immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

        Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

        "Event of Default" means with respect to any series of debt securities, any of the following:

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  default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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  default in the payment of principal of any security of that series at its maturity;

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  default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or TransMontaigne and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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  certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of TransMontaigne;

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  any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

        No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

        We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

        If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

        The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

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  that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

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  the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

        Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

        The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

        We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

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  to cure any ambiguity, defect or inconsistency;

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  to comply with covenants in the indenture described above under the heading "Consolidation, Merger and Sale of Assets";

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  to provide for uncertificated securities in addition to or in place of certificated securities;

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  to add guarantees with respect to debt securities of any series or secure debt securities of any series;

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  to surrender any of our rights or powers under the indenture;

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  to add covenants or events of default for the benefit of the holders of debt securities of any series;

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  to comply with the applicable procedures of the applicable depositary;

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  to make any change that does not adversely affect the rights of any holder of debt securities;

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  to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

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  to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

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  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

        We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

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  reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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  reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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  reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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  reduce the principal amount of discount securities payable upon acceleration of maturity;

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  waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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  make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

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  make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

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  waive a redemption payment with respect to any debt security. (Section 9.3)

        Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

        Legal Defeasance.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent registered public accounting firm or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

        This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

        Defeasance of Certain Covenants.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

  •
  we may omit to comply with the covenant described under the heading "Consolidation, Merger and Sale of Assets" and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

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  any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series ("covenant defeasance").

        The conditions include:

  •
  depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent registered public accounting firm or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

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  delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

        Covenant Defeasance and Events of Default.    In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments. (Section 8.4).

No Personal Liability of Directors, Officers, Employees or Unitholders

        None of our general partner, any past, present or future directors, officers or employees of our general partner or unitholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

        The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law). (Section 10.10)

Subsidiary Guarantors

        The partnership, as the parent company, has no independent assets or operations. The partnership's operations are conducted by its subsidiaries through its operating company subsidiary, TransMontaigne Operating Company L.P. Each of TransMontaigne Operating Company L.P. and the partnership's other subsidiaries is a guarantor (other than TLP Finance Corp., a 100% owned subsidiary of the partnership whose sole purpose is to act as co-issuer of any debt securities, and subsidiaries that are minor). Each guarantor is a 100% owned subsidiary of the partnership. The guarantees registered under this registration statement will be full and unconditional and joint and several, subject to certain automatic customary releases, including sale, disposition, or transfer of the capital stock or substantially all of the assets of a subsidiary guarantor, exercise of legal defeasance option or covenant defeasance option, and designation of a subsidiary guarantor as unrestricted in accordance with the indenture. There are no significant restrictions on the ability of the partnership or any guarantor to obtain funds from its subsidiaries by dividend or loan. None of the assets of the partnership or a guarantor represent restricted net assets pursuant to Rule 4-08(e)(3) of Regulation S-X under the Securities Act.

 GLOBAL SECURITIES

Book-Entry, Delivery and Form

        Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities (collectively, "global securities"). The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC"), as depositary, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

        DTC has advised us that it is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

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  a "banking organization" within the meaning of the New York Banking Law;

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  a member of the Federal Reserve System;

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  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

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  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct participants" in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (the "DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants' records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

        To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

        So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

        Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

        Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

        So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

        Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

        Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

        DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

        As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

  •
  DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC's ceasing to be so registered, as the case may be;

  •
  we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

  •
  an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

        We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC's book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

        This section is a summary of the material tax consequences that may be relevant to prospective unitholders who are individual citizens or residents of the United States and, unless otherwise noted in the following discussion, is the opinion of Latham & Watkins LLP, counsel to our general partner and us, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), existing and proposed Treasury regulations promulgated under the Internal Revenue Code (the "Treasury Regulations") and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to "us" or "we" are references to TransMontaigne Partners L.P. and our operating subsidiaries.

        The following discussion does not comment on all federal income tax matters affecting us or our unitholders and does not describe the application of the alternative minimum tax that may be applicable to certain unitholders. Moreover, the discussion focuses on unitholders who are individual citizens or residents of the United States and has only limited application to corporations, estates, entities treated as partnerships for U.S. federal income tax purposes, trusts, nonresident aliens, U.S. expatriates and former citizens or long-term residents of the United States or other unitholders subject to specialized tax treatment, such as banks, insurance companies and other financial institutions, tax-exempt institutions, foreign persons (including, without limitation, controlled foreign corporations, passive foreign investment companies and foreign persons eligible for the benefits of an applicable income tax treaty with the United States), individual retirement accounts (IRAs), real estate investment trusts (REITs) or mutual funds, dealers in securities or currencies, traders in securities, U.S. persons whose "functional currency" is not the U.S. dollar, persons holding their common units as part of a "straddle," "hedge," "conversion transaction" or other risk reduction transaction, and persons deemed to sell their common units under the constructive sale provisions of the Internal Revenue Code. In addition, the discussion only comments, to a limited extent, on state, local, and foreign tax consequences. Accordingly, we encourage each prospective unitholder to consult its own tax advisor in analyzing the state, local and foreign tax consequences particular to him of the ownership or disposition of common units and potential changes in applicable laws.

        No ruling has been requested from the IRS regarding our characterization as a partnership for tax purposes. Instead, we will rely on opinions of Latham & Watkins LLP. Unlike a ruling, an opinion of counsel represents only that counsel's best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for the common units and the prices at which common units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to our unitholders and our general partner and thus will be borne indirectly by our unitholders and our general partner. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

        All statements as to matters of federal income tax law and legal conclusions with respect thereto, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Latham & Watkins LLP and are based on the accuracy of the representations made by us and our general partner.

        Notwithstanding the above, and for the reasons described below, Latham & Watkins LLP has not rendered an opinion with respect to the following specific federal income tax issues: (i) the treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units

(please read "—Tax Consequences of Unit Ownership—Treatment of Short Sales"); (ii) whether all aspects of our method for allocating taxable income and losses is permitted by existing Treasury Regulations (please read "—Disposition of Common Units—Allocations Between Transferors and Transferees"); and (iii) whether our method for taking into account Section 743 adjustments is sustainable in certain cases (please read "—Tax Consequences of Unit Ownership—Section 754 Election" and "—Uniformity of Common Units").

Partnership Status

        A partnership is not a taxable entity and incurs no federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss and deduction of the partnership in computing its federal income tax liability, regardless of whether cash distributions are made to him by the partnership. Distributions by a partnership to a partner are generally not taxable to the partnership or the partner unless the amount of cash distributed to him is in excess of the partner's adjusted basis in its partnership interest. Section 7704 of the Internal Revenue Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the "Qualifying Income Exception," exists with respect to publicly traded partnerships of which 90% or more of the gross income for every taxable year consists of "qualifying income." Qualifying income includes income and gains derived from the transportation, processing, storage and marketing of crude oil, natural gas and products thereof. Other types of qualifying income include interest (other than from a financial business), dividends, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. We estimate that less than 2.6% of our current gross income is not qualifying income; however, this estimate could change from time to time. Based upon and subject to this estimate, the factual representations made by us and our general partner and a review of the applicable legal authorities, Latham & Watkins LLP is of the opinion that at least 90% of our current gross income constitutes qualifying income. The portion of our income that is qualifying income may change from time to time.

        The IRS has made no determination as to our status or the status of our operating subsidiaries for federal income tax purposes. Instead, we will rely on the opinion of Latham & Watkins LLP on such matters. It is the opinion of Latham & Watkins LLP that, based upon the Internal Revenue Code, its regulations, published revenue rulings and court decisions and the representations described below that:

  •
  We will be classified as a partnership for federal income tax purposes; and

  •
  Each of our subsidiaries, other than TLP Finance Corp. and TLP Operating Finance Corp., will be treated as a partnership or will be disregarded as an entity separate from us for federal income tax purposes.

        In rendering its opinion, Latham & Watkins LLP has relied on factual representations made by us and our general partner. The representations made by us and our general partner upon which Latham & Watkins LLP has relied include:

  •
  Neither we nor any of our subsidiaries, other than TLP Finance Corp. and TLP Operating Finance Corp., has elected or will elect to be treated, or is otherwise treated, as a corporation for federal income tax purposes; and has elected or will elect to be treated as a corporation; and

  •
  For each taxable year, more than 90% of our gross income has been and will be income of the type that Latham & Watkins LLP has opined or will opine is "qualifying income" within the meaning of Section 7704(d) of the Internal Revenue Code.

        We believe that these representations have been true in the past and expect that these representations will continue to be true in the future.

        If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to the unitholders in liquidation of their interests in us. This deemed contribution and liquidation should be tax-free to unitholders and us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a corporation for federal income tax purposes.

        If we were treated as an association taxable as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to our unitholders, and our net income would be taxed to us at corporate rates. In addition, any distribution made to a unitholder would be treated as taxable dividend income, to the extent of our current and accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the unitholder's tax basis in its common units, or taxable capital gain, after the unitholder's tax basis in its common units is reduced to zero. Accordingly, taxation as a corporation would result in a material reduction in a unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the common units.

        The discussion below is based on Latham & Watkins LLP's opinion that we will be classified as a partnership for federal income tax purposes.

Limited Partner Status

        Unitholders of TransMontaigne Partners L.P. will be treated as limited partners of TransMontaigne Partners L.P. for federal income tax purposes. Also, unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units will be treated as limited partners of TransMontaigne Partners L.P. for federal income tax purposes.

        A beneficial owner of common units whose common units have been transferred to a short seller to complete a short sale would appear to lose its status as a partner with respect to those common units for federal income tax purposes. Please read "—Tax Consequences of Unit Ownership—Treatment of Short Sales."

        Income, gains, losses or deductions would not appear to be reportable by a unitholder who is not a partner for federal income tax purposes, and any cash distributions received by a unitholder who is not a partner for federal income tax purposes would therefore appear to be fully taxable as ordinary income. These holders are urged to consult their tax advisors with respect to the tax consequences to them of holding common units in TransMontaigne Partners L.P. The references to "unitholders" in the discussion that follows are to persons who are treated as limited partners in TransMontaigne Partners L.P. for federal income tax purposes.

Tax Consequences of Unit Ownership

        Flow-Through of Taxable Income.    Subject to the discussion below under "—Entity-Level Collections," we will not pay any federal income tax. Instead, each unitholder will be required to report on its income tax return its share of our income, gains, losses and deductions without regard to whether we make cash distributions to him. Consequently, we may allocate income to a unitholder even if it has not received a cash distribution. Each unitholder will be required to include in income its allocable share of our income, gains, losses and deductions for our taxable year ending with or within its taxable year. Our taxable year ends on December 31.

        Treatment of Distributions.    Distributions by us to a unitholder generally will not be taxable to the unitholder for federal income tax purposes, except to the extent the amount of any such cash distribution exceeds its tax basis in its common units immediately before the distribution. Our cash distributions in excess of a unitholder's tax basis generally will be considered to be gain from the sale or exchange of the common units, taxable in accordance with the rules described under "—Disposition of Common Units." Any reduction in a unitholder's share of our liabilities for which no partner, including the general partner, bears the economic risk of loss, known as "nonrecourse liabilities," will be treated as a distribution by us of cash to that unitholder. To the extent our distributions cause a unitholder's "at-risk" amount to be less than zero at the end of any taxable year, it must recapture any losses deducted in previous years. Please read "—Limitations on Deductibility of Losses."

        A decrease in a unitholder's percentage interest in us because of our issuance of additional common units will decrease its share of our nonrecourse liabilities, and thus will result in a corresponding deemed distribution of cash. This deemed distribution may constitute a non-pro rata distribution. A non-pro rata distribution of money or property may result in ordinary income to a unitholder, regardless of its tax basis in its common units, if the distribution reduces the unitholder's share of our "unrealized receivables," including depreciation, recapture and/or substantially appreciated "inventory items," each as defined in the Internal Revenue Code, and collectively, "Section 751 Assets." To that extent, the unitholder will be treated as having been distributed its proportionate share of the Section 751 Assets and then having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to him. This latter deemed exchange will generally result in the unitholder's realization of ordinary income, which will equal the excess of (i) the non-pro rata portion of that distribution over (ii) the unitholder's tax basis (often zero) for the share of Section 751 Assets deemed relinquished in the exchange.

        Basis of Common Units.    A unitholder's initial tax basis for its common units will be the amount it paid for the common units plus its share of our nonrecourse liabilities. That basis will be increased by its share of our income and by any increases in its share of our nonrecourse liabilities. That basis will be decreased, but not below zero, by distributions from us, by the unitholder's share of our losses, by any decreases in its share of our nonrecourse liabilities and by its share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized. A unitholder will have no share of our debt that is recourse to our general partner to the extent of the general partner's "net value" as defined in Treasury Regulations promulgated under Section 752 of the Internal Revenue Code, but will have a share, generally based on its share of profits, of our nonrecourse liabilities. Please read "—Disposition of Common Units—Recognition of Gain or Loss."

        Limitations on Deductibility of Losses.    The deduction by a unitholder of its share of our losses will be limited to the tax basis in its common units and, in the case of an individual unitholder, estate, trust, or corporate unitholder (if more than 50% of the value of the corporate unitholder's stock is owned directly or indirectly by or for five or fewer individuals or some tax-exempt organizations), to the amount for which the unitholder is considered to be "at risk" with respect to our activities, if that is less than its tax basis. A common unitholder subject to these limitations must recapture losses deducted in previous years to the extent that distributions cause its at-risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction to the extent that its at-risk amount is subsequently increased, provided such losses do not exceed such common unitholder's tax basis in its common units. Upon the taxable disposition of a unit, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at-risk limitation but may not be offset by losses suspended by the basis limitation. Any loss previously suspended by the at-risk limitation in excess of that gain would no longer be utilizable.

        In general, a unitholder will be at risk to the extent of the tax basis of its common units, excluding any portion of that basis attributable to its share of our nonrecourse liabilities, reduced by (i) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or other similar arrangement and (ii) any amount of money it borrows to acquire or hold its common units, if the lender of those borrowed funds owns an interest in us, is related to the unitholder or can look only to the common units for repayment. A unitholder's at-risk amount will increase or decrease as the tax basis of the unitholder's common units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in its share of our nonrecourse liabilities.

        In addition to the basis and at-risk limitations on the deductibility of losses, the passive loss limitations generally provide that individuals, estates, trusts and some closely held corporations and personal service corporations can deduct losses from passive activities, which are generally trade or business activities in which the taxpayer does not materially participate, only to the extent of the taxpayer's income from those passive activities. The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will only be available to offset our passive income generated in the future and will not be available to offset income from other passive activities or investments, including our investments or a unitholder's investments in other publicly traded partnerships, or the unitholder's salary, active business or other income. Passive losses that are not deductible because they exceed a unitholder's share of income we generate may be deducted in full when it disposes of its entire investment in us in a fully taxable transaction with an unrelated party. The passive loss limitations are applied after other applicable limitations on deductions, including the at-risk rules and the basis limitation.

        A unitholder's share of our net income may be offset by any of our suspended passive losses, but it may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly traded partnerships.

        Limitations on Interest Deductions.    The deductibility of a non-corporate taxpayer's "investment interest expense" is generally limited to the amount of that taxpayer's "net investment income." Investment interest expense includes:

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  interest on indebtedness properly allocable to property held for investment;

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  our interest expense attributed to portfolio income; and

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  the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

        The computation of a unitholder's investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment or (if applicable) qualified dividend income. The IRS has indicated that the net passive income earned by a publicly traded partnership will be treated as investment income to its unitholders. In addition, the unitholder's share of our portfolio income will be treated as investment income.

        Entity-Level Collections.    If we are required or elect under applicable law to pay any federal, state, local or foreign income tax on behalf of any unitholder or our general partner or any former unitholder, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the unitholder on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend our partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of common units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under our partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of an individual unitholder in which event the unitholder would be required to file a claim in order to obtain a credit or refund.

        Allocation of Income, Gain, Loss and Deduction.    In general, if we have a net profit, our items of income, gain, loss and deduction will be allocated among our general partner and the unitholders in accordance with their percentage interests in us. At any time that incentive distributions are made to our general partner, gross income will be allocated to the recipients to the extent of these distributions. If we have a net loss, that loss will be allocated first to our general partner and the unitholders in accordance with their percentage interests in us to the extent of their positive capital accounts, as adjusted for certain items in accordance with applicable Treasury Regulations, and, second, to our general partner.

        Specified items of our income, gain, loss and deduction will be allocated to account for any difference between the tax basis and fair market value of any property contributed to us that exists at the time of such contribution, referred to in this discussion as the "Contributed Property." The effect of these allocations, referred to as Section 704(c) Allocations, to a unitholder purchasing common units from us in an offering will be essentially the same as if the tax bases of our assets were equal to their fair market values at the time of the offering. In the event we issue additional common units or engage in certain other transactions in the future, "reverse Section 704(c) Allocations," similar to the Section 704(c) Allocations described above, will be made to the general partner and all of our unitholders immediately prior to such issuance or other transactions to account for the difference between the "book" basis for purposes of maintaining capital accounts and the fair market value of all property held by us at the time of such issuance or future transaction. In addition, items of recapture income will be allocated to the extent possible to the unitholder who was allocated the deduction giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by some unitholders. Finally, although we do not expect that our operations will result in the creation of negative capital accounts (subject to certain adjustments), if negative capital accounts (subject to certain adjustments) nevertheless result, items of our income and gain will be allocated in an amount and manner sufficient to eliminate such negative balance as quickly as possible.

        An allocation of items of our income, gain, loss or deduction, other than an allocation required by the Internal Revenue Code to eliminate the difference between a partner's "book" capital account, credited with the fair market value of Contributed Property, and "tax" capital account, credited with the tax basis of Contributed Property, referred to in this discussion as the "Book-Tax Disparity," will generally be given effect for federal income tax purposes in determining a partner's share of an item of income, gain, loss or deduction only if the allocation has "substantial economic effect." In any other case, a partner's share of an item will be determined on the basis of its interest in us, which will be determined by taking into account all the facts and circumstances, including:

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  his relative contributions to us;

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  the interests of all the partners in profits and losses;

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  the interest of all the partners in cash flow; and

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  the rights of all the partners to distributions of capital upon liquidation.

        Latham & Watkins LLP is of the opinion that, with the exception of the issues described in "—Section 754 Election" and "—Disposition of Common Units—Allocations Between Transferors and Transferees," allocations under our partnership agreement will be given effect for federal income tax purposes in determining a partner's share of an item of income, gain, loss or deduction.

        Treatment of Short Sales.    A unitholder whose common units are loaned to a "short seller" to cover a short sale of common units may be considered as having disposed of those common units. If so, it would no longer be treated for tax purposes as a partner with respect to those common units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

  •
  any of our income, gain, loss or deduction with respect to those common units would not be reportable by the unitholder;

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  any cash distributions received by the unitholder as to those common units would be fully taxable; and

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  while not entirely free from doubt, all of these distributions would appear to be ordinary income.

        Because there is no direct or indirect controlling authority on the issue relating to partnership interests, Latham & Watkins LLP has not rendered an opinion regarding the tax treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units; therefore, unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to consult a tax advisor to discuss whether it is advisable to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and loaning their common units. The IRS has previously announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please also read "—Disposition of Common Units—Recognition of Gain or Loss."

        Tax Rates.    Currently, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 39.6% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than twelve months) of individuals is 20%. Such rates are subject to change by new legislation at any time.

        In addition, a 3.8% Medicare tax (NIIT) is imposed on certain net investment income earned by individuals, estates and trusts. For these purposes, net investment income generally includes a unitholder's allocable share of our income and gain realized by a unitholder from a sale of common units. In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder's net investment income or (ii) the amount by which the unitholder's modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if the unitholder is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins for such taxable year. The U.S. Department of the Treasury and the IRS have issued Treasury Regulations that provide guidance regarding the NIIT. Prospective unitholders are urged to consult with their tax advisors as to the impact of the NIIT on an investment in our common units.

        Section 754 Election.    We have made the election permitted by Section 754 of the Internal Revenue Code. That election is irrevocable without the consent of the IRS unless there is a constructive termination of the partnership. Please read "—Disposition of Common Units—Constructive Termination." The election generally permits us to adjust a common unit purchaser's tax basis in our assets ("inside basis") under Section 743(b) of the Internal Revenue Code to reflect its purchase price. This election does not apply with respect to a person who purchases common units directly from us. The Section 743(b) adjustment belongs to the purchaser and not to other unitholders. For purposes of this discussion, the inside basis in our assets with respect to a unitholder will be considered to have two components: (i) its share of our tax basis in our assets ("common basis") and (ii) its Section 743(b) adjustment to that basis.

        We have adopted the remedial allocation method as to all our properties. Where the remedial allocation method is adopted, the Treasury Regulations under Section 743 of the Internal Revenue Code require a portion of the Section 743(b) adjustment that is attributable to recovery property that is subject to depreciation under Section 168 of the Internal Revenue Code and whose book basis is in excess of its tax basis to be depreciated over the remaining cost recovery period for the property's unamortized Book-Tax Disparity. Under Treasury Regulation Section 1.167(c)-1(a)(6), a Section 743(b) adjustment attributable to property subject to depreciation under Section 167 of the Internal Revenue Code, rather than cost recovery deductions under Section 168, is generally required to be depreciated using either the straight-line method or the 150% declining balance method.

        Under our partnership agreement, our general partner is authorized to take a position to preserve the uniformity of common units even if that position is not consistent with these and any other Treasury Regulations. Please read "—Uniformity of Common Units."

        We depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property's unamortized Book-Tax Disparity, or treat that portion as non-amortizable to the extent attributable to property that is not amortizable. This method is consistent with the methods employed by other publicly traded partnerships but is arguably inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets. To the extent this Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may take a depreciation or amortization position under which all purchasers acquiring common units in the same month would receive depreciation or amortization, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. This kind of aggregate approach may result in lower annual depreciation or amortization deductions than would otherwise be allowable to some unitholders. Please read "—Uniformity of Common Units." A unitholder's tax basis for its common units is reduced by its share of our deductions (whether or not such deductions were claimed on an individual's income tax return) so that any position we take that understates deductions will overstate the common unitholder's basis in its common units, which may cause the unitholder to understate gain or overstate loss on any sale of such common units. Please read "—Disposition of Common Units—Recognition of Gain or Loss." Latham & Watkins LLP is unable to opine as to whether our method for taking into account Section 743 adjustments is sustainable for property subject to depreciation under Section 167 of the Internal Revenue Code or if we use an aggregate approach as described above, as there is no direct or indirect controlling authority addressing the validity of these positions. Moreover, the IRS may challenge our position with respect to depreciating or amortizing the Section 743(b) adjustment we take to preserve the uniformity of the common units. If such a challenge were sustained, the gain from the sale of common units might be increased without the benefit of additional deductions.

        A Section 754 election is advantageous if the transferee's tax basis in its common units is higher than the units' share of the aggregate tax basis of our assets immediately prior to the transfer. Conversely, a Section 754 election is disadvantageous if the transferee's tax basis in its common units is lower than those units' share of the aggregate tax basis of our assets immediately prior to the transfer. Thus, the fair market value of the common units may be affected either favorably or unfavorably by the election. A basis adjustment is required regardless of whether a Section 754 election is made in the case of a transfer of an interest in us if we have a substantial built-in loss immediately after the transfer, or if we distribute property and have a substantial basis reduction. Generally, a built-in loss or a basis reduction is substantial if it exceeds $250,000.

        The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of our assets and other matters. For example, the allocation of the Section 743(b) adjustment among our assets must be made in accordance with the Internal Revenue Code. The IRS could seek to reallocate some or all of any Section 743(b) adjustment allocated by us to our tangible assets to goodwill instead. Goodwill, as an intangible asset, is generally nonamortizable or amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure you that the determinations we make will not be successfully challenged by the IRS and that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of common units may be allocated more income than it would have been allocated had the election not been revoked.

Tax Treatment of Operations

        Accounting Method and Taxable Year.    We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each unitholder will be required to include in income its share of our income, gain, loss and deduction for our taxable year ending within or with its taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of its common units following the close of our taxable year but before the close of its taxable year must include its share of our income, gain, loss and deduction in income for its taxable year, with the result that it will be required to include in income for its taxable year its share of more than twelve months of our income, gain, loss and deduction. Please read "—Disposition of Common Units—Allocations Between Transferors and Transferees."

        Tax Basis, Depreciation and Amortization.    The tax basis of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. The federal income tax burden associated with the difference between the fair market value of our assets and their tax basis immediately prior to an offering will be borne by our unitholders holding interests in us prior to any such offering. Please read "—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction."

        To the extent allowable, we may elect to use the depreciation and cost recovery methods, including bonus depreciation to the extent available, that will result in the largest deductions being taken in the early years after assets subject to these allowances are placed in service. Please read "—Uniformity of Common Units." Property we subsequently acquire or construct may be depreciated using accelerated methods permitted by the Internal Revenue Code.

        If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of its interest in us. Please read "—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction" and "—Disposition of Common Units—Recognition of Gain or Loss."

        The costs we incur in selling our common units (called "syndication expenses") must be capitalized and cannot be deducted currently, ratably or upon our termination. There are uncertainties regarding the classification of costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us. The underwriting discounts and commissions we incur will be treated as syndication expenses.

  Valuation and Tax Basis of Our Properties

        The federal income tax consequences of the ownership and disposition of common units will depend in part on our estimates of the relative fair market values, and the initial tax bases, of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or determinations of basis are later found to be incorrect, the character and amount of items of income, gain, loss or deductions previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

  Disposition of Common Units

        Recognition of Gain or Loss.    Gain or loss will be recognized on a sale of common units equal to the difference between the amount realized and the unitholder's tax basis for the common units sold. A unitholder's amount realized will be measured by the sum of the cash or the fair market value of other property received by him plus its share of our nonrecourse liabilities. Because the amount realized includes a unitholder's share of our nonrecourse liabilities, the gain recognized on the sale of common units could result in a tax liability in excess of any cash received from the sale.

        Prior distributions from us that in the aggregate were in excess of cumulative net taxable income for a common unit and, therefore, decreased a unitholder's tax basis in that common unit will, in effect, become taxable income if the common unit is sold at a price greater than the unitholder's tax basis in that common unit, even if the price received is less than its original cost.

        Except as noted below, gain or loss recognized by a unitholder, other than a "dealer" in common units, on the sale or exchange of a common unit will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of common units held for more than twelve months will generally be taxed at the U.S. federal income tax rate applicable to long-term capital gains. However, a portion of this gain or loss, which will likely be substantial, will be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code to the extent attributable to assets giving rise to "unrealized receivables," including potential recapture items such as depreciation recapture, or to "inventory items" we own. Ordinary income attributable to unrealized receivables and inventory items may exceed net taxable gain realized upon the sale of a unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a sale of common units. Capital losses may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations. Both ordinary income and capital gain recognized on a sale of common units may be subject to the NIIT in certain circumstances. Please read "—Tax Consequences of Unit Ownership—Tax Rates."

        The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an "equitable apportionment" method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner's tax basis in its entire interest in the partnership as the value of the interest sold bears to the value of the partner's entire interest in the partnership. Treasury Regulations under Section 1223 of the Internal Revenue Code allow a selling unitholder who can identify common units transferred with an ascertainable holding period to elect to use the actual holding period of the common units transferred. Thus, according to the ruling discussed above, a common unitholder will be unable to select high or low basis common units to sell as would be the case with corporate stock, but, according to the

Treasury Regulations, it may designate specific common units sold for purposes of determining the holding period of common units transferred. A unitholder electing to use the actual holding period of common units transferred must consistently use that identification method for all subsequent sales or exchanges of common units. A unitholder considering the purchase of additional common units or a sale of common units purchased in separate transactions is urged to consult its tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

        Specific provisions of the Internal Revenue Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an "appreciated" partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

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  a short sale;

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  an offsetting notional principal contract; or

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  a futures or forward contract;

in each case, with respect to the partnership interest or substantially identical property.

        Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

        Allocations Between Transferors and Transferees.    In general, our taxable income and losses will be determined annually, will be prorated on a monthly basis in proportion to the number of days in each month and will be subsequently apportioned among our unitholders in proportion to the number of common units owned by each of them as of the opening of the applicable exchange on the first business day of the month, which we refer to in this prospectus as the "Allocation Date." However, gain or loss realized on a sale or other disposition of our assets other than in the ordinary course of business will be allocated among our unitholders on the Allocation Date in the month in which that gain or loss is recognized. As a result, a unitholder transferring common units may be allocated income, gain, loss and deduction realized after the date of transfer.

        The U.S. Department of Treasury and the IRS have issued Treasury Regulations that permit publicly traded partnerships to use a monthly simplifying convention that is similar to ours, but they do not specifically authorize all aspects of the proration method we have adopted. Accordingly, Latham & Watkins LLP is unable to opine on the validity of this method of allocating income and deductions between transferor and transferee unitholders. If this method is not allowed under the Treasury Regulations, our taxable income or losses might be reallocated among the unitholders. We are authorized to revise our method of allocation between transferor and transferee unitholders, as well as unitholders whose interests vary during a taxable year.

        A unitholder who owns common units at any time during a quarter and who disposes of them prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deductions attributable to that quarter through the month of disposition but will not be entitled to receive that cash distribution.

        Notification Requirements.    A unitholder who sells any of its common units is generally required to notify us in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A purchaser of common units who purchases common units from another unitholder is also generally required to notify us in writing of that purchase within 30 days after the purchase. Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a purchase may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker who will satisfy such requirements.

        Constructive Termination.    We will be considered to have technically terminated our partnership for federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a twelve-month period. For purposes of determining whether the 50% threshold has been met, multiple sales of the same interest will be counted only once. Our technical termination would, among other things, result in the closing of our taxable year for all unitholders, which would result in us filing two tax returns (and our unitholders could receive two Schedules K-1 if relief was not available, as described below) for one fiscal year and could result in a deferral of depreciation deductions allowable in computing our taxable income. In the case of a unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year may also result in more than twelve months of our taxable income or loss being includable in its taxable income for the year of termination. Our termination currently would not affect our classification as a partnership for federal income tax purposes, but instead we would be treated as a new partnership for federal income tax purposes. If treated as a new partnership, we must make new tax elections, including a new election under Section 754 of the Internal Revenue Code, and could be subject to penalties if we are unable to determine that a termination occurred. The IRS has announced a publicly traded partnership technical termination relief program whereby, if a publicly traded partnership that technically terminated requests publicly traded partnership technical termination relief and such relief is granted by the IRS, among other things, the partnership will only have to provide one Schedule K-1 to unitholders for the year notwithstanding two partnership tax years.

        Uniformity of Common Units.    Because we cannot match transferors and transferees of common units, we must maintain uniformity of the economic and tax characteristics of the common units to a purchaser of these common units. In the absence of uniformity, we may be unable to completely comply with a number of federal income tax requirements, both statutory and regulatory. A lack of uniformity can result from a literal application of Treasury Regulation Section 1.167(c)-1(a)(6). Any non-uniformity could have a negative impact on the value of the common units. Please read "—Tax Consequences of Unit Ownership—Section 754 Election." We depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property's unamortized Book-Tax Disparity, or treat that portion as nonamortizable, to the extent attributable to property the common basis of which is not amortizable, consistent with the Treasury Regulations under Section 743 of the Internal Revenue Code, even though that position may be inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets. Please read "—Tax Consequences of Unit Ownership—Section 754 Election." To the extent that the Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may adopt a depreciation and amortization position under which all purchasers acquiring common units in the same month would receive depreciation and amortization deductions, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. If this position is adopted, it may result in lower annual depreciation and amortization deductions than would otherwise be allowable to some unitholders and risk the loss of depreciation and amortization deductions not taken in the year that these deductions are otherwise allowable. This position will not be adopted if we determine that the loss of depreciation and amortization deductions will have a material adverse effect on the unitholders. If we choose not to utilize this aggregate method, we may use any other reasonable depreciation and amortization method to preserve the uniformity of the intrinsic tax characteristics of any common units that would not have a material adverse effect on the unitholders. In either case, and as stated above under "—Tax Consequences of Unit Ownership—Section 754 Election," Latham & Watkins LLP has not rendered an opinion with respect to these methods. Moreover, the IRS may challenge any method of depreciating the Section 743(b) adjustment described in this paragraph. If this challenge were sustained, the uniformity of common units might be affected, and the gain from the sale of common units might be increased without the benefit of additional deductions. Please read "—Disposition of Common Units—Recognition of Gain or Loss."

Tax-Exempt Organizations and Other Investors

        Ownership of common units by employee benefit plans, other tax-exempt organizations, non-resident aliens, foreign corporations and other foreign persons raises issues unique to those investors and, as described below to a limited extent, may have substantially adverse tax consequences to them. If you are a tax-exempt entity or a foreign person, you should consult your tax advisor before investing in our common units. Employee benefit plans and most other organizations exempt from federal income tax, including IRAs and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of our income allocated to a unitholder that is a tax-exempt organization will be unrelated business taxable income and will be taxable to it.

        Non-resident aliens and foreign corporations, trusts or estates that own common units will be considered to be engaged in business in the United States because of the ownership of common units. As a consequence, they will be required to file federal tax returns to report their share of our income, gain, loss or deduction and pay federal income tax at regular rates on their share of our net income or gain. Moreover, under rules applicable to publicly traded partnerships, our quarterly distribution to foreign unitholders will be subject to withholding at the highest applicable effective tax rate. Each foreign unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN, W-8BEN-E or applicable substitute form in order to obtain credit for these withholding taxes. A change in applicable law may require us to change these procedures.

        In addition, because a foreign corporation that owns common units will be treated as engaged in a U.S. trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our earnings and profits, as adjusted for changes in the foreign corporation's "U.S. net equity," that is effectively connected with the conduct of a U.S. trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a "qualified resident." In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Internal Revenue Code.

        A foreign unitholder who sells or otherwise disposes of a common unit will be subject to U.S. federal income tax on gain realized from the sale or disposition of that unit to the extent the gain is effectively connected with a U.S. trade or business of the foreign unitholder. Under a ruling published by the IRS, interpreting the scope of "effectively connected income," a foreign unitholder would be considered to be engaged in a trade or business in the United States by virtue of the U.S. activities of the partnership, and part or all of that unitholder's gain would be effectively connected with that unitholder's indirect U.S. trade or business. Moreover, under the Foreign Investment in Real Property Tax Act, a foreign common unitholder (other than certain "qualified foreign pension funds" (or an entity all of the interests of which are held by such a qualified foreign pension fund), which generally are entities or arrangements that are established and regulated by foreign law to provide retirement or other pension benefits to employees, do not have a single participant or beneficiary that is entitled to more than 5% of the assets or income of the entity or arrangement and are subject to certain preferential tax treatment under the laws of the applicable foreign country), generally will be subject to

U.S. federal income tax upon the sale or disposition of a common unit if (i) it owned (directly or constructively applying certain attribution rules) more than 5% of our common units at any time during the five-year period ending on the date of such disposition and (ii) 50% or more of the fair market value of all of our assets consisted of U.S. real property interests at any time during the shorter of the period during which such unitholder held the common units or the five-year period ending on the date of disposition. Currently, more than 50% of our assets consist of U.S. real property interests and we do not expect that to change in the foreseeable future. Therefore, foreign unitholders may be subject to federal income tax on gain from the sale or disposition of their common units. Recent changes in law may affect certain foreign unitholders. Please read "—Administrative Matters—Additional Withholding Requirements."

Administrative Matters

        Information Returns and Audit Procedures.    We intend to furnish to each unitholder, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes its share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder's share of income, gain, loss and deduction. We cannot assure you that those positions will yield a result that conforms to the requirements of the Internal Revenue Code, Treasury Regulations or administrative interpretations of the IRS. Neither we nor Latham & Watkins LLP can assure prospective unitholders that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the common units.

        The IRS may audit our federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year's tax liability, and possibly may result in an audit of its return. Any audit of a unitholder's return could result in adjustments not related to our returns as well as those related to our returns.

        Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Internal Revenue Code requires that one partner be designated as the "Tax Matters Partner" for these purposes. Our partnership agreement names our general partner as our Tax Matters Partner.

        The Tax Matters Partner has made and will make some elections on our behalf and on behalf of unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The Tax Matters Partner may bind a unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each unitholder with an interest in the outcome may participate.

        A unitholder must file a statement with the IRS identifying the treatment of any item on its federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

        Pursuant to the Bipartisan Budget Act of 2015, for tax years beginning after December 31, 2017, if the IRS makes audit adjustments to our income tax returns, it may assess and collect any taxes

(including any applicable penalties and interest) resulting from such audit adjustment directly from us. Generally, we expect to elect to have our general partner and our unitholders take such audit adjustment into account in accordance with their interests in us during the tax year under audit, but there can be no assurance that such election will be effective in all circumstances. If we are unable to have our general partner and our unitholders take such audit adjustment into account in accordance with their interests in us during the tax year under audit, our current unitholders may bear some or all of the tax liability resulting from such audit adjustment, even if such unitholders did not own common units in us during the tax year under audit. If, as a result of any such audit adjustment, we are required to make payments of taxes, penalties and interest, our cash available for distribution to our unitholders might be substantially reduced. These rules are not applicable to us for tax years beginning on or prior to December 31, 2017.

        Additionally, pursuant to the Bipartisan Budget Act of 2015, the Internal Revenue Code will no longer require that we designate a Tax Matters Partner. Instead, for tax years beginning after December 31, 2017, we will be required to designate a partner, or other person, with a substantial presence in the United States as the partnership representative ("Partnership Representative"). The Partnership Representative will have the sole authority to act on our behalf for purposes of, among other things, federal income tax audits and judicial review of administrative adjustments by the IRS. If we do not make such a designation, the IRS can select any person as the Partnership Representative. We currently anticipate that we will designate our general partner as our Partnership Representative. Further, any actions taken by us or by the Partnership Representative on our behalf with respect to, among other things, federal income tax audits and judicial review of administrative adjustments by the IRS, will be binding on us and all of our unitholders. These rules are not applicable to us for tax years beginning on or prior to December 31, 2017.

        Additional Withholding Requirements.    Withholding taxes may apply to certain types of payments made to "foreign financial institutions" (as specially defined in the Internal Revenue Code) and certain other foreign entities. Specifically, a 30% withholding tax may be imposed on interest, dividends and other fixed or determinable annual or periodical gains, profits and income from sources within the United States ("FDAP Income"), or gross proceeds from the sale or other disposition of any property of a type that can produce interest or dividends from sources within the United States ("Gross Proceeds") paid to a foreign financial institution or to a "non-financial foreign entity" (as specially defined in the Internal Revenue Code), unless (i) the foreign financial institution undertakes certain diligence and reporting, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these requirements may be subject to different rules.

        These rules generally apply to payments of FDAP Income currently and generally will apply to payments of relevant Gross Proceeds made on or after January 1, 2019. Thus, to the extent we have FDAP Income or have Gross Proceeds on or after January 1, 2019 that are not treated as effectively connected with a U.S. trade or business (please read "—Tax-Exempt Organizations and Other Investors"), unitholders who are foreign financial institutions or certain other foreign entities, or persons that hold their common units through such foreign entities, may be subject to withholding on distributions they receive from us, or their distributive share of our income, pursuant to the rules described above.

        Prospective investors should consult their own tax advisors regarding the potential application of these withholding provisions to their investment in our common units.

        Nominee Reporting.    Persons who hold an interest in us as a nominee for another person are required to furnish to us:

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  the name, address and taxpayer identification number of the beneficial owner and the nominee;

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  whether the beneficial owner is:

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  a person that is not a U.S. person;

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  a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

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  a tax-exempt entity;

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  the amount and description of common units held, acquired or transferred for the beneficial owner; and

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  specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from dispositions.

        Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on common units they acquire, hold or transfer for their own account. A penalty of $250 per failure, up to a maximum of $3,000,000 per calendar year, is imposed by the Internal Revenue Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the common units with the information furnished to us.

        Accuracy-Related Penalties.    An additional tax equal to 20% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed by the Internal Revenue Code. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for that portion and that the taxpayer acted in good faith regarding that portion.

        For individuals, a substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10% of the tax required to be shown on the return for the taxable year or $5,000 ($10,000 for most corporations). The amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the return:

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  for which there is, or was, "substantial authority"; or

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  as to which there is a reasonable basis and the pertinent facts of that position are disclosed on the return.

        If any item of income, gain, loss or deduction included in the distributive shares of unitholders might result in that kind of an "understatement" of income for which no "substantial authority" exists, we must disclose the pertinent facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for unitholders to make adequate disclosure on their returns and to take other actions as may be appropriate to permit unitholders to avoid liability for this penalty. More stringent rules apply to "tax shelters," which we do not believe includes us, or any of our investments, plans or arrangements.

        A substantial valuation misstatement exists if (a) the value of any property, or the adjusted basis of any property, claimed on a tax return is 150% or more of the amount determined to be the correct amount of the valuation or adjusted basis, (b) the price for any property or services (or for the use of property) claimed on any such return with respect to any transaction between persons described in Internal Revenue Code Section 482 is 200% or more (or 50% or less) of the amount determined under Section 482 to be the correct amount of such price, or (c) the net Internal Revenue Code Section 482 transfer price adjustment for the taxable year exceeds the lesser of $5 million or 10% of the taxpayer's gross receipts. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000 ($10,000 for most corporations). If the valuation claimed on a return is 200% or more than the correct valuation or certain other thresholds are met, the penalty imposed increases to 40%. We do not anticipate making any valuation misstatements.

        In addition, the 20% accuracy-related penalty also applies to any portion of an underpayment of tax that is attributable to transactions lacking economic substance. To the extent that such transactions are not disclosed, the penalty imposed is increased to 40%. Additionally, there is no reasonable cause defense to the imposition of this penalty to such transactions.

        Reportable Transactions.    If we were to engage in a "reportable transaction," we (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a "listed transaction" or that it produces certain kinds of losses for partnerships, individuals, S corporations, and trusts in excess of $2 million in any single year, or $4 million in any combination of six successive tax years. Our participation in a reportable transaction could increase the likelihood that our federal income tax information return (and possibly your tax return) would be audited by the IRS. Please read "—Information Returns and Audit Procedures."

        Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to the following additional consequences:

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  accuracy-related penalties with a broader scope, significantly narrower exceptions, and potentially greater amounts than described above at "—Accuracy-Related Penalties";

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  for those persons otherwise entitled to deduct interest on federal tax deficiencies, nondeductibility of interest on any resulting tax liability; and

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  in the case of a listed transaction, an extended statute of limitations.

        We do not expect to engage in any "reportable transactions."

Recent Legislative Developments

        The present federal income tax treatment of publicly traded partnerships, including us, or an investment in our common units may be modified by administrative, legislative or judicial interpretation at any time. For example, from time to time, members of Congress and the President propose and consider substantive changes to the existing federal income tax laws that affect publicly traded partnerships, including the elimination of partnership tax treatment for publicly traded partnerships. Any modification to the federal income tax laws and interpretations thereof may or may not be retroactively applied and could make it more difficult or impossible to meet the exception for us to be treated as a partnership for federal income tax purposes. Please read "—Partnership Status." We are unable to predict whether any such changes will ultimately be enacted. However, it is possible that a change in law could affect us, and any such changes could negatively impact the value of an investment in our common units.

State, Local, Foreign and Other Tax Considerations

        In addition to federal income taxes, you will likely be subject to other taxes, such as state, local and foreign income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property or in which you are a resident. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on its investment in us. We currently own property or do business in many states. Several of these states impose a personal income tax on individuals; certain of these states also impose an income tax on corporations and other entities. We may also own property or do business in other jurisdictions in the future. Although you may not be required to file a return and pay taxes in some jurisdictions because your income from that jurisdiction falls below the filing and payment requirement, you will be required to file income tax returns and to pay income taxes in many of these jurisdictions in which we do business or own property and may be subject to penalties for failure to comply with those requirements. In some jurisdictions, tax losses may not produce a tax benefit in the year incurred and may not be available to offset income in subsequent taxable years. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder's income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld will be treated as if distributed to unitholders for purposes of determining the amounts distributed by us. Please read "—Tax Consequences of Unit Ownership—Entity-Level Collections." Based on current law and our estimate of our future operations, our general partner anticipates that any amounts required to be withheld will not be material.

        It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent states, localities and foreign jurisdictions, of its investment in us. Accordingly, each prospective unitholder is urged to consult its own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local and foreign, as well as U.S. federal tax returns, that may be required of him. Latham & Watkins LLP has not rendered an opinion on the state tax, local tax, alternative minimum tax or foreign tax consequences of an investment in us.

INVESTMENT IN TRANSMONTAIGNE PARTNERS L.P. BY EMPLOYEE BENEFIT PLANS

        An investment in us by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and the restrictions imposed by Section 4975 of the Internal Revenue Code, and provisions under any federal, state, local, foreign or other laws or regulations that are similar to such provisions of the Internal Revenue Code or ERISA (collectively, "Similar Laws"). For these purposes, the term "employee benefit plan" includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans, tax deferred annuities or IRAs or other arrangements established or maintained by an employer or employee organization, and entities whose underlying assets are considered to include "plan assets" of such plans, accounts and arrangements. Among other things, consideration should be given to:

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  whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

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  whether in making the investment, that plan will satisfy the diversification requirements of Section 404(a)(l)(C) of ERISA; and

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  whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment return. Please read "Material Federal Income Tax Consequences—Tax-Exempt Organizations and Other Investors"; and

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  whether making such an investment will comply with the delegation of control and prohibited transaction provisions of ERISA, the Internal Revenue Code and any other applicable Similar Laws.

        The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the plan.

        Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit employee benefit plans, and IRAs that are not considered part of an employee benefit plan, from engaging in specified transactions involving "plan assets" with parties that, with respect to the plan, are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code. In addition, the fiduciary of the ERISA plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Internal Revenue Code.

        In addition to considering whether the purchase of common units is a prohibited transaction, a fiduciary should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our general partner would be a fiduciary of such plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Internal Revenue Code, ERISA and any other applicable Similar Laws.

        The Department of Labor regulations provide guidance with respect to whether, in certain circumstances, the assets of an entity in which employee benefit plans acquire equity interests would be deemed "plan assets." Under these regulations, an entity's assets would not be considered to be "plan assets" if, among other things:

  (1)
  the equity interests acquired by the employee benefit plan are publicly offered securities—i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, are freely transferable and are registered under certain provisions of the federal securities laws;

  (2)
  the entity is an "operating company,"—i.e., it is primarily engaged in the production or sale of a product or service, other than the investment of capital, either directly or through a majority-owned subsidiary or subsidiaries; or

  (3)
  there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest is held by the employee benefit plans referred to above that are subject to ERISA and IRAs and other similar vehicles that are subject to Section 4975 of the Internal Revenue Code.

        With respect to an investment in our common units, we believe that our assets should not be considered "plan assets" under these regulations because it is expected that the investment will satisfy the requirements in (1) and (2) above and may also satisfy the requirement in (3) above (although we do not monitor the level of investment by benefit plan investors as required for compliance with (3)). With respect to an investment in our debt securities, our assets should not be considered "plan assets" under these regulations because such securities are not equity securities or, even if they are considered equity securities under the Department of Labor regulations, it is expected that the investment will satisfy the requirements in (1) above and may satisfy the requirements in (2) above.

        In light of the serious penalties imposed on persons who engage in prohibited transactions or other violations, plan fiduciaries contemplating a purchase of common units should consult with their own counsel regarding the consequences under ERISA, the Internal Revenue Code and other Similar Laws. The sale of any common units and/or debt securities by or to any employee benefit plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such employee benefit plans generally or any particular employee benefit plan, or that such an investment is appropriate for such employee benefit plans generally or any particular employee benefit plan.

        By purchase or acceptance of the common units and/or the debt securities, each purchaser and subsequent transferee of the common units and/or the debt securities will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the common units and/or the debt securities constitutes assets of any employee benefit plan or (ii) the purchase and holding (and any conversion, if applicable) of the common units and/or the debt securities by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

 PLAN OF DISTRIBUTION

        We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions at:

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  a fixed price or prices, which may be changed;

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  market prices prevailing at the time of sale;

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  prices related to such prevailing market prices; or

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  negotiated prices.

        Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

        Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

        If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best-efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

        Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

        Any common units will be listed on the New York Stock Exchange, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

        We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common units, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common units. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. ("FINRA") the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

        The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

 LEGAL MATTERS

        Latham & Watkins LLP, Houston, Texas, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of TransMontaigne Partners L.P. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

        The financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2015 and the effectiveness of TransMontaigne Partners L.P.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The financial statements of Battleground Oil Specialty Terminal Company LLC incorporated in this Prospectus by reference to TransMontaigne Partners L.P.'s Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report (which contains an explanatory paragraph that emphasizes extensive relationships with the Battleground Oil Specialty Terminal Company LLC's member and other affiliated companies) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$300,000,000

TRANSMONTAIGNE PARTNERS L.P.

% Senior Notes due 2026

PROSPECTUS SUPPLEMENT

RBC CAPITAL MARKETS
BOFA MERRILL LYNCH
CITIGROUP
CREDIT SUISSE
MUFG

WELLS FARGO SECURITIES
ABN AMRO
BMO CAPITAL MARKETS
PNC CAPITAL MARKETS LLC
US BANCORP
BBVA

                          , 2018